UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Definitive Proxy Statement

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VITRAN CORPORATION INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

to be held March 5, 2014

and

MANAGEMENT INFORMATION CIRCULAR

with respect to a

PLAN OF ARRANGEMENT

involving

VITRAN CORPORATION INC.

and

2400520 ONTARIO INC.

and

TRANSFORCE INC.

THE BOARD OF DIRECTORS OF VITRAN CORPORATION INC. IS UNANIMOUSLY

RECOMMENDING THAT SHAREHOLDERS VOTE FOR THE ARRANGEMENT

These materials are important and require your immediate attention. They require shareholders of Vitran Corporation Inc. (“Vitran”) to make important decisions. If you are in doubt as to how to make such decisions, please contact your financial, legal or other professional advisor.

The accompanying information circular and proxy statement is dated February 3, 2014 and is first being mailed to shareholders of Vitran on or about February 12, 2014.

If you have any questions or require more information with regard to voting your common shares of Vitran, please contact Fayaz D. Suleman, Secretary, Vitran at 416-596-7664.

February 3, 2014

VITRAN CORPORATION INC.

February 3, 2014

Dear Shareholder:

You are invited to attend a special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Common Shares”) of Vitran Corporation Inc. (“Vitran” or the “Company”) to be held at the offices of McMillan LLP located at 181 Bay Street, Suite 4400, Toronto, Ontario, on March 5, 2014 commencing at 10:00 a.m. (Toronto time).

At the Meeting, you will be asked to consider and vote upon a special resolution (the “Arrangement Resolution”) approving a statutory arrangement (the “Arrangement”) pursuant to which 2400520 Ontario Inc. (the “Purchaser”), a corporation indirectly owned and controlled by TransForce Inc. (the “Parent”), will acquire all of the issued and outstanding Common Shares, other than Common Shares held by the Purchaser and any Affiliate (as defined in the accompanying Circular) of the Purchaser, for consideration of USD$6.50 in cash (the “Consideration”) for each Common Share. The Consideration represents a premium of 19.5% to the closing price of the Common Shares as quoted on NASDAQ Stock Market (“NASDAQ”) on December 9, 2013, the last trading day preceding the announcement of Vitran’s proposed transaction with 2398946 Ontario Inc. and North Channel of Georgian Bay Holdings Ltd. (collectively, “Manitoulin Transport”), a premium of 5.86% to the closing price of the Common Shares as quoted on NASDAQ on December 20, 2013, the date of the announcement of the Purchaser’s Superior Proposal, and a 49.8% premium to the closing price of the Common Shares as quoted on NASDAQ on September 20, 2013, the last trading day preceding the announcement of the sale of Vitran’s U.S. Less-Than-Truckload (U.S. LTL) business. TransForce Inc. is a North American leader in the transportation and logistics industry operating across Canada and the United States through its subsidiaries.

The Arrangement is subject to customary closing conditions for a transaction of this nature, which include court and regulatory approvals, and the approval of (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders (as defined in the accompanying Circular) present in person or represented by proxy and entitled to vote on such resolution at the Meeting.

After careful consideration by the board of directors of Vitran (the “Board”), the Board has unanimously determined that the Arrangement is in the best interests of the Company, that the Consideration proposed to be paid to Shareholders (other than the Purchaser and its Affiliates) pursuant to the Arrangement is fair from a financial point of view to such Shareholders and to recommend that Shareholders vote “FOR” the Arrangement Resolution. Each director and senior officer of the Company intends to vote his Common Shares “FOR” the Arrangement Resolution. The accompanying Circular describes the background to the determinations and recommendations of the Board.

The accompanying Circular contains a detailed description of the Arrangement and includes other information to assist you in considering the matters to be voted upon and which we encourage you to carefully consider. If you require assistance, you should consult your financial, legal or other professional advisors.

Your vote, regardless of the number of Common Shares you own, is important to the timely and successful completion of the Arrangement and the purchase of your Common Shares.

In addition, the United States Securities and Exchange Commission has adopted rules that require us to seek a non-binding, advisory vote with respect to certain payments that will or may be made to Vitran’s executive officers by Vitran based on or otherwise relating to the Arrangement. Our Board unanimously recommends that Shareholders vote “FOR” the Arrangement related compensation proposal described in the accompanying Circular.

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If you are not registered as the holder of your Common Shares but hold your shares through a broker or other intermediary, please see the section in the accompanying Circular entitled “How to Vote Your Shares – How to Vote – Non-Registered Shareholders” for further information on how to vote your Common Shares. Please contact your broker or other intermediary for instructions and assistance in receiving the Consideration in respect of your Common Shares.

If you are a registered holder of Common Shares, please see the section in the accompanying Circular entitled “How to Vote Your Shares – How to Vote – Registered Shareholders” for further information on how to vote your Common Shares. Registered shareholders should complete and return the enclosed Letter of Transmittal (printed on blue paper) together with the certificate(s) representing your Common Shares and any other required documents and instruments, to Computershare Investor Services Inc. in the enclosed return envelope in accordance with the instructions set out in the Letter of Transmittal in order to receive the Consideration in respect of your Common Shares.

Please vote as soon as possible.

While certain matters, such as the timing of the receipt of regulatory approvals, are beyond the control of Vitran, if the Arrangement Resolution is passed by the requisite majority of Shareholders at the Meeting, it currently is anticipated that the Arrangement will be completed on or about March 7, 2014.

Sincerely,

“William S. Deluce”

William S. Deluce

Director, Interim President and Chief

Executive Officer

Vitran Corporation Inc.

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NOTICE OF MEETING

NOTICE IS HEREBY GIVEN that a special meeting (the “Meeting”) of the holders (“Shareholders”) of common shares (“Common Shares”) of Vitran Corporation Inc. (“Vitran”) will be held at the offices of McMillan LLP located at 181 Bay Street, Suite 4400, Toronto, Ontario, on March 5, 2014 at 10:00 a.m. (Toronto time) for the following purposes:

1.	to consider pursuant to an interim order of the Ontario Superior Court of Justice dated February 3, 2014 (the “Interim Order”) and, if thought advisable, to pass, with or without amendment, a special resolution (the “Arrangement Resolution”), the full text of which is set forth in Appendix “A” to the accompanying management information circular (the “Circular”), to approve an arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (“OBCA”) whereby, among other things, 2400520 Ontario Inc. (the “Purchaser”) will acquire all of the issued and outstanding Common Shares, other than Common Shares held by the Purchaser and any Affiliate of the Purchaser, for consideration of USD$6.50 in cash for each Common Share;

2.	to consider and vote upon a non-binding, advisory proposal, the full text of which is set forth in Appendix “A” to the Circular, to approve the compensation that may become payable to Vitran’s Named Executive Officers (as defined in the Circular) in connection with the completion of the Arrangement (the “Compensation Proposal”); and

3.	to transact such further or other business as may properly come before the Meeting or any adjournment or postponement thereof.

The Circular provides additional information relating to the matters to be addressed at the Meeting, including the Arrangement.

The record date for the determination of Shareholders entitled to receive notice of and to vote at the Meeting is January 29, 2014 (the “Record Date”). Only Shareholders whose names have been entered in the register of Shareholders as of the close of business on the Record Date will be entitled to receive notice of and to vote at the Meeting.

Each Common Share entitled to be voted at the Meeting will entitle the holder thereof to one vote at the Meeting in respect of the Arrangement Resolution. To be effective, the Arrangement Resolution will have to be approved by (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders (as defined in the Circular) present in person or represented by proxy and entitled to vote on such resolution at the Meeting. The vote on the Compensation Proposal is advisory and, therefore, will not be binding on Vitran; however, Vitran’s Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal.

Shareholders are entitled to vote at the Meeting either in person or by proxy, as described in the Circular under the headings, “General Proxy Information” and “How to Vote Your Shares”.

Registered holders of Common Shares have the right to dissent with respect to the Arrangement Resolution and, if the Arrangement Resolution becomes effective, to be paid the fair value of their Common Shares in accordance with the provisions of section 185 of the OBCA as modified by the Plan of Arrangement and the Interim Order, as described in the Circular under the heading “The Arrangement – Dissent Rights”. Failure to strictly comply with the requirements with respect to the dissent rights may result in the loss of any right to dissent. Persons who are beneficial owners of Common Shares registered in the name of a broker, custodian, nominee or other intermediary and who wish to dissent must make arrangements for the Common Shares beneficially owned by

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them to be registered in their name prior to the time the written objection to the Arrangement Resolution is required to be received by Vitran or, alternatively, make arrangements for the registered holder of such Common Shares to dissent on their behalf.

DATED at Toronto, Ontario this 3rd day of February, 2014.

BY ORDER OF THE BOARD OF DIRECTORS OF

VITRAN CORPORATION INC.

“William S. Deluce”

William S. Deluce

Director, Interim President and Chief Executive Officer

Vitran Corporation Inc.

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INFORMATION CONTAINED IN THIS INFORMATION CIRCULAR

The information contained in this management information circular (the “Circular”), unless otherwise indicated, is given as of February 3, 2014.

No Person is authorized by Vitran Corporation Inc. (“Vitran” or the “Company”) to give any information (including any representations) in connection with the matters to be considered at the special meeting of holders (the “Shareholders”) of the common shares in the capital of the Company (the “Common Shares”) other than the information contained in this Circular. This Circular does not constitute an offer to sell, or a solicitation of an offer to acquire, any securities, or a solicitation of a proxy, by any Person in any jurisdiction in which such an offer or solicitation is not authorized or is unlawful.

Information contained in this Circular should not be construed as legal, tax or financial advice, and Shareholders should consult their own professional advisors concerning the consequences of the Arrangement (as defined in the Glossary of Terms herein) in their own circumstances.

Neither the Arrangement (including its fairness or merits) nor this Circular (including the accuracy or adequacy of the information contained in this Circular) has been approved or disapproved by any securities regulatory authority (including any Canadian provincial or territorial securities regulatory authority or any other securities regulatory authority), and any representation to the contrary is unlawful.

In this Circular, all dollar amounts expressed in U.S. dollars are referenced as “USD$” and references to “CDN$” are to Canadian dollars.

The information concerning 2400520 Ontario Inc. (the “Purchaser”), a corporation indirectly owned and controlled by TransForce Inc. (the “Parent”), contained in this Circular, has been provided to Vitran by the Purchaser or the Parent. Although Vitran has no knowledge that would indicate any such information is untrue or incomplete, neither Vitran nor any of its officers or Directors assumes any responsibility for the accuracy or completeness of such information.

SUMMARY TERM SHEET

This summary is qualified in its entirety by the more detailed information appearing elsewhere in this Circular, including the Appendices (which are incorporated into and form part of this Circular). Terms with initial capital letters in this summary are defined in the Glossary of Terms immediately following this summary.

The Meeting

The Meeting will be held at the offices of McMillan LLP located at 181 Bay Street, Suite 4400, Toronto, Ontario, on March  5, 2014 at 10:00 a.m. (Toronto time).

Record Date

Only Shareholders of record at the close of business on January 29, 2014 will be entitled to receive notice of and to vote at the Meeting, or any adjournment or postponement thereof.

Purpose of the Meeting

The purpose of the Meeting is for Shareholders to consider and vote upon the Arrangement Resolution, the Compensation Proposal and such other proposals as may properly come before the Meeting, and any adjournment or postponement thereof. The Meeting may be postponed at the discretion of the Board. To be effective, the Arrangement Resolution must be approved by (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting.

The SEC has adopted rules that require us to seek a non-binding, advisory vote to approve the Compensation Proposal in connection with the completion of the Arrangement. This vote is advisory and, therefore, will not be binding on Vitran. If the Arrangement is approved and completed, amounts payable to Vitran’s executive officers set forth in the table in the section entitled “Golden Parachute Compensation” (the “Named Executive Officers”), in connection with the completion of the Arrangement will be paid, regardless of whether the Compensation Proposal is passed. Vitran’s Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal. Votes will be counted by the scrutineer appointed for the Meeting, who will count with respect to each proposal, votes “FOR” and “AGAINST”.

Principal Steps of the Arrangement

Under the Plan of Arrangement, commencing at the Effective Time, the following principal steps shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)	Vitran Shareholder Rights Plan. The Vitran Shareholder Rights Plan shall be terminated (and all rights issued thereunder shall expire) and shall be of no further force or effect;

(b)

Dissenting Shareholders. Each Common Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof to the Purchaser, without any further act or formality on its part, free and clear of all Liens, in consideration for the fair value for each such Common Share held by such holder as determined and payable in accordance with Article 3 of the Plan of Arrangement. The holders of such Common Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such Common Shares in accordance with Section 2.2(b) of the Plan of Arrangement and the name of such holders will be removed from the register of holders of Common Shares. The Purchaser will be deemed to be the legal and beneficial owner of such Common Shares free and clear of all Liens, at the Effective Time and will be recorded as the registered holder of the Common Shares so transferred;

(c)	Vitran Options. Holders of Vitran Options which are outstanding and have an exercise price less than the amount of the Consideration immediately prior to the Effective Time will be entitled to receive an amount per Vitran Option equal to the difference between the Consideration and the exercise price in respect of such Vitran Options (less applicable withholdings) and such Vitran Options will be cancelled at the Effective Time. All other Vitran Options will be cancelled at the Effective Time, without any payment in respect thereof;

(d)	Common Shares. Each Common Share outstanding immediately prior to the Effective Time held by a Shareholder (other than those held by Dissenting Shareholders who are entitled to receive fair value for the Common Shares held by them and other than those held by the Purchaser and any Affiliate of the Purchaser) shall be transferred by the holder thereof to the Purchaser in exchange for the amount of USD$6.50 for each one Common Share held. The holders of such Common Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such Common Shares in accordance with Section 2.2(d) of the Plan of Arrangement and the name of such holders will be removed from the register of holders of Common Shares of Vitran. The Purchaser will be deemed to be the legal and beneficial owner of such Common Shares free and clear of all Liens, at the Effective Time and will be recorded as the registered holder of the Common Shares so transferred;

(e)	Vitran DSUs. Holders of Vitran DSUs which are outstanding immediately prior to the Effective Time will be entitled to receive an amount per Vitran DSU equal to the Consideration (less applicable withholdings) and such Vitran DSUs will be cancelled at the Effective Time;

(f)	Other Vitran Securities. Any and all other Vitran Securities that represent or that may be exercised for, or converted into, shares or other securities of Vitran shall be fully and finally cancelled and terminated at the Effective Time, and the holders thereof shall have no further rights or entitlement thereunder;

(g)	Vitran Incentive Plans. The Vitran Incentive Plans shall be terminated (and all rights issued thereunder shall expire) at the Effective Time and shall be of no further force or effect; and

(h)	Amalgamation. Vitran and Purchaser shall be amalgamated and continued as one corporation under the OBCA to form Amalco.

Background to the Arrangement

In the spring of 2013, the Board determined that it would be prudent to explore all potential business and strategic alternatives available to Vitran and in May 2013, the Company retained Stephens as its financial advisor to assist in this regard. Commencing in June 2013, the Board, with the assistance of Stephens, focused its efforts on concurrently exploring the potential for a sale of the Company as well as a sale of its U.S. LTL business alone. As part of this process, Stephens contacted six buyers regarding a potential sale of the Company and thirty-one buyers regarding a potential sale of its U.S. LTL business.

On June 11, 2013, Messrs. William Deluce and Fayaz Suleman of Vitran met with Mr. Alain Bédard of the Parent to discuss the Parent’s interest in Vitran. At that time, the Parent owned 9.5% of the then outstanding common shares of Vitran. On July 5, 2013, the Company and the Parent entered into the Confidentiality Agreement which did not contain a standstill provision. On July 9, 2013, Messrs. Deluce and Suleman met with Mr. Bédard to further discuss the Parent’s interest in Vitran.

On September 23, 2013, Vitran entered into an agreement to sell its U.S. LTL business to a company owned by Mr. Matthew Moroun, an industry veteran associated with a number of transportation companies.

On September 25, 2013, after the close of business, Vitran received a written proposal from the Parent, pursuant to which the Parent proposed to acquire all of the issued and outstanding common shares of Vitran not already owned by the Parent and its Affiliates at a price of USD$4.50 per share in cash. The closing price of the Common Shares as quoted on NASDAQ on September 25, 2013 was USD$4.72. The proposal, which expired at 7:00 a.m. (Eastern time) on September 30, 2013, provided that the Parent’s willingness to proceed was subject to, among other things, due diligence regarding the divestiture of Vitran’s U.S. LTL business and the completion of such divestiture. On September 29, 2013, Vitran informed the Parent that it was focused on the completion of the sale of its U.S. LTL business and therefore would not initiate negotiations with the Parent at that time, but after completion of the sale transaction, would be open to discussions with the Parent as part of the Board’s process of evaluating all options available to the Company.

After the completion of the sale of the Company’s U.S. LTL business on October 7, 2013, the Board continued its efforts to explore all potential business and strategic alternatives available to Vitran, including the potential for a sale of the Company.

On October 21, 2013, the Board received a presentation from Stephens with respect to the then current status of the marketing process to solicit indications of interest for the Company. At the time of the presentation, Stephens had contacted fifty-two potential buyers, seventeen of whom executed confidentiality agreements. Of such seventeen potential buyers, twelve were financial buyers and five were strategic buyers.

On November 2 and 5, 2013, Vitran received preliminary expressions of interest from potential buyers, one of which was Manitoulin Transport. Between November 2, 2013 and December 9, 2013, the potential buyers continued to conduct due diligence on Vitran.

On October 31, 2013, the Parent announced that it had acquired 1,714,754 Common Shares from Quinpool, a subsidiary of Clarke, and as a result held 19.95% of the then outstanding Common Shares. The Parent also announced that it had entered into the Lock-Up Agreement associated with the remaining 418,837 Common Shares that Quinpool and Clarke owned, pursuant to which Quinpool and Clarke agreed to support and vote in favour of any proposed Alternative Transaction (as defined in the Lock-Up Agreement), which would include the Arrangement.

On November 4, 2013, the Company adopted the Vitran Shareholder Rights Plan.

On November 8, 2013, Messrs. Deluce and Suleman met with Mr. Bédard to further discuss the Parent’s interest in Vitran.

Between November 29, 2013 and December 9, 2013, the Company and Manitoulin Transport negotiated the terms of the Manitoulin Arrangement Agreement, whereby Manitoulin Transport agreed to acquire all of the Common Shares at USD$6.00 per share in cash (the “Manitoulin Proposal”). On December 9, 2013, Vitran and Manitoulin Transport entered into the Manitoulin Arrangement Agreement.

On December 18, 2013, Vitran received an Acquisition Proposal (as defined in the Manitoulin Arrangement Agreement) from the Parent, whereby the Parent notified Vitran of its interest in acquiring all of the issued and outstanding Common Shares, except for Common Shares already owned by the Parent and its Affiliates, for cash consideration of USD$6.50 per share and otherwise on substantially the same terms and subject to the same conditions set forth in the Manitoulin Arrangement Agreement.

On December 20, 2013, the Board determined that the Parent’s Acquisition Proposal was a Superior Proposal (as defined in the Manitoulin Arrangement Agreement) and sent a Superior Proposal Notice (as defined in the Manitoulin Arrangement Agreement) to Manitoulin Transport, thus triggering Manitoulin Transport’s right to match which would expire at midnight on December 31, 2013. Manitoulin Transport waived its right to match the Parent’s Acquisition Proposal and on December 30, 2013, Manitoulin Transport and the Company terminated the Manitoulin Arrangement Agreement and the Company paid Manitoulin Transport a termination fee of USD$4.0 million in accordance with the terms of the Manitoulin Arrangement Agreement.

On December 30, 2013, after consulting with its legal advisors, financial advisors and senior management, including receiving the oral opinion of Stephens to the effect that, as of December 30, 2013, the Consideration to be paid to Shareholders (other than the Purchaser, its directors, officers, managers and affiliates) pursuant to the Arrangement was fair from a financial point of view to such Shareholders, the Board determined that the acquisition by the Purchaser of the outstanding Common Shares not already owned by the Purchaser and its Affiliates for USD$6.50 per Common Share pursuant to the Arrangement and on the terms in the Arrangement Agreement would be in the best interests of the Company. The Board also determined that it would recommend that the Shareholders vote in favour of the Arrangement. On December 30, 2013, the Company, the Purchaser and the Parent (as guarantor) entered into the Arrangement Agreement.

Reasons for the Arrangement

In unanimously determining that the Arrangement is in the best interests of the Company, and recommending to Shareholders that they approve the Arrangement, the Board considered and relied upon a number of factors, including, among others, the following:

•	the Arrangement, which represents a “Superior Proposal” as defined in the Manitoulin Arrangement Agreement, is financially superior to the Manitoulin Proposal and the consideration to be paid to Shareholders (other than the Purchaser and its Affiliates) pursuant to the Arrangement for each Common Share held represents a premium of 19.5% to the closing price of the Common Shares as quoted on NASDAQ on December 9, 2013, the last trading day preceding the announcement of Vitran’s proposed transaction with Manitoulin Transport, a premium of 5.86% to the closing price of the Common Shares as quoted on NASDAQ on December 20, 2013, the date of the announcement of the Purchaser’s Superior Proposal, and a 49.8% premium to the closing price of the Common Shares as quoted on NASDAQ on September 20, 2013, the last trading day preceding the announcement of the sale of Vitran’s U.S. LTL business;

•	the Arrangement is not subject to a financing condition;

•	the Purchaser is a corporation indirectly owned and controlled by the Parent. The Parent has unconditionally and irrevocably guaranteed the obligations of the Purchaser under the Arrangement Agreement. The Purchaser has represented and warranted to Vitran in the Arrangement Agreement that it has sufficient funds, or adequate arrangements for financing in place to ensure that it will have sufficient funds, to pay the aggregate Consideration under the Arrangement as provided for in the Arrangement Agreement;

•	the Consideration to be paid pursuant to the Arrangement is all cash, which provides Shareholders with certainty of value at a significant premium described above;

•	Vitran’s financial advisor, Stephens, provided its opinion to the Board to the effect that, as of December 30, 2013, and based upon and subject to the assumptions, limitations and qualifications set out in the Fairness Opinion, the Consideration to be paid to the Shareholders (other than the Purchaser and its directors, officers, managers and affiliates) pursuant to the Arrangement is fair, from a financial point of view, to such Shareholders. See “The Arrangement – Fairness Opinion”;

•	the terms and conditions of the Arrangement Agreement are reasonable in the judgment of the Board following consultations with its advisors;

•	the terms and conditions of the Arrangement Agreement are based substantially on the Manitoulin Arrangement Agreement, which terms were extensively negotiated at arms’ length, including the reasonableness of the representations, warranties and covenants of the parties, the reasonableness of the restrictions on the conduct of the Company’s business until completion of the Arrangement and the conditions to the respective obligations of the parties, and for which the Board retained financial and legal advisors who advised it throughout the negotiations of the Manitoulin Arrangement Agreement;

•	prior to entering into the Manitoulin Arrangement Agreement, Vitran evaluated potential business and strategic alternatives with the objective of maximizing shareholder value in a manner consistent with the best interests of the Company, and the Board, with the assistance of legal and financial advisors, assessed the alternatives reasonably available to Vitran;

•	the Arrangement is the result of an active and extensive review process which was conducted under the supervision of the Board prior to entering into the Manitoulin Arrangement Agreement;

•	the Board considered the fact that the Arrangement Resolution must be approved by (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting, to be protective of the rights of Shareholders. The Board also considered the fact that the Arrangement must also be approved by the Court, which will consider the fairness and reasonableness of the Arrangement to all Shareholders;

•	the Board believes that the Arrangement is likely to be completed in accordance with its terms and within a reasonable time, and if the Arrangement is not completed by April 30, 2014 (other than as a result of a breach of the Arrangement Agreement by Vitran), Vitran may elect to terminate the Arrangement Agreement without paying the Termination Fee, so long as no Termination Fee Event has occurred;

•	the terms and conditions of the Arrangement Agreement do not prevent an unsolicited third party from proposing or making a Superior Proposal or, provided Vitran complies with the terms of the Arrangement Agreement (including paying the Termination Fee in certain circumstances), preclude the Board from responding to, and considering and acting on, a Superior Proposal;

•	the Board considered the prospect that the following factors could negatively affect the Company’s share price in the future: limited market liquidity; coverage by only five industry analysts; a low market capitalization relative to its publicly-traded peer group; and given the Company’s size, the costs of being a public company outweighing the benefits of being a public company; and

•	any Registered Shareholder who opposes the Arrangement may, on strict compliance with certain conditions, exercise its Dissent Rights and receive the fair value of the Dissent Shares in accordance with the Arrangement.

Recommendation of the Board

After careful consideration, the Board has unanimously determined that the Arrangement is in the best interests of the Company, that the Consideration to be paid to Shareholders (other than the Purchaser and its Affiliates) pursuant to the Arrangement is fair, from a financial point of view, to such Shareholders and recommends that Shareholders vote “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal. Each Director and senior officer of the Company intends to vote his Common Shares “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal.

Lock-Up Agreement

On October 31, 2013, the Parent, Clarke and Quinpool entered into a lock-up agreement, as amended (the “Lock-Up Agreement”), pursuant to which Clarke and Quinpool agreed to support any proposed Alternative Transaction (as defined in the Lock-Up Agreement), which would include the Arrangement, by voting all 418,837 Common Shares owned by them in favour of such proposed Alternative Transaction.

Fairness Opinion

In deciding to approve the Arrangement, the Board considered, among other things, the Fairness Opinion of Stephens to the effect that as of December 30, 2013 and based upon and subject to the assumptions, limitations and qualifications contained therein, the Consideration to be paid to the Shareholders (other than the Purchaser and its directors, officers, managers and affiliates) pursuant to the Arrangement is fair from a financial point of view to such Shareholders.

The full text of the written Fairness Opinion dated as of December 30, 2013, setting out the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Stephens in connection with the Fairness Opinion, is attached as Appendix “C” to this Circular.

Pursuant to a letter agreement dated May 22, 2013, the Company engaged Stephens to act as its financial advisor in connection with potential business and strategic alternatives. Pursuant to the terms of this engagement letter, the Company has agreed to pay Stephens a transaction fee, a significant portion of which is contingent upon consummation of the Arrangement. In addition, the Company has also agreed to reimburse Stephens for its expenses and indemnify Stephens against certain liabilities arising out of its engagement by Vitran.

See “The Arrangement – Fairness Opinion”.

Completion of the Arrangement

Subject to the provisions of the Arrangement Agreement, the Arrangement will become effective at the Effective Time on the Effective Date. Completion of the Arrangement is anticipated to occur on or about March 7, 2014; however, it is possible that completion may be delayed beyond this date if the conditions to completion of the Arrangement cannot be met on a timely basis, but in no event shall completion of the Arrangement occur later than the Completion Deadline.

As soon as practicable following completion of the Arrangement, the Common Shares will be delisted from NASDAQ and the TSX.

Procedure for Surrender of Common Shares

If you are a Registered Shareholder, you should have received with this Circular a Letter of Transmittal (printed on blue paper). If the Arrangement Resolution is passed and the Arrangement is implemented, in order to receive the payment for their Common Shares, Registered Shareholders must complete and sign the Letter of Transmittal and deliver it, together with certificates representing their Common Shares, and the other relevant documents required by the instructions set out therein, to the Depositary in accordance with the instructions contained in the Letter of Transmittal.

The deposit of Common Shares pursuant to the procedures in the Letter of Transmittal will constitute a binding agreement between the depositing Shareholder and the Purchaser upon the terms and subject to the conditions of the Arrangement.

Only Registered Shareholders should submit a Letter of Transmittal. If you are a Non-Registered Shareholder holding your Common Shares through an intermediary, you should carefully follow the instructions provided to you by such intermediary or contact your intermediary for assistance.

See “The Arrangement – Procedure for Surrender of Common Shares and Payment of Consideration – Procedure for Surrender of Common Shares”.

Payment of Consideration

Following receipt of the Final Order and prior to the Effective Time, provided that all conditions precedent set out in the Arrangement Agreement have been satisfied or waived, the Purchaser will deliver, or cause to be delivered to the Depositary in escrow sufficient funds to pay the aggregate Consideration to be paid to Shareholders under the Arrangement.

Registered Shareholders who deposit a validly completed and duly signed Letter of Transmittal, together with accompanying certificate(s) representing their Common Shares, will be forwarded the Consideration to which they are entitled under the Arrangement, with such surrendered certificate(s) being cancelled.

Registered Shareholders who do not forward to the Depositary a duly completed Letter of Transmittal, together with the certificate(s) representing their Common Shares and the other relevant documents, will not receive the Consideration to which they are otherwise entitled until deposit thereof is made. Whether or not Shareholders forward their certificate(s) upon the completion of the Plan of Arrangement on the Effective Date, Shareholders will cease to be holders of Common Shares as of the Effective Date and will only be entitled to receive the Consideration to which they are entitled under the Arrangement or, in the case of Registered Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Common Shares in accordance with section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order. See “The Arrangement – Dissent Rights”.

See “The Arrangement – Procedure for Surrender of Common Shares and Payment of Consideration – Payment of Consideration”.

On the Effective Date, the Purchaser shall deliver or cause to be delivered to each applicable holder of Vitran Options and holder of Vitran DSUs, a cheque representing the amount of the consideration such holder is entitled to receive pursuant to the Plan of Arrangement, less applicable withholdings.

See “The Arrangement – Treatment of Incentive Units in connection with the Arrangement”.

Fees and Expenses

All expenses incurred in connection with the Arrangement Agreement and the Transactions contemplated thereby shall be paid by the Party incurring such expense. Vitran has agreed to pay the Purchaser the Expense Reimbursement if the Arrangement Agreement is terminated in certain circumstances. See “The Arrangement – The Arrangement Agreement – Termination”.

Vitran estimates that it will incur fees and related expenses in the amount of approximately USD$3.2 million relating to the Arrangement including, without limitation, financial, advisory, legal and accounting fees, filing fees and the costs of preparing, printing and mailing this Circular.

Conditions to the Arrangement Becoming Effective

In order for the Arrangement to become effective, certain conditions must be satisfied or waived, including, but not limited to:

•	the Vitran Required Vote shall have been obtained at the Meeting in accordance with the Interim Order;

•	the Competition Act Approval and the Transportation Act Approval shall have been obtained on terms satisfactory to the Parties, acting reasonably;

•	the Interim Order and the Final Order shall each have been obtained in form and substance satisfactory to the Parties, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to the Parties, acting reasonably, on appeal or otherwise;

•	there shall not have been or occurred a Material Adverse Effect;

•	the Key Third Party Consents shall have been obtained; and

•	holders of no more than 10% of the Common Shares shall have exercised Dissent Rights.

See “The Arrangement – The Arrangement Agreement – Conditions to the Arrangement Becoming Effective”.

See “The Arrangement – Regulatory Approvals and Securities Law Matters – Regulatory Approvals” and “The Arrangement – Regulatory Approvals and Securities Law Matters – Securities Law Matters”.

Risks Associated with the Arrangement

In evaluating the Arrangement, Shareholders should consider the risk factors relating to the Arrangement set out in this Circular (which are not an exhaustive list of potentially relevant risk factors relating to the Arrangement). Some of these risks include, but are not limited to: (i) the level of Shareholder approval required; (ii) the Arrangement Agreement may be terminated in certain circumstances, including upon the occurrence of a Material Adverse Change; (iii) there can be no certainty that all conditions precedent to the Arrangement will be satisfied; (iv) application of interim operating covenants; (v) Vitran will incur costs and may have to pay the Termination Fee or the Expense Reimbursement in certain circumstances; and (vi) Vitran Directors and executive officers have interests in the Arrangement that may be different from those of the Shareholders.

Additional risks and uncertainties, including those that are not currently known to, or that may be considered immaterial by, the Company also may be relevant to completion of the Arrangement, the future of Vitran or the value of the Common Shares. If any of the risk factors materialize, the expectations, and the predictions based on them, may need to be re-evaluated.

See “The Arrangement – The Arrangement Agreement – Risks Associated with the Arrangement”.

Dissent Rights

Registered Shareholders are entitled to dissent from the Arrangement Resolution in the manner provided in section 185 of the OBCA, as modified by the Interim Order and the Plan of Arrangement. Any Dissenting Shareholder will be entitled, in the event that the Arrangement becomes effective, to be paid the fair value of the Dissent Shares held by such Dissenting Shareholder, determined as at the close of business on the day before the Arrangement Resolution is passed, and will not be entitled to any other payment or consideration in respect of such Dissent Shares. There can be no assurance that a Dissenting Shareholder will receive consideration for its Dissent Shares of equal value to the Consideration that such Dissenting Shareholder would have received upon completion of the Arrangement.

A Registered Shareholder who wishes to dissent must ensure that a written Dissent Notice is received by the Company, Attention: Corporate Secretary, at its registered office located at 185 The West Mall, Suite 701, Toronto, Ontario M9C 5L5 no later than 5:00 p.m. (Toronto time) on March 3, 2014 (or the Business Day that is two Business Days immediately preceding any adjourned or postponed Meeting). A vote against the Arrangement Resolution will not constitute a Dissent Notice. A Registered Shareholder’s failure to follow exactly the procedures set forth in the Plan of Arrangement and the Interim Order will result in the loss of such Shareholder’s Dissent Rights. If you are a Registered Shareholder and wish to dissent, you should obtain your own legal advice and carefully read the Plan of Arrangement, the provisions of section 185 of the OBCA and the Interim Order which are attached to this Circular at Appendix “B”, Appendix “E” and Appendix “D”, respectively.

See “The Arrangement – Dissent Rights”.

Interests of Certain Persons in the Arrangement

In considering the recommendation of the Board with respect to the Arrangement, Shareholders should be aware that certain Directors and executive officers of Vitran have certain interests in connection with the Arrangement that may present them with actual or potential conflicts of interest in connection with the Arrangement. See “Interests of Informed Persons in Material Transactions – Interests of Certain Persons in the Arrangement”.

Material Canadian Federal Income Tax Considerations

A Resident Shareholder who holds Common Shares as “capital property” for the purposes of the Tax Act generally will realize a capital gain (or a capital loss) to the extent that such Resident Shareholder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base (as determined under the Tax Act) to the Resident Shareholder of those Common Shares.

A Non-Resident Shareholder generally will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition of Common Shares under the Arrangement, unless (i) the Common Shares disposed of are “taxable Canadian property” of the Non-Resident Shareholder within the meaning of the Tax Act at the time of the disposition, and (ii) the Non-Resident Shareholder is not exempt from taxation in Canada on the income or gain realized on the disposition of such Common Shares under the terms of an applicable income tax convention or treaty.

The foregoing is a very brief summary of material Canadian federal income tax consequences of the Arrangement. A summary of the principal Canadian federal income tax considerations of the Arrangement is included under “Material Canadian Federal Income Tax Considerations” and the foregoing is qualified in full by the information in that section. All Shareholders are encouraged to seek their own tax advice.

Material Tax Considerations for Shareholders who are not Residents of Canada

Shareholders who are not residents of Canada should be aware that the disposition of Common Shares pursuant to the Arrangement may have tax consequences both in Canada and in any applicable foreign jurisdiction in which the Shareholder is subject to tax. Such foreign tax considerations are not described herein.

NOTICE TO SHAREHOLDERS OUTSIDE OF CANADA

Vitran is a corporation incorporated under the laws of the Province of Ontario. Vitran has prepared this Circular in accordance with the disclosure requirements of Canadian and United States securities laws and the Arrangement is to be carried out in accordance with the laws of the Province of Ontario. Shareholders should be aware that such requirements are different from those in other jurisdictions.

Shareholders who are not residents of Canada should be aware that the disposition of Common Shares pursuant to the Arrangement may have tax consequences both in Canada and in any applicable foreign jurisdiction in which the Shareholder is subject to tax. Such foreign tax considerations are not described herein. It is recommended that Shareholders consult their own tax advisors in this regard.

Information for U.S. Securityholders

The enforcement by Shareholders of civil liabilities under United States federal securities laws may be affected adversely by the fact that Vitran is organized under the laws of a jurisdiction outside the United States and that most of its officers and/or directors are residents of countries other than the United States.

Neither the SEC nor any state securities regulatory authority has approved or disapproved the Arrangement, passed upon the merits or fairness of the Arrangement or passed upon the adequacy or accuracy of the disclosure in this Circular. Any representation to the contrary is a criminal offense.

Material United States Federal Income Tax Considerations

The Arrangement will be a taxable event to a U.S. Holder (as defined below). A U.S. Holder of Common Shares will recognize gain or loss equal to the difference, if any, between (i) the Consideration and (ii) the U.S. Holder’s adjusted tax basis in the Common Shares surrendered. For Shareholders who hold their Common Shares as capital assets, any gain or loss recognized by a U.S. Holder will be short-term capital gain or loss, unless the holding period for the Common Shares surrendered was more than one year at the closing of the Arrangement, in which case any gain or loss recognized will be long-term capital gain or loss. Preferential tax rates for long-term capital gains are generally applicable to a U.S. Holder that is an individual, estate or trust. There are no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation. The deduction of capital losses is subject to limitation. The foregoing assumes that Vitran has never been a passive foreign investment company.

The foregoing is a brief summary of the material United States federal income tax consequences only. Shareholders should read carefully the information in the Circular under the heading “Material United States Federal Income Tax Considerations”, which qualifies the summary set forth above. Shareholders are urged to consult their own tax advisors to determine the particular tax consequences to them of the Arrangement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This Circular contains “forward-looking information” within the meaning of applicable Canadian and United States securities legislation that is based on: expectations, estimates and projections as at the date of this Circular. This forward-looking information includes (but is not limited to) information concerning: the Arrangement; the intentions, plans and future actions of the Purchaser and Vitran; the timing for the implementation of the Arrangement and the potential benefits of the Arrangement; the likelihood of the Arrangement being completed; principal steps of the Arrangement; statements made in the opinion of Stephens delivered to the board of directors of the Company in connection with the Arrangement; statements relating to the business and future activities of the Purchaser and Vitran after the date of this Circular and prior to the Effective Time (as defined in the Glossary of Terms herein) and after the Effective Time; Shareholder approval of the Arrangement and approval from the Ontario Superior Court of Justice of the Arrangement; the timing and receipt of required governmental and regulatory approvals and consents; and other statements that are not historical facts.

Any statements that involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, future events or performance (often but not always using phrases such as “expects”, or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans”, “budget”, “scheduled”, “forecasts”, “estimates”, “believes” or “intends” or variations of such words and phrases or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken to occur or be achieved) are not statements of historical fact and may be forward-looking information and are intended to identify forward-looking information.

This forward-looking information is based on the judgments of Vitran’s management, as well as on assumptions and other factors, which such management believes to be reasonable based on information available at the time such information is disclosed. Such assumptions include, among other things, the satisfaction of the terms and conditions of the Arrangement, including the approval of the Arrangement and its fairness by the Court, and the receipt of the required governmental and regulatory approvals and consents.

By its nature, forward-looking information is based on assumptions and involves known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vitran to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Forward-looking information is subject to a variety of risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking information, including, without limitation: the Arrangement Agreement may be terminated in certain circumstances; general business, economic, competitive, political, regulatory and social uncertainties; risks related to factors beyond the control of the Purchaser or Vitran; risks related to certain Directors and executive officers of Vitran possibly having interests in the Arrangement that are different from those of other Shareholders; risks relating to the possibility that holders of more than 10% of the Common Shares may exercise their right to dissent in respect of the Arrangement; and risks that other conditions to the consummation of the Arrangement are not satisfied.

This list is not exhaustive of the factors that may affect any of forward-looking information of Vitran. Forward-looking information is information about the future and is inherently uncertain. There can be no assurance that the forward-looking information will prove to be accurate. Actual results could differ materially from those reflected in the forward-looking information as a result of, among other things, the matters set out or incorporated by reference in this Circular generally and economic and business factors, some of which may be beyond the control of Vitran. Some of the more important risks and uncertainties that could affect forward-looking information are described further under the heading “The Arrangement – Risks Associated with the Arrangement”. Reference is also made to the Caution Regarding Forward-Looking Statements in Vitran’s Annual Report on Form 10-K dated February 21, 2013 for the year ended December 31, 2012, a copy of which is available under the Company’s profile on SEDAR at www.sedar.com and at www.sec.gov. Additional risks are discussed under the heading “Risk Factors” in Vitran’s Annual Report on Form 10-K. Vitran expressly disclaims any intention or obligation to update or revise any information contained in this Circular (including forward-looking information) except as required by applicable laws, and Shareholders should not assume that any lack of update to information contained in this Circular means that there has been no change in that information since the date of this Circular and should not place undue reliance on forward-looking information.

Currency Exchange Rates

The following table sets forth, for the periods indicated, the high, low, average and period-end noon spot rates of exchange for the U.S. dollar, expressed in Canadian dollars per U.S. dollar, based on the data published by the Bank of Canada.

		Year Ended December 31
	2013 CDN$	2012 CDN$	2011 CDN$	2010 CDN$
Rate at end of Period	1.0636	0.9949	1.0170	0.9946
Average rate during Period(1)	1.0299	0.9996	0.9891	1.0299
High	1.0737	1.0443	1.0658	1.0848
Low	0.9815	0.9642	0.9407	0.9931

Note:

(1)	Calculated as an average of the daily Bank of Canada Noon Rates for each day during the respective period.

On January 31, 2014, the Bank of Canada Noon Rate was CDN$1.1119 equals USD$1.00.

GLOSSARY OF TERMS

In this Circular and accompanying Notice of Meeting, unless there is something in the subject matter inconsistent therewith, the following terms shall have the respective meanings set out below, words importing the singular number shall include the plural and vice versa and words importing any gender shall include all genders.

“Acquisition Proposal”	means, other than the Transactions contemplated by the Arrangement Agreement, (i) any bona fide inquiry or proposal (written or oral) made by a third party (other than the Purchaser or any of its Affiliates) regarding any merger, amalgamation, statutory arrangement, share exchange, business combination, take-over bid, sale or other disposition of all or substantially all of the assets, or sale or other disposition of 20% or more of the properties or assets of Vitran and the Vitran Subsidiaries on a consolidated basis, (ii) any recapitalization, reorganization, or liquidation of Vitran or any of the Vitran Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of Vitran and the Vitran Subsidiaries, (iii) any sale or issuance of Vitran equity securities or debt convertible into equity securities or rights therein or thereto or rights, options or warrants to acquire any such securities that would result in the increase in the number of Common Shares outstanding, on a fully-diluted basis, by more than 20%, or (iv) any type of similar transaction which would, or could, in any case, constitute a de facto acquisition or change of control of Vitran and would or could, in any case, result in the sale or other disposition of all or material portion of the property and assets of Vitran and the Vitran Subsidiaries on a consolidated basis.

“Affiliate”	has the meaning ascribed thereto in the Securities Act.

“allowable capital loss”	has the meaning ascribed thereto under the heading “Material Canadian Federal Income Tax Considerations”.

“Amalco”	means the continuing corporation resulting from the amalgamation of Vitran and the Purchaser pursuant to the Plan of Arrangement.

“Arrangement”	means the arrangement under the provisions of Section 182 of the OBCA on the terms set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the Arrangement Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order (with the consent of Vitran and the Purchaser, each acting reasonably).

“Arrangement Agreement”	means the arrangement agreement dated December 30, 2013 among the Purchaser, the Parent and Vitran, together with the schedules attached thereto, each as amended or supplemented from time to time, providing for among other things, the Arrangement, a copy of which is attached as Appendix “B” to this Circular.

“Arrangement Resolution”	means the special resolution of the Shareholders to be considered at the Meeting, approving the Arrangement, substantially on the terms and in the form set out in Appendix “A” hereto.

“Articles of Arrangement”	means the articles of arrangement of Vitran in respect of the Arrangement, to be filed with the OBCA Director after the Final Order is made.

“associate”	has the meaning ascribed thereto in the Securities Act.

“Board”	means the board of directors of the Company as constituted from time to time.

“Board Recommendation”	has the meaning ascribed thereto in Section 8(b) of the Arrangement Agreement.

“Broadridge”	means Broadridge Investor Communications Corporation.

“Business Day”	means any day, other than a Saturday, a Sunday or a statutory or civic holiday in Toronto, Ontario.

“Canada Transportation Act”	means the Canada Transportation Act (R.S.C. 1996, C. 10), as amended.

“Change in Recommendation”	means (a) any withholding, amendment, withdrawal, modification or qualification (or a public proposal to withhold, amend, withdraw, modify or qualify) to the Board Recommendation by the Directors in any manner adverse to the Purchaser and/or the consummation of the Arrangement; or (b) any approval, acceptance, recommendation or endorsement by the Directors of, or public proposal by the Directors to approve, accept, recommend or endorse, or publicly taking no position or a neutral position with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal until the third Business Day after receipt of an Acquisition Proposal shall not be deemed to be a Change in Recommendation.

“Circular”	means the accompanying Notice of Meeting and this management information circular, including all schedules, appendices and exhibits hereto, as amended, supplemented or otherwise modified from time to time.

“Clarke”	means Clarke Inc., a corporation existing under the federal laws of Canada.

“Commissioner of Competition”	means the Commissioner of Competition appointed pursuant to Subsection 7(1) of the Competition Act or any other Person duly authorized to perform duties on behalf of the Commissioner of Competition.

“Common Shares”	means the issued and outstanding common shares in the capital of Vitran, as currently constituted.

“Company” or “Vitran”	means Vitran Corporation Inc., a corporation existing under the OBCA.

“Compensation Proposal”	means the non-binding, advisory proposal to approve the compensation that may become payable to Vitran’s Named Executive Officers in connection with the completion of the Arrangement.

“Competition Act”	means the Competition Act, R.S.C., 1985, c. C-34, as amended.

“Competition Act Approval”	means (i) the issuance of an advance ruling certificate by the Commissioner of Competition under Subsection 102(1) of the Competition Act to the effect that the Commissioner of Competition is satisfied that she or he would not have sufficient grounds on which to apply to the Competition Tribunal for an order under Section 92 of the Competition Act with respect to the Transactions contemplated by the Arrangement Agreement; or (ii) both of the (A) expiry, waiver or termination of the waiting period, including any extension of such waiting period, under Section 123 of the Competition Act or the waiver of the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act in accordance with paragraph 113(c) of the Competition Act, and (B) issuance of a No Action Letter.

“Competition Tribunal”	means the competition tribunal established under the Competition Tribunal Act, R.S.C., 1985, c.19 (2nd Supp.).

“Completion Deadline”	means the date by which the Arrangement is to be completed, which date shall be April 30, 2014 or such later date as may be agreed to in writing by the Parties.

“Computershare”	means Computershare Investor Services Inc., as transfer agent.

“Confidentiality Agreement”	means the confidentiality agreement dated July 5, 2013 between Vitran and the Parent.

“Consideration”	means the amount of USD$6.50, being the amount payable for each Common Share pursuant to and in accordance with the terms of the Arrangement.

“Court”	means the Ontario Superior Court of Justice.

“CRA”	means the Canada Revenue Agency.

“de facto acquisition or change of control”	means the acquisition, directly or indirectly, by any Person or group of Persons acting jointly or in concert, of beneficial ownership of, or control or direction over, sufficient voting securities of Vitran to permit such Person or Persons to exercise, or to control or direct the voting of, 50% or more of the total number of votes attached to all outstanding voting securities of Vitran.

“Demand for Payment”	has the meaning ascribed thereto under the heading “The Arrangement – Dissent Rights”.

“Depositary”	means Computershare Investor Services Inc., as depositary.

“Directors”	means the directors of Vitran, and “Director” means any one of them.

“Disinterested Shareholders”	means the Shareholders, other than (i) the Parent; (ii) any “related party” (as defined in MI 61-101) of the Parent; and (iii) any person acting jointly or in concert with the foregoing.

“Dissent Notice”	has the meaning ascribed thereto under the heading “The Arrangement – Dissent Rights”.

“Dissent Procedures”	means the dissent procedures and requirements set forth in section 185 of the OBCA as modified by the Plan of Arrangement and the Interim Order and described under the heading “The Arrangement – Dissent Rights”.

“Dissent Rights”	means the rights of holders of Common Shares to dissent in respect of the Arrangement described in the Plan of Arrangement.

“Dissent Shares”	means the Common Shares held by a Dissenting Shareholder and in respect of which the Dissenting Shareholder has validly exercised Dissent Rights.

“Dissenting Shareholder”	means a holder of Common Shares who duly exercises Dissent Rights in respect of the Common Shares held by such holder.

“Effective Date”	means the date shown on the certificate of arrangement to be issued by the OBCA Director giving effect to the Arrangement on the date of closing of the Arrangement and the other Transactions contemplated in the Arrangement Agreement, which the Parties agree will be the second Business Day following the satisfaction (or waiver) of the conditions in Sections 11, 12 and 13 of the Arrangement Agreement or such other date as the Parties may agree to in writing.

“Effective Time”	means 12:01 a.m. (Toronto time) on the Effective Date.

“Eligible Institution”	means a Canadian Schedule I Chartered Bank, a member of the Securities Transfer Agents Medallion Program (STAMP), a member of the Stock Exchanges Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP).

“Employee”	means any individual employed by Vitran or any of the Vitran Subsidiaries on a full-time, part-time or temporary basis who provides services to Vitran or any of the Vitran Subsidiaries, including without limitation, those individuals who are on disability leave, parental leave or other permitted absence and for the purposes of the Arrangement Agreement includes all independent contractors of Vitran or any of the Vitran Subsidiaries.

“Employee Plans”	has the meaning set out in Schedule A of the Arrangement Agreement.

“Encumbrance”	means any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, right of first refusal or first offer, occupancy right, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing.

“Exchanges”	means the TSX and NASDAQ and “Exchange” means either one of them.

“executive officer”	has the meaning ascribed thereto in National Instrument 51-102 – Continuous Disclosure Obligations.

“Expense Reimbursement”	has the meaning ascribed thereto under the heading “The Arrangement – the Arrangement Agreement – Termination – Expense Reimbursement”.

“Fairness Opinion”	means the opinion of Stephens to the effect that, as of the date of such opinion, the Consideration to be received by the Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Shareholders, a copy of which is attached as Appendix “C” to this Circular.

“Final Order”	means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

“fully-diluted basis”	means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common Shares (including, without limitation, Common Shares issuable upon the exercise or the conversion of convertible securities) were exercised, including for greater certainty, all Common Shares issuable upon the exercise of Vitran Options, whether vested or unvested.

“GAAP”	means, at any time, generally accepted accounting principles in the United States of America at that time.

“Governmental Entity”	means any applicable (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign; (ii) subdivision, agency, commission, board or authority of any of the foregoing; (iii) quasi-governmental or private body (including any stock exchange or Securities Authority) exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing.

“HSR”	means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Incentive Units”	means, collectively, the Vitran Options and the Vitran DSUs.

“Interim Order”	means the interim order of the Court, as the same may be amended, in respect of the Arrangement.

“intermediary”	means an intermediary with which a Non-Registered Shareholder may deal, including banks, trust companies, securities dealers or brokers and trustees or administrators of self-directed trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans (collectively, as defined in the Tax Act) and similar plans, and their nominees.

“Key Third Party Consents”	means the consents required by the Arrangement Agreement.

“knowledge of Vitran”	means the actual knowledge, after due and reasonable inquiry, of the Interim Chief Executive Officer and the Chief Financial Officer of Vitran.

“Law” or “Laws”	means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, instruments, policies, notices, directions and judgments or other requirements of any Governmental Entity.

“Letter of Transmittal”	means the letter of transmittal(s) (printed on blue paper) delivered by the Company to Registered Shareholders together with this Circular, providing for the delivery of the Common Shares held by Shareholders to the Depositary.

“Liens”	means all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, claims or rights of third parties of any kind, including, without limitation, any option, agreement, right of first refusal or right of first offer or limitation on voting rights.

“Lock-Up Agreement”	has the meaning ascribed thereto under the heading “Summary Term Sheet – Lock-Up Agreement”.

“Manitoulin Arrangement Agreement”	means the arrangement agreement dated December 9, 2013 among 2398946 Ontario Inc. (as purchaser), North Channel of Georgian Bay Holdings Ltd. (as the parent of the purchaser) and Vitran, which was subsequently terminated pursuant to a termination agreement dated December 30, 2013.

“Manitoulin Proposal”	has the meaning ascribed thereto under the heading “Summary Term Sheet – Background to the Arrangement.”

“Manitoulin Transport”	means 2398946 Ontario Inc. and North Channel of Georgian Bay Holdings Ltd., each a corporation existing under the OBCA.

“Matching Period”	has the meaning ascribed thereto under the heading “The Arrangement – the Arrangement Agreement – Covenants of Vitran – Right to Match”.

“Material Adverse Change”	means, in respect of Vitran, any one or more changes, events or occurrences, and “Material Adverse Effect” means any state of facts which, in either case, either individually or in the aggregate are, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of Vitran and the Vitran Subsidiaries, on a consolidated basis, other than any change, event, occurrence or state of facts relating to: (i) the announcement of the execution of the Arrangement Agreement or the Arrangement or the other Transactions contemplated thereby; (ii) changes in general to political, economic or financial conditions (provided that it does not have a materially disproportionate effect on Vitran relative to comparable companies); (iii) any change in GAAP (provided it does not have a materially disproportionate effect on Vitran relative to comparable companies); (iv) the rate at which Canadian dollars can be exchanged for United States dollars; (v) generally applicable changes in applicable Law (provided that it does not have a materially disproportionate effect on Vitran relative to comparable companies); (vi) the failure of Vitran to meet any internal or public projections, forecasts or estimates of revenues, earnings or cash flow; (vii) any decrease in the market price or any decline in the trading volume of the Common Shares on the Exchanges (it being understood that the causes underlying such change in market price or trading volume (other than those in items (i) to (vi) above) may be taken into account in determining whether a Material Adverse Change or a Material Adverse Effect has occurred), and except as explicitly stated herein, references in the Arrangement Agreement to dollar amounts are not intended to be, and shall not be deemed to be, interpretive of the amount used for the purpose of determining whether a “Material Adverse Change” has occurred or whether a state of facts exists that has or could have a “Material Adverse Effect” and such defined terms and all other references to materiality in the Arrangement Agreement shall be interpreted without reference to any such amounts.

“Meeting”	means the special meeting of Shareholders, including any adjournment or postponement of such special meeting in accordance with the terms of the Arrangement Agreement, to be called and held in accordance with the Interim Order to consider, among other things, the Arrangement Resolution.

“MI 61-101”	means Multilateral Instrument 61-101 – Protection of Minority Security Holders in Special Transactions.

“misrepresentation”	has the meaning ascribed thereto in the Securities Act.

“Named Executive Officers”	has the meaning ascribed thereto in the Securities Act.

“NASDAQ”	means the National Association of Securities Dealers Automated Quotations Stock Market.

“No Action Letter”	means written confirmation from the Commissioner of Competition that she or he does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the Transactions contemplated by this Agreement.

“Non-Registered Shareholder”	has the meaning ascribed thereto under the heading “The Arrangement – Dissent Rights”.

“Non-Resident Shareholder”	has the meaning ascribed thereto under the heading “Material Canadian Federal Income Tax Considerations”.

“Notice of Meeting”	means the Notice of Special Meeting of Shareholders that accompanies this Circular.

“OBCA”	means the Business Corporations Act (Ontario).

“OBCA Director”	means the director appointed pursuant to Section 278 of the OBCA.

“Offer to Pay”	has the meaning ascribed thereto under the heading “The Arrangement – Dissent Rights”.

“officer”	has the meaning ascribed thereto in the Securities Act (Ontario).

“Ordinary Course”	means, with respect to an action taken by Vitran, that such action is consistent with the past practices of Vitran and the Vitran Subsidiaries since January 1, 2013 and is taken in the ordinary course of the normal day-to-day operations of the business of Vitran and the Vitran Subsidiaries.

“Parent”	means TransForce Inc., a corporation existing under the federal laws of Canada.

“Parties”	means Vitran, the Parent and the Purchaser and “Party” means any one of them.

“Person”	shall be broadly interpreted and includes any natural person, legal person, partnership, limited partnership, joint venture, unincorporated association or other organization, trust, trustee, executor, administrator or liquidator, regulatory body or agency, government or governmental agency, authority or entity (including any Governmental Entity), however designated or constituted and whether or not a legal entity.

“Plan of Arrangement”	means the plan of arrangement under the OBCA, substantially in the form and content of on the terms set out in Exhibit I of the Arrangement Agreement, included as Appendix “B” hereto, and any amendments or variations made in accordance with Section 21(f) of the Arrangement Agreement or Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order.

“Pre-Acquisition Reorganization”	has the meaning ascribed thereto under the heading “The Arrangement – the Arrangement Agreement – Covenants of Vitran – Covenants relating to Pre-Acquisition Reorganization”.

“Proposed Amendments”	has the meaning ascribed thereto under the heading “Material Canadian Federal Income Tax Considerations”.

“proxyholder”	means a Person that is appointed by a Shareholder to be that Shareholder’s representative at the Meeting.

“Purchaser”	means 2400520 Ontario Inc., a corporation existing under the OBCA.

“Quinpool”	means Quinpool Holdings Partnership, a partnership existing under the laws of Nova Scotia.

“Record Date”	means January 29, 2014.

“Registered Shareholder”	means a registered holder of Common Shares.

“Representatives”	means any officer, director, Employee, representative (including any financial or other adviser) or agent of Vitran or any of the Vitran Subsidiaries.

“Resident Shareholder”	has the meaning ascribed thereto under the heading “Material Canadian Federal Income Tax Considerations”.

“Securities Act”	means the Securities Act (Ontario), as amended from time to time.

“Securities Authorities”	means the Ontario Securities Commission and the other securities regulatory authorities in the provinces of Canada and the SEC, collectively and “Securities Authority” means any one of them.

“SEC”	means the Securities Exchange Commission of the United States of America.

“SEDAR”	means the System for Electronic Document Analysis and Retrieval as outlined in National Instrument 13-101 – System for Electronic Document Analysis and Retrieval, which can be accessed online at www.sedar.com.

“senior officer”	has the meaning ascribed thereto in MI 61-101.

“Shareholders”	means the registered or beneficial holders of the Common Shares.

“Stephens”	means Stephens Inc., as financial advisor to the Board.

“Subsidiary”	has the meaning ascribed thereto in the Securities Act.

“Superior Proposal”	means any unsolicited bona fide written Acquisition Proposal from a third party made after the date of the Arrangement Agreement: (i) to acquire not less than all of the outstanding Common Shares (not owned or controlled by such third party or its Affiliates) or substantially all of the assets of Vitran on a consolidated basis; (ii) that did not result from or involve a breach by Vitran of the Arrangement Agreement; (iii) that the Directors have determined in good faith is reasonably capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal; (iv) that is not subject to any financing condition; (v) that is not subject to any due diligence condition; and (vi) in respect of which the Directors determine, in their good faith judgment, after receiving the advice of Vitran’s outside legal counsel and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal, would, if consummated in accordance with its terms, and without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by the Purchaser pursuant to Section 18 of the Arrangement Agreement).

“Superior Proposal Notice”	has the meaning ascribed thereto under the heading “The Arrangement – the Arrangement Agreement – Covenants of Vitran – Right to Match”.

“Tax Act”	means the Income Tax Act (Canada), including all regulations made thereunder, as amended from time to time.

“taxable capital gain”	has the meaning ascribed thereto under the heading “Material Canadian Federal Income Tax Considerations”.

“Taxes”

“Tax” and “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes and charges, sales taxes, use taxes, ad valorem taxes, value added taxes, subsoil use or extraction taxes and ownership fees, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, health taxes, payroll taxes, employment taxes, Canada Pension Plan premiums, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes, mandatory pension and other social fund taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes, fees, imports, assessments or charges or any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing.

“Termination Fee”	means a fee of USD$4.0 million as further described under the heading “The Arrangement – the Arrangement Agreement – Termination –Termination Fee”.

“Termination Fee Event”	has the meaning ascribed thereto under the heading “The Arrangement – the Arrangement Agreement – Termination –Termination Fee”.

“Transactions”	means the transactions contemplated by the Arrangement Agreement and the Plan of Arrangement and including, for greater certainty, the Arrangement.

“Transportation Act Approval”	means that, on or before the Effective Date (a) the Transport Minister has, pursuant to section 53.1 of the Canada Transportation Act been notified of the Transactions contemplated by the Arrangement Agreement, and has given notice to Vitran or the Purchaser that he or she is of the opinion that the Transactions contemplated by the Arrangement Agreement do not raise issues with respect to the public interest as it relates to national transportation, or (b) if the Transport Minister is of the opinion that the Transactions contemplated by the Arrangement Agreement raise issues with respect to the public interest as it relates to national transportation, the Governor in Council has approved the Transactions contemplated by the Arrangement Agreement.

“Transport Minister”	means the Minister of Transport for the Government of Canada.

“TSX”	means the Toronto Stock Exchange.

“U.S. Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“U.S. Securities Act”	means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Vitran DSU Plan”	means collectively, the Vitran DSU Plan for Directors and the Vitran DSU Plan for Senior Executives, adopted with effect from September 14, 2005 and January 1, 2006, respectively, each, as amended.

“Vitran DSUs”	means the outstanding Deferred Stock Units (DSUs) issued pursuant to the Vitran DSU Plan.

“Vitran Incentive Plans”	means the Vitran Stock Option Plan and the Vitran DSU Plan.

“Vitran Options”	means the outstanding options to purchase Common Shares issued pursuant to the Vitran Stock Option Plan.

“Vitran Proxy Statement”	means the preliminary proxy statement and final proxy statement on Schedule 14A to be prepared by Vitran in respect of the Meeting and filed with the SEC.

“Vitran Required Vote”	means the requisite securityholder approval for the Arrangement being: (i) not less than 66-2/3 percent of the votes cast in respect of the Arrangement Resolution by Shareholders, voting as a single class, present in person or by proxy at the Meeting; and (ii) such other approval required by the Court or applicable Laws.

“Vitran Securities”	means collectively, Common Shares, Vitran Options, Vitran DSUs and any other shares or securities of any nature heretofore issued by Vitran from time to time.

“Vitran Shareholder Rights Plan”	means Vitran’s shareholder rights plan agreement dated November 4, 2013 between Vitran and Computershare Trust Company of Canada, as amended, supplemented and/or restated from time to time.

“Vitran Stock Option Plan”	means the Amended and Restated Vitran Stock Option Plan dated March 18, 2013, as amended.

“Vitran Subsidiaries”	means Subsidiaries of Vitran and “Vitran Subsidiary” means any one of them.

“Voting Instruction Form”	means the voting instruction form to be received by Non-Registered Shareholders.

GENERAL PROXY INFORMATION

Solicitation of Proxies

This Circular is furnished in connection with the solicitation of proxies by management of the Company for use at the Meeting, to be held on March 5, 2014, at the time and place set forth in the Notice of Meeting and at any adjournment or postponement thereof, and for the purposes set forth in the Notice of Meeting. While it is expected that the solicitation will be primarily by mail in the case of Shareholders, proxies may be solicited personally or by telephone or e-mail by the Directors and employees of the Company at nominal cost. The costs of solicitation by management will be borne by the Company.

Record Date

Only Shareholders of record on January 29, 2014 will be entitled to vote at the Meeting. No Shareholder who becomes a Shareholder after the Record Date shall be entitled to notice of, or to vote at, the Meeting.

Voting of Common Shares and Principal Holders Thereof

Pursuant to the articles of the Company, the Company is authorized to issue an unlimited number of Common Shares. On January 29, 2014, there were 16,465,241 Common Shares issued and outstanding. Shareholders of record on the Record Date are entitled to notice of, and to attend, the Meeting in person or by proxy and are entitled to one vote per Common Share held.

At the Meeting, Shareholders will be asked to consider and vote upon the Arrangement Resolution and the Compensation Proposal. To be effective, the Arrangement Resolution must be approved by (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting.

The vote to approve the Compensation Proposal is advisory and, therefore, will not be binding on Vitran. If the Arrangement Resolution is approved and completed, amounts payable to Vitran’s Named Executive Officers in connection with the completion of the Arrangement will be paid, regardless of whether the Compensation Proposal is passed. Vitran’s Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal.

The required quorum for the transaction of business at the Meeting is a minimum of two persons present in person, each being a Shareholder entitled to vote at the Meeting or a duly appointed proxyholder or representative for a Shareholder so entitled, holding or representing by proxy at least one-third of the Common Shares entitled to be voted at the Meeting. Common Shares represented by proxies that indicate an abstention will be considered present for quorum purposes and will be considered votes “cast” in respect of the Arrangement Resolution or Compensation Proposal. A broker “non-vote” occurs when a broker or other nominee who holds Common Shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the Common Shares. Common Shares represented by proxies returned as broker “non-votes” will be considered present for quorum purposes in respect of any particular matter on which the brokers have not received instructions with respect to voting, but will not be considered votes “cast” in respect of the Arrangement Resolution or Compensation Proposal.

As of January 29, 2014, to the knowledge of the Directors and executive officers of Vitran, no Person beneficially owns, or controls or directs, directly or indirectly, more than 10% of the outstanding Common Shares other than the Parent (3,278,232 Common Shares representing 19.91%), Pacific Global Investment Management Company

(2,400,920 Common Shares representing 14.58%) and FMR LLC (1,669,411 Common Shares representing 10.13%). In addition, pursuant to the Lock-Up Agreement, Clarke and Quinpool have agreed to support and vote in favour of any Proposed Alternative Transaction (as defined in the Lock-Up Agreement), which would include the Arrangement, by voting all 418,837 Common Shares owned by them in favour of such proposed Alternative Transaction.

HOW TO VOTE YOUR SHARES

Your vote is important. Please read the information below so that your Common Shares are properly voted.

Registered Shareholders and Non-Registered Shareholders

How you vote your Common Shares depends on whether you are a Registered Shareholder or a Non-Registered Shareholder. In either case, there are two ways you can vote at the Meeting – by appointing a proxyholder or by attending in person.

Registered Shareholder

You are a Registered Shareholder if you hold one or more share certificates which indicate your name and the number of Common Shares which you own. As a Registered Shareholder, you will receive a form of proxy from Computershare representing the Common Shares you hold. If you are a Registered Shareholder refer to “How to Vote – Registered Shareholders” below.

Non-Registered Shareholder

You are a Non-Registered Shareholder if an intermediary such as a securities dealer, broker, bank, trust company or other nominee holds your Common Shares for you, or for someone else on your behalf, registered in the name of the nominee. In accordance with applicable securities laws, the Company distributes copies of its Meeting materials to Non-Registered Shareholders to intermediaries for onward distribution to Non-Registered Shareholders. As a Non-Registered Shareholder, you will most likely receive a Voting Instruction Form from Broadridge on behalf of intermediaries. It is also possible, however that in some cases you may receive a form of proxy directly from the securities dealer, broker, bank, trust company or other nominee holding your Common Shares. If you are a Non-Registered Shareholder, refer to “How to Vote – Non-Registered Shareholders” below.

Brokers who hold shares of Common Shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not allowed to exercise their voting discretion with respect to the approval of matters that are “non-routine,” such as approval of the Arrangement Agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker or other nominee that are present in person or represented at the Meeting, but with respect to which the broker or other nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. Because all proposals for the Meeting are non-routine and non-discretionary, Vitran anticipates that there will not be any broker non-votes in connection with any proposal. If your broker or other nominee holds your Common Shares in “street name,” your broker or other nominee will vote your shares only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker with this proxy statement.

How to Vote – Registered Shareholders

If you are a Registered Shareholder you may either vote by proxy or in person at the Meeting.

Submitting Votes by Proxy

There are three ways to submit your vote by proxy:

•	phone: 1-866-732-VOTE (8683) toll free

•	internet: www.investorvote.com

•	mail: to the Secretary of Vitran Corporation Inc., c/o Computershare Investor Services Inc., 100 University Avenue, 8th Floor, North Tower, Toronto, Ontario M5J 2Y1 (in the provided return envelope)

in accordance with the instructions on the form of proxy. Each completed proxy must be submitted no later than 10:00 a.m. (Toronto time) on March 3, 2014, or, in the event that the Meeting is adjourned or postponed, not less than 24 hours (excluding Saturdays, Sundays and statutory or civic holidays in Toronto, Ontario) before the time set for any adjournment or postponement.

If you are voting by phone or internet, you will need the pre-printed control number and holder account number on your form of proxy.

A proxy submitted by mail must be in writing, dated the date on which you signed it and signed by you (or your authorized attorney). If such a proxy is being submitted on behalf of a corporate Shareholder, the proxy must be signed by an authorized officer or attorney of that corporation, whose title should be indicated, and the corporate seal affixed if the corporation has a corporate seal. A form of proxy executed by a Person acting as attorney or in some other representative capacity should state such Person’s capacity following his or her signature and should be accompanied by the appropriate instrument evidencing qualification and authority to act. If a proxy submitted by mail is not dated, it will be deemed to bear the date on which it was sent to you.

Appointment of Proxyholder

Unless you specify a different proxyholder or specify how you want your Common Shares to be voted, the Vitran representatives whose names are pre-printed on the form of proxy will vote your Common Shares:

•	“FOR” the Arrangement Resolution

•	“FOR” the Compensation Proposal

You have the right to appoint someone else (who need not be a Shareholder) as your proxyholder; however, if you do, that Person must vote your Common Shares in person on your behalf at the Meeting. To appoint someone else as your proxyholder, insert the Person’s name in the blank space provided on the form of proxy or complete, sign, date and submit another proper form of proxy naming that Person as your proxyholder.

If you choose to vote by proxy, you are giving your proxyholder the authority to vote your Common Shares on your behalf at the Meeting.

You may indicate on the form of proxy how you want your proxyholder to vote your Common Shares, or you can let your proxyholder decide for you. If you do not specify on the form of proxy how you want your Common Shares to be voted, your proxyholder will have the discretion to vote your Common Shares as they see fit.

The form of proxy accompanying this Circular gives the proxyholder discretion with respect to any amendments or changes to matters described in the Notice of Meeting and with respect to any other matters which may properly come before the Meeting. As of the date of this Circular, the Company is not aware of any amendments, changes or other matters to be addressed at the Meeting.

Voting in Person

If you attend in person, you do not need to complete or return your form of proxy. When you arrive at the Meeting, a Computershare representative will register your attendance before you enter the Meeting.

If you vote in person at the Meeting and had previously completed and returned your form of proxy, your proxy will be automatically revoked and any votes you cast at the Meeting will count.

Revoking a Vote Made by Proxy

You have the right to revoke a proxy as to any matter on which a vote has not already been cast pursuant to its authority by one of the following methods:

•	vote again by phone or internet not later than the second business day preceding the date of the Meeting, or any adjournment or postponement thereof if applicable;

•	deliver another completed and signed form of proxy, dated later than the first form of proxy, by mail such that it is received by Computershare not later than the second business day preceding the date of the Meeting, or any adjournment or postponement thereof if applicable;

•	(a) deposit an instrument in writing executed by the shareholder or by an attorney who is authorized, by a document that is signed in writing or by electronic signature or, if the shareholder is a company, by an officer or attorney thereof duly authorized; or (b) transmit, by telephonic or electronic means, a revocation that is signed by electronic signature, such that, in either case, the instrument or revocation is received by the Company, Attention: Corporate Secretary, at its registered office located at 185 West Mall, Suite 701, Toronto, Ontario M9C 5L5 (fax: (416) 596-8039) not later than the second business day preceding the date of the Meeting, or any adjournment or postponement thereof if applicable;

•	personally attend the Meeting and vote your Common Shares; or

•	in any other manner permitted by Law.

How to Vote – Non-Registered Shareholders

If you are a Non-Registered Shareholder and have received a Voting Instruction Form, please complete and submit your vote in accordance with the instructions provided to you on the Voting Instruction Form prior to the deadline specified by Broadridge. In some cases, you may have received a form of proxy instead of a Voting Instruction Form, even though you are a Non-Registered Shareholder. Such a form of proxy will likely be stamped by the securities dealer, broker, bank, trust company or other nominee or intermediary holding your Common Shares and be restricted as to the number of Common Shares to which it relates. In this case, you must complete the form of proxy and submit it to Computershare as described above under “How to Vote – Registered Shareholders – Submitting Votes by Proxy”.

Voting in Person

If you have received a Voting Instruction Form and wish to attend the Meeting in person or have someone else (who need not be a Shareholder) attend on your behalf, you must complete, sign and return the Voting Instruction Form in accordance with the instructions on the form in that regard. Unless prohibited by Law, the Person you designate to attend the Meeting will have full authority to present matters to the Meeting and vote all matters presented at the Meeting, even if those matters are not set out in the Voting Instruction Form or this Circular. You, or such other designated Person if applicable, must then vote your Common Shares in person at the Meeting.

If you have received a form of proxy instead of a Voting Instruction Form and wish to attend the Meeting in person or have someone else attend on your behalf, you must insert your name, or the name of the Person you wish to attend on your behalf, in the blank space provided on the form of proxy. You must ensure that your completed and signed proxy form is received by Computershare no later than 10:00 a.m. (Toronto time) on March 3, 2014, or, in the event that the Meeting is adjourned or postponed, not less than 24 hours (excluding Saturdays, Sundays and statutory or civic holidays in Toronto, Ontario) before the time set for any adjournment or postponement. You, or such other designated Person if applicable, must then vote your Common Shares in person at the Meeting.

When you or your designated Person arrives at the Meeting, a Computershare representative will register such attendance before you or your designated Person enters the Meeting.

Revoking a Voting Instruction Form or Proxy

If you wish to revoke a Voting Instruction Form as to any matter on which a vote has not already been cast pursuant to its authority and you voted by phone or internet, you may vote again by phone or internet prior to the deadline specified by Broadridge. If you voted by mail, please contact your account service provider at your intermediary for instructions should you wish to revoke your Voting Instruction Form. If you received a form of proxy from your securities dealer, broker, bank, trust company or other nominee or intermediary, please refer to “How to Vote – Registered Shareholders – Revoking a Vote Made by Proxy” above. In any case you must comply with any applicable requirements relating to the revocation of votes made by the Voting Instruction Form or proxy.

THE ARRANGEMENT

At the Meeting, Shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, the Arrangement Resolution to approve the Arrangement. The Arrangement, the Plan of Arrangement and the terms of the Arrangement Agreement are summarized below. This summary does not purport to be complete and is qualified in its entirety by reference to the Arrangement Agreement and the Plan of Arrangement, both of which are attached to this Circular as Appendix “B”.

To be effective, the Arrangement Resolution must be approved by (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting. A copy of the Arrangement Resolution and the Compensation Proposal are set out in Appendix “A” of this Circular.

Unless otherwise directed in properly completed forms of proxy, it is the intention of the individuals named in the enclosed form of proxy to vote “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal. If you do not specify how you want your Common Shares voted at the Meeting, the persons named as proxyholders in the enclosed form of proxy will cast the votes represented by your proxy at the Meeting “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal.

If the Arrangement is approved at the Meeting, the Final Order is issued by the Court and the conditions to the completion of the Arrangement are satisfied or waived, the Arrangement will take effect at the Effective Time on the Effective Date (which is currently anticipated to be on or about March 7, 2014).

Principal Steps of the Arrangement

Under the Plan of Arrangement, commencing at the Effective Time, the following principal steps shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)	Vitran Shareholder Rights Plan. The Vitran Shareholder Rights Plan shall be terminated (and all rights issued thereunder shall expire) and shall be of no further force or effect;

(b)	Dissenting Shareholders. Each Common Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof to the Purchaser, without any further act or formality on its part, free and clear of all Liens, in consideration for the fair value for each such Common Share held by such holder as determined and payable in accordance with Article 3 of the Plan of Arrangement. The holders of such Common Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such Common Shares in accordance with Section 2.2(b) of the Plan of Arrangement and the name of such holders will be removed from the register of holders of Common Shares. The Purchaser will be deemed to be the legal and beneficial owner of such Common Shares free and clear of all Liens, at the Effective Time and will be recorded as the registered holder of the Common Shares so transferred;

(c)	Vitran Options. Holders of Vitran Options which are outstanding and have an exercise price less than the amount of the Consideration immediately prior to the Effective Time will be entitled to receive an amount per Vitran Option equal to the difference between the Consideration and the exercise price in respect of such Vitran Options (less applicable withholdings) and such Vitran Options will be cancelled at the Effective Time. All other Vitran Options will be cancelled at the Effective Time, without any payment in respect thereof;

(d)	Common Shares. Each Common Share outstanding immediately prior to the Effective Time held by a Shareholder (other than those held by Dissenting Shareholders who are entitled to receive fair value for the Common Shares held by them and other than those held by the Purchaser and any Affiliate of the Purchaser) shall be transferred by the holder thereof to the Purchaser in exchange for the amount of USD$6.50 for each one Common Share held. The holders of such Common Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such Common Shares in accordance with Section 2.2(d) of the Plan of Arrangement and the name of such holders will be removed from the register of holders of Common Shares of Vitran. The Purchaser will be deemed to be the legal and beneficial owner of such Common Shares free and clear of all Liens, at the Effective Time and will be recorded as the registered holder of the Common Shares so transferred;

(e)	Vitran DSUs. Holders of Vitran DSUs which are outstanding immediately prior to the Effective Time will be entitled to receive an amount per Vitran DSU equal to the Consideration (less applicable withholdings) and such Vitran DSUs will be cancelled at the Effective Time;

(f)	Other Vitran Securities. Any and all other Vitran Securities that represent or that may be exercised for, or converted into, shares or other securities of Vitran shall be fully and finally cancelled and terminated at the Effective Time, and the holders thereof shall have no further rights or entitlement thereunder;

(g)	Vitran Incentive Plans. The Vitran Incentive Plans shall be terminated (and all rights issued thereunder shall expire) at the Effective Time and shall be of no further force or effect; and

(h)	Amalgamation. Vitran and Purchaser shall be amalgamated and continued as one corporation under the OBCA to form Amalco.

Background to the Arrangement

In the spring of 2013, the Board determined that it would be prudent to explore all potential business and strategic alternatives available to Vitran and in May 2013, the Company retained Stephens as its financial advisor to assist in this regard. Commencing in June 2013, the Board, with the assistance of Stephens, focused its efforts on concurrently exploring the potential for a sale of the Company as well as a sale of its U.S. LTL business alone. As part of this process, Stephens contacted six buyers regarding a potential sale of the Company and thirty-one buyers regarding a potential sale of its U.S. LTL business.

On June 11, 2013, Messrs. William Deluce and Fayaz Suleman of Vitran met with Mr. Alain Bédard of the Parent to discuss the Parent’s interest in Vitran. At that time, the Parent owned 9.5% of the then outstanding common shares of Vitran. On July 5, 2013, the Company and the Parent entered into the Confidentiality Agreement which did not contain a standstill provision. On July 9, 2013, Messrs. Deluce and Suleman met with Mr. Bédard to further discuss the Parent’s interest in Vitran.

On September 23, 2013, Vitran entered into an agreement to sell its U.S. LTL business to a company owned by Mr. Matthew Moroun, an industry veteran associated with a number of transportation companies.

On September 25, 2013, after the close of business, Vitran received a written proposal from the Parent, pursuant to which the Parent proposed to acquire all of the issued and outstanding common shares of Vitran not already owned by the Parent and its Affiliates at a price of USD$4.50 per share in cash. The closing price of the Common Shares as quoted on NASDAQ on September 25, 2013 was USD$4.72. The proposal, which expired at 7:00 a.m. (Eastern time) on September 30, 2013, provided that the Parent’s willingness to proceed was subject to, among other things, due diligence regarding the divestiture of Vitran’s U.S. LTL business and the completion of such divestiture. On September 29, 2013, Vitran informed the Parent that it was focused on the completion of the sale of its U.S. LTL business and therefore would not initiate negotiations with the Parent at that time, but after completion of the sale transaction, would be open to discussions with the Parent as part of the Board’s process of evaluating all options available to the Company.

After the completion of the sale of the Company’s U.S. LTL business on October 7, 2013, the Board continued its efforts to explore all potential business and strategic alternatives available to Vitran, including the potential for a sale of the Company.

On October 21, 2013, the Board received a presentation from Stephens with respect to the then current status of the marketing process to solicit indications of interest for the Company. At the time of the presentation, Stephens had contacted fifty-two potential buyers, seventeen of whom executed confidentiality agreements. Of such seventeen potential buyers, twelve were financial buyers and five were strategic buyers.

On November 2 and 5, 2013, Vitran received preliminary expressions of interest from potential buyers, one of which was Manitoulin Transport. Between November 2, 2013 and December 9, 2013, the potential buyers continued to conduct due diligence on Vitran.

On October 31, 2013, the Parent announced that it had acquired 1,714,754 Common Shares from Quinpool, a subsidiary of Clarke, and as a result held 19.95% of the then outstanding Common Shares. The Parent also announced that it had entered into the Lock-Up Agreement associated with the remaining 418,837 Common Shares that Quinpool and Clarke owned, pursuant to which Quinpool and Clarke agreed to support and vote in favour of any proposed Alternative Transaction (as defined in the Lock-Up Agreement), which would include the Arrangement.

On November 4, 2013, the Company adopted the Vitran Shareholder Rights Plan.

On November 8, 2013, Messrs. Deluce and Suleman met with Mr. Bédard to further discuss the Parent’s interest in Vitran.

Between November 29, 2013 and December 9, 2013, the Company and Manitoulin Transport negotiated the terms of the Manitoulin Arrangement Agreement based on the Manitoulin Proposal. On December 9, 2013, Vitran and Manitoulin Transport entered into the Manitoulin Arrangement Agreement.

On December 18, 2013, Vitran received an Acquisition Proposal (as defined in the Manitoulin Arrangement Agreement) from the Parent, whereby the Parent notified Vitran of its interest in acquiring all of the issued and outstanding Common Shares, except for Common Shares already owned by the Parent and its Affiliates, for cash consideration of USD$6.50 per share and otherwise on substantially the same terms and subject to the same conditions set forth in the Manitoulin Arrangement Agreement.

On December 20, 2013, the Board determined that the Parent’s Acquisition Proposal was a Superior Proposal (as defined in the Manitoulin Arrangement Agreement) and sent a Superior Proposal Notice (as defined in the Manitoulin Arrangement Agreement) to Manitoulin Transport, thus triggering Manitoulin Transport’s right to match which would expire at midnight on December 31, 2013. Manitoulin Transport waived its right to match the Parent’s Acquisition Proposal and on December 30, 2013, Manitoulin Transport and the Company terminated the Manitoulin Arrangement Agreement and the Company paid Manitoulin Transport a termination fee of USD$4.0 million in accordance with the terms of the Manitoulin Arrangement Agreement.

On December 30, 2013, after consulting with its legal advisors, financial advisors and senior management, including receiving the oral opinion of Stephens to the effect that, as of December 30, 2013, the Consideration to be paid to Shareholders (other than the Purchaser, its directors, officers, managers and affiliates) pursuant to the Arrangement was fair from a financial point of view to such Shareholders, the Board determined that the acquisition by the Purchaser of the outstanding Common Shares not already owned by the Purchaser and its Affiliates for USD$6.50 per Common Share pursuant to the Arrangement and on the terms in the Arrangement Agreement would be in the best interests of the Company. The Board also determined that it would recommend that the Shareholders vote in favour of the Arrangement. On December 30, 2013, the Company, the Purchaser and the Parent (as guarantor) entered into the Arrangement Agreement.

Reasons for the Arrangement

In unanimously determining that the Arrangement is in the best interests of the Company, and recommending to Shareholders that they approve the Arrangement, the Board considered and relied upon a number of factors, including, among others, the following:

•	the Arrangement, which represents a “Superior Proposal” as defined in the Manitoulin Arrangement Agreement, is financially superior to the Manitoulin Proposal and the consideration to be paid to Shareholders (other than the Purchaser and its Affiliates) pursuant to the Arrangement for each Common Share held represents a premium of 19.5% to the closing price of the Common Shares as quoted on NASDAQ on December 9, 2013, the last trading day preceding the announcement of Vitran’s proposed transaction with Manitoulin Transport, a premium of 5.86% to the closing price of the Common Shares as quoted on NASDAQ on December 20, 2013, the date of the announcement of the Purchaser’s Superior Proposal, and a 49.8% premium to the closing price of the Common Shares as quoted on NASDAQ on September 20, 2013, the last trading day preceding the announcement of the sale of Vitran’s U.S. LTL business;

•	the Arrangement is not subject to a financing condition;

•	the Purchaser is a corporation indirectly owned and controlled by the Parent. The Parent has unconditionally and irrevocably guaranteed the obligations of the Purchaser under the Arrangement Agreement. The Purchaser has represented and warranted to Vitran in the Arrangement Agreement that it has sufficient funds, or adequate arrangements for financing in place to ensure that it will have sufficient funds, to pay the aggregate Consideration under the Arrangement as provided for in the Arrangement Agreement;

•	the Consideration to be paid pursuant to the Arrangement is all cash, which provides Shareholders with certainty of value at a significant premium described above;

•	Vitran’s financial advisor, Stephens, provided its opinion to the Board to the effect that, as of December 30, 2013, and based upon and subject to the assumptions, limitations and qualifications set out in the Fairness Opinion, the Consideration to be paid to the Shareholders (other than the Purchaser and its directors, officers, managers and affiliates) pursuant to the Arrangement is fair, from a financial point of view, to such Shareholders. See “The Arrangement – Fairness Opinion”;

•	the terms and conditions of the Arrangement Agreement are reasonable in the judgment of the Board following consultations with its advisors;

•	the terms and conditions of the Arrangement Agreement are based substantially on the Manitoulin Arrangement Agreement, which terms were extensively negotiated at arms’ length, including the reasonableness of the representations, warranties and covenants of the parties, the reasonableness of the restrictions on the conduct of the Company’s business until completion of the Arrangement and the conditions to the respective obligations of the parties, and for which the Board retained financial and legal advisors who advised it throughout the negotiations of the Manitoulin Arrangement Agreement;

•	prior to entering into the Manitoulin Arrangement Agreement, Vitran evaluated potential business and strategic alternatives with the objective of maximizing shareholder value in a manner consistent with the best interests of the Company, and the Board, with the assistance of legal and financial advisors, assessed the alternatives reasonably available to Vitran;

•	the Arrangement is the result of an active and extensive review process which was conducted under the supervision of the Board prior to entering into the Manitoulin Arrangement Agreement;

•	the Board considered the fact that the Arrangement Resolution must be approved by( i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting, to be protective of the rights of Shareholders. The Board also considered the fact that the Arrangement must also be approved by the Court, which will consider the fairness and reasonableness of the Arrangement to all Shareholders;

•	the Board believes that the Arrangement is likely to be completed in accordance with its terms and within a reasonable time, and if the Arrangement is not completed by April 30, 2014 (other than as a result of a breach of the Arrangement Agreement by Vitran), Vitran may elect to terminate the Arrangement Agreement without paying the Termination Fee, so long as no Termination Fee Event has occurred;

•	the terms and conditions of the Arrangement Agreement do not prevent an unsolicited third party from proposing or making a Superior Proposal or, provided Vitran complies with the terms of the Arrangement Agreement (including paying the Termination Fee in certain circumstances), preclude the Board from responding to, and considering and acting on, a Superior Proposal;

•	the Board considered the prospect that the following factors could negatively affect the Company’s share price in the future: limited market liquidity; coverage by only five industry analysts; a low market capitalization relative to its publicly-traded peer group; and given the Company’s size, the costs of being a public company outweighing the benefits of being a public company; and

•	any Registered Shareholder who opposes the Arrangement may, on strict compliance with certain conditions, exercise its Dissent Rights and receive the fair value of the Dissent Shares in accordance with the Arrangement.

Recommendation of the Board

After careful consideration, the Board has unanimously determined that the Arrangement is in the best interests of the Company, that the Consideration to be paid to Shareholders (other than the Purchaser and its Affiliates) pursuant to the Arrangement is fair, from a financial point of view, to such Shareholders and recommends that Shareholders vote “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal. Each Director and senior officer of the Company intends to vote his Common Shares “FOR” the Arrangement Resolution and “FOR” the Compensation Proposal.

Lock-Up Agreement

On October 31, 2013, the Parent, Clarke and Quinpool entered into the Lock-Up Agreement, pursuant to which Clarke and Quinpool agreed to support any proposed Alternative Transaction (as defined in the Lock-Up Agreement), which would include the Arrangement, by voting all 418,837 Common Shares owned by them in favour of such proposed Alternative Transaction.

Fairness Opinion

Stephens was retained as a financial advisor in May 2013 to assist the Company in analyzing potential strategic alternatives, including such alternatives that could lead to a possible sale of the Company. As part of its engagement, Stephens provided its written opinion as to the fairness, from a financial point of view, to the Company’s shareholders of the USD$6.50 per share cash consideration to be received by the Company’s shareholders pursuant to the Arrangement. For the purposes of Stephens’ Fairness Opinion, the Company’s “shareholders” means the holders of outstanding shares of the Company’s Common Shares, other than the Purchaser and the directors, officers, managers and affiliates of the Purchaser. On December 29, 2013, representatives of Stephens made a presentation to the Board in which they expressed Stephens’ opinion, subsequently confirmed in the written Fairness Opinion, dated December 30, 2013, that, as of December 30, 2013 and based upon and subject to the assumptions, procedures, factors, limitations and qualifications described in its written Fairness Opinion, the USD$6.50 per share cash consideration to be received by the Shareholders in the Arrangement was fair to them, from a financial point of view.

Stephens provided the Fairness Opinion described above for the information and assistance of the Board in connection with its consideration and evaluation of the proposed Arrangement. The terms of the Arrangement, including the amount and form of the consideration payable pursuant to the Arrangement to the Company’s shareholders, were determined through negotiations between the Purchaser and the Company, and were approved by the Board. Stephens did not recommend the amount or form of consideration payable pursuant to the Arrangement. Stephens has consented to the inclusion within this Circular and the Vitran Proxy Statement of its opinion and the description of its opinion appearing under the headings “Summary Term Sheet – Fairness Opinion”, “Summary Term Sheet – Reasons for the Arrangement”, “The Arrangement – Fairness Opinion” and “The Arrangement – Reasons for the Arrangement”. This summary is qualified in its entirety by reference to the full text of the Fairness Opinion. The Board urges Shareholders to read the Fairness Opinion carefully and in its entirety. The full text of the written Fairness Opinion of Stephens, dated December 30, 2013, which sets forth assumptions, qualifications and limitations on the review undertaken in connection with the Fairness Opinion, and describes the matters considered in connection with developing the opinion, is attached as Appendix “C” to this Circular.

Stephens’ Fairness Opinion does not address the merits of the underlying decision by the Company to enter into the Arrangement, the merits of the transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to how to vote in connection with the Arrangement. In addition, except as explicitly set forth in Stephens’ Fairness Opinion, Stephens was not asked to address, and the Fairness Opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company other than the holders of the Common Shares. Stephens was not asked to express any opinion, and does not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other shareholders of the Company. Stephens’ fairness opinion committee approved the issuance of Stephens’ opinion.

In connection with its Fairness Opinion, Stephens:

•	reviewed and analyzed certain publicly available financial statements and reports regarding the Company;

•	reviewed and analyzed certain internal financial statements and other financial and operating data (including financial forecasts for fiscal years 2013-2018) concerning the Company prepared by the management of the Company;

•	reviewed the reported prices and trading activity for the Common Shares;

•	compared the financial performance of the Company and the prices and trading activity of the Common Shares with that of certain other publicly-traded companies that Stephens deemed relevant and their securities;

•	reviewed the financial terms, to the extent publicly available, of certain other transactions that Stephens deemed relevant;

•	reviewed the forecasted potential future cash flows of the Company;

•	reviewed the most recent draft provided to us of the Arrangement Agreement and related documents;

•	discussed with management of the Company the operations of and future business prospects for the Company;

•	assisted in the Company’s deliberations regarding the material terms of the Arrangement and its negotiations with the Purchaser; and

•	performed such other analyses and provided such other services as Stephens has deemed appropriate.

In rendering its Fairness Opinion, Stephens relied on the accuracy and completeness of the information and financial data provided to it by the Company and of the other information reviewed by it in connection with the preparation of its written Fairness Opinion, and Stephens’ Fairness Opinion is based upon such information. Stephens has not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The management of the Company has assured Stephens that they are not aware of any relevant information that has been omitted or remains undisclosed to Stephens. Stephens has not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company, and it has not been furnished with any such evaluations or appraisals; nor has it evaluated the solvency or fair value of the Company or any other participant in the transaction under any laws relating to bankruptcy, insolvency or similar matters. Stephens has not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecasts prepared by the management of the Company, Stephens has assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company, and that the financial results reflected by such projections will be realized as predicted. Stephens’ written Fairness Opinion is necessarily based upon market, economic, and other conditions as they existed and could be evaluated, and on the information made available to Stephens, as of the date of its Fairness Opinion. Stephens has also assumed that the representations and warranties contained in the Arrangement Agreement and all related documents are true, correct and complete in all material respects.

The following is a summary of the material financial analyses performed and material factors considered by Stephens in connection with its Fairness Opinion. Stephens performed certain procedures, including each of the financial analyses described below, and reviewed with the Board the assumptions upon which the analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by Stephens in this regard, it does set forth those considered by Stephens to be material in developing its Fairness Opinion. The order of the summaries of analyses described does not represent the relative importance or weight given to those analyses by Stephens. It should be noted that in arriving at its Fairness Opinion, Stephens did not attribute any particular weight to any analysis, factor or valuation methodology considered by it, but rather made qualitative judgments as to the significance and relevance of the analyses, factors and methodologies considered. Accordingly, Stephens believes that its analysis must be considered as a whole and that considering any portion of such analyses and factors, without considering all analyses and factors as a whole, could create a misleading or incomplete view of the process underlying its Fairness Opinion.

Premium Analysis. Stephens analyzed the consideration to be received by holders of the Common Shares pursuant to the Arrangement in relation to the closing price of the Common Shares on December 27, 2013, the average closing price during the 7-day period and the 30-day period preceding December 27, 2013, the volume- weighted average price of the Common Shares for the 1-year period ended December 27, 2013, the closing price the day prior to the announced sale of the Company’s U.S. LTL business on September 23, 2013, the closing price the day prior to the Purchaser’s public offer of USD$4.50 per share on September 25, 2013, in each case as quoted on NASDAQ, and the consideration to be received pursuant to the Manitoulin Arrangement Agreement. This analysis indicated that the price per share to be paid to the holders of Common Shares pursuant to the Arrangement represented a premium / (discount) of:

•	(2.8%) based on the closing price on December 27, 2013 of USD$6.69 per share

•	1.0% based on the 7-day average closing price as of December 27, 2013 of USD$6.44 per share

•	11.9% based on the 30-day average closing price as of December 27, 2013 of USD$5.81 per share

•	16.7% based on the 1-year volume-weighted average price as of December 27, 2013 of USD$5.57 per share

•	49.8% based on the closing price the day prior to the announced sale of the Company’s U.S. LTL business (September 23, 2013)

•	37.7% based on the closing price the day prior to the public offer for the Company made by the Purchaser of USD$4.50 per share (September 25, 2013)

•	8.3% based on the consideration to be received in the Manitoulin Arrangement Agreement of USD$6.00 per share.

Implied Transaction Multiples. Stephens calculated select implied transaction multiples for the Company based upon financial information provided by the Company’s management. Stephens calculated an implied equity value by multiplying USD$6.50 by the aggregate number of Common Shares on a fully-diluted basis (which for the purposes of Stephens’ calculations is based on the treasury stock method). Stephens then calculated an implied enterprise value based on the implied equity value plus net indebtedness, which we refer to as “Enterprise Value.” As used within the description of Stephens’ financial analyses, “EBITDA” means earnings before interest, taxes, depreciation and amortization, “EBIT” means earnings before interest and taxes, “EPS” means earnings per share and “LTM” means latest twelve months. For the purposes of this section, “The Arrangement – Fairness Opinion”, EBITDA, EBIT and EPS of the Company have been adjusted to reflect USD$3.0 million of normalized corporate expenses, as estimated by the Company’s management.

The results of these analyses are summarized in the table below:

Company Multiple(1)

Enterprise Value to:

LTM EBITDA	12.6x
2013 EBITDA (estimated)	13.4x
2014 EBITDA (estimated)	11.4x
Enterprise Value to:

LTM EBIT	17.6x
2013 EBIT (estimated)	19.1x
2014 EBIT (estimated)	15.5x
Offer Price to:

LTM EPS	35.6x
2013 EPS (estimated)	34.7x
2014 EPS (estimated)	21.2x
Book Value as of September 30, 2013	4.7x

Note:

(1)	Based on USD$6.50 Consideration and cash and debt as of September 30, 2013.

Comparable Companies Analysis. Stephens analyzed the public market statistics of certain other companies deemed relevant by Stephens to its analysis and examined various trading statistics and information relating to those companies. Stephens selected the companies below because aspects of their businesses and operating profiles are reasonably similar to that of the Company. No selected company identified below is identical to the Company. A complete analysis involves complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading values of those selected companies. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected company data. In choosing relevant companies to analyze, Stephens selected the following companies:

Less-Than-Truckload Comparable Companies

•	Arkansas Best Corp.

•	Con-Way, Inc.

•	Old Dominion Freight Line, Inc.

•	Saia, Inc.

•	YRC Worldwide

Third Party Logistic Comparable Companies

•	CH Robinson Worldwide Inc.

•	Echo Global Logistics, Inc.

•	Expeditors International of Washington Inc.

•	Forward Air Corp.

•	Hub Group Inc.

•	JB Hunt Transport Services Inc.

•	Landstar System Inc.

•	Pacer International, Inc.

•	Quality Distribution Inc.

•	Roadrunner Transportation Systems, Inc.

•	Universal Truckload Services, Inc.

•	UTi Worldwide Inc.

Stephens examined the market trading multiples for each company based on the December 27, 2013 closing price and information publicly available at that time, including the multiples of Enterprise Value to EBITDA and EBIT, and stock price to EPS and book value per share. The results of these analyses are summarized in the tables below:

Less-Than-Truckload Comparable Companies

	Company(1)	Selected Companies Median(2)	Selected Companies Range(2)
Enterprise Value to:

LTM EBITDA	12.6x	7.3x	4.9x – 10.5x
2013 EBITDA (estimated)	13.4x	7.0x	5.7x – 10.0x
2014 EBITDA (estimated)	11.4x	5.6x	4.1x – 8.7x

Enterprise Value to:

LTM EBIT	17.6x	12.9x	12.1x – 14.4x
2013 EBIT (estimated)	19.1x	11.9x	11.5x – 13.7x
2014 EBIT (estimated)	15.5x	9.3x	8.0x – 11.7x

Stock Price to:

LTM EPS	35.6x	22.9x	14.1x – 23.0x
2013 EPS (estimated)	34.7x	21.8x	19.2x – 21.8x
2014 EPS (estimated)	21.2x	15.4x	9.5x – 19.2x

Book Value per Share	4.7x	2.6x	1.8x – 3.8x

Third Party Logistic Comparable Companies:

	Company(1)	Selected Companies Median(2)	Selected Companies Range(2)
Enterprise Value to:

LTM EBITDA	12.6x	12.0x	9.3x – 15.1x
2013 EBITDA (estimated)	13.4x	11.5x	8.9x – 12.9x
2014 EBITDA (estimated)	11.4x	10.2x	7.8x – 11.7x

Enterprise Value to:

LTM EBIT	17.6x	14.5x	11.3x – 22.8x
2013 EBIT (estimated)	19.1x	13.5x	11.7x – 18.2x
2014 EBIT (estimated)	15.5x	11.8x	10.0x – 19.7x

Stock Price to:

LTM EPS	35.6x	21.7x	18.1x – 27.6x
2013 EPS (estimated)	34.7x	21.3x	17.4x – 26.7x
2014 EPS (estimated)	21.2x	20.2x	14.3x – 26.0x

Notes:

(1)	Based on USD$6.50 Consideration and cash and debt as of September 30, 2013.
(2)	Based on closing price as of December 27, 2013.

Based on this data and its understanding of the relative operating, financial and trading characteristics of the selected companies and of the Company, Stephens derived a range for the implied value per Common Share of USD$2.55 – USD$5.67. Stephens noted that the Consideration of USD$6.50 per Common Share was above this range.

Comparable Transactions Analysis. Stephens reviewed the financial terms of selected acquisition transactions deemed relevant to its analysis by Stephens. The following transactions were reviewed by Stephens (in each case, the first named company was the acquiror and the second named company was the acquired company and the transaction date is noted parenthetically):

Less-Than-Truckload Comparable Transactions

•	TransForce Inc. / Clarke Inc. – Freight Transportation Business (January 1, 2014)

•	Vitran Corporation / PJAX Freight System (October 2, 2006)

•	FedEx Corporation / Watkins Motor Lines (September 3, 2006)

•	United Parcel Services, Inc. / Overnite Corp. (August 8, 2005)

•	Yellow Roadway Corporation / USF Corporation (May 25, 2005)

•	Yellow Corporation / Roadway Corporation (December 11, 2003)

•	Roadway Corporation / Arnold Industries (December 3, 2001)

•	FedEx Corporation / American Freightways (February 12, 2001)

•	Yellow Corporation / Jevic Transportation (July 12, 1999)

Third Party Logistics Comparable Transactions

•	XPO Logistics, Inc. / 3PD, Inc. (July 15, 2013)

•	Greenbriar Equity Group LLC / Transplace, Inc. (May 28, 2013)

•	Forward Air Corporation / Total Quality, Inc. (March 4, 2013)

•	ComVest Investment Partners IV, L.P. / AutoInfo Inc. (March 1, 2013)

•	Legacy Supply Chain, Inc. / Vitran Corp. (Supply Chain Segment) (February 12, 2013)

•	XPO Logistics / Turbo Logistics Inc. (October 25, 2012)

•	Ingram Micro Inc. / Brightpoint Inc. (October 15, 2012)

•	CH Robinson Worldwide Inc. / Phoenix International (September 25, 2012)

•	Platinum Equity / Caterpillar Logistics Services, LLC (August 1, 2012)

•	Universal Truckload Services / Linc Logistics Company (July 25, 2012)

•	Arkansas Best Corporation / Panther Expedited Services, Inc. (June 15, 2012)

•	AmerisourceBergen Corporation / World Courier Management Inc. (March 6, 2012)

•	Tailwind Capital / Re-Trans (January 31, 2012)

•	Eos Partners, L.P. / BeavEx Incorporated (November 21, 2011)

•	Gilde Buy Out Partners / Teleplan International N.V. (November 3, 2011)

•	Roadrunner Transportation Systems, Inc. / Prime Logistics Corp. (August 31, 2011)

•	Hub Group Inc. / Mode Transportation (April 1, 2011)

•	Norbert Dentressangle / Laxey Logistics (March 21, 2011)

•	TransForce Inc. / Dynamex Inc. (February 22, 2011)

Stephens considered these selected acquisition transactions to be reasonably similar, but not identical, to the Arrangement. A complete analysis involves complex considerations and qualitative judgments concerning differences in the selected transactions and other factors that could affect the transaction values in those selected transactions to which the Arrangement is being compared. Mathematical analysis (such as determining the mean or the median) is not in itself a meaningful method of using selected transaction data.

For the selected transactions listed above, Stephens used publicly available financial information to determine the multiple of Enterprise Value to LTM EBITDA and LTM EBIT and, for the less-than-truckload transactions, Equity Value to Book Value.

Less-Than-Truckload Comparable Transactions

	Company(1)	Median Selected Transactions	Range
Enterprise Value to:

LTM EBITDA	12.6x	6.4x	5.7x – 7.3x
LTM EBIT	17.6x	10.7x	8.8x – 13.1x

Equity Value to:

Book Value	4.7x	2.2x	2.0x – 2.9x

Third Party Logistics Comparable Transactions

	Company(1)	Median Selected Transactions	Range
Enterprise Value to:

LTM EBITDA	12.6x	8.0x	5.4x – 14.7x
LTM EBIT	17.6x	9.5x	6.5x – 23.2x

Note:

(1)	Based on USD$6.50 Consideration and cash and debt as of September 30, 2013.

Based on this data, its understanding of the relative operating and financial characteristics of the target companies in the selected transactions and of the Company, and its understanding of the market, economic and other conditions as they existed as of the date of the selected transactions and of its opinion, Stephens derived an implied value range of USD$2.09 – USD$3.75 per Common Share. Stephens noted that the Consideration of USD$6.50 per Common Share was above this range.

Premiums Paid Analysis. Stephens performed a premiums paid analysis based upon the premiums paid in 652 precedent public merger and acquisition transactions. The transactions utilized within the analysis were completed since January 1, 2010 and involved U.S. and Canada targets with transaction value less than USD$400 million. In the premiums paid analysis, Stephens analyzed the premiums paid based on (i) the closing stock price of the target one day prior to announcement of the transaction; (ii) the closing stock price of the target seven days prior to announcement of the transaction; and (iii) the closing stock price of the target thirty days prior to announcement of the transaction. The medians for the one day, seven day, and thirty day premiums were 35.9%, 38.9% and 39.2%, respectively. In addition, Stephens calculated the percentage distributions of premiums from <0% to >100% in 10% increments. The results of this analysis are set forth below:

	Percent of Transactions
Premium	1 Day	7 Day	30 Day
> 100%	7.8%	9.8%	12.3%
90.0% – 100.0%	3.1%	2.3%	3.1%
80.0% – 90.0%	3.1%	3.8%	4.3%
70.0% – 80.0%	5.2%	5.5%	6.6%
60.0% – 70.0%	5.4%	6.0%	5.4%
50.0% – 60.0%	9.4%	9.0%	6.4%
40.0% – 50.0%	10.6%	11.7%	10.4%
30.0% – 40.0%	13.2%	12.1%	12.4%
20.0% – 30.0%	10.9%	11.3%	12.3%
10.0% – 20.0%	9.7%	9.0%	8.9%
0.0% – 10.0%	9.8%	8.9%	8.1%
<0%	12.0%	10.4%	9.8%

Stephens noted that the Consideration of USD$6.50 per Common Share represented a premium of 49.8% over the closing price of the Common Shares on NASDAQ the day prior to the announced sale of the Company’s U.S. LTL business on September 23, 2013 and a premium of 37.7% over the closing price the day prior to the public offer by the Purchaser on September 25, 2013. Stephens also noted that the premium/discount paid in the Arrangement was substantially affected by the Manitoulin Arrangement Agreement that was in effect just prior to the Company entering into the Arrangement Agreement.

Historical Trading Analysis. Stephens analyzed the historical daily intra-day prices per share of the Common Shares for the one-year period ending December 27, 2013. Stephens noted that during this period, the 52- week low (reached on September 23, 2013) and 52- week high (reached on February 15, 2013) intra-day prices per Common Share were USD$3.89 and USD$7.73, respectively. Stephens further noted that the Consideration of USD$6.50 per Common Share was within the 52- week range for the intra-day prices per share of the Common Shares for the one-year period ended December 27, 2013.

Discounted Cash Flow Analysis. Stephens performed a discounted cash flow analysis on the Company using projections developed by management for fiscal years 2014 – 2018. Utilizing these projections, Stephens calculated a range of implied prices per share based upon the discounted net present value of the sum of the projected stream of unlevered free cash flows for years ending December 31, 2014 to December 31, 2018 and a projected terminal value at December 31, 2018. Stephens considered discount rates ranging from 14.0% to 16.0% (based on a weighted average cost of capital analysis) and EBITDA exit multiples ranging from 7.0x – 9.0x. The weighted average cost of capital was determined by the sum of (a) the market value of equity as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated cost of equity, and (b) the market value of debt as a percentage of the total market value of the Company’s capital multiplied by the Company’s estimated after- tax market cost of debt. The Company’s estimated cost of equity was calculated using the Capital Asset Pricing Model which took into account the risk free rate, the Company’s beta, betas of selected comparable companies, and applicable risk premia. Utilizing the ranges of discount rates and exit multiples, Stephens derived an implied valuation range of USD$3.26 – USD$4.90 per Common Share. Stephens noted that the Consideration of USD$6.50 per Common Share was above this range.

Leveraged Buyout Analysis. Stephens performed a leveraged buyout analysis on the Company using projections developed by management for fiscal years 2013 – 2018. This analysis calculates current values for the Company based on the value that a hypothetical new equity investor would be willing to pay for the Company in order to generate acceptable internal rates of return. Based on a range of target internal rates of return of 22.0% to 28.0% for the hypothetical equity investor, leverage of 4.8x LTM EBITDA and a five-year EBITDA exit multiple range of 7.0x – 9.0x, the analysis yielded values of USD$3.65 – USD$4.90 per Common Share. Stephens noted that the Consideration of USD$6.50 per Common Share was above this range.

As part of our investment banking business, Stephens regularly issues fairness opinions and is continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. Stephens is familiar with the Company and has provided investment banking services to the Company in the past, and it issues periodic research reports regarding the Company’s business activities and prospects. During the two years preceding the date of the Fairness Opinion, Stephens received a fee of USD$1.0 million for providing investment banking services to the Company in connection with its disposition of its U.S. LTL business entities in 2013. Stephens expects to pursue future investment banking services assignments from participants in the Arrangement. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Arrangement.

The Company retained Stephens based on its qualifications and expertise and its reputation as a nationally recognized investment banking firm. Pursuant to its engagement letter agreement with the Company, Stephens received a retainer of USD$100,000 and a fee of USD$400,000 for the delivery of each of its opinions delivered on December 9, 2013 and on December 30, 2013. Under the terms of the engagement letter agreement, Stephens will be entitled to receive an additional fee of approximately USD$1.3 million (being its total success fee, less the fees for its opinions) upon consummation of the Arrangement. The Company has also agreed to reimburse Stephens for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and to indemnify Stephens against potential liabilities arising out of its engagement, including certain liabilities that could arise in connection with its Fairness Opinion.

Approval of the Arrangement Resolution

At the Meeting, Shareholders will be asked to approve the Arrangement Resolution, the full text of which is set out in Appendix “A” to this Circular. In order for the Arrangement to become effective, as provided in the Interim Order and by the OBCA, the Arrangement Resolution must be approved by (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting. Should Shareholders fail to approve the Arrangement Resolution by the requisite amount, the Arrangement will not be completed.

After careful consideration by the Board, the Board has unanimously determined that the Arrangement is in the best interests of the Company, that the Consideration to be paid to Shareholders (other than the Purchaser and its Affiliates) pursuant to the Arrangement is fair from a financial point of view to such Shareholders and to recommend that Shareholders vote “FOR” the Arrangement Resolution.

Completion of the Arrangement

Subject to the provisions of the Arrangement Agreement, the Arrangement will become effective at the Effective Time on the Effective Date. Completion of the Arrangement is anticipated to occur on or about March 7, 2014; however, it is possible that completion may be delayed beyond this date if the conditions to completion of the Arrangement cannot be met on a timely basis, but in no event shall completion of the Arrangement occur later than the Completion Deadline unless agreed to in writing by the Parties.

As soon as practicable following completion of the Arrangement, the Common Shares will be delisted from NASDAQ and the TSX.

Procedure for Surrender of Common Shares and Payment of Consideration

Procedure for Surrender of Common Shares

Letter of Transmittal

If you are a Registered Shareholder, you should have received with this Circular a Letter of Transmittal (printed on blue paper). If the Arrangement Resolution is passed and the Arrangement is implemented, in order to receive the payment for their Common Shares, Registered Shareholders must complete and sign the Letter of Transmittal and deliver it, together with certificates representing their Common Shares, and the other relevant documents required by the instructions set out therein, to the Depositary in accordance with the instructions contained in the Letter of Transmittal. You can obtain additional copies of the Letter of Transmittal by contacting the Depositary. The Letter of Transmittal is also available on SEDAR at www.sedar.com under the Company’s filings and at the SEC’s public website, www.sec.gov.

The Letter of Transmittal contains procedural information relating to the Arrangement and should be reviewed carefully. The deposit of Common Shares pursuant to the procedures in the Letter of Transmittal will constitute a binding agreement between the depositing Shareholder and the Purchaser upon the terms and subject to the conditions of the Arrangement.

Only Registered Shareholders should submit a Letter of Transmittal. If you are a Non-Registered Shareholder holding your Common Shares through an intermediary, you should carefully follow the instructions provided to you by such intermediary or contact your intermediary for assistance.

The signature on the Letter of Transmittal must be guaranteed by an Eligible Institution if a Letter of Transmittal is executed by a Person other than the Registered Shareholder.

General

All questions as to validity, form, eligibility (including timely receipt) and acceptance of the Letter of Transmittal and any Common Shares surrendered in connection with the Arrangement, will be determined by the Company and the Purchaser. Such determination will be final and binding. There shall be no duty or obligation of the Company, the Purchaser, the Depositary or any other Person to give notice of any defect or irregularity in any deposit or notice of withdrawal and no liability will be incurred by any of them for failure to give any such notice. The Company reserves for itself and the Purchaser the absolute right to reject, without notice, any and all surrenders of Common Shares which it determines not to be in proper form or which, in the opinion of its counsel, it may be unlawful to accept under the Laws of any jurisdiction. The Company reserves for itself and the Purchaser the absolute right to waive any defect or irregularity in the surrender of any Common Shares.

The method of delivery of the Letter of Transmittal and certificates representing Common Shares and all other required documents is at the option and risk of the Person depositing their Common Shares. Any use of the mail to forward certificates representing Common Shares and/or the related Letters of Transmittal shall be at the election and sole risk of the Person depositing such Common Shares, and documents so mailed shall be deemed to have been received by the Company only upon actual receipt by the Depositary. If such certificates and other documents are to be mailed, the Company recommends that registered mail be used with proper insurance and an acknowledgement of receipt requested.

Payment of Consideration

Following receipt of the Final Order and prior to the Effective Time, provided that all conditions precedent set out in the Arrangement Agreement have been satisfied or waived, the Purchaser will deliver, or cause to be delivered to the Depositary in escrow sufficient funds to pay the aggregate Consideration to be paid to Shareholders under the Arrangement.

Payment

Registered Shareholders who deposit a validly completed and duly signed Letter of Transmittal, together with accompanying certificate(s) representing their Common Shares, will be forwarded the Consideration to which they are entitled under the Arrangement, with such surrendered certificate(s) being cancelled.

Registered Shareholders who do not forward to the Depositary a duly completed Letter of Transmittal, together with the certificate(s) representing their Common Shares and the other relevant documents, will not receive the Consideration to which they are otherwise entitled until deposit thereof is made. Whether or not Shareholders forward their certificate(s) upon the completion of the Plan of Arrangement on the Effective Date, Shareholders will cease to be holders of Common Shares as of the Effective Date and will only be entitled to receive the Consideration to which they are entitled under the Arrangement or, in the case of Registered Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Common Shares in accordance with section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order. See “The Arrangement – Dissent Rights”.

As soon as a former Registered Shareholder who has complied with the procedures set out above and in the Letter of Transmittal is entitled to a net payment of Consideration in accordance with the Arrangement and after receipt of all required documents, a cheque representing the aggregate Consideration payable under the Arrangement to the former Registered Shareholder will be: (i) forwarded to the former Registered Shareholder at the address specified in the Letter of Transmittal by first-class mail; or (ii) made available at the office of the Depositary at which the Letter of Transmittal and the certificate(s) for the Common Shares were delivered for pick-up by the former Registered Shareholder, as requested by the former Registered Shareholder in the Letter of Transmittal. If no address is provided on the Letter of Transmittal, cheques will be forwarded to the address of the holder as shown on the register maintained by Computershare.

In the event that any certificate which immediately prior to the Effective Time represented one or more outstanding Common Shares that were transferred pursuant to the Arrangement is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Purchaser or the Depositary, as applicable, will issue and deliver in exchange for such lost, stolen or destroyed certificate, the Consideration to which such holder is entitled pursuant to the Plan of Arrangement. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the Person to whom such Consideration is to be issued and delivered shall, as a condition precedent to the delivery of such Consideration, give a bond satisfactory to the Purchaser (acting reasonably) in such sum as the Purchaser may direct, or otherwise indemnify the Purchaser in a manner satisfactory to the Purchaser, acting reasonably, against any claim that may be made against the Purchaser with respect to the certificate alleged to have been lost, stolen or destroyed. The Depositary will act as the agent of Registered Shareholders who have deposited Common Shares pursuant to the Plan of Arrangement for the purpose of receiving the Consideration from the Purchaser and transmitting payment from the Purchaser to such Persons, and receipt of the Consideration by the Depositary will be deemed to constitute receipt of payment by Registered Shareholders depositing Common Shares.

Under no circumstances will interest accrue or be paid by the Purchaser or the Depositary to Registered Shareholders on the Consideration, regardless of any delay in making such payment.

Currency of Payment

All payments to Shareholders of the Consideration will be made in United States dollars.

Cancellation of Rights of Shareholders

From and after the Effective Time, each certificate that immediately prior to the Effective Time represented Common Shares shall be deemed to represent only the right to receive the Consideration in respect of such Common Shares required under the Plan of Arrangement, less any amounts withheld as provided under the

Arrangement Agreement. Any such certificate formerly representing Common Shares not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by, or interest of, any former holder of Common Shares of any kind or nature against, or in, the Company or the Purchaser. On such date, all cash to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser, and shall be paid over by the relevant Depositary to the Purchaser or as directed by the Purchaser.

Any payment made by way of cheque by the Depositary (or the Company, if applicable) pursuant to the Arrangement that has not been deposited or has been returned to such Depositary (or the Company) or that otherwise remains unclaimed, in each case, by the sixth anniversary of the Effective Date, and any right or claim to payment hereunder that remains outstanding on the sixth anniversary of the Effective Date shall cease to represent a right or claim of any kind or nature and the right of the holder to receive the applicable Consideration for the Common Shares pursuant to the Arrangement shall terminate and be deemed to be surrendered and forfeited to the Purchaser or the Company, as applicable, for no consideration.

Treatment of Incentive Units in connection with the Arrangement

Subject to the terms and conditions of the Arrangement Agreement, Vitran has agreed to cause the following to be completed prior to the Effective Time:

(a)	all Vitran Options which are outstanding immediately prior to the Effective Time will accelerate and vest effective immediately prior to the Effective Time and all Vitran Options which are outstanding immediately prior to the Effective Time and have an exercise price that is greater than the amount of the Consideration will be terminated and cancelled at the Effective Time, without any payment; and

(b)	all outstanding Vitran DSUs which are outstanding immediately prior to the Effective Time will vest effective immediately prior to the Effective Time.

Pursuant to the Plan of Arrangement, holders of Vitran Options which are outstanding and have an exercise price less than the amount of the Consideration immediately prior to the Effective Time will be entitled to receive an amount per Vitran Option equal to the difference between the Consideration and the exercise price in respect of such Vitran Options (less applicable withholdings) and such Vitran Options will be cancelled at the Effective Time. All other Vitran Options will be cancelled at the Effective Time, without any payment in respect thereof.

Pursuant to the Plan of Arrangement, holders of Vitran DSUs which are outstanding immediately prior to the Effective Time will be entitled to receive an amount per Vitran DSU equal to the Consideration and such Vitran DSUs (less applicable withholdings) will be cancelled at the Effective Time.

On the Effective Date, the Purchaser shall deliver or cause to be delivered to each applicable holder of Vitran Options and holder of Vitran DSUs, a cheque representing the amount of the consideration such holder is entitled to receive pursuant to the Plan of Arrangement, less applicable withholdings.

Court Approval of the Arrangement

An arrangement under the OBCA involving the Company requires approval by the Court.

Interim Order

On February 3, 2014, Vitran obtained the Interim Order providing for the calling and holding of the Meeting, the Dissent Rights and certain other procedural matters. The text of the Interim Order is set out in Appendix “D” to this Circular.

Final Order

Subject to the terms of the Arrangement Agreement, and if the Arrangement Resolution is approved by Shareholders at the Meeting in the manner required by the Interim Order, Vitran intends to make an application to the Court for the Final Order.

The application for the Final Order approving the Arrangement is currently scheduled for March 6, 2014 at 10:00 a.m. (Toronto time), or as soon after that time as the application may be heard, at the Courthouse located at 330 University Avenue, Toronto, Ontario, or at any other date and time as the Court may direct. Any Shareholder or any other interested party who wishes to appear or be represented and to present evidence or arguments at that hearing of the application for the Final Order must file and serve a notice of appearance no later than 5:00 p.m. (Toronto time) on February 28, 2014, along with any other documents required, all as set out in the Interim Order and the Notice of Application, the text of which are set out in Appendix “D” to this Circular, and satisfy any other requirements of the Court. Such Persons should consult with their legal advisors as to the necessary requirements. In the event that the hearing is adjourned then, subject to further order of the Court, only those Persons having previously filed and served a notice of appearance will be given notice of the adjournment.

The Court has broad discretion under the OBCA when making orders with respect to the Arrangement and will consider, among other things, the fairness and reasonableness of the Arrangement, both from a substantive and a procedural point of view. The Court may approve the Arrangement, either as proposed or as amended, on the terms presented or substantially on those terms. Depending upon the nature of any required amendments, Vitran and/or the Purchaser may determine not to proceed with the Arrangement.

For further information regarding the Court hearing and your rights in connection with the Court hearing, see the form of Notice of Application attached at Appendix “D” to this Circular. The Notice of Application constitutes notice of the Court hearing of the application for the Final Order and is your only notice of the Court hearing.

Regulatory Approvals and Securities Law Matters

Regulatory Approvals

The following is a description of regulatory approvals relating to the Arrangement. Reference is made to the Arrangement Agreement set out in Appendix “B” to this Circular and to “The Arrangement – The Arrangement Agreement – Conditions to the Arrangement Becoming Effective”.

Competition Act Approval

The Competition Act requires that parties to any proposed transaction that exceeds specified financial and shareholding thresholds provide to the Commissioner of Competition prior notice of, and information relating to, the proposed transaction. A proposed transaction is exempt from the foregoing notification requirements if the Commissioner of Competition issues an advance ruling certificate in respect of the proposed transaction. The Commissioner of Competition may also waive the notification requirements if substantially similar information was previously supplied in relation to a request for an advance ruling certificate. Under the Competition Act, a notifiable transaction may not be completed until the expiry, waiver or termination of the applicable statutory waiting period.

The Arrangement is a notifiable transaction for the purposes of the Competition Act. On January 22, 2014, the Purchaser filed a submission with the Commissioner of Competition requesting that he issue an advance ruling certificate pursuant to section 102 of the Competition Act, or in the alternative a no-action letter and a waiver, in respect of the Arrangement. On January 22, 2014, the Company and the Purchaser filed their respective merger notifications required under section 114 of the Competition Act. The applicable initial statutory waiting period in the case of a transaction notified under the Competition Act is 30 days. The Commissioner of Competition may, in his discretion, within the initial 30-day waiting period, issue a “supplementary information request” for additional information and documents, in which case a new 30-day waiting period will commence following compliance with such supplementary information request.

The Commissioner of Competition’s review of a notifiable transaction for substantive competition law considerations may take longer than the statutory waiting period. As of the date of this Circular, the review by the Commissioner of Competition of the proposed Arrangement was ongoing. Upon completion of the Commissioner of Competition’s review, the Commissioner of Competition may decide to (i) issue an advance ruling certificate with respect to the proposed transaction; (ii) issue a “no action” letter stating that he does not, at that time, intend to challenge the transaction but retains the authority to do so for one year after completion of the transaction; or (iii) challenge the transaction before the Competition Tribunal, if the Commissioner of Competition concludes that it is likely to substantially lessen or prevent competition. Where the Commissioner of Competition issues an advance ruling certificate and the parties substantially complete the transaction within one year after the advance ruling certificate is issued, he cannot challenge the transaction before the Competition Tribunal solely on the basis of information that is the same or substantially the same as the information on the basis of which the advance ruling certificate was issued.

The approvals relating to the Competition Act are: (i) the issuance of an advance ruling certificate, or (ii) both of (a) the expiry, waiver, or termination of any applicable waiting periods under the Competition Act, and (b) the Purchaser having been advised in writing by the Commissioner of Competition that he does not, at that time, intend to make an application under the Competition Act, and any terms and conditions attached to any such advice are acceptable to the Parties, acting reasonably.

Transportation Act Approval

Subsection 53.1(1) of the Canada Transportation Act provides that every person who is required to notify the Commissioner of Competition under subsection 114(1) of the Competition Act of a proposed transaction that involves a transportation undertaking shall, at the same time as the Commissioner of Competition is notified and, in any event, not later than the date by which the person is required to notify the Commissioner, give notice of the proposed transaction to the Transport Minister. Transactions that are subject to notification under the Canada Transportation Act cannot be completed until the requirements noted below have been satisfied. On January 22, 2014, the Company and the Purchaser filed a notice with the Transport Minister.

Under the Canada Transportation Act, the Transport Minister is required to inform the Parties within 42 days of the receipt of the Parties’ notification whether, in the Transport Minister’s opinion, the Transactions raise issues with respect to the public interest as it relates to national transportation. At any time during or at the end of the 42 day period, the Transport Minister may notify the Parties that the Transactions do not raise issues with respect to the public interest as it relates to national transportation, in which case the consummation of the Transactions would no longer be prohibited under the Canada Transportation Act. Alternatively, if the Transport Minister determines that the Transactions raise issues with respect to the public interest as it relates to national transportation, the Parties cannot complete the Transactions until they are approved by the Governor in Council. If this approval is required, the Transport Minister will direct the Canada Transportation Agency to examine the public interest issues and to report to the Transport Minister within 150 days (or within any longer period that the Transport Minister allows); within this same period, the Commissioner of Competition must report to the Transport Minister and the parties to the transaction on any concerns regarding potential prevention or lessening of competition that may occur as a result of the transaction. The Transport Minister will then make a recommendation to the Governor in Council as to whether to approve the proposed transaction. The Governor in Council has the authority to approve the transaction either conditionally or unconditionally.

HSR Approval

The Company and the Parent have determined that approval under the HSR is not required.

Securities Law Matters

Status under Securities Laws

Vitran is a reporting issuer in each of the provinces of Canada. The Common Shares currently trade on NASDAQ and the TSX. After the Arrangement, Vitran (Amalco) will be an indirect wholly-owned subsidiary of the Parent and the Common Shares will be delisted from NASDAQ and the TSX. The Company will also apply to cease to be a reporting issuer under the securities laws of each of the provinces and territories of Canada as soon as practicable following completion of the Arrangement.

Multilateral Instrument 61-101

As a reporting issuer (or its equivalent) in the Provinces of Ontario and Quebec, Vitran is subject to MI 61-101.

MI 61-101 is intended to regulate certain transactions to ensure equality of treatment among security holders, generally by requiring enhanced disclosure, approval by a majority of security holders excluding interested or related parties and, in certain instances, independent valuations and approval and oversight of the transaction by a special committee of independent directors. The protections of MI 61-101 generally apply to “business combinations” (as defined in MI 61-101). The Arrangement is a “business combination” under MI 61-101 because (i) as a consequence of the Arrangement, the interest of a holder of an equity security of Vitran may be terminated without the holder’s consent and (ii) a “related party” (as defined in MI 61-101), namely the Parent, will directly or indirectly acquire Vitran.

Minority Approval

MI 61-101 requires that, in addition to any other required securityholder approval, a business combination is subject to “minority approval” (as such term is defined in MI 61-101). In relation to the Arrangement, the “minority” shareholders of Vitran are all holders of Common Shares other than (i) Vitran, (ii) any interested party to the Arrangement within the meaning of MI 61-101, (iii) any related party to such interested party within the meaning of MI 61-101 (subject to the exceptions set out therein), and (iv) any person that is a joint actor with a person referred to in the foregoing clauses (ii) or (iii) for the purposes of MI 61-101. The Parent is the interested party in the Arrangement and therefore the Common Shares beneficially owned and/or over which control or direction is exercised by it will be excluded for purposes of determining “minority approval”. To the knowledge of Vitran after reasonable inquiry, the number of shares that will be so excluded is 3,278,232.

Further, Common Shares held by a director or a senior officer of Vitran who receives a “collateral” benefit must be excluded from the minority approval of the Arrangement Resolution required by MI 61-101. A “collateral benefit”, as defined under MI 61-101, includes any benefit that a “related party” of Vitran (which includes the directors and senior officers of Vitran and the Vitran Subsidiaries) is entitled to receive as a consequence of the Arrangement, including, without limitation, an increase in salary, a lump sum payment, a payment for surrendering securities, or other enhancement in benefits related to past or future services as an employee, director or consultant of Vitran. However, MI 61-101 excludes from the meaning of “collateral benefit” certain benefits to a related party received solely in connection with the related party’s services as an employee, director or consultant of an issuer or an affiliated entity of the issuer or a successor to the business of the issuer where, among other things, (i) the benefit is not conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for securities relinquished under the transaction, (ii) the conferring of the benefit is not, by its terms, conditional on the related party supporting the transaction in any manner, (iii) full particulars of the benefit are disclosed in the disclosure document for the transaction, and (iv) at the time the transaction was agreed to, the related party and its associated entities beneficially own or exercise control or direction over less than 1% of the outstanding shares of the issuer.

All of the directors and the senior officers of each of Vitran and the Vitran Subsidiaries hold Incentive Units. Pursuant to the Arrangement Agreement, Vitran has agreed to use commercially reasonable efforts to accelerate the vesting of all Incentive Units such that all outstanding Incentive Units will be fully vested on or immediately prior to the Effective Time. Pursuant to the terms of existing transaction incentive agreements with certain senior officers of each of Vitran and the Vitran Subsidiaries, such senior officers are entitled to certain payments in an aggregate amount of CDN$1,656,615 (assuming Vitran has net debt of USD$37.9 million) as a consequence of the Arrangement. In addition, pursuant to the terms of existing employment agreements of certain senior officers of each of Vitran and the Vitran Subsidiaries, if the employment of any such officer is terminated without cause following the completion of the Arrangement, a “change of control” of Vitran could be deemed to have occurred which will trigger severance or change of control payments in an aggregate amount of CDN$1,923,700. None of these benefits or payments is conferred for the purpose, in whole or in part, of increasing the value of the consideration paid to the related party for their Common Shares or is conditional on the related party supporting the Arrangement in any manner. In addition, each director and senior officer of each of Vitran and the Vitran Subsidiaries exercises control or direction over, or beneficially owns, less than 1% of the outstanding Common Shares.

Accordingly, none of these benefits or payments is a “collateral benefit” for the purposes of MI 61-101, thus the directors and senior officers of Vitran and the Vitran Subsidiaries who own Common Shares will be entitled to vote on the Arrangement Resolution for purposes of “minority approval”.

See “Interests of Informed Persons in Material Transactions – Interests of Certain Persons in the Arrangement” for detailed information regarding the benefits and other payments to be received by each of the Directors and executive officers of the Company in connection with the Arrangement.

Formal Valuation

MI 61-101 requires in certain circumstances that an issuer carrying out a business combination obtain a formal valuation prepared by an independent valuator. Vitran is exempt from the requirement to obtain a formal valuation for the Arrangement by virtue of Section 4.4(1)(c) of MI 61-101, which exempts an issuer from the formal valuation requirement for a business combination if the issuer has engaged in an auction process as described in MI 61-101.

The Manitoulin Proposal was outstanding at the time the Arrangement Agreement was entered into and announced. The Board determined that the Arrangement constituted a ‘‘Superior Proposal’’ under the Manitoulin Arrangement Agreement and the Board unanimously recommended that Shareholders vote in favour of the Arrangement Resolution at the Meeting. Each of the Purchaser, the Parent and Manitoulin Transport has been provided with equal access to Vitran and to information concerning Vitran and its securities. See “The Arrangement – Background to the Arrangement”.

Prior Valuations and Prior Offers

Neither Vitran nor to the knowledge of Vitran, after reasonable inquiry, any Director or senior officer of Vitran has knowledge of any “prior valuation” (as defined in MI 61-101) in respect of Vitran that has been made in the 24 months before the date of this Circular. Except as described in this Circular, Vitran has not received any bona fide prior offer during the 24 months before the date of the Arrangement Agreement that relates to the subject matter of or is otherwise relevant to the Arrangement.

Fees and Expenses

All expenses incurred in connection with the Arrangement Agreement and the Transactions contemplated thereby shall be paid by the Party incurring such expense. Vitran has agreed to pay the Purchaser the Expense Reimbursement if the Arrangement Agreement is terminated in certain circumstances. See “The Arrangement – The Arrangement Agreement – Termination – Expense Reimbursement”.

Vitran estimates that it will incur fees and related expenses in the amount of approximately USD$3.2 million relating to the Arrangement including, without limitation, financial, advisory, legal and accounting fees, filing fees and the costs of preparing, printing and mailing this Circular.

Sources of Funds for the Arrangement

Pursuant to the Arrangement, the Purchaser is expected to pay an aggregate amount of approximately USD$85,715,559 to acquire all of the outstanding Common Shares, other than Common Shares held by the Purchaser and any Affiliate of the Purchaser, assuming no Shareholders validly exercise their Dissent Rights, and approximately USD$808,827 to the holders of Incentive Units pursuant to the Arrangement (assuming, where applicable, a US dollar/Canadian dollar exchange rate of USD$0.9256/CDN$1.00).

The Purchaser will make arrangements for the Depositary to be provided with sufficient funds to pay in full the aggregate Consideration upon the terms contemplated by the Plan of Arrangement. The consideration payable in respect of the Incentive Units pursuant to the Arrangement will be satisfied from the available cash on hand of the Purchaser.

The Arrangement Agreement

The description of the Arrangement Agreement, both below and elsewhere in this Circular, is a summary only, is not exhaustive and is qualified in its entirety by reference to the terms of the Arrangement Agreement, which is incorporated by reference herein and may be found under Vitran’s profile on SEDAR at www.sedar.com and at the SEC’s public website, www.sec.gov.

Effective Date and Conditions of Arrangement

If the Arrangement Resolution is passed, the Final Order of the Court is obtained approving the Arrangement, every requirement of the OBCA relating to the Arrangement has been complied with and all other conditions disclosed under the heading “The Arrangement – The Arrangement Agreement – Conditions to the Arrangement Becoming Effective” are met or waived, the Arrangement is anticipated to become effective at the Effective Time on the Effective Date. It is currently expected that the Effective Date will be on or about March 7, 2014.

Representations and Warranties

The Arrangement Agreement contains representations and warranties made by Vitran to the Purchaser and representations and warranties made by the Purchaser to Vitran. In addition, the Parent has unconditionally and irrevocably guaranteed the obligations of the Purchaser under the Arrangement Agreement. The representations and warranties contained in the Arrangement Agreement were made solely for purposes of the Arrangement Agreement and are subject to important qualifications, limitations and exceptions agreed to by the Parties. In particular, some of the representations and warranties are subject to a contractual standard of materiality or Material Adverse Effect different from that generally applicable to public disclosure to Shareholders, or are used for the purpose of allocating risk between the Parties to the Arrangement Agreement. For the foregoing reasons, you should not rely on the representations and warranties contained in the Arrangement Agreement as statements of factual information at the time they were made or otherwise.

The representations and warranties provided by Vitran in favour of the Purchaser relate to, among other things: the Fairness Opinion and the Board’s approval; organization and qualification; authority relative to the Arrangement Agreement; the enforceability of the Arrangement Agreement; no violations as a result of the Arrangement; capital structure; ownership of subsidiaries; reporting status and securities law matters; public filings; financial statements; internal controls and financial reporting; books and records; minute books; the absence of undisclosed liabilities; the absence of a collateral benefit; the absence of a material change; litigation; taxes; personal property; real property; ownership of assets; intellectual property; material contracts; permits; environmental matters; compliance with Laws; employment matters; related party transactions; financial advisors; and insurance.

The representations and warranties provided by the Purchaser in favour of Vitran relate to, among other things: authority relative to the Arrangement Agreement; organization; no violations as a result of the Arrangement Agreement or the Arrangement; sufficiency of funds; compliance with US securities law; ownership of Common Shares by the Purchaser, the Parent or their Affiliates; and the Investment Canada Act (Canada).

Conditions to the Arrangement Becoming Effective

In order for the Arrangement to become effective, certain conditions must have been satisfied or waived which conditions are summarized below.

Mutual Conditions

The obligations of the Purchaser and Vitran to complete the Arrangement and the other Transactions contemplated by the Arrangement Agreement are subject to the following conditions:

(a)	the Vitran Required Vote shall have been obtained at the Meeting;

(b)	the Effective Time shall be on or before the Completion Deadline;

(c)	there shall not be in force any Laws, ruling, order or decree, and there shall not have been any action taken by any Governmental Entity or other regulatory authority, that makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the consummation of the Arrangement or other Transactions contemplated in the Arrangement Agreement in accordance with its terms or results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Arrangement and the other Transactions contemplated in the Arrangement Agreement which has a Material Adverse Effect or a material adverse effect on Purchaser;

(d)	the Competition Act Approval and the Transportation Act Approval shall have been obtained on terms satisfactory to the Parties, acting reasonably;

(e)	the Interim Order and the Final Order shall each have been obtained in form and substance satisfactory to the Parties, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to the Parties, acting reasonably, on appeal or otherwise; and

(f)	the Arrangement Agreement shall not have been terminated pursuant to the terms thereof.

The foregoing conditions are for the mutual benefit of the Parties and may be waived in respect of a Party, in whole or in part, by such Party in writing at any time. If any such conditions shall not be complied with or waived on or before the Completion Deadline or, if earlier, the date required for the performance thereof, or become incapable of being satisfied prior to then, then any Party may terminate the Arrangement Agreement by written notice to the other Party in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by such rescinding Party.

The Purchaser’s Conditions

The obligation of Purchaser to complete the Arrangement and the other Transactions contemplated by the Arrangement Agreement is subject to the satisfaction of the following conditions:

(a)	the representations and warranties made by Vitran in the Arrangement Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” or materiality shall be true and correct as of the Effective Date, in all respects, as if made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and all other representations and warranties made by Vitran in the Arrangement Agreement that are not so qualified shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and Vitran shall have provided to the Purchaser a certificate of an officer thereof certifying such accuracy or lack of “Material Adverse Change” or “Material Adverse Effect” on the Effective Date;

(b)	there shall not have occurred a Material Adverse Effect;

(c)	holders of not more than 10% of the Common Shares shall have exercised Dissent Rights;

(d)	the Effective Time shall occur no later than the Completion Deadline;

(e)	the Key Third Party Consents shall have been obtained; and

(f)	Vitran shall have complied in all material respects with its covenants in the Arrangement Agreement and Vitran shall have provided to the Purchaser a certificate of an officer thereof certifying that, as of the Effective Date, Vitran has so complied with its covenants in the Arrangement Agreement.

The foregoing conditions are for the benefit of the Purchaser and may be waived, in whole or in part, by the Purchaser in writing at any time. If any of such conditions shall not be complied with or waived by the Purchaser on or before the Completion Deadline or, if earlier, the date required for the performance thereof, or become incapable of being satisfied prior to then, then the Purchaser may terminate the Arrangement Agreement by written notice to Vitran in circumstances where the failure to satisfy any such condition is not the result of a breach of the Arrangement Agreement by the Purchaser.

Vitran’s Conditions

The obligations of Vitran to complete the Arrangement and the other Transactions contemplated by the Arrangement Agreement are subject to the satisfaction of the following conditions:

(a)	the representations and warranties made by the Purchaser in the Arrangement Agreement that are qualified by materiality shall be true and correct as of the Effective Date, in all respects, as if made on and as of such date and all other representations and warranties made by Purchaser in the Arrangement Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date, and Purchaser shall have provided to Vitran a certificate of an officer thereof certifying such accuracy on the Effective Date;

(b)	the Purchaser shall have complied in all material respects with its covenants in the Arrangement Agreement and the Purchaser shall have provided to Vitran a certificate of an officer thereof, certifying that, as of the Effective Date, the Purchaser has so complied with its covenants in the Arrangement Agreement; and

(c)	the Purchaser shall have deposited or caused to be deposited with the Depositary in escrow the funds provided for in Section 9(k) of the Arrangement Agreement, and the Depositary shall have confirmed to Vitran receipt of such funds.

The foregoing conditions are for the benefit of Vitran and may be waived, in whole or in part, by Vitran in writing at any time. If any of such conditions shall not be complied with or waived by Vitran on or before the Completion Deadline or, if earlier, the date required for the performance thereof, or become incapable of being satisfied prior to then, then Vitran may terminate the Arrangement Agreement by written notice to the Purchaser in circumstances where the failure to satisfy any such condition is not the result of a breach of the Arrangement Agreement by Vitran.

Covenants of Vitran

Covenants relating to Conduct of Business

Pursuant to the Arrangement Agreement, Vitran has covenanted and agreed with the Purchaser as follows:

(a)	other than in connection with completing the Arrangement or as are required by applicable Laws or any Governmental Entity, Vitran shall, and shall cause the Vitran Subsidiaries to conduct business only in, and not take any action except in, the Ordinary Course and shall use its reasonable commercial efforts to preserve intact the current business organization of Vitran and the Vitran Subsidiaries, keep available the services of the present senior officers of Vitran, and the Vitran Subsidiaries and maintain good relations with, and the goodwill of, Persons having business relationships with Vitran or any of the Vitran Subsidiaries;

(b)	other than in contemplation of or as required to give effect to the Arrangement or the Transactions contemplated in the Arrangement Agreement or as required by applicable Laws or any Governmental Entity, Vitran shall not (and shall ensure that the Vitran Subsidiaries do not), without the prior written consent of the Purchaser, directly or indirectly do or permit to occur any of the following:

(i)

issue, sell, pledge, lease, dispose of, encumber or create any Encumbrance on or agree to issue, sell, pledge, lease, dispose of, or encumber or create any Encumbrance on, or permit a Vitran Subsidiary to issue, sell, pledge, lease, dispose of, encumber or create any Encumbrance on or agree to issue, sell, pledge, lease, dispose of, or encumber or create any Encumbrance on, any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, Vitran or any of the Vitran Subsidiaries, other than the issue of up to 557,750 Common Shares pursuant to the exercise of the Vitran Options issued and outstanding on the date of the Arrangement Agreement in accordance with their terms as of the date of the Arrangement Agreement;

(ii)	other than in the Ordinary Course, or as disclosed to the Purchaser by Vitran, in respect of rights, properties or assets that are not, either individually or in the aggregate, material to Vitran, sell, lease or otherwise dispose of, or permit any of the Vitran Subsidiaries to sell, lease or otherwise dispose of, any material property or assets or enter into any agreement or commitment in respect of any of the foregoing;

(iii)	amend or propose to amend the articles or by-laws (or their equivalent) of Vitran or any of the Vitran Subsidiaries or, except for purposes of and as provided in Section 8(v) of the Arrangement Agreement, any of the terms of the Vitran Options or Vitran DSUs as they exist at the date of the Arrangement Agreement;

(iv)	split, combine or reclassify any of the shares of Vitran or any of the Vitran Subsidiaries, or declare, set aside or pay any dividend or other distribution payable in cash, securities, property or otherwise with respect to the Common Shares;

(v)	redeem, purchase or offer to purchase or permit any of the Vitran Subsidiaries to redeem, purchase or offer to purchase, any Common Shares;

(vi)	reorganize, amalgamate or merge Vitran or any of the Vitran Subsidiaries with any other Person other than another Vitran Subsidiary;

(vii)	acquire or agree to acquire any corporation or other entity (or material interest therein) or division of any corporation or other entity;

(viii)	(A) satisfy or settle any material claims or disputes which are, individually or in the aggregate material to Vitran; (B) relinquish any material contractual rights which are, individually or in the aggregate material to Vitran; or (C) enter into any interest rate, currency or commodity swaps, hedges, caps, collars, forward sales or other similar financial instruments other than in the Ordinary Course and not for speculative purposes;

(ix)	except as disclosed to the Purchaser by Vitran, incur, authorize, agree or otherwise become committed to provide guarantees for borrowed money or incur, authorize, agree or otherwise become committed for any indebtedness for borrowed money in excess of USD$1.0 million in the aggregate, or permit any of the Vitran Subsidiaries to incur, authorize, agree or otherwise become committed to provide guarantees for borrowed money or incur, authorize, agree or otherwise become committed for any indebtedness for borrowed money;

(x)	except as required by GAAP, any other generally accepted accounting principle to which any Vitran Subsidiary may be subject or any applicable Laws, make any changes to the existing accounting practices of Vitran or make any material tax election inconsistent with past practice;

(xi)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of Vitran or any of the Vitran Subsidiaries;

(xii)	make any capital expenditure or commitment to do so other than in the Ordinary Course or which individually or in the aggregate exceed USD$1.0 million except in accordance with the approved annual budget of Vitran or as disclosed to the Purchaser by Vitran;

(xiii)

make any material Tax election, information schedule, return or designation, settle or compromise any material Tax claim, assessment, reassessment or liability, file any material amended Tax Return, enter into any material agreement with a Governmental Entity with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods or reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

(xiv)	knowingly take any action or knowingly permit inaction or knowingly enter into any transaction that could reasonably be expected to have the effect of materially reducing or eliminating the amount of the tax cost “bump” pursuant to paragraphs 88(1)(c) and 88(1)(d) of the Tax Act in respect of the securities of any Affiliates of Vitran or any Vitran Subsidiary and other non-depreciable capital property owned by Vitran or any of the Vitran Subsidiaries on the date of the Arrangement Agreement, upon an amalgamation or winding-up of Vitran or any of the Vitran Subsidiaries (or any of their respective successors);

(xv)	make an “investment” (as that term is defined in section 212.3 of the Tax Act) in any corporation that is, or will be prior to the Effective Time, a “foreign affiliate” of Vitran for purposes of the Tax Act;

(xvi)	make any bonus or profit sharing distribution or similar payment of any kind, other than pursuant to the employment agreements, retention agreements and transaction incentive agreements disclosed to the Purchaser by Vitran;

(xvii)	except as required by Laws: (i) adopt, enter into or amend any Employee Plan (other than entering into an employment or consulting agreement in the Ordinary Course with a new non-management employee who was not employed or retained by Vitran or a Vitran Subsidiary on the date of the Arrangement Agreement or renewing an existing employment or consulting agreement in the Ordinary Course); (ii) pay any benefit to any director or officer of Vitran or any of the Vitran Subsidiaries or to any Employee that is not required under the terms of any Employee Plan or the employment, retention or transaction incentive agreements in effect on the date of the Arrangement Agreement as disclosed to the Purchaser by Vitran; (iii) grant, accelerate, increase or otherwise amend any payment, award or other benefit, in any material respect, payable to, or for the benefit of, any director or officer of Vitran or any of the Vitran Subsidiaries or to any Employee; (iv) make any material determination under any Employee Plan that is not in the Ordinary Course; or (v) take or propose any action to effect any of the foregoing;

(xviii)	enter into or amend any contract with any broker, finder or investment banker; or

(xix)	agree or commit to do any of the foregoing.

(c)	Vitran shall use its reasonable commercial efforts, and shall cause the Vitran Subsidiaries to use their reasonable commercial efforts, to cause their respective current insurance (or reinsurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of internationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(d)	Vitran shall not take any action and cause the Vitran Subsidiaries to not take any action, that would interfere with or be inconsistent with the completion of the Arrangement and the other Transactions contemplated by the Arrangement Agreement or would render, or that could reasonably be expected to render, any representation or warranty made by Vitran in the Arrangement Agreement untrue or inaccurate at any time prior to the Effective Date if then made;

(e)

Vitran shall promptly notify the Purchaser of (A) any Material Adverse Change or Material Adverse Effect, or any change, event, occurrence or state of facts which could reasonably be expected to become a Material Adverse Change or to have a Material Adverse Effect, (B) any material Governmental Entity or third person complaints, investigations or hearings (or communications indicating that the same may be contemplated), (C) any breach by Vitran of any covenant or agreement contained in the Arrangement Agreement, and (D) any event occurring subsequent to the date of the Arrangement Agreement that would render any representation or warranty of Vitran contained in the Arrangement Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate;

(f)	Vitran shall not, and shall cause the Vitran Subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any securities of Vitran in connection with the Arrangement prior to the Effective Date without the prior written consent of the Purchaser, which will not be unreasonably withheld;

(g)	except in the Ordinary Course, and other than as required by applicable Laws, Vitran shall not, and shall cause the Vitran Subsidiaries not to, enter into, renew or modify in any material respect any material contract, agreement, lease, commitment or arrangement to which Vitran or any of the Vitran Subsidiaries is a party or by which any of them is bound, except insofar as may be necessary to permit or provide for the completion of the Arrangement; and

(h)	Vitran shall not take any action, refrain from taking any action (subject to commercially reasonable efforts), or permit any action to be taken or not taken, inconsistent with the provisions of the Arrangement Agreement or which could reasonably be expected to materially impede the completion of the Arrangement or which could have a Material Adverse Effect, provided that where Vitran is required to take any such action or refrain from taking such action (subject to commercially reasonable efforts) as a result of the Arrangement Agreement, it shall as promptly as reasonably practical notify the Purchaser in writing of such circumstances.

Covenants relating to the Vitran Proxy Statement and the Final Order

Pursuant to the Arrangement Agreement, Vitran has covenanted and agreed with the Purchaser as follows:

(a)	Vitran shall not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Meeting without the prior written consent of the Purchaser, except for quorum purposes, as required by a Governmental Entity, or as required or permitted under Section 18(d) of the Arrangement Agreement, it being understood that, provided that the Arrangement Agreement has not been terminated in accordance with its terms, the Meeting shall be held regardless of whether the directors of Vitran recommend that Shareholders vote against the Arrangement Resolution or any other Change in Recommendation has occurred;

(b)	subject to obtaining the approvals as are required by the Interim Order, Vitran will proceed with and diligently pursue the application to the Court for the Final Order as soon as reasonably practicable but in any event, not later than five Business Days after the Arrangement Resolution is passed at the Meeting, or such later date as may be agreed to by Purchaser and Vitran;

(c)	subject to obtaining the Final Order and the satisfaction or waiver of the other conditions contained in the Arrangement Agreement in favour of each party, Vitran will send to the OBCA Director, for endorsement and filing by the OBCA Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement no later than the second Business Day after the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of the conditions set out in Articles 11, 12 and 13 of the Arrangement Agreement (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of those conditions as of the Effective Date), unless another time or date is agreed to in writing by the Parties;

(d)

none of the information supplied or to be supplied by Vitran for inclusion or incorporation by reference in the Vitran Proxy Statement will, at the time the Vitran Proxy Statement becomes effective, at the time of the Meeting and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to or affecting Vitran shall occur as a result of which it is necessary, in the opinion of counsel for Vitran, to supplement or amend the Vitran Proxy Statement in order to make such document not incorrect or misleading, Vitran will forthwith prepare and file with the SEC an amendment or supplement to the Vitran Proxy Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. The Vitran Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the U.S. Securities Act, the U.S. Exchange Act, the rules of the Exchanges, applicable Securities Authorities, and all applicable Laws;

(e)	Vitran has agreed to:

(i)	subject to the terms of the Arrangement Agreement, Vitran shall use its commercially reasonable efforts to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the completion of any of the Transactions contemplated by the Arrangement Agreement, including, if so requested by the Purchaser, acting reasonably, and financed by the Purchaser, using dealer and proxy solicitation services firms engaged by Vitran;

(ii)	provide the Purchaser with copies of or access to information regarding the Meeting generated by any dealer or proxy solicitation services firm, as may be reasonably requested from time to time by the Purchaser;

(iii)	consult with the Purchaser in fixing the date of the Meeting and the record date of the Meeting, give notice to Purchaser of the Meeting and allow the Purchaser’s representatives and legal counsel to attend the Meeting;

(iv)	provide the Purchaser, as promptly as reasonably possible, at such times as the Purchaser may reasonably request and at least on a daily basis on each of the last ten Business Days prior to the date of the Meeting with the aggregate tally of the proxies received by Vitran in respect of the Arrangement Resolution;

(v)	advise the Purchaser as promptly as reasonably possible, of any communication (written or oral) from or claims brought by (or threatened to be brought by) any Person in opposition to the Arrangement and/or purported exercise or withdrawal of Dissent Rights by Shareholders;

(vi)	not change the record date for the Shareholders entitled to vote at the Meeting in connection with any adjournment or postponement of the Meeting unless required by applicable Laws;

(vii)	at the reasonable request of the Purchaser from time to time, as soon as reasonably practicable, provide the Purchaser to the extent available, with a list (in both written and electronic form) of the registered Shareholders, together with their addresses and respective holdings of Common Shares, with a list of the names and addresses and holdings of all Persons having rights issued by Vitran to acquire Common Shares and a list of non-objecting beneficial owners of Common Shares, together with their addresses and respective holdings of Common Shares, all as of a date that is as close as reasonably practicable prior to the date of delivery of such lists. Vitran shall from time to time require that its registrar and transfer agent furnish the Purchaser at the Purchaser’s expense with such additional information, including updated or additional lists of Shareholders and lists of holdings and other assistance as the Purchaser may reasonably request in order to be able to communicate with respect to the Arrangement with the Shareholders entitled to vote on the Arrangement Resolution; and

(viii)	upon the reasonable request of the Purchaser and for the sole purpose of attempting to obtain the Vitran Required Vote, Vitran will adjourn or postpone the Meeting to a date specified by Purchaser, provided that the Meeting, so adjourned or postponed, will not be later than the date that is thirty days prior to the Completion Deadline.

(f)	in connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, or otherwise in connection with the Arrangement Agreement or the Transactions contemplated by the Arrangement Agreement, Vitran shall:

(i)	diligently pursue obtaining the Interim Order and the Final Order;

(ii)	provide the Purchaser and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and will give reasonable consideration to such comments;

(iii)	provide legal counsel to the Purchaser on a timely basis with copies of any notice of appearance, evidence or other documents served on Vitran or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or the Final Order;

(iv)	ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of the Arrangement Agreement and the Plan of Arrangement;

(v)	not file any material with the Court in connection with the Arrangement or serve any such material, or agree to modify or amend any material so filed or served, except as contemplated by the Arrangement Agreement or with the Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed;

(vi)	oppose any proposal from any Person that the Final Order contain any provision inconsistent with the Arrangement Agreement, and if required by the terms of the Final Order or by Laws to return to Court with respect to the Final Order do so only after notice to, and in consultation and cooperation with, the Purchaser; and

(vii)	not object to legal counsel to the Purchaser making such submissions on the application for the Interim Order and the application for the Final Order which is not inconsistent in any material respect with the terms of the Arrangement Agreement and the Plan of Arrangement, as such counsel considers appropriate, provided that Vitran and its legal counsel are advised of the nature of any such submissions prior to the hearing; and

(g)	except for non-substantive communications, in addition to the deliveries set out in Section 8(b) of the Arrangement Agreement, Vitran shall furnish as promptly as reasonably practical to the Purchaser a copy of each notice, report, schedule or other document or communication delivered, filed or received by Vitran in connection with the Arrangement Agreement, the Arrangement or the Meeting or any other meeting related to the Transactions at which all Shareholders are entitled to attend, any filings made under any applicable Laws and any dealings or communications with any Governmental Entity, Securities Authority or Exchange in connection with, or in any way affecting, the Arrangement or the other Transactions contemplated by the Arrangement Agreement.

Covenants relating to Approvals, Filings and Consents

Pursuant to the Arrangement Agreement, Vitran has covenanted and agreed with the Purchaser as follows:

(a)	Vitran shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions precedent to its obligations to the extent that the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement and the other Transactions contemplated by the Arrangement Agreement, including using its commercially reasonable efforts to:

(i)	obtain all consents (including Key Third Party Consents), approvals and authorizations as are required to be obtained by Vitran or the Vitran Subsidiaries under any applicable Laws or from any Governmental Entity which would, if not obtained, materially impede the completion of the Arrangement and the other Transactions contemplated by the Arrangement Resolution or have a Material Adverse Effect;

(ii)	effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by Vitran or any of the Vitran Subsidiaries in connection with the Arrangement and participate and appear in any proceedings of any Party thereto before any Governmental Entity;

(iii)	oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting the Arrangement Agreement, the Arrangement or seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Arrangement;

(iv)	fulfill all conditions and satisfy all provisions of the Arrangement Agreement required to be fulfilled or satisfied by Vitran;

(v)	cooperate with the Purchaser in connection with the performance by it of its obligations hereunder, provided however that other than as set out in the Arrangement Agreement, the foregoing shall not be construed to obligate Vitran to pay or cause to be paid any monies or to cause any liability to be incurred to cause such performance to occur; and

(vi)	file the definitive Vitran Proxy Statement with the SEC.

(b)	Vitran shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the Arrangement and take all reasonable action necessary to be in compliance with such Laws; and

(c)	Vitran shall use its commercially reasonable efforts to conduct its affairs and to cause the Vitran Subsidiaries to conduct their affairs so that all of the representations and warranties of Vitran contained in the Arrangement Agreement shall be true and correct on and as of the Effective Date as if made on and as of such date.

Covenants relating to Pre-Acquisition Reorganization

Pursuant to the Arrangement Agreement, Vitran has agreed with the Purchaser that, upon request by the Purchaser, Vitran shall, and shall cause each of the Vitran Subsidiaries to, use its commercially reasonable efforts to (i) effect such reorganizations of its business, operations and assets and the integration of other affiliated businesses as the Purchaser may request, acting reasonably (each a “Pre-Acquisition Reorganization”) provided that the Pre-Acquisition Reorganization is not prejudicial to Vitran, any of the Vitran Subsidiaries or the Shareholders, and (ii) cooperate with the Purchaser and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken. The Purchaser acknowledged and agreed that the Pre-Acquisition Reorganizations shall not (A) delay or prevent consummation of the Arrangement and the other Transactions contemplated in the Arrangement Agreement (including by giving rise to litigation by third parties or the need for prior approval of the Shareholders), or (B) be considered in determining whether a representation or warranty of Vitran hereunder has been breached, it being acknowledged by the Purchaser that these actions could require the consent of third parties under applicable contracts. The Purchaser shall provide written notice to Vitran of any proposed Pre-Acquisition Reorganization at least ten Business Days prior to the Effective Date. Upon receipt of such notice, the Purchaser and Vitran shall work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganizations. The Parties shall seek to have any such Pre-Acquisition Reorganization made effective as of the last moment of the day ending immediately prior to the Effective Time (but after the Purchaser shall have waived or confirmed that all conditions to completion of the Arrangement have been satisfied).

Covenants relating to Cooperation on Debt Financing

Pursuant to the Arrangement Agreement, Vitran has agreed with the Purchaser to use its commercially reasonable efforts to provide, and shall cause the Vitran Subsidiaries and its and their representatives to use its and their commercially reasonable efforts to provide, to the Purchaser all such reasonable and timely cooperation as may be reasonably requested by the Purchaser and at the Purchaser’s cost and expense, and that is customary in connection with its financing of the Consideration payable in respect of the Arrangement, including: (a) participating in meetings, drafting sessions and due diligence sessions; (b) making available to the Purchaser and its financing sources such financial and other pertinent information regarding Vitran and the Vitran Subsidiaries as may be reasonably requested by the Purchaser; (c) assisting the Purchaser and its financing sources in the preparation of documents required in connection with its financing; (d) assisting the Purchaser and its financing sources in connection with matters relating to title to assets or property; (e) facilitating the pledging of Vitran collateral; (f) cooperating with the Purchaser and its financing sources in connection with any syndication of the financing, if required; and (g) facilitating the execution and delivery of definitive documents related to the financing. The Purchaser acknowledged and agreed that Vitran and the Vitran Subsidiaries and officers and representatives have no responsibility for any financing that the Purchaser may raise in connection with the Transactions contemplated thereby. The Purchaser also acknowledged and agreed that the obtaining financing by the Purchaser is not a condition to any of its obligations hereunder, regardless of the reasons why financing is not obtained or whether such reasons are within or beyond the control of the Purchaser. For the avoidance of doubt, if any financing referred to in Section 8(u) of the Arrangement Agreement, is not obtained, the Purchaser has agreed to continue to be obligated to consummate the Transactions contemplated by the Arrangement Agreement, subject to the terms and conditions contemplated by the Arrangement Agreement.

Covenants relating to Non-Solicitation

Pursuant to the Arrangement Agreement, Vitran has agreed with the Purchaser as follows:

(a)	except as expressly provided in Sections 16, 17 or 18 of the Arrangement Agreement, Vitran shall not, directly or indirectly, through any Representative or otherwise, and shall not permit any such Person to:

(i)	solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any non-public information, properties, facilities, books or records of Vitran or any Vitran Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(ii)	enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than the Purchaser and its Affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(iii)	effect a Change in Recommendation; or

(iv)	accept or enter into (other than a confidentiality agreement permitted by and in accordance with Section 17(a)) of the Arrangement Agreement or publicly propose to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal.

(b)	except as otherwise provided in Section 16 of the Arrangement Agreement, Vitran shall, and shall cause the Vitran Subsidiaries and its Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiation, or other activities commenced prior to the date of the Arrangement Agreement with any Person (other than Purchaser and its Affiliates) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection therewith, Vitran will:

(i)	immediately discontinue access to any data room to any such Person; and

(ii)	within two Business Days, request, and exercise all rights it has to require (i) the return or destruction of all copies of any confidential information regarding Vitran or any Vitran Subsidiary provided to any Person, and (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding Vitran or any Subsidiary, in each case provided to such Person in connection with a potential Acquisition Proposal and using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

Responding to Acquisition Proposals and Superior Proposals

Pursuant to the Arrangement Agreement, Vitran has agreed with the Purchaser as follows:

(a)	notwithstanding Section 16 of the Arrangement Agreement, and any other provision of the Arrangement Agreement, if at any time following the date of the Arrangement Agreement and prior to obtaining the Vitran Required Vote, Vitran receives an unsolicited written Acquisition Proposal that is not in breach of any confidentiality or standstill agreement between Vitran or any of the Vitran Subsidiaries and the Person making such Acquisition Proposal, Vitran may contact the Person making such Acquisition Proposal and its representatives to clarify the terms and conditions of such Acquisition Proposal and the likelihood of consummation so as to determine whether such proposal is, or could reasonably be expected to lead to, a Superior Proposal. If the directors of Vitran thereafter determine in good faith, after consultation with Vitran’s financial advisors and outside legal counsel, (disregarding, for the purposes of any such determination, any term of such Acquisition Proposal that provides for a due diligence investigation and/or a financing condition) constitutes or could reasonably be expected to constitute a Superior Proposal, then, following compliance with clause (b) below, Vitran may:

(i)	furnish information with respect to Vitran and the Vitran Subsidiaries to the Person making such Acquisition Proposal; and

(ii)	enter into, participate, facilitate and maintain discussions or negotiations with, and otherwise cooperate with or assist, the Person making such Acquisition Proposal, provided that, (i) Vitran has been, and continues to be, in compliance with its obligations under this section and the section under the heading “The Arrangement – The Arrangement Agreement – Covenants of Vitran – Right to Match” (Sections 17 and 18 of Arrangement Agreement) and (ii) Vitran will not, and will not allow its Representatives to, disclose any non-public information to such Person without first entering into a confidentiality and standstill agreement with such Person on terms and conditions no less onerous or more beneficial to such Person than those in the Confidentiality Agreement and otherwise containing terms and conditions that are customary for such agreements, Vitran promptly provides the Purchaser with a copy of such confidentiality and standstill agreement and Vitran promptly provides to the Purchaser any material non-public information concerning Vitran or the Vitran Subsidiaries provided to such other Person which was not previously provided to Purchaser. Any such confidentiality and standstill agreement may not include a provision calling for an exclusive right to negotiate with Vitran and may not restrict Vitran from complying with Sections 17 and 18 of the Arrangement Agreement;

(b)	Vitran will, as soon as practicable and in any event within 24 hours of receipt by Vitran, notify the Purchaser, first orally and then in writing, of any Acquisition Proposal which any director, senior officer or agent thereof is or becomes aware of, after the date of the Arrangement Agreement, any amendment to any such proposal or any request for non-public information relating to Vitran or the Vitran Subsidiaries (such notice to include a copy of any written Acquisition Proposal and the name of the Person submitting such Acquisition Proposal or making such inquiry, request or contact) and will keep Purchaser reasonably informed as to the status, including any changes to the material terms and conditions of such Acquisition Proposal and the negotiations relating thereto; and

(c)

nothing in the Arrangement Agreement shall prevent the Directors from responding in a manner that is consistent with and in accordance with the non-solicitation provisions in Section 16 of the Arrangement Agreement, or from making such disclosure as is necessary for the Directors to act in a manner consistent with their fiduciary duties (including through a directors’ circular or otherwise as required by applicable Laws to an Acquisition Proposal that they determine is not a Superior Proposal). In addition, nothing in the Arrangement Agreement shall be deemed to prohibit Vitran or the Directors from (i) taking and disclosing to the Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the U.S. Exchange Act or (ii) making any “stop-look-and-listen” communication to the Shareholders pursuant to Rule 14d-9(f) under the U.S. Exchange Act; provided that, in the case of a disclosure pursuant to clause (i) that is not a “stop-look-and-listen” or other similar communication contemplated by Rule 14d-9(f) under the U.S. Exchange Act, the Directors shall expressly reaffirm their recommendation of the Arrangement in such disclosure unless their approval or recommendation has been withdrawn, modified or qualified in accordance with Section 20 of the Arrangement Agreement.

Right to Match

The Arrangement Agreement provides that:

(a)	Vitran may take any action that is prohibited by Section 16(a)(iii) of the Arrangement Agreement (effecting a Change in Recommendation) or Section 16(iv) of the Arrangement Agreement (accepting or publicly proposing to accept) in respect of any Acquisition Proposal if and only if:

(i)	such Acquisition Proposal constitutes a Superior Proposal;

(ii)	Vitran has been, and continues to be, in compliance with its obligations under Sections 16, 17 and 18 of the Arrangement Agreement;

(iii)	such Acquisition Proposal is in writing and the Purchaser has been provided with a copy of the letter of intent or agreement relating to such Superior Proposal;

(iv)	Vitran has delivered to the Purchaser a written notice of the determination of the Directors that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the Directors to make a Change in Recommendation and to accept, approve, endorse, recommend or enter into a definitive agreement with respect to such Superior Proposal, which notice will include the Directors’ determination regarding the value or range of value in financial terms that the Directors have, in consultation with Vitran’s financial advisors, determined should be ascribed to any non-cash consideration, if any, offered under the Superior Proposal (the “Superior Proposal Notice”);

(v)	at least five Business Days (the “Matching Period”) have elapsed from the date that is the later of the date on which the Purchaser received the Superior Proposal Notice and the date on which the Purchaser received a copy of the letter of intent or agreement relating to such Superior Proposal;

(vi)	if the Purchaser has offered to amend the Arrangement Agreement and the Arrangement pursuant to clause (b) below, the Directors (i) have determined in good faith, after consultation with Vitran’s outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (compared to the terms of the Arrangement as proposed to be amended by the Purchaser under clause (b) below; and

(vii)	Vitran has terminated the Arrangement Agreement pursuant to Section 20(a)(iii)2) of the Arrangement Agreement and paid any applicable Termination Fee pursuant to Section 19(b) of the Arrangement Agreement;

(b)	during the Matching Period: (i) the Purchaser will have the opportunity (but not the obligation) to offer to amend the Arrangement and the Arrangement Agreement in order for such Acquisition Proposal to cease to be a Superior Proposal, (ii) the Directors shall review any offer made by the Purchaser to amend the terms of the Arrangement Agreement and the Arrangement in good faith after consultation with Vitran’s outside legal and financial advisors, in order to determine whether such offer would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (iii) Vitran shall negotiate in good faith with the Purchaser to make such amendments to the terms of the Arrangement Agreement and the Arrangement as would enable the Purchaser to proceed with the Transactions contemplated by the Arrangement Agreement on such amended terms. If the Directors determine that such Acquisition Proposal would cease to be a Superior Proposal, Vitran shall promptly so advise the Purchaser and the Parties shall amend the Arrangement Agreement to reflect such offer made by the Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing;

(c)	the right of the Purchaser under Section 18 of the Arrangement Agreement to amend the Arrangement shall apply to a maximum of two amendments or modifications to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Shareholders or other material terms or conditions thereof and the Purchaser shall not have the right to further amend the Arrangement in respect of a third such amendment or modification to any Acquisition Proposal;

(d)	if Vitran provides a Superior Proposal Notice to the Purchaser after a date that is less than seven Business Days before the Meeting, Vitran shall either proceed with or shall postpone the Meeting to a date that is not more than seven Business Days after the scheduled date of the Meeting, as directed by the Purchaser; and

(e)	Vitran shall advise the Vitran Subsidiaries and their respective Representatives of the prohibitions set out in Sections 16, 17 and 18 of the Arrangement Agreement and any violation of the restrictions set forth in those sections by Vitran, the Vitran Subsidiaries or the respective Representatives is deemed to be a breach of those sections by Vitran.

Covenants of the Purchaser

Covenants relating to Certain Actions

Pursuant to the Arrangement Agreement, the Purchaser has covenanted and agreed with Vitran as follows:

(a)	the Purchaser shall not take any action that would interfere with or be inconsistent with the completion of the Arrangement and the other Transactions contemplated by the Arrangement Agreement or would render, or that could reasonably be expected to render, any representation or warranty made by the Purchaser in the Arrangement Agreement untrue or inaccurate at any time prior to the Effective Date if then made;

(b)	the Purchaser shall promptly notify Vitran of (A) any breach by the Purchaser of any covenant or agreement contained in the Arrangement Agreement, and (B) any event occurring subsequent to the date of the Arrangement Agreement that would render any representation or warranty of the Purchaser contained in the Arrangement Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate;

(c)	the Purchaser shall not take any action, shall refrain from taking any action (subject to commercially reasonable efforts), and shall not permit any action to be taken or not taken, inconsistent with the provisions of the Arrangement Agreement or which could reasonably be expected to materially impede the completion of the Arrangement, provided that where the Purchaser is required to take any such action or refrain from taking such action (subject to commercially reasonable efforts) as a result of the Arrangement Agreement, it shall as promptly as reasonably practical notify Vitran in writing of such circumstances;

(d)	the Purchaser shall use its commercially reasonable efforts to conduct its affairs so that all of the representations and warranties of the Purchaser contained in the Arrangement Agreement shall be true and correct on and as of the Effective Date as if made on and as of such date;

(e)	the Purchaser shall execute and deliver, or cause to be executed and delivered at the closing of the Arrangement and the other Transactions contemplated thereby such customary agreements, certificates, opinions, resolutions and other closing documents as may be required by Vitran, all in form satisfactory to Vitran, acting reasonably;

(f)	the Purchaser will, and will cause Vitran and the Vitran Subsidiaries to honour and abide by and perform the terms of all agreements of Vitran and the Vitran Subsidiaries with Employees in effect on the Effective Date, including without limitation, under employment agreements, retention agreements, and transaction incentive agreements disclosed to the Purchaser by Vitran; and

(g)	the Purchaser will, following receipt of the Final Order and prior to the Effective Time, deposit or cause to be deposited with the Depositary under the Arrangement sufficient funds in escrow to pay the aggregate Consideration to be paid pursuant to the Arrangement to Shareholders, holders of Vitran Options and holders of Vitran DSUs.

Covenants relating to Approvals and Filings

Pursuant to the terms of the Arrangement Agreement, the Purchaser has covenanted and agreed with Vitran as follows:

(a)	the Purchaser shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all of the conditions precedent to its obligations to the extent the same is within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement, including using its commercially reasonable efforts to:

(i)	obtain all consents, approvals and authorizations as are required to be obtained by the Purchaser under any applicable Laws or from any Governmental Entity which would, if not obtained, materially impede the completion of the Arrangement;

(ii)	effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by the Purchaser in connection with the Arrangement and participate and appear in any proceedings of, any Party thereto before any Governmental Entity;

(iii)	oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting the Arrangement Agreement, the Arrangement, or seeking to stop, or otherwise adversely affecting the ability of the Parties to consummate, the Arrangement;

(iv)	fulfill all conditions and satisfy all provisions of the Arrangement Agreement required to be fulfilled or satisfied by the Purchaser; and

(v)	cooperate with Vitran in connection with the performance by it of its obligations hereunder, provided, however, that other than as set out in the Arrangement Agreement, the foregoing shall not be construed to obligate the Purchaser to pay or cause to be paid any monies or to cause any liability to be incurred to cause such performance to occur; and

(b)	the Purchaser shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the Arrangement and take all reasonable action necessary to be in compliance with such Laws.

Covenants relating to the Vitran Proxy Statement

Pursuant to the Arrangement Agreement, the Purchaser has covenanted and agreed with Vitran to cooperate with Vitran in connection with the preparation of the Vitran Proxy Statement and any related filing and any other documents required by applicable Laws, applicable Securities Authorities, and the applicable rules and policies of the Exchanges in connection with the approval of the Arrangement, and to take such steps as may be deemed reasonably necessary by Vitran to facilitate the preparation and filing of the Vitran Proxy Statement. None of the information supplied or to be supplied by the Purchaser for inclusion or incorporation by reference in the Vitran Proxy Statement will, at the time the Vitran Proxy Statement becomes effective, at the time of the Meeting and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to the Purchaser or its officers and directors shall occur that is required to be described in the Vitran Proxy Statement, the Purchaser shall notify Vitran thereof and cooperate with Vitran in preparing and filing with the SEC and, as required by Law, disseminating to the Shareholders an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

Covenants relating to Insurance and Indemnification

Pursuant to the Arrangement Agreement, the Purchaser has covenanted and agreed with Vitran that all rights to indemnification or exculpation in favour of the current and former directors and officers of each of Vitran and the Vitran Subsidiaries disclosed to the Purchaser by Vitran shall be honoured by the Purchaser. Prior to the Effective Date, Vitran shall and, if Vitran is unable to, the Purchaser shall cause Vitran as of the Effective Time to, obtain and fully pay the premium for the extension of the directors’, officers’ and employees’ insurance policies of Vitran and the Vitran Subsidiaries for a claims reporting or run-off and extended reporting period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as Vitran’s current insurance carriers with respect to directors’, officers’ and employees’ liability insurance, and with terms, conditions, retentions and limits of liability that are no less favourable to the indemnified persons than the coverage provided under existing policies of Vitran and the Vitran Subsidiaries in effect on the Effective Date, with respect to protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date (including in connection with the approval or completion of the Arrangement and the other Transactions contemplated by the Arrangement Agreement or arising out of or related to the Arrangement Agreement and the Transactions contemplated thereby); provided that the Purchaser will not be required to pay any amounts in respect of coverage prior to the Effective Time and provided further that the cost of such “runoff” policies shall not exceed 150% of Vitran’s current annual aggregate premium for policies currently maintained by Vitran and the Vitran Subsidiaries. If Vitran for any reason fails to obtain such “runoff” insurance policies as of the Effective Time, the Purchaser will, or will cause Vitran and the Vitran Subsidiaries to, maintain in effect without any reduction in scope or coverage for six years from the Effective Time customary policies of directors’ and officers’ liability insurance providing protection no less favourable to the indemnified persons than the protection provided by the policies maintained by Vitran and the Vitran Subsidiaries which are in effect on the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date; provided that the Purchaser will not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 150% per year of Vitran’s current annual aggregate premium for policies currently maintained by Vitran (including in connection with the approval or completion of the Arrangement and the other Transactions contemplated by the Arrangement Agreement or arising out of or related to the Arrangement Agreement and the Transactions contemplated thereby); provided that if the cost in any year does exceed 150% of Vitran’s current annual aggregate premium for policies currently maintained by Vitran, the Purchaser will or will cause Vitran and the Vitran Subsidiaries to maintain as much coverage is available for the cost equal to 150% of Vitran’s current annual aggregate premium for policies currently maintained by Vitran. The Purchaser shall cause Vitran to ensure that the articles and/or by-laws of Vitran and the Vitran Subsidiaries (or their respective successors) shall contain the provisions with respect to indemnification set forth in Vitran’s or the applicable Subsidiary’s articles and/or by-laws, which provisions shall not, except to the extent required by applicable Laws, be amended, repealed or otherwise modified for a period of six years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Date, were directors or officers of Vitran or any of the Vitran Subsidiaries.

Mutual Covenants of the Parties

Pursuant to the Arrangement Agreement, Vitran and the Purchaser have agreed that:

(a)	as soon as reasonably practicable after the date of the Arrangement Agreement, each Party, or where appropriate, both Parties jointly, shall make all notifications, filings, applications and submissions with Governmental Entities required or advisable, and shall use commercially reasonable efforts to obtain the Competition Act Approval, the Transportation Act Approval, the Key Third Party Consents and approval under the HSR, as applicable. The Purchaser and Vitran shall equally share the filing fees for the request for the Competition Act Approval, the Transportation Act Approval and approval under the HSR, as applicable;

(b)	subject to applicable Law, the Parties shall cooperate with one another in connection with obtaining the Competition Act Approval, the Transportation Act Approval, the Key Third Party Consents, approvals under the HSR, as applicable, including providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required, or reasonably advisable, in connection with obtaining the Competition Act Approval, the Transportation Act Approval, the Key Third Party Consents and any approval under the HSR, as applicable, and use their reasonable commercial efforts to ensure that such information does not contain a misrepresentation; and

(c)	the Parties shall (i) cooperate with and keep one another fully informed as to the status of and the processes and proceedings relating to obtaining the Competition Act Approval, the Transportation Act Approval, the Key Third Party Consents and any approvals under the HSR, as applicable, and (ii) shall not make any submissions or filings, participate in any substantive meetings or any material conversations with any Governmental Entity in respect of any filings, investigations or other inquiries related to the Arrangement or the Arrangement Agreement unless it consults with the other Party in advance and, to the extent not precluded by such Governmental Entity, gives the other Party the opportunity to review drafts of any submissions or filings, or attend and participate in any substantive meetings or material communications. Despite the foregoing, submissions, filings or other written communications with any Governmental Entity may be redacted as necessary before sharing with the other party to address reasonable attorney-client or other privilege or confidentiality concerns, provided that a Party must provide external legal counsel to the other Party non-redacted versions of drafts or final submissions, filings or other written communications with any Governmental Entity on the basis that the redacted information will not be shared with its clients.

Covenants of the Parent

Pursuant to the Arrangement Agreement, the Parent has covenanted and agreed with Vitran to be jointly and severally liable to Vitran with the Purchaser for: (i) the accuracy of all of the Purchaser’s representations and warranties contained in the Arrangement Agreement or in any certificate delivered pursuant to the Arrangement Agreement and (ii) the due and punctual performance of each and every covenant and obligation of Purchaser arising under the Arrangement Agreement, subject to the terms therein. No change, amendment or modification of the Arrangement Agreement, or waiver of any of its terms, shall diminish, release or discharge the liability of the Parent under Section 4(b) of the Arrangement Agreement. The liability of the Parent is continuing and shall only be discharged by the full performance by the Purchaser of all of its obligations under the Arrangement Agreement.

Termination

The Arrangement Agreement may be terminated by:

1.	the mutual written agreement of the Parties; or

2.	either Vitran or the Purchaser, if:

(a)	the Vitran Required Vote is not obtained at the Meeting in accordance with the Interim Order provided that neither Party may terminate the Arrangement Agreement pursuant to Section 20(a)(ii)1) of the Arrangement Agreement if the failure to obtain the Vitran Required Vote has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under the Arrangement Agreement; or

(b)	the Effective Time does not occur on or prior to the Completion Deadline except that the right to terminate the Arrangement Agreement pursuant to Section 20(a)(ii)2) of the Arrangement Agreement will not be available to a Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under the Arrangement Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Completion Deadline.

3.	Vitran, if:

(a)	subject to the notice and cure provisions in Section 15 of the Arrangement Agreement, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of the Purchaser set forth in the Arrangement Agreement (including if the Purchaser does not deposit or cause to be deposited with the Depositary sufficient funds to complete the Transactions contemplated by the Arrangement Agreement as required pursuant to Section 9(k) thereof), occurs that would cause the conditions set forth in Sections 11 (Mutual Conditions) or 13 (Conditions Precedent to the Obligations of Vitran) of the Arrangement Agreement not to be satisfied, and such condition is incapable of being satisfied on or prior to the Completion Deadline; provided that any intentional breach shall be deemed to be incurable and provided further that Vitran is not then in breach of the Arrangement Agreement so as to cause the conditions set forth in Sections 11 (Mutual Conditions) or 12 (Conditions Precedent to the Obligations of the Purchaser) of the Arrangement Agreement not to be satisfied; or

(b)	prior to obtaining the Vitran Required Vote, the Directors approve and authorize Vitran to enter into a written definitive agreement providing for the implementation of a Superior Proposal in compliance with the Arrangement Agreement.

4.	the Purchaser, if:

(a)	subject to the notice and cure provisions in Section 15 of the Arrangement Agreement, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Vitran set forth in the Arrangement Agreement occurs that would cause the conditions set forth in Sections 11 (Mutual Conditions) or 12 (Conditions Precedent to the Obligations of the Purchaser) of the Arrangement Agreement not to be satisfied, and such condition is incapable of being satisfied on or prior to the Completion Deadline; provided that any intentional breach shall be deemed to be incurable and provided further that Purchaser is not then in breach of the Arrangement Agreement so as to cause the conditions set forth in Section 11 (Mutual Conditions) or 13 (Conditions Precedent to the Obligations of Vitran) of the Arrangement Agreement, not to be satisfied;

(b)	(A) the Directors shall have made a Change in Recommendation, (B) the Directors fail to publicly recommend or reaffirm the Board Recommendation within five Business Days after having been requested in writing by Purchaser to do so (or in the event that the Meeting is scheduled to occur within such five Business Day period, prior to the Business Day immediately prior to the date of the Meeting), or (C) Vitran breaches Sections 17, 18 or 19 of the Arrangement Agreement in any material respect; or

(c)	there has occurred a Material Adverse Change.

Termination Fee

Pursuant to the Arrangement Agreement, a Termination Fee will be payable by Vitran as follows:

(a)	despite any other provision in the Arrangement Agreement relating to the payment of fees and expenses, pursuant to Section 19 of the Termination Agreement, if a Termination Fee Event occurs, Vitran shall pay the Purchaser the Termination Fee in accordance with Section 19(c) of the Arrangement Agreement;

(b)	a “Termination Fee Event” occurs upon the termination of the Arrangement Agreement:

(i)	by the Purchaser, in the case of a Change in Recommendation or a failure of the Directors to publicly recommend or reaffirm the Board Recommendation, as further described in Sections 20(a)(iv)2)(A) or 20(a)(iv)2)(B) of the Arrangement Agreement;

(ii)	by Vitran, in the case that prior to obtaining the Vitran Required Vote, the Directors approve and authorize Vitran to enter into a written definitive agreement providing for the implementation of a Superior Proposal in compliance with the Arrangement Agreement, as further described in Section 20(a)(iii)2) of the Arrangement Agreement; or

(iii)	by Vitran or the Purchaser, in the case of a failure to obtain the Vitran Required Vote as further described in Section 20(a)(ii)1) of the Arrangement Agreement or if the Effective Time does not occur on or prior to the Completion Deadline, as further described in Section 20(a)(ii)2) of the Arrangement Agreement, if:

1)	prior to such termination, an Acquisition Proposal is made or publicly announced or otherwise publicly disclosed by any Person (other than Purchaser or any of its Affiliates) or any Person (other than Purchaser or any of its Affiliates) shall have publicly announced an intention to do so and such Acquisition Proposal has not been withdrawn; and

2)	within twelve months following the date of such termination (A) an Acquisition Proposal (that is the same Acquisition Proposal referred to in section (b)(iii)1) above) is consummated or effected, or (B) Vitran or one or more of the Vitran Subsidiaries, directly or indirectly, in one or more transactions, enters into a contract in respect of the same Acquisition Proposal referred to in section (b)(iii)1) above and such Acquisition Proposal is later consummated or effected, provided however that for the purposes of Section 19 of the Arrangement Agreement all references to 20% in the definition of Acquisition Proposal shall be deemed to be references to 50%;

(c)	if a Termination Fee Event occurs in the circumstances set out in Section 19(b)(i), the Termination Fee shall be paid within five Business Days following such Termination Fee Event. If a Termination Fee Event occurs in the circumstances set out in Section 19(b)(ii), the Termination Fee shall be paid concurrently with such termination (and shall be a condition to the effectiveness of such termination by Vitran). If a Termination Fee Event occurs in the circumstances set out in Section 19(b)(iii), the Termination Fee shall be paid on the consummation/closing of the Acquisition Proposal. Any Termination Fee shall be paid by Vitran to the Purchaser (or as the Purchaser may direct by notice in writing), by wire transfer in immediately available funds to an account designated by the Purchaser;

(d)	the obligation to make any payment required by Section 19 of the Arrangement Agreement shall survive any termination of the Arrangement Agreement. Vitran acknowledges that the agreements contained in Section 19 of the Arrangement Agreement are an integral part of the Transactions contemplated by the Arrangement Agreement, and that without these agreements the Purchaser would not have entered into the Arrangement Agreement, and that the amounts set out in Section 19 represent liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, which Purchaser will suffer or incur as a result of the event giving rise to such damages and resultant termination of the Arrangement Agreement, and are not penalties. Vitran irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. The Purchaser agrees that the payment of the Termination Fee in the manner provided in Section 19 of the Arrangement Agreement is the sole remedy of the Purchaser as against Vitran and the Vitran Subsidiaries, shareholders, advisors, directors and officers in respect of the event giving rise to such payment. Nothing therein will affect the right to seek injunctive and other equitable relief in accordance with Section 21(e) of the Arrangement Agreement to prevent breaches or threatened breaches of the Arrangement Agreement and to enforce compliance with the terms of the Arrangement Agreement; and

(e)	any Termination Fee payable by Vitran under Section 19 of the Arrangement Agreement will be reduced by and without duplication of any of the costs to be reimbursed to the Purchaser by Vitran pursuant to Section 21(b) of the Arrangement Agreement.

Expense Reimbursement

In the event that the Arrangement Agreement is terminated in accordance with Section 20(a)(ii)1) thereof, then Vitran has agreed to pay the Purchaser its actual documented third party expenses incurred by the Purchaser in connection with the Arrangement Agreement and the Arrangement up to a maximum amount of CDN$1.5 million, such payment to be made to the Purchaser, by wire transfer of immediately available funds within two Business Days following the later of: (i) receipt by Vitran of receipts or invoices documenting such actual third party expenses; and (ii) such termination.

Risks Associated with the Arrangement

In evaluating the Arrangement, Shareholders should consider the following risk factors (which are not an exhaustive list of potentially relevant risk factors relating to the Arrangement). Additional risks and uncertainties, including those that are not currently known to, or that may be considered immaterial by, the Company also may be relevant to completion of the Arrangement and/or the future of Vitran and the value of the Common Shares. If any of the risk factors materialize, the expectations, and the predictions based on them, may need to be re-evaluated. The risks associated with the Arrangement include:

Level of Shareholder Approval Required.

To be effective, the Arrangement Resolution must be approved by (i) not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and (ii) not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting. There can be no certainty, nor can Vitran provide any assurance, that the requisite Shareholder approval of the Arrangement Resolution will be obtained. If such approval is not obtained and the Arrangement is not completed, the market price of the Common Shares may decline.

The Arrangement Agreement may be terminated in certain circumstances, including upon the occurrence of a Material Adverse Change.

Each of Parties has the right to terminate the Arrangement Agreement and Arrangement in certain circumstances. Accordingly, there is no certainty, nor can Vitran provide any assurance, that the Arrangement Agreement will not be terminated by either the Company or the Purchaser before the completion of the Arrangement. For example, the Purchaser has the right, in certain circumstances, to terminate the Arrangement Agreement upon the occurrence of a Material Adverse Change. Although a Material Adverse Change excludes certain changes, events or occurrences that are beyond the control of Vitran (such as certain changes, developments or conditions in or relating to changes in general, to political, economic or financial conditions, any decrease in the market price or any decline in the trading volume of the Common Shares on the Exchanges), there is no assurance that a Material Adverse Change will not occur before the Effective Date, in which case the Purchaser could elect to terminate the Arrangement Agreement and the Arrangement would not proceed.

There can be no certainty that all conditions precedent to the Arrangement will be satisfied.

The completion of the Arrangement is subject to a number of conditions precedent, certain of which are outside the control of Vitran, including receipt of the Competition Act Approval, the Transportation Act Approval, the Key Third Party Consents and the Final Order and Dissent Rights not being exercised with respect to more than 10% of the issued and outstanding Common Shares. Under the Arrangement Agreement, Vitran and the Purchaser have covenanted to promptly prepare and file all necessary documents, registrations and applications for the Competition Act Approval, the Transportation Act Approval, and use commercially reasonable efforts to obtain the Competition Act Approval, the Transportation Act Approval, and the Key Third Party Consents.

There can be no certainty, nor can Vitran provide any assurance, that these conditions will be satisfied or, if satisfied, when they will be satisfied. If the Arrangement is not completed, among other things, (i) the market price of the Common Shares may decline to the extent that the current market price reflects a market assumption that the Arrangement will be completed, (ii) if the Board decides to seek another merger or arrangement, there can be no assurance that it will be able to find a party willing to pay an equivalent or more attractive price than the total Consideration to be paid pursuant to the Arrangement or willing to proceed at all with a similar transaction or alternative transaction, and (iii) significant costs will have been incurred by the Company without realizing any of the anticipated benefits of the Arrangement.

Application of Interim Operating Covenants.

Pursuant to the Arrangement Agreement, Vitran has agreed to certain interim operating covenants intended to ensure that Vitran and the Vitran Subsidiaries carry on business in the Ordinary Course, except as required or expressly authorized by the Arrangement Agreement. These operating covenants cover a broad range of activities and business practices. Consequently, it is possible that a business opportunity will arise that is out of the Ordinary Course or is not consistent with past practices, and that Vitran will not be able to pursue or undertake the opportunity due to its covenants in the Arrangement Agreement unless the prior written consent of the Purchaser is obtained (such consent not to be unreasonably withheld, conditioned or delayed).

Vitran will incur costs and may have to pay the Termination Fee or the Expense Reimbursement.

Certain costs related to the Arrangement, such as legal, accounting and certain financial advisor fees, must be paid by Vitran even if the Arrangement is not completed. Vitran has agreed to pay the Purchaser the Termination Fee in certain circumstances, including if the Arrangement Agreement is terminated in order to enter into an agreement in respect of a Superior Proposal or because of a Change in Recommendation or the Board has withdrawn, modified or qualified the Board Recommendation or failed to reaffirm the Board Recommendation within five Business Days after having been requested in writing by the Purchaser to do so. In addition, if the Agreement is terminated pursuant to Section 20(a)(ii)1) of the Arrangement Agreement, then Vitran has agreed pay to the Purchaser the Expense Reimbursement.

See “The Arrangement – The Arrangement Agreement – Termination – Termination Fee” and “The Arrangement – The Arrangement Agreement – Termination – Expense Reimbursement”.

Directors and executive officers of Vitran have interests in the Arrangement that may be different from those of the Shareholders.

In considering the recommendation of the Board to vote in favour of the Arrangement Resolution, Shareholders should be aware that certain Directors and executive officers of Vitran have certain interests in connection with the Arrangement that may present them with actual or potential conflicts of interest in connection with the Arrangement. See “Interests of Informed Persons in Material Transactions – Interests of Certain Persons in the Arrangement”.

Dissent Rights

If you are a Registered Shareholder, you are entitled to dissent from the Arrangement Resolution in the manner provided in section 185 of the OBCA, as modified by the Interim Order and the Plan of Arrangement.

The following description of the rights of Registered Shareholders to dissent from the Arrangement Resolution is not a comprehensive statement of the procedures to be followed by a Dissenting Shareholder who seeks payment of the fair value of their Common Shares. A Registered Shareholder’s failure to follow exactly the procedures set forth in the Plan of Arrangement and the Interim Order will result in the loss of such Shareholder’s Dissent Rights. If you are a Registered Shareholder and wish to dissent, you should obtain your own legal advice and carefully read the Plan of Arrangement, the provisions of section 185 of the OBCA and the Interim Order which are attached to this Circular at Appendix “B”, Appendix “E” and Appendix “D”, respectively.

A Registered Shareholder holder may exercise the Dissent Rights only in respect of all of the Common Shares that are registered in that Shareholder’s name. In many cases, Common Shares beneficially owned by a Shareholder who is not a Registered Shareholder (“Non-Registered Shareholder”) are registered either:

•	in the name of an intermediary; or

•	in the name of a clearing agency (such as CDS or similar entities) of which the intermediary is a participant.

Accordingly, a Non-Registered Shareholder will not be entitled to exercise the Dissent Rights directly unless the Common Shares are re-registered in the Non-Registered Shareholder’s name.

A Non-Registered Shareholder who wishes to exercise the Dissent Rights should contact the intermediary with whom the Non-Registered Shareholder deals in respect of its Common Shares and either:

•	instruct the intermediary to exercise the Dissent Right on the Non-Registered Shareholder’s behalf (which, if the Common Shares are registered in the name of CDS or other clearing agency, would require that the Common Shares first be re-registered in the name of the intermediary); or

•	instruct the intermediary to re-register the Common Shares in the name of the Non-Registered Shareholder, in which case, the Non-Registered Shareholder would be able to exercise the Dissent Rights directly. In this regard, the Non-Registered Shareholder will have to demonstrate that such Person beneficially owned the Common Shares in respect of which the Dissent Rights are being exercised, on the Record Date established for the Meeting.

Any Dissenting Shareholder will be entitled, when the Arrangement becomes effective, to be paid by the Company the fair value of the Dissent Shares held by such Dissenting Shareholder determined as at the close of business on the day before the Arrangement Resolution is passed, and will not be entitled to any other payment or consideration. There can be no assurance that a Dissenting Shareholder will receive consideration for its Dissent Shares of equal value to the Consideration that such Dissenting Shareholder would have received upon completion of the Arrangement.

A Registered Shareholder who wishes to dissent must ensure that a written objection to the Arrangement Resolution (the “Dissent Notice”) is received by the Company, Attention: Corporate Secretary, at its registered office located at 185 West Mall, Suite 701, Toronto, Ontario M9C 5L5, no later than 5:00 p.m. (Toronto time) on March 3, 2014 (or the day that is two Business Days immediately preceding any adjourned or postponed Meeting). The filing of a Dissent Notice does not deprive a Registered Shareholder of the right to vote; however, a Registered Shareholder who has submitted a Dissent Notice and who votes in favour of the Arrangement Resolution will no longer be considered a Dissenting Shareholder with respect to Common Shares voted in favour of the Arrangement Resolution. If such Dissenting Shareholder votes in favour of the Arrangement Resolution in respect of a portion of the Common Shares registered in its name and held by same on behalf of any one beneficial owner, such vote approving the Arrangement Resolution will be deemed to apply to the entirety of Common Shares held by such Dissenting Shareholder in the name of that beneficial owner, given that section 185 of the OBCA provides there is no right of partial dissent. A vote against the Arrangement Resolution will not constitute a Dissent Notice.

Under the terms of the Plan of Arrangement and Interim Order, a Dissenting Shareholder will be deemed to have transferred its Dissent Shares to the Purchaser, free and clear of any Liens, as of the Effective Date, and if it (i) ultimately is entitled to be paid fair value for its Dissent Shares, shall be deemed to have transferred such Common Shares to the Purchaser in consideration for a debt claim against the Purchaser in an amount equal to the fair value of such Common Shares, and will not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement in respect of such Common Shares had such holder not exercised its Dissent Rights, or (ii) is ultimately not entitled, for any reason, to be paid fair value for its Dissent Shares, will be deemed to have participated in the Arrangement as of the Effective Time on the same terms and at the same time as non-Dissenting Shareholders and shall only be issued the same Consideration which a Shareholder is entitled to receive under the Arrangement. Pursuant to the Plan of Arrangement, in no case will the Purchaser, the Company or any other Person be required to recognize any Dissenting Shareholder as a Shareholder after the Effective Date, and the names of Dissenting Shareholders will be deleted from the list of Registered Shareholders on the Effective Date. In addition to any other restrictions under section 185 of the OBCA, none of the following shall be entitled to exercise Dissent Rights: (i) holders of Options, and (ii) holders of Common Shares who vote or have instructed a proxyholder to vote such Common Shares in favour of the Arrangement Resolution.

Within 10 days after the approval of the Arrangement Resolution, the Company is required to notify each Dissenting Shareholder that the Arrangement Resolution has been approved. Such notice, is however, not required to be sent to a Registered Shareholder who voted for the Arrangement Resolution or who has withdrawn a Dissent Notice previously filed.

A Dissenting Shareholder must, within 20 days after the Dissenting Shareholder receives notice that the Arrangement Resolution has been approved or, if the Dissenting Shareholder does not receive such notice, within 20 days after the Dissenting Shareholder learns that the Arrangement Resolution has been approved, send a written notice demanding payment of the fair value of such Dissent Shares (the “Demand for Payment”). Within 30 days after sending a Demand for Payment, the Dissenting Shareholder must send to the Company, Attention: Corporate Secretary, at its registered office located at 185 West Mall, Suite 701, Toronto, Ontario M9C 5L5, or to Computershare, Attention: Corporate Actions, at its office located at 100 University Avenue, 8th Floor, Toronto, Ontario M5J 2Y1, the certificates representing the Dissent Shares. A Dissenting Shareholder who fails to send the certificates representing the Dissent Shares forfeits its right to make a claim under section 185 of the OBCA.

No later than seven days after the later of the Effective Date and the date on which, as applicable, a Demand for Payment of a Dissenting Shareholder is received, the Purchaser must send to each Dissenting Shareholder who has sent a Demand for Payment a written offer (an “Offer to Pay”) for its Dissent Shares in an amount considered by the Board of the Purchaser to be the fair value of the Dissent Shares, accompanied by a statement showing the manner in which the fair value was determined.

Payment for the Dissent Shares of a Dissenting Shareholder must be made within 10 days after an Offer to Pay has been accepted by a Dissenting Shareholder, but any such Offer to Pay lapses if an acceptance thereof is not received within 30 days after the Offer to Pay has been made. If an Offer to Pay for the Dissent Shares of a Dissenting Shareholder is not made, or if a Dissenting Shareholder fails to accept an Offer to Pay that has been made, the Purchaser may apply to a court to fix a fair value for the Dissent Shares of Dissenting Shareholders; such application may be made within 50 days after the Effective Date or within such further period as a court may allow.

If no such application is made, a Dissenting Shareholder may apply to the Court for the same purpose within a further period of 20 days or within such further period as a court may allow. A Dissenting Shareholder is not required to give security for costs in such an application.

Upon an application to the Court, all Dissenting Shareholders whose Dissent Shares have not been purchased will be joined as parties and bound by the decision of the Court, and each affected Dissenting Shareholder shall be notified of the date, place and consequences of the application and of its right to appear and be heard in person or by counsel. Upon any such application to the Court, the Court may determine whether any other Person is a Dissenting Shareholder who should be joined as a party, and the Court will then fix a fair value for the Dissent Shares of all such Dissenting Shareholders. The final order of the Court will be rendered against the Purchaser in favour of each Dissenting Shareholder joined as a party and for the amount of the Dissent Shares as fixed by the Court. The Court may, in its discretion, allow a reasonable rate of interest on the amount payable to each such Dissenting Shareholder from the Effective Date until the date of payment.

Registered Shareholders who are considering exercising Dissent Rights should be aware that there can be no assurance that the fair value of their Common Shares as determined under the applicable provisions of the OBCA (as modified by the Plan of Arrangement and the Interim Order) will be more than or equal to the Consideration payable under the Arrangement. In addition, any judicial determination of fair value may result in a delay of receipt by a Dissenting Shareholder of consideration for such Dissenting Shareholder’s Dissent Shares.

The above is only a summary of the provisions of the OBCA pertaining to Dissent Rights, as modified by the Interim Order and the Plan of Arrangement, which are technical and complex. If you are a Registered

Shareholder and wish to exercise your Dissent Rights, you should seek your own legal advice as failure to strictly comply with the provisions of the OBCA, as modified by the Interim Order and the Plan of Arrangement, will result in the loss of your Dissent Rights. For a general summary of certain income tax implications to a Dissenting Shareholder , see “Material Canadian Federal Income Tax Considerations – Shareholders Resident in Canada – Dissenting Shareholders”. Registered Shareholders considering exercising Dissent Rights should also seek the advice of their own tax and investment advisors.

MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

The following summary fairly describes the principal Canadian federal income tax considerations under the Tax Act relating to the Arrangement generally applicable to Shareholders who, at all relevant times, for purposes of the Tax Act, (i) hold their Common Shares as capital property, (ii) deal at arm’s length with the Purchaser and Vitran and (iii) are not affiliated with the Purchaser or Vitran.

Common Shares generally will be considered to be capital property to a holder thereof unless the shares are held in the course of carrying on a business or were acquired in a transaction considered to be an adventure or concern in the nature of trade. Certain Shareholders who are resident in Canada for purposes of the Tax Act and who might not otherwise be considered to hold such shares as capital property may be entitled, in certain circumstances, to make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have such shares and all other “Canadian securities” (as defined in the Tax Act) owned by such Shareholder in the taxation year in which the election is made, and in all subsequent taxation years, deemed to be capital property. Shareholders contemplating making such an election should consult their own tax advisor for advice as to whether the election is available or advisable in their own particular circumstances.

This summary is not applicable to a Shareholder (i) that is a “financial institution” (as defined in the Tax Act) for the purposes of the mark-to-market rules, (ii) that is a “specified financial institution” (as defined in the Tax Act), (iii) an interest in which is a “tax shelter investment” (as defined in the Tax Act), (iv) that has elected to report its “Canadian tax results” (as defined in the Tax Act) in a currency other than Canadian currency, or (v) that has entered into, or will enter into, a “derivative forward agreement” (as that term is defined in proposed amendments contained in a Notice of Ways and Means Motion that accompanied the federal budget tabled by the Minister of Finance (Canada) on March 21, 2013) with respect to its Common Shares. This summary also does not address all issues relevant to Shareholders who acquired Common Shares on the exercise of an option or other convertible security. All such Shareholders should consult their own tax advisors having regard to their own particular circumstances. Finally, this summary does not address issues relevant to holders of Vitran Options.

This summary is based upon the current provisions of the Tax Act and the administrative policies and assessing practices of the CRA publicly available prior to the date hereof. This summary also takes into account all specific proposals to amend the Tax Act (the “Proposed Amendments”) announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof, and assumes that all Proposed Amendments will be enacted in their present form. However, there can be no assurance that the Proposed Amendments will be enacted in the form proposed, or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in Law, or the administrative policies or assessing practices of CRA, whether by legislative, governmental, or judicial action or decision, nor does it take into account provincial, territorial or foreign income tax considerations, which may differ from the Canadian federal income tax considerations discussed below. This summary assumes that the Common Shares will, at all relevant times, be listed on the TSX.

This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax considerations. This summary is not intended to be, nor should it be construed to be, legal or tax advice to any particular Shareholder. Accordingly, Shareholders should consult their own tax advisors for advice as to the income tax consequences to them of the Arrangement and any other consequences to them under Canadian federal, provincial, territorial or local tax laws and under foreign tax laws, having regard to their own particular circumstances.

Shareholders Resident in Canada

The following portion of the summary is applicable to a Shareholder who is, or is deemed to be, resident in Canada for purposes of the Tax Act and at all relevant times (a “Resident Shareholder”).

Disposition of Common Shares for the Consideration

A Resident Shareholder that transfers Common Shares under the Arrangement to the Purchaser for the Consideration will be considered to have disposed of such Common Shares for proceeds of disposition equal to the amount of the Consideration. As a result, such Resident Shareholder generally will realize a capital gain (or a capital loss) to the extent that such Shareholder’s proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to the Resident Shareholder of his or her Common Shares.

Generally, one-half of the amount of any capital gain (a “taxable capital gain”) realized by a Resident Shareholder in a taxation year will be included in the Resident Shareholder’s income for the year. One-half of any capital loss (an “allowable capital loss”) realized by a Resident Shareholder in a taxation year generally must be deducted against taxable capital gains realized in that taxation year, to the extent and in the circumstances specified in the Tax Act. Any excess of allowable capital losses over taxable capital gains realized in a particular taxation year may be carried back up to three taxation years and carried forward indefinitely and deducted against net taxable capital gains realized in those other years, to the extent and in the circumstances specified in the Tax Act.

If a Resident Shareholder is a corporation, the amount of any capital loss arising from the disposition of a Common Share may be reduced by the amount of dividends received or deemed to have been received by the corporation on the share, to the extent and under circumstances specified by the Tax Act. Similar rules may apply to a partnership or trust of which a corporation, trust or partnership is a member or beneficiary. Resident Shareholders to whom these rules may be relevant should consult their own advisors.

Capital gains realized by individuals and certain trusts may give rise to a liability for alternative minimum tax under the Tax Act. A Resident Shareholder that is a “Canadian-controlled private corporation” (as defined in the Tax Act) is liable to pay an additional refundable tax of 6 2⁄3% on certain investment income, including amounts in respect of net taxable capital gains and interest.

Dissenting Shareholders

A Resident Shareholder who, as a result of the exercise of Dissent Rights, disposes of Common Shares to the Purchaser in consideration for a cash payment from the Purchaser, will be considered to have disposed of the Common Shares for proceeds of disposition equal to the cash payment (other than any portion of the payment that is interest awarded by the court). Such Dissenting Shareholder will realize a capital gain (or capital loss) equal to the amount by which such proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to such Dissenting Shareholder of the Common Shares immediately before the disposition. See above under the heading “– Disposition of Common Shares for the Consideration” for a general description of the treatment of capital gains and capital losses under the Tax Act. Interest awarded by a court to a Resident Shareholder who is a Dissenting Shareholder will be included in such Dissenting Shareholder’s income for purposes of the Tax Act.

Shareholders Not Resident in Canada

The following portion of the summary is generally applicable to a Shareholder who, at all relevant times, for purposes of the Tax Act, (i) is not, and is not deemed to be, resident in Canada, and (ii) does not and will not use or hold, and is not and will not be deemed to use or hold, Common Shares in connection with carrying on a business in Canada (a “Non-Resident Shareholder”). Special rules, which are not discussed in this summary, may apply to a Non-Resident Shareholder that is an insurer carrying on business in Canada and elsewhere. Such Non-Resident Shareholders should consult their own tax advisors.

Disposition of Common Shares for the Consideration

A Non-Resident Shareholder who participates in the Arrangement generally will not be subject to tax under the Tax Act on any capital gain realized on the disposition of Common Shares for the Consideration, unless at the time of disposition (i) the Common Shares disposed of are “taxable Canadian property” of the Non-Resident Shareholder, and (ii) the Non-Resident Shareholder is not exempt from taxation in Canada on the income or gain realized on the disposition of such shares under the terms of an applicable income tax convention or treaty.

Generally, a share of a corporation owned by a Non-Resident Shareholder will not be taxable Canadian property of the Non-Resident Shareholder at a particular time provided that either: (i) the particular share is listed on a designated stock exchange (which currently includes NASDAQ and the TSX) at that time and at no time during the 60-month period immediately preceding the date of disposition of the particular share did the Non-Resident Shareholder, Persons with whom the Non-Resident Shareholder did not deal at arm’s length, partnerships in which the Non-Resident Shareholder or any Person not dealing at arm’s length with the Non-Resident Shareholder holds a membership interest directly or indirectly through one or more partnerships, or the Non-Resident Shareholder together with such Persons or partnerships, own 25 per cent or more of the issued shares of any class or series of the particular corporation, or (ii) at no time during such 60-month period did the particular share derive more than 50 per cent of its value from any combination of: (a) real or immovable property situated in Canada, (b) “timber resource property” (within the meaning of the Tax Act), (c) “Canadian resource property” (within the meaning of the Tax Act), or (d) options in respect of, or interests in, or for civil law rights in, any of the foregoing, whether or not the property exists. Notwithstanding the foregoing, in certain circumstances as set out in the Tax Act, a Common Share could be deemed to be taxable Canadian property.

In the event that a Common Share constitutes taxable Canadian property of a Non-Resident Shareholder and any income or gain that would be realized on the disposition of the share is not exempt from taxation in Canada under the terms of an applicable income tax convention or treaty, the tax consequences discussed above for Shareholders who are resident in Canada, under the heading “Shareholders Resident in Canada – Disposition of Common Shares for the Consideration” generally will apply. Non-Resident Shareholders should consult their own tax advisors with respect to the availability of relief under the terms of any applicable tax convention or treaty in their particular circumstances.

Dissenting Shareholders

A Non-Resident Shareholder who, as a result of the exercise of Dissent Rights, disposes of Common Shares to the Purchaser in consideration for a cash payment from the Purchaser, will be considered to realize a capital gain or capital loss as discussed above under the heading “Shareholders Resident in Canada – Dissenting Shareholders”. The same general considerations apply as discussed above under the heading “Shareholders Not Resident in Canada – Disposition of Common Shares for the Consideration” in determining whether a capital gain will be subject to tax under the Tax Act. Any interest awarded to the Non-Resident Shareholder by the Court will generally not be subject to withholding tax under the Tax Act, unless such interest constitutes “participating debt interest” (as defined in the Tax Act).

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) with respect to the Arrangement. This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences to U.S. Holders of the Arrangement. Except as discussed below, this summary does not discuss reporting requirements. Each U.S. Holder should consult its own tax advisor regarding the U.S. federal income, U.S. federal estate and gift, U.S. state and local, and non-U.S. tax consequences of the Arrangement. This summary does not address the U.S. tax consequences of the Arrangement to optionholders with respect to their Vitran Options or holders of Vitran DSUs with respect to their Vitran DSUs.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the Arrangement. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of This Disclosure

Authorities

This summary is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “U.S. Treaty”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Information Circular. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term “U.S. Holder” means a beneficial owner of Common Shares participating in the Arrangement or exercising Dissent Rights pursuant to the Arrangement that is:

an individual who is treated as a citizen or resident of the United States for U.S. federal income tax purposes;

a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions or (b) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations of the Arrangement to U.S. Holders that are subject to special provisions under the Code, including the following U.S. Holders: (a) that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) that have a “functional currency” other than the U.S. dollar; (e) that own Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) that acquired Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) that hold Common Shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); and (h) that own, directly, indirectly, or by attribution, 5% or more, by voting power or value, of the outstanding Common Shares. This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are: (a) U.S. expatriates or former long-term residents of the United States; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Tax Act; (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold Common Shares in connection with carrying on a business in Canada; or (d) persons that have a permanent establishment in Canada for the purposes of the U.S. Treaty. U.S. Holders that are subject to special provisions under the Code, including U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. and non-U.S. tax consequences relating to the Arrangement.

If an entity that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds Common Shares, the U.S. federal income tax consequences to such partnership and the partners of such partnership of participating in the Arrangement generally will depend in part on the activities of the partnership and the status of such partners. This summary does not address the tax consequences to any such partner or partnership. Partners of entities that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement.

U.S. Federal Income Tax Consequences of the Arrangement

U.S. Holders Receiving Consideration

The Arrangement will be a fully taxable event to a U.S. Holder and, subject to the PFIC (as defined below) rules discussed below, a U.S. Holder of Common Shares will recognize gain or loss equal to the difference, if any, between (i) the Consideration and (ii) the adjusted tax basis of such U.S. Holder in the Common Shares surrendered.

Subject to the PFIC rules discussed below, any gain or loss recognized by the U.S. Holder will be short-term capital gain or loss, unless the holding period for the Common Shares exchanged was more than one year at the closing of the Arrangement, in which case any gain or loss recognized will be long-term capital gain or loss. Preferential tax rates for long-term capital gains are generally applicable to a U.S. Holder that is an individual, estate or trust. There are no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation. The deduction of capital losses is subject to limitation.

U.S. Holders Exercising Dissent Rights

A U.S. Holder that exercises Dissent Rights in the Arrangement and is paid cash in exchange for all of such U.S. Holder’s Common Shares generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the U.S. dollar value of the cash received by such U.S. Holder in exchange for Common Shares (other than amounts, if any, that are or are deemed to be interest for U.S. federal income tax purposes, which amounts will be taxed as ordinary income) and (b) the adjusted tax basis of such U.S. Holder in such Common Shares surrendered. Subject to the PFIC rules discussed below, such gain or loss generally will be capital gain or loss, which will be long-term capital gain or loss if such Common Shares have been held for more than one year. Preferential tax rates generally apply to long-term capital gains of a U.S. Holder that is an individual, estate, or trust. Deductions for capital losses are subject to significant limitations under the Code.

The U.S. dollar value of any cash payment in Canadian dollars to a U.S. Holder will be translated into U.S. dollars calculated by reference to the exchange rate prevailing on the date of actual or constructive receipt of the dividend, regardless of whether the Canadian dollars are converted into U.S. dollars at that time. If the Canadian dollars received are not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a basis in the Canadian dollars equal to their U.S. dollar value on the date of receipt. Any U.S. Holder who receives payment in Canadian dollars and engages in a subsequent conversion or other disposition of the Canadian dollars may have a foreign currency exchange gain or loss that will be treated as ordinary income or loss, and generally will be U.S.

source income or loss for foreign tax credit purposes. Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of Canadian dollars.

Tax Consequences of the Arrangement Under the Passive Foreign Investment Company Rules

A foreign corporation generally will be considered a passive foreign investment company (“PFIC”) if, for a given tax year, (a) 75% or more of the gross income of the corporation for such tax year is passive income or (b) 50% or more of the value of the corporation’s assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets. With respect to sales by a corporation, “gross income” generally includes sales revenues less cost of goods sold, plus income from investments and from incidental or outside operations or sources. “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all (85% or more) of a foreign corporation’s commodities are stock in trade or inventory, depreciable property used in a trade or business or supplies regularly used or consumed in the ordinary course of its trade or business, and certain other requirements are satisfied.

For purposes of the PFIC income test and assets test described above, if a corporation owns, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, the first corporation will be treated as if it (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of the PFIC income test and assets test described above, “passive income” does not include any interest, dividends, rents, or royalties that are received or accrued by a corporation from a “related person”, to the extent such items are properly allocable to the income of such related person that is not passive income.

Based on available financial information, Vitran believes it was not a PFIC for its tax years ending December 31, 2009 through 2013 and based on current business plans and financial expectations, does not expect to be a PFIC for the tax year in which the Arrangement occurs. Vitran has not made a determination regarding its PFIC status for tax years prior to 2009. However, PFIC status is fundamentally factual in nature, generally cannot be determined until the close of the taxable year in question and is determined annually. Additionally, the analysis depends, in part, on complex U.S. federal income tax rules which are subject to varying interpretations. Consequently, there can be no assurances regarding the PFIC status of Vitran for any prior tax year or the current year. If Vitran was a PFIC at any time during a U.S. Holder’s holding period for the Common Shares, then the tax consequences of disposing of such shares, as discussed above, will be significantly modified, and generally worsened, by the PFIC rules discussed below.

A U.S. Holder of Common Shares would be subject to special, adverse tax rules in respect of the Arrangement if Vitran were classified as a PFIC for any taxable year during which a U.S. Holder holds or held Common Shares. In such event: (a) any gain on the exchange of Common Shares for cash would be allocated ratably over such U.S. Holder’s holding period for the Common Shares; (b) the amount allocated to the current taxable year and any year prior to the first year in which Vitran was classified as a PFIC would be taxed as ordinary income in the current year; (c) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year; and (d) an interest charge for a deemed deferral benefit would be imposed with respect to the resulting tax attributable to each of the other taxable years, which interest charge is not deductible by non-corporate U.S. Holders.

If Vitran were a PFIC, the rules described above would not apply to the disposition of Common Shares by a U.S. Holder that had made a “mark to market” election or a qualified electing fund (“QEF”) election with respect to its Common Shares. It is not expected that a U.S. Holder will have made or be able to make a QEF election because Vitran has not provided U.S. Holders with the information necessary to make a QEF election. Any U.S. Holder that has made either such election should consult with its own tax advisor.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules, the elections which may be available to it and how the PFIC rules may affect the U.S. federal income tax consequences relating to the ownership of the Common Shares and the Arrangement.

Other Considerations

Foreign Tax Credit

A U.S. Holder that pays (whether directly or through withholding) Canadian income tax in connection with the Arrangement may be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid. Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a tax year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s foreign source taxable income bears to such U.S. Holder’s worldwide taxable income. In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty and if an election is properly made under the Code. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and each U.S. Holder should consult its own tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

Individuals, estates and certain trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from disposition of property (other than property held in certain trades or businesses). U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their disposition of Common Shares pursuant to the Arrangement.

Information Reporting and Backup Withholding Tax

Payments made within the United States or by a U.S. payor or U.S. middleman, of any payments received in connection with the Arrangement (including, but not limited to, U.S. Holders exercising Dissent Rights under the Arrangement) generally may be subject to information reporting and backup withholding tax, at the current rate of 28%, if a U.S. Holder (i) fails to furnish its correct U.S. taxpayer identification number (generally on Form W-9), (ii) furnishes an incorrect U.S. taxpayer identification number, (iii) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (iv) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner. Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO HOLDERS OF COMMON SHARES WITH RESPECT TO THE DISPOSITION OF THOSE SHARES PURSUANT TO THE ARRANGEMENT. U.S. HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

INFORMATION CONCERNING VITRAN

Vitran Corporation Inc., through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada.

Trading Information

The Common Shares are listed for trading on NASDAQ and on the TSX. The following table sets forth, for the periods indicated, the high and low trading price and the aggregate trading volume of the Common Shares on NASDAQ and on the TSX.

The NASDAQ Stock Market(1)

Period	High USD$	Low USD$	Volume
2013
July	6.66	4.80	935,500
August	5.03	4.28	966,600
September	5.18	3.89	3,961,500
October	5.86	4.87	3,181,200
November	5.60	5.01	1,249,200
December	6.74	5.31	8,230,500
2014
January	6.49	6.45	7,961,600

(1)	Source: NASDAQ.

The Toronto Stock Exchange(2)

Period	High CDN$	Low CDN$	Volume
2013
July	6.95	4.96	59,300
August	5.15	4.50	18,200
September	5.25	3.99	80,900
October	6.00	5.09	41,000
November	5.84	5.10	55,100
December	7.14	5.73	66,100
2014
January	7.20	6.77	15,500

(2)	Source: TSX.

As soon as practicable following completion of the Arrangement, the Common Shares will be delisted from NASDAQ and the TSX.

Prior Sales

Vitran has not issued any Common Shares or any securities convertible into Common Shares, excluding securities purchased or sold pursuant to the exercise of incentive stock options, warrants and conversion rights, for the 12-month period preceding the date of this Circular.

Previous Distributions

Except as set out below, the Company has not distributed Common Shares during the five years preceding the date of the Arrangement Agreement:

(a)	in September 2009, the Company completed a private placement of 2,698,282 Common Shares at USD$8.50 per share for aggregate proceeds of USD$22.9 million;

(b)	during 2009, the Company issued an aggregate of 70,000 Common Shares pursuant to the exercise of incentive stock options at an exercise price of USD$4.77;

(c)	during 2010, the Company issued an aggregate of 33,600 Common Shares pursuant to the exercise of incentive stock options at an exercise price of USD$2.20;

(d)	during 2011, the Company issued an aggregate of 31,200 Common Shares pursuant to the exercise of incentive stock options at exercise prices ranging from USD$2.20 to USD$2.61;

(e)	during 2012, the Company issued an aggregate of 68,000 Common Shares pursuant to the exercise of incentive stock options at an exercise price of USD$2.20; and

(f)	during 2013, the Company issued an aggregate of 66,000 Common Shares pursuant to the exercise of incentive stock options at an exercise price of USD$5.25.

OTHER INFORMATION

Other Matters

Management of Vitran is not aware of any matters to come before the Meeting other than as set forth in the Notice of Meeting that accompanies this Circular. If any other matter properly comes before the Meeting, it is the intention of the Persons named in the enclosed form of proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

Auditor

The Auditor of the Company is KPMG LLP.

Additional Information

We are a public company and file annual, quarterly and special reports, proxy statements and other information with Canadian securities regulatory authorities and the SEC. Additional information relating to the Company can be found on SEDAR at www.sedar.com and at the SEC’s public website, www.sec.gov. Financial information is provided in the Company’s audited consolidated financial statements and management’s discussion and analysis for the financial year ended December 31, 2012, as well as in the Company’s unaudited consolidated financial statements and management’s discussion and analysis for the nine months ended September 30, 2013, both of which can be found on SEDAR at www.sedar.com and www.sec.gov, together with the Company’s other public disclosure, as well as on the Company’s website at www.vitran.com. Shareholders may also contact Fayaz D. Suleman, Secretary at Vitran, by phone at 416-596-7664, or by email at vtnc@vitrancorp.com to request copies of these documents. Additionally, you may read and copy, for a fee, any document we file at the SEC’s public reference room at 100 F Street, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.

INTERESTS OF INFORMED PERSONS IN MATERIAL TRANSACTIONS

Interests of Certain Persons in the Arrangement

In considering the recommendation of the Board with respect to the Arrangement, Shareholders should be aware that certain Directors and the executive officers of Vitran have certain interests in connection with the Arrangement that may present them with actual or potential conflicts of interest in connection with the Arrangement.

Directors

The Directors hold, in the aggregate, 43,243 Common Shares, representing less than 1% of the Common Shares outstanding on the Record Date. All of the Common Shares and Incentive Units held by the Directors will be treated in the same fashion under the Arrangement as Common Shares and Incentive Units held by every other holder of each respective security of Vitran. For a discussion of the treatment of Common Shares and Incentive Units under the Arrangement, see “The Arrangement – Principal Steps of the Arrangement” and “The Arrangement – Treatment of Incentive Units in connection with the Arrangement”.

Consistent with standard practice in similar transactions, in order to ensure that the Directors do not lose or forfeit their protection under liability insurance policies maintained by Vitran, the Arrangement Agreement provides for the maintenance of such protection for six years. See “– Interests of Certain Persons in the Arrangement – Indemnification and Insurance” below.

The following table sets out the number of Common Shares and Incentive Units beneficially owned by, or for which control or direction is exercised by, the Directors and that are known after reasonable enquiry to be owned, or over which control or direction is exercised, by their associates or Affiliates:

Name	Common Shares	Vitran DSUs
Richard D. McGraw	43,243	15,743
William S. Deluce	nil	12,336
John R. Gossling	nil	12,085
Georges L. Hébert	nil	12,336
David S. McClimon	nil	4,318

Executive Officers

The executive officers of Vitran, in the aggregate, hold 5,000 Common Shares representing less than 1% of the Common Shares outstanding on the Record Date. All of the Common Shares and Incentive Units held by the executive officers will be treated in the same fashion under the Arrangement as Common Shares and Incentive Units held by every other holder of each respective security of Vitran. For a discussion of the treatment of Common Shares and Incentive Units under the Arrangement, see “The Arrangement – Principal Steps of the Arrangement” and “The Arrangement – Treatment of Incentive Units in connection with the Arrangement”.

The following table sets out the number Common Shares and Incentive Units beneficially owned by, or for which control or direction is exercised by, the executive officers and that are known after reasonable enquiry to be owned, or over which control or direction is exercised, by their associates or Affiliates:

Name	Position	Common Shares	Options	Vitran DSUs
William S. Deluce	Interim President and Chief Executive Officer	nil	10,000	12,336

Fayaz D. Suleman	Vice-President, Finance and Chief Financial Officer	5,000	105,200	9,488

Pursuant to Mr. Deluce’s employment agreement with Vitran, if Mr. Deluce is terminated without cause, he is entitled to receive the greater of (i) a lump sum amount equivalent to three months’ base salary, plus continuation of medical and extended health care benefit plans for a period of three months, at standard premium rates, or (B) notice or pay in lieu of notice, benefits continuation, severance and/or other required payments prescribed under any applicable legislation. Assuming Mr. Deluce was terminated without cause on December 31, 2013, he would be entitled to a payment of CDN$150,000 plus continuation of medical and extended health care benefit plans for a period of three months, at standard premium rates.

Mr. Suleman’s employment agreement with Vitran provides that if there is a change of control (as defined in the employment agreement) and (i) the employment of Mr. Suleman is terminated without cause or (ii) Mr. Suleman resigns from such employment at any time within one year after the change of control as a result of a material diminution of title, authority, status, duties or responsibilities or, in certain circumstances, for any reason, Vitran shall pay to Mr. Suleman a lump sum amount equivalent to 18 months’ compensation, the value of which will be based on one-twelfth of the annual base salary at the date of such termination of employment and one-twelfth of the amount of bonus for the fiscal year preceding the date of such termination of employment. Assuming Mr. Suleman was terminated without cause or resigned from his employment on December 31, 2013 following a change of control, he would be entitled to a payment of CDN$549,000. Pursuant to Mr. Suleman’s retention incentive agreement with Vitran, if Mr. Suleman is terminated without cause before April 30, 2014 or Mr. Suleman remains employed with Vitran until April 30, 2014, he will be entitled to a payment of CDN$180,000. In addition, pursuant to Mr. Suleman’s transaction incentive agreement with Vitran, Mr. Suleman is entitled to receive a cash award equal to 0.2% of the Transaction Value (as defined in the transaction incentive agreement), calculated based on all consideration to be received in connection with the Transaction (as defined in the transaction incentive agreement) by Vitran or holders of its securities, including the aggregate amount of debt assumed or repaid by the purchaser under the Transaction, less cash and cash equivalents of Vitran and its subsidiaries as of the completion date of the Transaction. Upon completion of the Transaction, Mr. Suleman will be entitled to a payment of CDN$308,323 based on Vitran’s net debt as at December 31, 2013, being USD$37.9 million.

Indemnification and Insurance

See “The Arrangement – The Arrangement Agreement – Covenants of the Purchaser – Covenants Relating to Insurance and Indemnification”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the information with respect to the beneficial ownership of Common Shares for (i) each Director, (ii) each executive officer, (iii) all current Directors and executive officers as a group, and (iv) to the knowledge of the Directors and officers of the Company, the persons or companies beneficially owning, directly or indirectly, or exercising control or direction over, more than 5% of the outstanding Common Shares of the Company. “Beneficial ownership” includes Common Shares as to which a person has direct or indirect voting and/or investment power and Common Shares that may be acquired pursuant to the exercise or conversion of any securities or rights held by such person, such as the exercise of vested stock options, within 60 days of the date of determination of beneficial ownership. Information for the significant shareholders listed below is based on the latest Schedule 13G reports that each such investor has filed with the SEC on Schedule 13D or Schedule 13G pursuant to section 13(d) of the U.S. Exchange Act. Information for all other persons is provided as at January 29, 2014. Except as noted and to the knowledge of the Company, beneficial owners listed have sole voting and investment power with respect to Common Shares beneficially owned.

	Approximate Number of Issued Common Shares Beneficially Owned Directly or Indirectly, Over Which Control or Direction is Exercised as of January 29, 2014(1)		Common Shares Subject to Stock Options Exercisable by January 29, 2014 or that Become Exercisable Within 60 Days of January 29, 2014	Total Number of Common Shares Beneficially Owned(2)	Beneficial Ownership as a % of Outstanding Common Shares(2)
DIRECTORS and EXECUTIVE OFFICERS

Richard D. McGraw	43,243	(3)	Nil	43,243	(4)
William S. Deluce	Nil		10,000	10,000	(4)
John R. Gossling	Nil		Nil	Nil	Nil
Georges L. Hébert	Nil		10,000	10,000	(4)
David S. McClimon	Nil		Nil	Nil	Nil
Fayaz D. Suleman	5,000		67,500	72,500	(4)

Directors and Executive Officers as a Group (6 persons)	48,243		87,500	135,743	0.82%

SIGNIFICANT SHAREHOLDERS

TransForce Inc.(5)	3,278,232		Nil	3,278,232	19.91%
8801 Trans-Canada Highway Suite 500 Laurent, Quebec Canada

Pacific Global Investment Management Company(6)	2,400,920		Nil	2,400,920	14.58%
101 N Brand Blvd. Suite 1950 Glendale, CA USA

FMR LLC(7)	1,669,411		Nil	1,669,411	10.13%
245 Summer Street Boston, MA USA

T. Rowe Price Associates, Inc.(8)	1,539,387		Nil	1,539,387	9.34%
100 E. Pratt Street Baltimore, Maryland 21202 USA

Columbus Capital Management, LLC(9)	889,700		Nil	889,700	5.40%
1 Market Street, Spear Tower, Suite 3790 San Francisco, CA USA

Notes:

(1)	The information as to the number and nature of Common Shares beneficially owned has been furnished by the respective directors, executive officers and shareholders individually.
(2)	Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Common Shares beneficially owned by a person and the percentage ownership of that person, Common Shares subject to options held by that person that are currently exercisable or that are or may become exercisable within 60 days of January 29, 2014 are deemed outstanding. These Common Shares, however, are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of January 29, 2014 there were 16,465,241 Common Shares outstanding.
(3)	These Common Shares are held as to 29,543 Common Shares by Parkway Automotive Investments Limited, a corporation controlled by Mr. McGraw, and as to 13,700 Common Shares held directly by Mr. McGraw.
(4)	Less than 1%.
(5)	Some or all of the Common Shares may be owned by entities over which the Parent has power to direct investments and/or has sole power to vote such Common Shares. These figures do not include 418,837 Common Shares owned by Clarke and Quinpool which are subject to the Lock-Up Agreement, requiring Clarke and Quinpool to support any arrangement involving the Parent acquiring all or substantially all of the outstanding Common Shares.
(6)	Some or all of the Common Shares may be owned by entities over which Pacific Global Investment Management Company serves as investment adviser with power to direct investments and/or has sole power to vote such Common Shares.
(7)	Some or all of the Common Shares may be owned by entities over which FMR LLC has power to direct investments and/or has sole power to vote such Common Shares.
(8)	Some or all of the Common Shares may be owned by entities over which T. Rowe Price Associates, Inc. serves as investment adviser with power to direct investments and/or has sole power to vote such Common Shares.
(9)	Some or all of the Common Shares may be owned by entities over which Columbus Capital Management, LLC serves as investment adviser with power to direct investments and/or has sole power to vote such Common Shares.

GOLDEN PARACHUTE COMPENSATION

Golden Parachute Compensation Table

The following table sets forth the information required by Item 402(t) of Regulation S-K promulgated by the SEC regarding the compensation that may become payable to our Named Executive Officers in connection with the completion of the Arrangement, assuming:

•	the price per Common Share was USD$6.50, which is equal to the Consideration;

•	where applicable, a US dollar/Canadian dollar exchange rate of USD$1.00/CDN$1.0636, being the 2013 end of period rate;

•	the Arrangement was completed on January 29, 2014, which is the latest practicable date prior to the filing of this Circular with the SEC and on SEDAR; and

•	the employment of each of the Named Executive Officers was terminated immediately following the completion of the Arrangement, either by Vitran without cause in the case of both Named Executive Officers or by resignation for good reason, in the case of Mr. Suleman.

Name	Cash(1) CDN$	Equity(2) CDN$	Pension/ NQDC CDN$	Perquisites/ Benefits(3) CDN$	Tax Reimbursement CDN$	Other CDN$	Total CDN$
William S. Deluce	150,000	85,284	nil	3,369	nil	nil	238,653
Fayaz D. Suleman	1,095,823	154,983	nil	nil	nil	nil	1,250,806

Notes:

(1)	Mr. Deluce is entitled to a severance payment of CDN$150,000 on termination without cause. Mr. Deluce is not due any additional amounts due to a change in control.

Mr. Suleman is entitled to a severance payment of CDN$607,500 on termination without cause or resignation for good reason within one year of a change in control. Of this amount, CDN$202,500 is attributable to a payment as a result of a change in control. Mr. Suleman is also entitled to a CDN$180,000 payment under his retention agreement and a transaction incentive payment of CDN$308,323 (assuming Vitran has net debt of USD$37.9 million).

(2)	Mr. Deluce does not have in-the-money Vitran Options. Mr. Deluce is entitled to a cash payment of CDN$85,284 under the Vitran DSU Plan for Directors.

Mr. Suleman has 53,100 in-the-money Vitran Options and will be paid CDN$89,389 pursuant to the Arrangement. In addition, Mr. Suleman is entitled to a cash payment of CDN$65,594 under the Vitran DSU Plan for Senior Executives.

(3)	Mr. Deluce is entitled to three months of healthcare benefits post-termination.

Any changes in the assumptions or estimates above would affect the amounts shown in the table. In addition, any changes prior to the Effective Date, in salary, discretionary bonus, net debt of Vitran or currency exchange rates would impact the amounts to which the Named Executive Officers are entitled.

Narrative to Golden Parachute Compensation Table

The terms of employment agreements pursuant to which compensation may become payable to our Named Executive Officers in connection with the completion of the Arrangement are summarized in the section of this Circular entitled “Interests of Informed Persons in Material Transactions”.

LEGAL MATTERS

Certain Canadian legal matters in connection with the Arrangement will be passed upon by McMillan LLP on behalf of Vitran. As of the date hereof, the partners and associates of Vitran as a group beneficially owned, directly or indirectly, less than one percent of the Common Shares.

QUESTIONS AND FURTHER ASSISTANCE

If you have any questions about the information contained in this Circular or require assistance in completing your Proxy, please contact Fayaz D. Suleman, Secretary at Vitran, by phone at 416-596-7664, or by email at vtnc@vitrancorp.com.

APPROVAL OF DIRECTORS

The contents and sending of this Circular, including the Notice of Meeting, have been approved and authorized by the Board.

BY ORDER OF THE BOARD OF DIRECTORS

“William S. Deluce”

William S. Deluce

Director, Interim President and Chief

Executive Officer

February 3, 2014

CONSENT OF STEPHENS INC.

February 3, 2014

Board of Directors

Vitran Corporation Inc.

185 The West Mall, Suite 701

Toronto, Ontario, M9C 5L5

Re:	Notice of Special Meeting of Shareholders and Management Information Circular and Proxy Statement of Vitran Corporation Inc. dated February 3, 2014

Ladies and Gentlemen:

Reference is made to our opinion letter, dated as of December 30, 2013 (“Fairness Opinion Letter”), with respect to the fairness from a financial point of view to the holders of the outstanding common shares (the “Common Shares”) of Vitran Corporation Inc. (the “Company”) of the USD$6.50 per Common Share in cash to be paid to such holders pursuant to the Arrangement Agreement, made as of December 30, 2013, among 2400520 Ontario Inc., TransForce Inc. and the Company.

The Fairness Opinion Letter is provided solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement, information circular or any other document, except in accordance with our prior written consent. We understand that the Company has determined to include our Fairness Opinion Letter in the Management Information Circular and Proxy Statement (the “Circular”).

In that regard, we hereby consent to the reference to our Fairness Opinion Letter in the Letter to Shareholders and under the captions “Summary Term Sheet – Fairness Opinion”, “Summary Term Sheet – Reasons for the Arrangement”, “The Arrangement – Fairness Opinion” and “The Arrangement – Reasons for the Arrangement” and to the inclusion of the Fairness Opinion Letter in the Circular. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Circular and that our Fairness Opinion Letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to, in whole or in part in any registration statement, proxy statement, information circular (including any subsequent amendments to the Circular) or any other document, except in accordance with our prior written consent.

Very truly yours,

(Signed) “Stephens Inc.”

(STEPHENS INC.)

APPENDIX “A”

ARRANGEMENT RESOLUTION

(Item No. 1 on the proxy card)

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	the arrangement (“Arrangement”) under Section 182 of the Business Corporations Act (Ontario), all as more particularly described and set forth in the plan of arrangement (as may be modified or amended, the “Plan of Arrangement”) attached as Appendix “B” to the management information circular of Vitran Corporation Inc. (the “Company”) dated February 3, 2014 (the “Circular”), and all transactions contemplated thereby, be and are hereby authorized, approved and adopted;

2.	the Plan of Arrangement be and is hereby authorized, approved and adopted;

3.	the arrangement agreement dated December 30, 2013 among the Company, 2400520 Ontario Inc. and TransForce Inc. (as may be amended from time to time, the “Arrangement Agreement”), and all transactions contemplated therein, and the actions of the directors of the Company in approving the Arrangement and the Arrangement Agreement and the actions of the directors and officers of the Company in executing and delivering the Arrangement Agreement and causing the performance by the Company of its obligations thereunder, be and are hereby confirmed, ratified, authorized and approved;

4.	notwithstanding that this resolution has been duly passed (and the Arrangement approved and agreed) by the shareholders of the Company or that the Arrangement has been approved by the Ontario Superior Court of Justice, the directors of the Company be and are hereby authorized and empowered, without further notice to, or approval of, the shareholders of the Company (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement or the Plan of Arrangement, and (ii) subject to the terms of the Arrangement Agreement, not to proceed with the Arrangement and to revoke this resolution at any time prior to the Effective Time (as defined in the Arrangement Agreement); and

5.	any director or officer of the Company is hereby authorized, for and on behalf of the Company, to execute, with or without the corporate seal and, if appropriate, deliver any and all other agreements, applications, forms, waivers, notices, certificates, confirmations and other documents and instruments and to do, or cause to be done, any and all such other acts and things as in the opinion of such director or officer may be necessary, desirable or useful for the purpose of giving effect to these resolutions, the Arrangement Agreement, the completion of the Arrangement and related transactions in accordance with the Arrangement Agreement and the matters authorized hereby, including, without limitation, (i) all actions required to be taken by or on behalf of the Company, and all necessary filings and obtaining the necessary approvals, consents and acceptances of appropriate regulatory authorities and (ii) the signing of the certificates, consents and other documents or declarations required under the Arrangement Agreement or otherwise to be entered into by the Company, such determination to be conclusively evidenced by the execution and delivery of any such document, agreement or instrument, and the taking or doing of any such action.

A-1

THE COMPENSATION PROPOSAL

(Item No. 2 on the proxy card)

As required by Section 14A of the Securities Exchange Act of 1934, as amended, and Rule 14a-21(c) under that Act, Vitran is providing Shareholders with the opportunity to cast a non-binding, advisory vote on the compensation that may become payable to its Named Executive Officers in connection with the completion of the Arrangement, which is referred to herein as the Compensation Proposal. Specifically, Vitran is asking the Shareholders to vote on the adoption of the following resolution at the Meeting:

RESOLVED, that the compensation that may be paid or become payable to Vitran’s Named Executive Officers in connection with the Arrangement, as disclosed in the table entitled “Golden Parachute Compensation” on page 85 of Vitran’s information circular and proxy statement dated February 3, 2014, including the associated narrative discussion in the section entitled “Interests of Informed Persons in Material Transactions” beginning on page 82 of Vitran’s information circular and proxy statement dated February 3, 2014, and the agreements and understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.

Vitran believes that the information regarding the Compensation Proposal contained in this Circular demonstrates that Vitran’s executive compensation program was designed appropriately and structured to ensure the retention of talented executives and a strong alignment with the long-term interests of Shareholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to Vitran’s Named Executive Officers in connection with the completion of the Arrangement. In addition, this vote is separate and independent from the vote of Shareholders to approve the Arrangement Resolution, and the approval of the Compensation Proposal is not a condition to the completion of the Arrangement.

Vitran’s Board unanimously recommends that you vote “FOR” the Compensation Proposal.

The vote to approve the Compensation Proposal is advisory and, therefore, will not be binding on Vitran. If the Arrangement is approved and completed, amounts payable to Vitran’s Named Executive Officers in connection with the completion of the Arrangement will be paid, regardless of whether the Compensation Proposal is passed. Vitran’s Board will consider the affirmative vote of a majority of the votes cast on the Compensation Proposal by Shareholders present in person or represented by proxy at the Meeting as advisory approval of the Compensation Proposal.

A-2

APPENDIX “B”

ARRANGEMENT AGREEMENT

THIS ARRANGEMENT AGREEMENT dated December 30, 2013,

BETWEEN:	2400520 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario (“Purchaser”)

AND:	TRANSFORCE INC., a corporation incorporated under the federal laws of Canada (“Parent”)

AND:	VITRAN CORPORATION INC., a corporation incorporated under the laws of the Province of Ontario (“Vitran”)

THIS AGREEMENT WITNESSES THAT in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties hereto covenant and agree as follows:

1.	Definitions

(a)	“Acquisition Proposal” means, other than the Transactions contemplated by this Agreement, (i) any bona fide inquiry or proposal (written or oral) made by a third party (other than Purchaser or any of its Affiliates) regarding any merger, amalgamation, statutory arrangement, share exchange, business combination, take-over bid, sale or other disposition of all or substantially all of the assets, or sale or other disposition of 20% or more of the properties or assets of Vitran and the Vitran Subsidiaries on a consolidated basis, (ii) any recapitalization, reorganization, or liquidation of Vitran or any of the Vitran Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the fair market value of the consolidated assets of Vitran and the Vitran Subsidiaries, (iii) any sale or issuance of Vitran equity securities or debt convertible into equity securities or rights therein or thereto or rights, options or warrants to acquire any such securities that would result in the increase in the number of Common Shares outstanding, on a fully-diluted basis, by more than 20%, or (iv) any type of similar transaction which would, or could, in any case, constitute a de facto acquisition or change of control of Vitran and would or could, in any case, result in the sale or other disposition of all or material portion of the property and assets of Vitran and the Vitran Subsidiaries on a consolidated basis;

(b)	“Affiliate” has the meaning ascribed thereto in the Securities Act;

(c)	“Agreement” means this arrangement agreement, together with the schedules attached hereto and the Vitran Disclosure Letter and the Purchaser Disclosure Letter, each as amended or supplemented from time to time;

(d)	“Arrangement” means the arrangement under the provisions of Section 182 of the OBCA on the terms set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order (with the consent of Vitran and Purchaser, each acting reasonably);

(e)	“Arrangement Resolution” means the resolution of the Vitran Shareholders to be considered at the Vitran Meeting, approving the Arrangement;

(f)	“Articles of Arrangement” means the articles of arrangement of Vitran in respect of the Arrangement, to be filed with the Director after the Final Order is made;

(g)	“Board Recommendation” has the meaning ascribed thereto in Section 8(b);

(h)	“Business Day” means any day, other than a Saturday, a Sunday or a statutory holiday in Toronto, Ontario;

(i)	“Change in Recommendation” by the directors of Vitran means (a) any withholding, amendment, withdrawal, modification or qualification (or a public proposal to withhold, amend, withdraw, modify or qualify) to the Board Recommendation by the directors of Vitran in any manner adverse to Purchaser and/or the consummation of the Arrangement; or (b) any approval, acceptance, recommendation or endorsement by the directors of Vitran of, or public proposal by the directors of Vitran to approve, accept, recommend or endorse, or publicly taking no position or a neutral position with respect to, any Acquisition Proposal (it being understood that publicly taking no position or a neutral position with respect to an Acquisition Proposal until the third Business Day after receipt of an Acquisition Proposal shall not be deemed to be a Change in Recommendation);

(j)	“Commissioner of Competition” means the Commissioner of Competition appointed pursuant to Subsection 7(1) of the Competition Act or any other Person duly authorized to perform duties on behalf of the Commissioner of Competition;

(k)	“Common Shares” means the issued and outstanding common shares in the capital of Vitran;

(l)	“Competition Act” means the Competition Act (Canada);

(m)	“Competition Act Approval” means (i) the issuance of an advance ruling certificate by the Commissioner of Competition under Subsection 102(1) of the Competition Act to the effect that the Commissioner of Competition is satisfied that she or he would not have sufficient grounds upon which to apply to the Competition Tribunal for an order under Section 92 of the Competition Act with respect to the Transactions contemplated by this Agreement; or (ii) both of the (A) expiry, waiver or termination of the waiting period, including any extension of such waiting period, under Section 123 of the Competition Act or the waiver of the obligation to provide a pre-merger notification in accordance with Part IX of the Competition Act in accordance with paragraph 113(c) of the Competition Act, and (B) issuance of a No Action Letter;

(n)	“Completion Deadline” means the date by which the Arrangement is to be completed, which date shall be April 30, 2014 or such later date as may be agreed to in writing by the Parties;

(o)	“Confidentiality Agreement” means the confidentiality agreement dated July 5, 2013 between Vitran and Parent;

(p)	“Consideration” means the amount of USD$6.50, being the amount payable for each Common Share pursuant to and in accordance with the terms of the Arrangement;

(q)	“Contaminants” means any pollutant, contaminant or waste of any nature, including without limitation, any hazardous waste, hazardous substance, hazardous material, toxic substance, dangerous substance, dangerous good, or deleterious substance under or pursuant to any applicable Environmental Laws and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials or any substance which is deemed under Environmental Laws to be deleterious to natural resources or worker or public health and safety;

(r)	“Court” means the Ontario Superior Court of Justice;

(s)	“de facto acquisition or change of control” means the acquisition, directly or indirectly, by any Person or group of Persons acting jointly or in concert, of beneficial ownership of, or control or direction over, sufficient voting securities of Vitran to permit such Person or Persons to exercise, or to control or direct the voting of, 50% or more of the total number of votes attached to all outstanding voting securities of Vitran;

(t)	“Director” means the Director appointed pursuant to Section 278 of the OBCA;

(u)	“Dissent Rights” means the rights of holders of Common Shares to dissent in respect of the Arrangement as described in the Plan of Arrangement;

(v)	“Dissenting Shareholder” means a holder of Common Shares who duly exercises Dissent Rights in respect of the Common Shares held by such holder;

(w)	“Effective Date” means the date shown on the certificate of arrangement to be issued by the Director giving effect to the Arrangement on the date of closing of the Arrangement and the other Transactions contemplated in this Agreement, which the Parties agree will be the second Business Day following the satisfaction (or waiver) of the conditions in Sections 11, 12 and 13 or such other date as the Parties may agree to in writing;

(x)	“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date;

(y)	“Employee” means any individual employed by Vitran or any of the Vitran Subsidiaries on a full-time, part-time or temporary basis who provides services to Vitran or any of the Vitran Subsidiaries, including without limitation, those individuals who are on disability leave, parental leave or other permitted absence and for the purposes of this Agreement includes all independent contractors of Vitran or any of the Vitran Subsidiaries;

(z)	“Employee Plans” has the meaning set out in paragraph (z)(i) of Schedule A hereof;

(aa)	“Encumbrance” means any mortgage, pledge, assignment, charge, lien, claim, security interest, adverse interest, right of first refusal or first offer, occupancy right, other third person interest or encumbrance of any kind, whether contingent or absolute, and any agreement, option, right or privilege (whether by law, contract or otherwise) capable of becoming any of the foregoing;

(bb)	“Environmental Approvals” means all permits, certificates, licences, authorizations, consents, instructions, registrations, directions or approvals issued or required by any Governmental Entity pursuant to any Environmental Laws;

(cc)	“Environmental Conditions” mean the generation, discharge, emission or Release into the environment (including, without limitation, ambient air, surface water, groundwater or land), prior to the Effective Date of any Contaminants by any Person in respect of which remedial action is required under any Environmental Laws or as to which any liability is currently or in the future imposed upon any Person based upon the acts or omissions of any Person prior to the Effective Date with respect to any Contaminants or reporting with respect thereto;

(dd)	“Environmental Laws” means all applicable Laws and agreements with Governmental Entities and all other statutory requirements relating to public health and safety, noise control, pollution or the protection of the environment or to the generation, production, installation, use, storage, treatment, transportation, Release or threatened Release of Contaminants, including civil responsibility for acts or omissions with respect to the environment, and all Environmental Approvals issued pursuant to such applicable Law, agreements or other statutory requirements;

(ee)	“Exchanges” means the Toronto Stock Exchange and NASDAQ, and “Exchange” means either one of them;

(ff)	“Fairness Opinion” means the opinion of Stephens Inc. to the effect that, as of the date of such opinion, the Consideration to be received by the Vitran Shareholders pursuant to the Arrangement is fair, from a financial point of view, to the Vitran Shareholders;

(gg)	“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed;

(hh)	“fully-diluted basis” means, with respect to the number of outstanding Common Shares at any time, the number of Common Shares that would be outstanding if all rights to acquire Common

Shares (including, without limitation, Common Shares issuable upon the exercise or the conversion of convertible securities) were exercised, including for greater certainty, all Common Shares issuable upon the exercise of Vitran Options, whether vested or unvested;

(ii)	“GAAP” means, at any time, generally accepted accounting principles in the United States of America at that time;

(jj)	“Governmental Entity” means any applicable (i) multinational, federal, provincial, territorial, state, regional, municipal, local or other government, governmental or public department, central bank, court, tribunal, arbitral body, commission, board, bureau or agency, domestic or foreign, (ii) subdivision, agency, commission, board or authority of any of the foregoing, or (iii) quasi- governmental or private body (including any stock exchange or Securities Authority) exercising any regulatory, expropriation or taxing authority under or for the account of any of the foregoing;

(kk)	“HSR” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

(ll)	“Intellectual Property Right” means any trademark, service mark, registration thereof or application for registration therefore, trade name, license, invention, patent, patent application, industrial designs, trade secret, trade dress, know-how, copyright, copyrightable materials, copyright registration, application for copyright registration, software programs and data bases, names and all derivations thereof, domain name and any other type of proprietary intellectual property right, and all embodiments and fixations thereof and related documentation, registrations and franchises and all additions, improvements and accessions thereto, in each case which is owned or licensed or filed by Vitran, any Vitran Subsidiary or any of their Affiliates or used or held for use in their business, whether registered or unregistered or domestic or foreign;

(mm)	“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 7;

(nn)	“Key Third Party Consents” means the consents from the parties set out in the Vitran Disclosure Letter;

(oo)	“knowledge of Vitran” means the actual knowledge, after due and reasonable inquiry, of the Interim Chief Executive Officer and the Chief Financial Officer of Vitran;

(pp)	“Laws” means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, instruments, policies, notices, directions and judgments or other requirements of any Governmental Entity;

(qq)	“Matching Period” has the meaning set out in Section 18(a)(v);

(rr)

“Material Adverse Change” means, in respect of Vitran, any one or more changes, events or occurrences, and “Material Adverse Effect” means any state of facts which, in either case, either individually or in the aggregate are, or would reasonably be expected to be, material and adverse to the business, operations, results of operations, properties, assets, liabilities, obligations (whether absolute, accrued, conditional or otherwise) or condition (financial or otherwise) of Vitran and the Vitran Subsidiaries, on a consolidated basis, other than any change, event, occurrence or state of facts relating to: (i) the announcement of the execution of this Agreement or the Arrangement or the other Transactions contemplated hereby; (ii) changes in general to political, economic or financial conditions (provided that it does not have a materially disproportionate effect on Vitran relative to comparable companies); (iii) any change in GAAP (provided it does not have a materially disproportionate effect on Vitran relative to comparable companies); (iv) the rate at which Canadian dollars can be exchanged for United States dollars; (v) generally applicable changes in applicable Law (provided that it does not have a materially disproportionate effect on Vitran relative to comparable companies); (vi) the failure of Vitran to meet any internal or public projections, forecasts or estimates of revenues, earnings or cash flow; (vii) any decrease in the market price or any decline in the trading volume of the Common Shares on the Exchanges (it being understood that the causes underlying such change in market price or trading volume (other than those in items (i) to (vi) above) may be taken into account in determining whether a Material Adverse Change or a Material Adverse Effect has occurred), and except as explicitly stated herein, references in this Agreement to dollar amounts are not intended to be, and shall not be deemed to be, interpretive of the amount used for the purpose of determining whether a “Material Adverse Change” has occurred or whether a state of facts exists that has or could have a “Material Adverse Effect” and such defined terms and all other references to materiality in this Agreement shall be interpreted without reference to any such amounts;

(ss)	“MI 61-101” means Multilateral Instrument 61-101 “Protection of Minority Shareholders in Special Transactions”;

(tt)	“misrepresentation” has the meaning ascribed thereto in the Securities Act;

(uu)	“OBCA” means the Business Corporations Act (Ontario);

(vv)	“Ordinary Course” means, with respect to an action taken by Vitran, that such action is consistent with the past practices of Vitran and the Vitran Subsidiaries since January 1, 2013 and is taken in the ordinary course of the normal day-to-day operations of the business of Vitran and the Vitran Subsidiaries;

(ww)	“No Action Letter” means written confirmation from the Commissioner of Competition that she or he does not, at that time, intend to make an application under Section 92 of the Competition Act in respect of the Transactions contemplated by this Agreement;

(xx)	“Parties” means Vitran, Parent and Purchaser and “Party” means any one of them;

(yy)	“Person” shall be broadly interpreted and includes any natural person, legal person, partnership, limited partnership, joint venture, unincorporated association or other organization, trust, trustee, executor, administrator or liquidator, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted and whether or not a legal entity;

(zz)	“Plan of Arrangement” means the plan of arrangement substantially in the form and content of Exhibit I annexed hereto and any amendments or variations thereto made in accordance with Article 5 of the Plan of Arrangement or made at the direction of the Court in the Final Order;

(aaa)	“Pre-Acquisition Reorganization” has the meaning set out in Section 8(t) hereof;

(bbb)	“Prohibited Payments” mean any offer, gift, payment, promise to pay or authorization to pay money or anything of value to or for the use or benefit of any government official (including employees and directors of government-owned companies and other state enterprises), political party, party official, candidate for public office or employee of a public international organization in an effort to win or retain business or secure any improper advantage, except that the term does not include any payment to a government official, political party, party official or political candidate that is expressly permitted under the written laws of the country involved, or any facilitating payment that is made solely to secure the provision of routine governmental services;

(ccc)	“Real Property” has the meaning set out in paragraph (t) of Schedule A;

(ddd)	“Real Property Encumbrances” means the Encumbrances over the Real Property disclosed in the Vitran Disclosure Letter;

(eee)	“Release” has the meaning prescribed in any Environmental Law and includes any sudden, intermittent or gradual release, spill, leak, pumping, addition, pouring, emission, emptying, discharge, migration, injection, escape, leaching, disposal, dumping, deposit, spraying, burial, abandonment, incineration, seepage, placement or introduction of a Contaminant, whether accidental or intentional, into the environment;

(fff)	“Remediation” means any investigation, clean-up, removal action, remedial action, restoration, repair, response action, corrective action, monitoring, sampling, and analysis, installation, reclamation, closure or post-closure in connection with the suspected, threatened or actual Environmental Condition;

(ggg)	“Representatives” has the meaning set out in Section 16(a);

(hhh)	“SEC” means the Securities and Exchange Commission of the United States of America;

(iii)	“Secured Lender Encumbrances” means the Encumbrances in favour of Vitran’s secured lenders disclosed in the Vitran Disclosure Letter;

(jjj)	“Securities Act” means the Securities Act (Ontario), as amended from time to time;

(kkk)	“Securities Authorities” means the Ontario Securities Commission and the other securities regulatory authorities in the provinces of Canada and the SEC, collectively and “Securities Authority” means any one of them;

(lll)	“SEDAR” means The System for Electronic Document Analysis and Retrieval, a filing system developed for the Canadian Securities Administrators;

(mmm)	“Subsidiary” has the meaning ascribed thereto in the Securities Act;

(nnn)	“Superior Proposal” means any unsolicited bona fide written Acquisition Proposal from a third party made after the date of this Agreement: (i) to acquire not less than all of the outstanding Common Shares (not owned or controlled by such third party or its Affiliates) or substantially all of the assets of Vitran on a consolidated basis; (ii) that did not result from or involve a breach by Vitran of this Agreement; (iii) that the directors of Vitran have determined in good faith is reasonably capable of being completed without undue delay, taking into account, all financial, legal, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal; (iv) that is not subject to any financing condition; (v) that is not subject to any due diligence condition; and (vi) in respect of which the directors of Vitran determine, in their good faith judgment, after receiving the advice of Vitran’s outside legal counsel and financial advisors and after taking into account all the terms and conditions of the Acquisition Proposal, including all legal, financial, regulatory and other aspects of such Acquisition Proposal and the Person making such Acquisition Proposal, would, if consummated in accordance with its terms, and without assuming away the risk of non-completion, result in a transaction which is more favourable, from a financial point of view, to the Vitran Shareholders than the Arrangement (including any amendments to the terms and conditions of the Arrangement proposed by Purchaser pursuant to Section 18 of this Agreement);

(ooo)	“Superior Proposal Notice” has the meaning set out in Section 18(a)(iv);

(ppp)

“Tax” and “Taxes” means all taxes, assessments, charges, dues, duties, rates, fees imposts, levies and similar charges of any kind lawfully levied, assessed or imposed by any Governmental Entity, including all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all capital taxes, gross receipts taxes, environmental taxes and charges, sales taxes, use taxes, ad valorem taxes, value added taxes, subsoil use or extraction taxes and ownership fees, transfer taxes (including, without limitation, taxes relating to the transfer of interests in real property or entities holding interests therein), franchise taxes, licence taxes, withholding taxes, health taxes, payroll taxes, employment taxes, Canada Pension Plan premiums, excise, severance, social security, workers’ compensation, employment insurance or compensation taxes, mandatory pension and other social fund taxes or premium, stamp taxes, occupation taxes, premium taxes, property taxes, windfall profits taxes, alternative or add-on minimum taxes, goods and services tax, harmonized sales tax, customs duties or other taxes, fees, imports, assessments or charges or any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing;

(qqq)	“Tax Act” means the Income Tax Act (Canada);

(rrr)	“Tax Returns” means all returns, schedules, elections, declarations, reports, information returns and statements required to be filed with any taxing authority relating to Taxes;

(sss)	“Termination Date” means the date upon which this Agreement is terminated pursuant to the terms of this Agreement;

(ttt)	“Termination Fee” has the meaning set out in Section 19(b);

(uuu)	“Termination Fee Event” has the meaning set out in Section 19(b);

(vvv)	“Transactions” means the transactions contemplated by this Agreement and the Plan of Arrangement and including, for greater certainty, the Arrangement;

(www)	“Transportation Act Approval” means that, on or before the Effective Date (a) the Minister of Transport has, pursuant to section 53.1 of the Canada Transportation Act been notified of the Transactions contemplated by this Agreement, and has given notice to Vitran or Purchaser that he is of the opinion that the Transactions contemplated by this Agreement do not raise issues with respect to the public interest as it relates to national transportation, or (b) if the Minister of Transport is of the opinion that the Transactions contemplated by this Agreement raise issues with respect to the public interest as it relates to national transportation, the Governor-in-Council has approved the Transactions contemplated by this Agreement;

(xxx)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

(yyy)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder;

(zzz)	“Vitran Disclosure Letter” means the letter of even date herewith delivered by Vitran to Purchaser in a form accepted by and initialled on behalf of Purchaser, with respect to certain matters in this Agreement;

(aaaa)	“Vitran Documents” has the meaning set out in paragraph (bb) of Schedule A;

(bbbb)	“Vitran DSU Plan” means collectively, the Vitran DSU Plan for Directors and the Vitran DSU Plan for Senior Executives, adopted with effect from September 14, 2005 and January 1, 2006, respectively, each, as amended;

(cccc)	“Vitran DSUs” means the outstanding Deferred Stock Units (DSUs) issued pursuant to the Vitran DSU Plan;

(dddd)	“Vitran Incentive Plans” means the Vitran Stock Option Plan and the Vitran DSU Plan;

(eeee)	“Vitran Meeting” means the special meeting, including any adjournments or postponements thereof, of the Vitran Shareholders to be held, among other things, to consider and, if deemed advisable, to approve the Arrangement;

(ffff)	“Vitran Options” means the outstanding options to purchase Common Shares issued pursuant to the Vitran Stock Option Plan;

(gggg)	“Vitran Optionholders” means, at any time, the holders of Vitran Options, at such time;

(hhhh)	Vitran Proxy Statement” means the preliminary proxy statement and final proxy statement on Schedule 14A to be prepared by Vitran in respect of the Vitran Meeting and filed with the SEC;

(iiii)	“Vitran Required Vote” means the requisite securityholder approval for the Arrangement being: (i) not less than 66-2/3 percent of the votes cast in respect of the Arrangement Resolution by Vitran Shareholders, voting as a single class, present in person or by proxy at the Vitran Meeting; and (ii) such other approval required by the Court or applicable Laws;

(jjjj)	“Vitran Shareholder Rights Plan” means Vitran’s shareholder rights plan agreement dated November 4, 2013 between Vitran and Computershare Trust Company of Canada, as the same may be amended, restated or replaced from time to time;

(kkkk)	“Vitran Shareholders” means, at any time, the holders of Common Shares at such time;

(llll)	“Vitran Stock Option Plan” means the Amended and Restated Vitran Stock Option Plan dated March 18, 2013, as amended; and

(mmmm)	“Vitran Subsidiaries” means Subsidiaries of Vitran and “Vitran Subsidiary” means any one of them.

2.	Arrangement

Purchaser and Vitran agree that the Arrangement shall be implemented in accordance with the terms and subject to the conditions contained in this Agreement and the Plan of Arrangement.

3.	Representations and Warranties of Vitran

Vitran hereby makes the representations and warranties set out in Schedule A hereto to and in favour of Purchaser and acknowledges that Purchaser is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the Arrangement and the other Transactions contemplated by this Agreement.

4.	Representations and Warranties of Purchaser, Guarantee of Parent

(a)	Purchaser hereby makes the representations and warranties set out in Schedule B hereto to and in favour of Vitran and acknowledges that Vitran is relying upon such representations and warranties in connection with the entering into of this Agreement and the completion of the Arrangement and the other Transactions contemplated by this Agreement.

(b)	Parent represents and warrants that it is the registered and beneficial holder of all of the shares of Purchaser. Parent hereby unconditionally and irrevocably guarantees in favour of Vitran and covenants and agrees to be jointly and severally liable to Vitran with Purchaser for: (i) the accuracy of all of Purchaser’s representations and warranties contained in this Agreement or in any certificate delivered pursuant hereto and (ii) the due and punctual performance of each and every covenant and obligation of Purchaser arising under this Agreement, subject to the terms hereof. No change, amendment or modification of this Agreement, or waiver of any of its terms, shall diminish, release or discharge the liability of Parent under the provisions of this Section 4(b). The liability of Parent is continuing and shall only be discharged by the full performance by Purchaser of all of its obligations under this Agreement.

5.	Survival of Representations and Warranties

The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement and shall expire and be terminated and extinguished at the Effective Time. Any investigation by Purchaser or Vitran and their respective advisors shall not mitigate, diminish or affect the representations and warranties of Vitran, or Purchaser, respectively, contained in this Agreement.

6.	Covenants of Vitran

Subject to the terms of this Agreement, Vitran hereby covenants and agrees with Purchaser as follows:

(a)	As soon as reasonably practical after the execution and delivery of this Agreement and the preparation of a substantially-completed Vitran Proxy Statement in accordance with Section 8(a), and in cooperation with Purchaser and its representatives, Vitran will apply in a manner acceptable to Purchaser, acting reasonably, under Section 182 of the OBCA for the Interim Order, and thereafter proceed with and diligently seek to obtain the Interim Order. Vitran shall use commercially reasonable efforts to so apply for the Interim Order on or before January 31, 2014.

(b)	As soon as reasonably practical after the execution and delivery of this Agreement and the obtaining of the Interim Order, Vitran will convene and hold the Vitran Meeting with a targeted date on or before March 14, 2014, and in any event before April 15, 2014, for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such Vitran Meeting with the prior approval of Purchaser acting reasonably), in accordance with the Interim Order and not adjourn, postpone or cancel (or propose the adjournment, postponement or cancellation of) the Vitran Meeting without the prior written consent of Purchaser, except for quorum purposes, as required by a Governmental Entity, or as required or permitted under Section 18(d), it being understood that, provided that this Agreement has not been terminated in accordance with its terms, the Vitran Meeting shall be held regardless of whether the directors of Vitran recommend that Vitran Shareholders vote against the Arrangement Resolution or any other Change in Recommendation has occurred.

(c)	Subject to obtaining the approvals as are required by the Interim Order, Vitran will proceed with and diligently pursue the application to the Court for the Final Order as soon as reasonably practicable but in any event, not later than five Business Days after the Arrangement Resolution is passed at the Vitran Meeting, or such later date as may be agreed to by Purchaser and Vitran.

(d)	Subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favour of each Party, Vitran will send to the Director, for endorsement and filing by the Director, the Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement no later than the second Business Day after the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of the conditions set out in Articles 11, 12 and 13 (excluding conditions that, by their terms, cannot be satisfied until the Effective Date, but subject to the satisfaction or, where not prohibited, the waiver by the applicable Party or Parties in whose favour the condition is, of those conditions as of the Effective Date), unless another time or date is agreed to in writing by the Parties.

7.	Interim Order

The notice of motion for the application referred to in Section 6(a) shall request that the Interim Order provide:

(a)	for the class of Persons to whom notice is to be provided in respect of the Arrangement and the Vitran Meeting and for the manner in which such notice is to be provided;

(b)	that the requisite approval for the Arrangement Resolution shall be the Vitran Required Vote;

(c)	that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Vitran, including quorum requirements and all other matters, shall apply in respect of the Vitran Meeting;

(d)	for the grant of the Dissent Rights;

(e)	that each Vitran Shareholder will have the right to appear before the Court at the hearing of the Court to approve the Final Order so long as such Vitran Shareholder enters an appearance within a reasonable time;

(f)	that the Vitran Meeting may be adjourned or postponed from time to time in accordance with the terms of this Agreement without the need for additional approval of the Court;

(g)	that the record date for Vitran Shareholders entitled to notice of and to vote at the Vitran Meeting will not change in respect of any adjournment(s) of the Vitran Meeting; and

(h)	for the notice requirements respecting the presentation of the application to the Court for a Final Order.

8.	Vitran Proxy Statement, Court Proceedings and Other Covenants

(a)	Vitran Proxy Statement. Vitran will as promptly as reasonably practicable after the date hereof, prepare and file with the SEC, a preliminary version of the Vitran Proxy Statement in connection with the Arrangement and shall prepare any other documents required by applicable Laws, applicable Securities Authorities, and the applicable rules and policies of the Exchanges in connection with the approval of the Arrangement, and Vitran shall provide Purchaser with a reasonable opportunity to review and comment on the Vitran Proxy Statement and all such other documents and shall give reasonable consideration to any comments made by Purchaser and its counsel and agrees that any information relating solely to Purchaser included in the Vitran Proxy Statement must be in a form and content satisfactory to Purchaser, acting reasonably. Vitran shall use its commercially reasonable efforts to respond to any comments of the SEC in order to cause the Vitran Proxy Statement to become effective as promptly as practicable after the date hereof. None of the information supplied or to be supplied by Vitran for inclusion or incorporation by reference in the Vitran Proxy Statement will, at the time the Vitran Proxy Statement becomes effective, at the time of the Vitran Meeting and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event relating to or affecting Vitran shall occur as a result of which it is necessary, in the opinion of counsel for Vitran, to supplement or amend the Vitran Proxy Statement in order to make such document not incorrect or misleading, Vitran will forthwith prepare and file with the SEC an amendment or supplement to the Vitran Proxy Statement so that such document, as so supplemented or amended, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading. The Vitran Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the U.S. Securities Act, the U.S. Exchange Act, the rules of the Exchanges, applicable Securities Authorities, and all applicable Laws.

(b)	Board Approval, Solicitation of Proxies and Meeting. Vitran hereby approves of and consents to the Arrangement and represents that the directors of Vitran, at a meeting duly called and held, and after consulting with Vitran’s financial (including receiving the Fairness Opinion) and legal advisors have unanimously (a) determined that the Arrangement and the other Transactions are fair to Vitran Shareholders and in the best interests of Vitran, (b) approved and declared advisable this Agreement and the Arrangement, and (c) resolved to recommend to all Vitran Shareholders that they vote in favour of the Arrangement (the “Board Recommendation”). Without limiting the generality of the foregoing, Vitran will ensure that the Vitran Proxy Statement includes: (d) a copy of the Fairness Opinion, (e) a statement that the directors of Vitran have received the Fairness Opinion, and have unanimously, after receiving legal and financial advice, determined that the Arrangement is in the best interests of Vitran and the Vitran Shareholders, and that the Consideration to be received by the Vitran Shareholders is fair to such Shareholders; (f) the Board Recommendation; and (g) a statement that each director and senior officer of Vitran who owns or controls Common Shares intends to vote all of such individual’s Common Shares in favour of the Arrangement. Vitran shall:

(i)	subject to the terms of this Agreement, use its commercially reasonable efforts to solicit proxies in favour of the approval of the Arrangement Resolution and against any resolution submitted by any Person that is inconsistent with the Arrangement Resolution and the completion of any of the Transactions contemplated by this Agreement, including, if so requested by Purchaser, acting reasonably, and financed by Purchaser, using dealer and proxy solicitation services firms engaged by Vitran;

(ii)	provide Purchaser with copies of or access to information regarding the Vitran Meeting generated by any dealer or proxy solicitation services firm, as may be reasonably requested from time to time by Purchaser;

(iii)	consult with Purchaser in fixing the date of the Vitran Meeting and the record date of the Vitran Meeting, give notice to Purchaser of the Vitran Meeting and allow Purchaser’s representatives and legal counsel to attend the Vitran Meeting;

(iv)	provide Purchaser, as promptly as reasonably possible, at such times as Purchaser may reasonably request and at least on a daily basis on each of the last ten Business Days prior to the date of the Vitran Meeting with the aggregate tally of the proxies received by Vitran in respect of the Arrangement Resolution;

(v)	advise Purchaser as promptly as reasonably possible, of any communication (written or oral) from or claims brought by (or threatened to be brought by) any Person in opposition to the Arrangement and/or purported exercise or withdrawal of Dissent Rights by Vitran Shareholders;

(vi)	not change the record date for the Vitran Shareholders entitled to vote at the Vitran Meeting in connection with any adjournment or postponement of the Vitran Meeting unless required by applicable Laws;

(vii)	at the reasonable request of Purchaser from time to time, as soon as reasonably practicable, provide Purchaser to the extent available, with a list (in both written and electronic form) of the registered Vitran Shareholders, together with their addresses and respective holdings of Common Shares, with a list of the names and addresses and holdings of all Persons having rights issued by Vitran to acquire Common Shares and a list of non-objecting beneficial owners of Common Shares, together with their addresses and respective holdings of Common Shares, all as of a date that is as close as reasonably practicable prior to the date of delivery of such lists. Vitran shall from time to time require that its registrar and transfer agent furnish Purchaser at Purchaser’s expense with such additional information, including updated or additional lists of Vitran Shareholders and lists of holdings and other assistance as Purchaser may reasonably request in order to be able to communicate with respect to the Arrangement with the Vitran Shareholders entitled to vote on the Arrangement Resolution; and

(viii)	upon the reasonable request of Purchaser and for the sole purpose of attempting to obtain the Vitran Required Vote, Vitran will adjourn or postpone the Vitran Meeting to a date specified by Purchaser, provided that the Vitran Meeting, so adjourned or postponed, will not be later than the date that is thirty days prior to the Completion Deadline.

(c)	Court Proceedings. In connection with all Court proceedings relating to obtaining the Interim Order and the Final Order, or otherwise in connection with this Agreement or the Transactions contemplated by this Agreement, Vitran shall:

(i)	diligently pursue obtaining the Interim Order and the Final Order;

(ii)	provide Purchaser and its legal counsel with a reasonable opportunity to review and comment upon drafts of all material to be filed with the Court in connection with the Arrangement, and will give reasonable consideration to such comments;

(iii)	provide legal counsel to Purchaser on a timely basis with copies of any notice of appearance, evidence or other documents served on Vitran or its legal counsel in respect of the application for the Interim Order or the Final Order or any appeal therefrom, and any notice, written or oral, indicating the intention of any Person to appeal, or oppose the granting of, the Interim Order or the Final Order;

(iv)	ensure that all material filed with the Court in connection with the Arrangement is consistent in all material respects with the terms of this Agreement and the Plan of Arrangement;

(v)	not file any material with the Court in connection with the Arrangement or serve any such material, or agree to modify or amend any material so filed or served, except as contemplated by this Agreement or with Purchaser’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed;

(vi)	oppose any proposal from any Person that the Final Order contain any provision inconsistent with this Agreement, and if required by the terms of the Final Order or by Laws to return to Court with respect to the Final Order do so only after notice to, and in consultation and cooperation with, Purchaser; and

(vii)	not object to legal counsel to Purchaser making such submissions on the application for the Interim Order and the application for the Final Order which is not inconsistent in any material respect with the terms of this Agreement and the Plan of Arrangement, as such counsel considers appropriate, provided that Vitran and its legal counsel are advised of the nature of any such submissions prior to the hearing.

(d)	Proceedings. In a timely and expeditious manner, Vitran and the Vitran Subsidiaries shall take all such actions and do all such acts and things as are contemplated herein to be taken or done by Vitran and the Vitran Subsidiaries, as applicable.

(e)	Copy of Documents. Except for non-substantive communications, in addition to the deliveries set out in Section 8(b), Vitran shall furnish as promptly as reasonably practical to Purchaser a copy of each notice, report, schedule or other document or communication delivered, filed or received by Vitran in connection with this Agreement, the Arrangement or the Vitran Meeting or any other meeting related to the Transactions at which all Vitran Shareholders are entitled to attend, any filings made under any applicable Laws and any dealings or communications with any Governmental Entity, Securities Authority or Exchange in connection with, or in any way affecting, the Arrangement or the other Transactions contemplated by this Agreement.

(f)	Usual Business. Other than in connection with completing the Arrangement or as are required by applicable Laws or any Governmental Entity, Vitran shall, and shall cause the Vitran Subsidiaries to conduct business only in, and not take any action except in, the Ordinary Course and shall use its reasonable commercial efforts to preserve intact the current business organization of Vitran and the Vitran Subsidiaries, keep available the services of the present senior officers of Vitran, and the Vitran Subsidiaries and maintain good relations with, and the goodwill of, Persons having business relationships with Vitran or any of the Vitran Subsidiaries.

(g)	Certain Actions Prohibited. Other than in contemplation of or as required to give effect to the Arrangement or the Transactions contemplated herein or as required by applicable Laws or any Governmental Entity, Vitran shall not (and shall ensure that the Vitran Subsidiaries do not), without the prior written consent of Purchaser, directly or indirectly do or permit to occur any of the following:

(i)	issue, sell, pledge, lease, dispose of, encumber or create any Encumbrance on or agree to issue, sell, pledge, lease, dispose of, or encumber or create any Encumbrance on, or permit a Vitran Subsidiary to issue, sell, pledge, lease, dispose of, encumber or create any Encumbrance on or agree to issue, sell, pledge, lease, dispose of, or encumber or create any Encumbrance on, any shares of, or any options, warrants, calls, conversion privileges or rights of any kind to acquire any shares of, Vitran or any of the Vitran Subsidiaries, other than the issue of up to 557,750 Common Shares pursuant to the exercise of the Vitran Options issued and outstanding on the date hereof in accordance with their terms as of the date hereof;

(ii)	other than in the Ordinary Course, or as set out in the Vitran Disclosure Letter, in respect of rights, properties or assets that are not, either individually or in the aggregate, material to Vitran, sell, lease or otherwise dispose of, or permit any of the Vitran Subsidiaries to sell, lease or otherwise dispose of, any material property or assets or enter into any agreement or commitment in respect of any of the foregoing;

(iii)	amend or propose to amend the articles or by-laws (or their equivalent) of Vitran or any of the Vitran Subsidiaries or, except for purposes of and as provided in Section 8(v), any of the terms of the Vitran Options or Vitran DSUs as they exist at the date of this Agreement;

(iv)	split, combine or reclassify any of the shares of Vitran or any of the Vitran Subsidiaries, or declare, set aside or pay any dividend or other distribution payable in cash, securities, property or otherwise with respect to the Common Shares;

(v)	redeem, purchase or offer to purchase or permit any of the Vitran Subsidiaries to redeem, purchase or offer to purchase, any Common Shares;

(vi)	reorganize, amalgamate or merge Vitran or any of the Vitran Subsidiaries with any other Person other than another Vitran Subsidiary;

(vii)	acquire or agree to acquire any corporation or other entity (or material interest therein) or division of any corporation or other entity;

(viii)	(A) satisfy or settle any material claims or disputes which are, individually or in the aggregate material to Vitran; (B) relinquish any contractual rights which are, individually or in the aggregate material to Vitran; or (C) enter into any interest rate, currency or commodity swaps, hedges, caps, collars, forward sales or other similar financial instruments other than in the Ordinary Course and not for speculative purposes;

(ix)	except as set out in the Vitran Disclosure Letter, incur, authorize, agree or otherwise become committed to provide guarantees for borrowed money or incur, authorize, agree or otherwise become committed for any indebtedness for borrowed money in excess of USD$1,000,000 in the aggregate, or permit any of the Vitran Subsidiaries to incur, authorize, agree or otherwise become committed to provide guarantees for borrowed money or incur, authorize, agree or otherwise become committed for any indebtedness for borrowed money;

(x)	except as required by GAAP, any other generally accepted accounting principle to which any Vitran Subsidiary may be subject or any applicable Laws, make any changes to the existing accounting practices of Vitran or make any material tax election inconsistent with past practice;

(xi)	adopt a plan of liquidation or resolutions providing for the liquidation or dissolution of Vitran or any of the Vitran Subsidiaries;

(xii)	make any capital expenditure or commitment to do so other than in the Ordinary Course or which individually or in the aggregate exceed USD$1,000,000 except in accordance with the approved annual budget of Vitran or as disclosed in the Vitran Disclosure Letter;

(xiii)	make any material Tax election, information schedule, return or designation, settle or compromise any material Tax claim, assessment, reassessment or liability, file any material amended Tax Return, enter into any material agreement with a Governmental Entity with respect to Taxes, surrender any right to claim a material Tax abatement, reduction, deduction, exemption, credit or refund, consent to the extension or waiver of the limitation period applicable to any material Tax matter or materially amend or change any of its methods or reporting income, deductions or accounting for income Tax purposes except as may be required by Law;

(xiv)	knowingly take any action or knowingly permit inaction or knowingly enter into any transaction that could reasonably be expected to have the effect of materially reducing or eliminating the amount of the tax cost “bump” pursuant to paragraphs 88(1)(c) and 88(1)(d) of the Tax Act in respect of the securities of any Affiliates of Vitran or any Vitran Subsidiary and other non-depreciable capital property owned by Vitran or any of the Vitran Subsidiaries on the date hereof, upon an amalgamation or winding-up of Vitran or any of the Vitran Subsidiaries (or any of their respective successors);

(xv)	make an “investment” (as that term is defined in section 212.3 of the Tax Act) in any corporation that is, or will be prior to the Effective Time, a “foreign affiliate” of Vitran for purposes of the Tax Act;

(xvi)	make any bonus or profit sharing distribution or similar payment of any kind, other than pursuant to the employment agreements, retention agreements and transaction incentive agreements disclosed in the Vitran Disclosure Letter;

(xvii)	except as required by Laws: (i) adopt, enter into or amend any Employee Plan (other than entering into an employment or consulting agreement in the Ordinary Course with a new non-management employee who was not employed or retained by Vitran or a Vitran Subsidiary on the date of this Agreement or renewing an existing employment or consulting agreement in the Ordinary Course); (ii) pay any benefit to any director or officer of Vitran or any of the Vitran Subsidiaries or to any Employee that is not required under the terms of any Employee Plan or the employment, retention or transaction incentive agreements in effect on the date of this Agreement as disclosed in the Vitran Disclosure Letter; (iii) grant, accelerate, increase or otherwise amend any payment, award or other benefit, in any material respect, payable to, or for the benefit of, any director or officer of Vitran or any of the Vitran Subsidiaries or to any Employee; (iv) make any material determination under any Employee Plan that is not in the Ordinary Course; or (v) take or propose any action to effect any of the foregoing;

(xviii)	enter into or amend any contract with any broker, finder or investment banker; or

(xix)	agree or commit to do any of the foregoing.

(h)	Insurance. Vitran shall use its reasonable commercial efforts, and shall cause the Vitran Subsidiaries to use their reasonable commercial efforts, to cause their respective current insurance (or reinsurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and reinsurance companies of internationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

(i)	Certain Actions. Vitran shall:

(i)	not take any action and cause the Vitran Subsidiaries to not take any action, that would interfere with or be inconsistent with the completion of the Arrangement and the other Transactions contemplated by this Agreement or would render, or that could reasonably be expected to render, any representation or warranty made by Vitran in this Agreement untrue or inaccurate at any time prior to the Effective Date if then made; and

(ii)	promptly notify Purchaser of (A) any Material Adverse Change or Material Adverse Effect, or any change, event, occurrence or state of facts which could reasonably be expected to become a Material Adverse Change or to have a Material Adverse Effect, (B) any material Governmental Entity or third person complaints, investigations or hearings (or communications indicating that the same may be contemplated), (C) any breach by Vitran of any covenant or agreement contained in this Agreement, and (D) any event occurring subsequent to the date hereof that would render any representation or warranty of Vitran contained in this Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate.

(j)	No Compromise. Vitran shall not, and shall cause the Vitran Subsidiaries not to, settle or compromise any claim brought by any present, former or purported holder of any securities of Vitran in connection with the Arrangement prior to the Effective Date without the prior written consent of Purchaser, which will not be unreasonably withheld.

(k)	Contractual Obligations. Except in the Ordinary Course, and other than as required by applicable Laws, Vitran shall not, and shall cause the Vitran Subsidiaries not to, enter into, renew or modify in any material respect any material contract, agreement, lease, commitment or arrangement to which Vitran or any of the Vitran Subsidiaries is a party or by which any of them is bound, except insofar as may be necessary to permit or provide for the completion of the Arrangement.

(l)	Satisfaction of Conditions. Vitran shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all conditions precedent to its obligations to the extent that the same is within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement and the other Transactions contemplated by this Agreement, including using its commercially reasonable efforts to:

(i)	obtain all consents (including Key Third Party Consents), approvals and authorizations as are required to be obtained by Vitran or any of the Vitran Subsidiaries under any applicable Laws or from any Governmental Entity which would, if not obtained, materially impede the completion of the Arrangement and the other Transactions contemplated herein or have a Material Adverse Effect;

(ii)	effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by Vitran or any of the Vitran Subsidiaries in connection with the Arrangement and participate and appear in any proceedings of any Party hereto before any Governmental Entity;

(iii)	oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the Arrangement or seeking to stop, or otherwise adversely affecting the ability of the Parties hereto to consummate, the Arrangement;

(iv)	fulfill all conditions and satisfy all provisions of this Agreement required to be fulfilled or satisfied by Vitran;

(v)	cooperate with Purchaser in connection with the performance by it of its obligations hereunder, provided, however, that other than as set out in this Agreement, the foregoing shall not be construed to obligate Vitran to pay or cause to be paid any monies or to cause any liability to be incurred to cause such performance to occur; and

(vi)	file the definitive Vitran Proxy Statement with the SEC.

(m)	Refrain from Certain Actions. Vitran shall not take any action, refrain from taking any action (subject to commercially reasonable efforts), or permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or which could reasonably be expected to materially impede the completion of the Arrangement or which could have a Material Adverse Effect, provided that where Vitran is required to take any such action or refrain from taking such action (subject to commercially reasonable efforts) as a result of this Agreement, it shall as promptly as reasonably practical notify Purchaser in writing of such circumstances.

(n)	Cooperation. Vitran shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the Arrangement and take all reasonable action necessary to be in compliance with such Laws.

(o)	Representations. Vitran shall use its commercially reasonable efforts to conduct its affairs and to cause the Vitran Subsidiaries to conduct their affairs so that all of the representations and warranties of Vitran contained herein shall be true and correct on and as of the Effective Date as if made on and as of such date.

(p)	Information. Vitran shall continue to make available and cause to be made available to Purchaser and the agents and advisors thereto all documents, agreements, corporate records and minute books as may be necessary to enable Purchaser to effect a thorough examination of Vitran and the Vitran Subsidiaries and the business, properties and financial status thereof. Subject to applicable Laws, upon reasonable notice, Vitran shall, and shall cause the Vitran Subsidiaries to, afford officers, employees, counsel, accountants and other authorized representatives and advisors of Purchaser reasonable access, during normal business hours from the date hereof until the earlier of the Effective Date or the termination of this Agreement, to the properties, books, contracts and records as well as to the management personnel of Vitran and the Vitran Subsidiaries, and, during such period, Vitran shall, and shall cause the Vitran Subsidiaries to, furnish as promptly as reasonably practical to Purchaser all information concerning the business, properties and personnel of Vitran and the Vitran Subsidiaries as Purchaser may reasonably request. Investigations made by or on behalf of Purchaser, whether under this Section 8(p) or otherwise, will not waive, diminish the scope of, or otherwise affect any representation or warranty made by Vitran in this Agreement.

(q)	Closing Documents. Vitran shall execute and deliver, or cause to be executed and delivered, at the closing of the Arrangement and the other Transactions contemplated hereby such customary agreements, certificates, resolutions and other closing documents as may be required by Purchaser hereto, all in form satisfactory to Purchaser, acting reasonably.

(r)	Resignations and Releases. Subject to obtaining confirmation that insurance coverage is maintained as contemplated in Section 9(j), Vitran shall use commercially reasonable efforts to obtain and deliver to Purchaser at the Effective Date evidence reasonably satisfactory to Purchaser of the resignation and release of all claims against Vitran and the Vitran Subsidiaries, effective as of the Effective Date, of the directors of Vitran and the Vitran Subsidiaries designated by Purchaser to Vitran prior to the Effective Date.

(s)	Shareholder Rights Plan. Vitran and its directors shall take all action necessary, immediately prior to the Effective Time, to waive the application of the Vitran Shareholder Rights Plan to the Arrangement.

(t)	Pre-Acquisition Reorganizations. Vitran agrees that, upon request by Purchaser, Vitran shall, and shall cause each of the Vitran Subsidiaries to, use its commercially reasonable efforts to (i) effect such reorganizations of its business, operations and assets and the integration of other affiliated businesses as Purchaser may request, acting reasonably (each a “Pre-Acquisition Reorganization”) provided that the Pre-Acquisition Reorganization is not prejudicial to Vitran, any of the Vitran Subsidiaries or the Vitran Shareholders, and (ii) cooperate with Purchaser and its advisors to determine the nature of the Pre-Acquisition Reorganizations that might be undertaken and the manner in which they would most effectively be undertaken. Purchaser acknowledges and agrees that the Pre-Acquisition Reorganizations shall not (A) delay or prevent consummation of the Arrangement and the other Transactions contemplated herein (including by giving rise to litigation by third parties or the need for prior approval of the Vitran Shareholders), or (B) be considered in determining whether a representation or warranty of Vitran hereunder has been breached, it being acknowledged by Purchaser that these actions could require the consent of third parties under applicable contracts. Purchaser shall provide written notice to Vitran of any proposed Pre-Acquisition Reorganization at least ten Business Days prior to the Effective Date. Upon receipt of such notice, Purchaser and Vitran shall work cooperatively and use commercially reasonable efforts to prepare prior to the Effective Time all documentation necessary and do such other acts and things as are necessary to give effect to such Pre-Acquisition Reorganizations. The Parties shall seek to have any such Pre-Acquisition Reorganization made effective as of the last moment of the day ending immediately prior to the Effective Time (but after Purchaser shall have waived or confirmed that all conditions to completion of the Arrangement have been satisfied).

(u)	Cooperation on Debt Financing. Vitran shall use its commercially reasonable efforts to provide, and shall cause the Vitran Subsidiaries and its and their representatives to use its and their commercially reasonable efforts to provide, to Purchaser all such reasonable and timely cooperation as may be reasonably requested by Purchaser and at Purchaser’s cost and expense, and that is customary in connection with its financing of the Consideration payable in respect of the Arrangement, including: (a) participating in meetings, drafting sessions and due diligence sessions, (b) making available to Purchaser and its financing sources such financial and other pertinent information regarding Vitran and the Vitran Subsidiaries as may be reasonably requested by Purchaser, (c) assisting Purchaser and its financing sources in the preparation of documents required in connection with its financing, (d) assisting Purchaser and its financing sources in connection with matters relating to title to assets or property, (e) facilitating the pledging of Vitran collateral, (f) cooperating with Purchaser and its financing sources in connection with any syndication of the financing, if required, and (g) facilitating the execution and delivery of definitive documents related to the financing. Purchaser acknowledges and agrees that Vitran and the Vitran Subsidiaries and officers and representatives have no responsibility for any financing that Purchaser may raise in connection with the Transactions contemplated hereby. Purchaser also acknowledges and agrees that the obtaining financing by Purchaser is not a condition to any of its obligations hereunder, regardless of the reasons why financing is not obtained or whether such reasons are within or beyond the control of Purchaser. For the avoidance of doubt, if any financing referred to in this Section 8(u), is not obtained, Purchaser shall continue to be obligated to consummate the Transactions contemplated by this Agreement, subject to the terms and conditions contemplated by this Agreement. Purchaser shall indemnify and save harmless Vitran and the Vitran Subsidiaries and their respective officers, directors, employees, agents, advisors and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest awards, judgments and penalties suffered or incurred by any of them in connection with or as a result of any assistance and cooperation in connection with such financing (including actual out-of-pocket costs and expenses for filing fees and external counsel).

(v)	Incentive Plans. Subject to the terms and conditions of this Agreement and the Plan of Arrangement, Vitran will cause the following to be completed prior to the Effective Time:

(i)	All Vitran Options which are outstanding immediately prior to the Effective Time will accelerate and vest effective immediately prior to the Effective Time and all Vitran Options which are outstanding immediately prior to the Effective Time and have an exercise price that is greater than the amount of the Consideration will be terminated and cancelled at the Effective Time, without any payment.

(ii)	All outstanding Vitran DSUs which are outstanding immediately prior to the Effective Time will vest effective immediately prior to the Effective Time.

(iii)	The Parties acknowledge that the outstanding Vitran Options and Vitran DSUs shall be treated in accordance with the provisions of the Plan of Arrangement. The Parties acknowledge that no deduction will be claimed by Vitran in respect of any payment made to a holder of Vitran Options in respect of Vitran Options pursuant to the Plan of Arrangement who is a resident of Canada or who is employed in Canada (both within the meaning of the Tax Act), in computing the Parties’ taxable income under the Tax Act, and Vitran shall: (i) where applicable, make an election pursuant to subsection 110(1.1) of the Tax Act in respect of the cash payments made in exchange for the surrender of Vitran Options, and (ii) provide evidence in writing of such election to holders of Vitran Options, it being understood that holders of Vitran Options shall be entitled to claim any deductions available to such Persons pursuant to the Tax Act in respect of the calculation of any benefit arising from the surrender of Vitran Options.

(w)	In addition:

(i)	Purchaser shall indemnify and save harmless Vitran and the Vitran Subsidiaries and their respective officers, directors, employees, agents, advisors and representatives from and against any and all liabilities, losses, damages, claims, costs, expenses, interest awards, judgments and penalties suffered or incurred by any of them in connection with or as a result of any Pre-Acquisition Reorganization (including actual out-of-pocket costs and expenses for filing fees and external counsel);

(ii)	any Pre-Acquisition Reorganization shall not become effective unless Purchaser shall have confirmed in writing the satisfaction or waiver of all conditions in its favour and shall have confirmed in writing that it is prepared to promptly, without condition, proceed to effect the Arrangement;

(iii)	any Pre-Acquisition Reorganization shall not in the determination of Vitran, acting reasonably, unreasonably interfere in the material operations prior to the Effective Time of Vitran or any of the Vitran Subsidiaries;

(iv)	unless the Parties otherwise agree, any Pre-Acquisition Reorganization shall not require any filings with, notifications to or approvals of any Governmental Entity or third party;

(v)	any Pre-Acquisition Reorganization shall not require Vitran or any Vitran Subsidiary to contravene any applicable Laws, their respective organizational documents or any contract;

(vi)	Vitran and the Vitran Subsidiaries shall not be obligated to take any action that could result in any Taxes being imposed on, or any adverse Tax or other consequences to, any securityholder of Vitran incrementally greater than the Taxes or other consequences to such Party in connection with the consummation of the Arrangement in the absence of any Pre-Acquisition Reorganization; and

(vii)	such cooperation by Vitran in any Pre-Acquisition Reorganization shall not require the directors, officers or Employees of Vitran to take any action in any capacity other than as a director, officer or employee, as applicable.

(x)	Rule 16b-3. Prior to the Effective Time, Vitran shall take such steps as may be reasonably necessary or advisable to cause dispositions of Vitran equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of Vitran to be exempt under Rule 16b-3 promulgated under the U.S. Exchange Act to the extent permitted by applicable Laws.

9.	Covenants of Purchaser

Purchaser hereby covenants and agrees with Vitran as follows:

(a)	Information for Vitran Proxy Statement. Purchaser agrees to cooperate with Vitran in connection with the preparation of the Vitran Proxy Statement and any related filing and any other documents required by applicable Laws, applicable Securities Authorities, and the applicable rules and policies of the Exchanges in connection with the approval of the Arrangement, and to take such steps as may be deemed reasonably necessary by Vitran to facilitate the preparation and filing of the Vitran Proxy Statement. None of the information supplied or to be supplied by Purchaser for inclusion or incorporation by reference in the Vitran Proxy Statement will, at the time the Vitran Proxy Statement becomes effective, at the time of the Vitran Meeting and at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Effective Time any event with respect to Purchaser or its officers and directors shall occur that is required to be described in the Vitran Proxy Statement, Purchaser shall notify Vitran thereof by reference to this section and cooperate with Vitran in preparing and filing with the SEC and, as required by Law, disseminating to the Vitran Shareholders an amendment or supplement which accurately describes such event or events in compliance with all provisions of applicable law.

(b)	Proceedings. In a timely and expeditious manner, Purchaser shall take all such actions and do all such acts and things as are contemplated herein to be taken or done by Purchaser.

(c)	Certain Actions. Purchaser shall:

(i)	not take any action that would interfere with or be inconsistent with the completion of the Arrangement and the other Transactions contemplated by this Agreement or would render, or that could reasonably be expected to render, any representation or warranty made by Purchaser in this Agreement untrue or inaccurate at any time prior to the Effective Date if then made; and

(ii)	promptly notify Vitran of (A) any breach by Purchaser of any covenant or agreement contained in this Agreement, and (B) any event occurring subsequent to the date hereof that would render any representation or warranty of Purchaser contained in this Agreement, if made on or as of the date of such event or the Effective Date, to be untrue or inaccurate.

(d)	Satisfaction of Conditions. Purchaser shall use all commercially reasonable efforts to satisfy, or cause to be satisfied, all of the conditions precedent to its obligations to the extent the same is within its control and to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable under all applicable Laws to complete the Arrangement, including using its commercially reasonable efforts to:

(i)	obtain all consents, approvals and authorizations as are required to be obtained by Purchaser under any applicable Laws or from any Governmental Entity which would, if not obtained, materially impede the completion of the Arrangement;

(ii)	effect all necessary registrations, filings and submissions of information requested by Governmental Entities required to be effected by Purchaser in connection with the Arrangement and participate and appear in any proceedings of, any Party hereto before any Governmental Entity;

(iii)	oppose, lift or rescind any injunction or restraining order or other order or action challenging or affecting this Agreement, the Arrangement, or seeking to stop, or otherwise adversely affecting the ability of the Parties hereto to consummate, the Arrangement;

(iv)	fulfill all conditions and satisfy all provisions of this Agreement required to be fulfilled or satisfied by Purchaser; and

(v)	cooperate with Vitran in connection with the performance by it of its obligations hereunder, provided, however, that other than as set out in this Agreement, the foregoing shall not be construed to obligate Purchaser to pay or cause to be paid any monies or to cause any liability to be incurred to cause such performance to occur.

(e)	Refrain from Certain Actions. Purchaser shall not take any action, shall refrain from taking any action (subject to commercially reasonable efforts), and shall not permit any action to be taken or not taken, inconsistent with the provisions of this Agreement or which could reasonably be expected to materially impede the completion of the Arrangement, provided that where Purchaser is required to take any such action or refrain from taking such action (subject to commercially reasonable efforts) as a result of this Agreement, it shall as promptly as reasonably practical notify Vitran in writing of such circumstances.

(f)	Cooperation. Purchaser shall make, or cooperate as necessary in the making of, all necessary filings and applications under all applicable Laws required in connection with the Arrangement and take all reasonable action necessary to be in compliance with such Laws.

(g)	Representations. Purchaser shall use its commercially reasonable efforts to conduct its affairs so that all of the representations and warranties of Purchaser contained herein shall be true and correct on and as of the Effective Date as if made on and as of such date.

(h)	Closing Documents. Purchaser shall execute and deliver, or cause to be executed and delivered at the closing of the Arrangement and the other Transactions contemplated hereby such customary agreements, certificates, opinions, resolutions and other closing documents as may be required by Vitran, all in form satisfactory to Vitran, acting reasonably.

(i)	Employment Arrangements. Purchaser hereby covenants and agrees that it will, and will cause Vitran and the Vitran Subsidiaries to honour and abide by and perform the terms of all agreements of Vitran and the Vitran Subsidiaries with Employees in effect on the Effective Date, including without limitation, under employment agreements, retention agreements, and transaction incentive agreements disclosed in the Vitran Disclosure Letter.

(j)	Indemnification and Insurance. Purchaser covenants and agrees that all rights to indemnification or exculpation in favour of the current and former directors and officers of Vitran and the Vitran Subsidiaries described in the Vitran Disclosure Letter shall be honoured by Purchaser. Prior to the Effective Date, Vitran shall and, if Vitran is unable to, Purchaser shall cause Vitran as of the Effective Time to, obtain and fully pay the premium for the extension of the directors’, officers’ and employees’ insurance policies of Vitran and the Vitran Subsidiaries for a claims reporting or run-off and extended reporting period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as Vitran’s current insurance carriers with respect to directors’, officers’ and employees’ liability insurance, and with terms, conditions, retentions and limits of liability that are no less favourable to the indemnified persons than the coverage provided under existing policies of Vitran and the Vitran Subsidiaries in effect on the Effective Date hereof, with respect to protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date (including in connection with the approval or completion of the Arrangement and the other Transactions contemplated by this Agreement or arising out of or related to this Agreement and the Transactions contemplated hereby); provided that Purchaser will not be required to pay any amounts in respect of coverage prior to the Effective Time and provided further that the cost of such “runoff” policies shall not exceed 150% of Vitran’s current annual aggregate premium for policies currently maintained by Vitran and the Vitran Subsidiaries. If Vitran for any reason fails to obtain such “runoff” insurance policies as of the Effective Time, Purchaser will, or will cause Vitran and the Vitran Subsidiaries to, maintain in effect without any reduction in scope or coverage for six years from the Effective Time customary policies of directors’ and officers’ liability insurance providing protection no less favourable to the indemnified persons than the protection provided by the policies maintained by Vitran and the Vitran Subsidiaries which are in effect on the Effective Date and providing protection in respect of claims arising from facts or events which occurred on or prior to the Effective Date; provided that Purchaser will not be required to pay any amounts in respect of such coverage prior to the Effective Time and provided further that the cost of such policies shall not exceed 150% per year of Vitran’s current annual aggregate premium for policies currently maintained by Vitran (including in connection with the approval or completion of the Arrangement and the other Transactions contemplated by this Agreement or arising out of or related to this Agreement and the Transactions contemplated hereby); provided that if the cost in any year does exceed 150% of Vitran’s current annual aggregate premium for policies currently maintained by Vitran, Purchaser will or will cause Vitran and the Vitran Subsidiaries to maintain as much coverage is available for the cost equal to 150% of Vitran’s current annual aggregate premium for policies currently maintained by Vitran. Purchaser shall cause Vitran to ensure that the articles and/or by-laws of Vitran and the Vitran Subsidiaries (or their respective successors) shall contain the provisions with respect to indemnification set forth in Vitran’s or the applicable Subsidiary’s articles and/or by-laws, which provisions shall not, except to the extent required by applicable Laws, be amended, repealed or otherwise modified for a period of six years from the Effective Date in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Date, were directors or officers of Vitran or any of the Vitran Subsidiaries. The provisions of this Section 9(j) are intended for the benefit of, and shall be enforceable by, each insured or indemnified Person, his or her heirs and his or her legal representatives and, for such purpose, Vitran hereby confirms that it is acting as agent and trustee on their behalf. Furthermore, this Section 9(j) shall survive the termination of this Agreement as a result of the occurrence of the Effective Date and continue in full force and effect in accordance with the terms hereof.

(k)	Payment of Consideration. Purchaser will, following receipt of the Final Order and prior to the Effective Time, deposit or cause to be deposited with the depository under the Arrangement sufficient funds in escrow to pay the aggregate Consideration to be paid pursuant to the Arrangement to Vitran Shareholders, Vitran Optionholders and holders of Vitran DSUs.

10.	Competition Act Approval, Transportation Act Approval, HSR Approval and Key Third Party Consents

(a)	As soon as reasonably practicable after the date hereof, each Party, or where appropriate, both Parties jointly, shall make all notifications, filings, applications and submissions with Governmental Entities required or advisable, and shall use commercially reasonable efforts to obtain Competition Act Approval, Transportation Act Approval the Key Third Party Consents and approval under the HSR, as applicable. Purchaser and Vitran shall equally share the filing fees for the request for Competition Act Approval, Transportation Act Approval and approval under the HSR, as applicable.

(b)	Subject to applicable Law, the Parties shall cooperate with one another in connection with obtaining Competition Act Approval, Transportation Act Approval, the Key Third Party Consents, approvals under the HSR, as applicable, including providing or submitting on a timely basis, and as promptly as practicable, all documentation and information that is required, or reasonably advisable, in connection with obtaining Competition Act Approval, Transportation Act Approval, the Key Third Party Consents and any approval under the HSR, as applicable, and use their reasonable commercial efforts to ensure that such information does not contain a misrepresentation.

(c)	The Parties shall (i) cooperate with and keep one another fully informed as to the status of and the processes and proceedings relating to obtaining Competition Act Approval, Transportation Act Approval, the Key Third Party Consents and any approvals under the HSR, as applicable, and (ii) shall not make any submissions or filings, participate in any substantive meetings or any material conversations with any Governmental Entity in respect of any filings, investigations or other inquiries related to the Arrangement or this Agreement unless it consults with the other Party in advance and, to the extent not precluded by such Governmental Entity, gives the other Party the opportunity to review drafts of any submissions or filings, or attend and participate in any substantive meetings or material communications. Despite the foregoing, submissions, filings or other written communications with any Governmental Entity may be redacted as necessary before sharing with the other Party to address reasonable attorney-client or other privilege or confidentiality concerns, provided that a Party must provide external legal counsel to the other Party non-redacted versions of drafts or final submissions, filings or other written communications with any Governmental Entity on the basis that the redacted information will not be shared with its clients.

11.	Mutual Conditions of Arrangement

The obligations of Purchaser and Vitran to complete the Arrangement and the other Transactions contemplated by this Agreement shall be subject to the following conditions:

(a)	the Vitran Required Vote shall have been obtained at the Vitran Meeting;

(b)	the Effective Time shall be on or before the Completion Deadline;

(c)	there shall not be in force any Laws, ruling, order or decree, and there shall not have been any action taken by any Governmental Entity or other regulatory authority, that makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the consummation of the Arrangement or other Transactions contemplated herein in accordance with the terms hereof or results or could reasonably be expected to result in a judgment, order, decree or assessment of damages, directly or indirectly, relating to the Arrangement and the other Transactions contemplated herein which has a Material Adverse Effect or a material adverse effect on Purchaser;

(d)	Competition Act Approval, Transportation Act Approval and all approvals and waiting periods under the HSR, as applicable, shall have been obtained on terms satisfactory to the Parties, acting reasonably;

(e)	the Interim Order and the Final Order shall each have been obtained in form and substance satisfactory to the Parties, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to the Parties, acting reasonably, on appeal or otherwise; and

(f)	this Agreement shall not have been terminated pursuant to the terms hereof.

The foregoing conditions are for the mutual benefit of the Parties hereto and may be waived in respect of a Party hereto, in whole or in part, by such Party hereto in writing at any time. If any such conditions shall not be complied with or waived as aforesaid on or before the Completion Deadline or, if earlier, the date required for the performance thereof, or become incapable of being satisfied prior to then, then any Party hereto may terminate this Agreement by written notice to the other Party in circumstances where the failure to satisfy any such condition is not the result, directly or indirectly, of a breach of this Agreement by such rescinding Party hereto.

12.	Conditions Precedent to the Obligations of Purchaser

The obligation of Purchaser to complete the Arrangement and the other Transactions contemplated herein shall be subject to the satisfaction of the following conditions:

(a)	the representations and warranties made by Vitran in this Agreement that are qualified by the expression “Material Adverse Change” or “Material Adverse Effect” or materiality shall be true and correct as of the Effective Date, in all respects, as if made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and all other representations and warranties made by Vitran in this Agreement that are not so qualified shall be true and correct in all material respects as of the Effective Date as if made on and as of such date (except for representations and warranties made as of a specified date, the accuracy of which shall be determined as of that specified date), and Vitran shall have provided to Purchaser a certificate of an officer thereof certifying such accuracy or lack of “Material Adverse Change” or “Material Adverse Effect” on the Effective Date;

(b)	there shall not have occurred a Material Adverse Effect;

(c)	holders of not more than 10% of the Common Shares shall have exercised Dissent Rights;

(d)	the Effective Time shall occur no later than the Completion Deadline;

(e)	the Key Third Party Consents shall have been obtained; and

(f)	Vitran shall have complied in all material respects with its covenants in this Agreement and Vitran shall have provided to Purchaser a certificate of an officer thereof certifying that, as of the Effective Date, Vitran has so complied with its covenants in this Agreement.

The foregoing conditions are for the benefit of Purchaser and may be waived, in whole or in part, by Purchaser in writing at any time. If any of such conditions shall not be complied with or waived by Purchaser on or before the Completion Deadline or, if earlier, the date required for the performance thereof, or become incapable of being satisfied prior to then, then Purchaser may terminate this Agreement by written notice to Vitran in circumstances where the failure to satisfy any such condition is not the result of a breach of this Agreement by Purchaser.

13.	Conditions Precedent to the Obligations of Vitran

The obligations of Vitran to complete the Arrangement and the other Transactions contemplated herein shall be subject to the satisfaction of the following conditions:

(a)	the representations and warranties made by Purchaser in this Agreement that are qualified by materiality shall be true and correct as of the Effective Date, in all respects, as if made on and as of such date and all other representations and warranties made by Purchaser in this Agreement shall be true and correct in all material respects as of the Effective Date as if made on and as of such date, and Purchaser shall have provided to Vitran a certificate of an officer thereof certifying such accuracy on the Effective Date;

(b)	Purchaser shall have complied in all material respects with its covenants in this Agreement and Purchaser shall have provided to Vitran a certificate of an officer thereof, certifying that, as of the Effective Date, Purchaser has so complied with its covenants in this Agreement; and

(c)	Purchaser shall have deposited or caused to be deposited with the depository in escrow the funds provided for in Section 9(k), and the depository shall have confirmed to Vitran receipt of such funds.

The foregoing conditions are for the benefit of Vitran and may be waived, in whole or in part, by Vitran in writing at any time. If any of such conditions shall not be complied with or waived by Vitran on or before the Completion Deadline or, if earlier, the date required for the performance thereof, or become incapable of being satisfied prior to then, then Vitran may terminate this Agreement by written notice to Purchaser in circumstances where the failure to satisfy any such condition is not the result of a breach of this Agreement by Vitran.

14.	Completion Deadline

Purchaser and Vitran shall use their reasonable commercial efforts to complete the Arrangement and the other Transactions contemplated herein by the Completion Deadline.

15.	Notice and Cure Provisions

Each Party hereto shall give notice as promptly as reasonably practical to the other Party of the occurrence, or failure to occur, at any time from the date hereof until the Effective Date, of any event or state of facts which occurrence or failure, would be likely to or could:

(a)	cause any of the representations or warranties of such Party hereto contained herein to be untrue or inaccurate in any respect on the date hereof or on the Effective Date;

(b)	result in the failure to comply with or satisfy any covenant or agreement to be complied with or satisfied by such Party hereto prior to the Effective Date; or

(c)	result in the failure to satisfy any of the conditions precedent in favour of the other Party hereto contained in Sections 11, 12, or 13 hereof, as the case may be.

Subject as herein provided, a Party hereto may elect not to complete the Arrangement and the other Transactions contemplated hereby pursuant to the conditions contained in Sections 11, 12 and 13 hereof or exercise any termination right arising therefrom; provided, however, that (i) as promptly as reasonably practical and in any event prior to the Effective Date, the Party hereto intending to rely thereon has delivered a written notice to the other Party hereto specifying in reasonable detail the breaches of covenants or untruthfulness or inaccuracy of representations and warranties or other matters which the Party hereto delivering such notice is asserting as the basis for the exercise of the termination right, as the case may be, and (ii) if any such notice is delivered, and a Party hereto is proceeding diligently, at its own expense, to cure such matter, if such matter is susceptible to being cured, the Party hereto which has delivered such notice may not terminate this Agreement until the earlier of the Completion Deadline and the expiration of a period of 10 days from date of delivery of such notice.

16.	No Solicitation

(a)	Except as expressly provided in Sections 16, 17 or 18, Vitran shall not, directly or indirectly, through any officer, director, Employee, representative (including any financial or other adviser) or agent of Vitran or any of the Vitran Subsidiaries (collectively “Representatives”), or otherwise, and shall not permit any such Person to:

(i)	solicit, assist, initiate, encourage or otherwise facilitate (including by way of furnishing or providing copies of, access to, or disclosure of, any non- public information, properties, facilities, books or records of Vitran or any Vitran Subsidiary or entering into any form of agreement, arrangement or understanding) any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(ii)	enter into or otherwise engage or participate in any discussions or negotiations with any Person (other than Purchaser and its Affiliates) regarding any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal;

(iii)	effect a Change in Recommendation; or

(iv)	accept or enter into (other than a confidentiality agreement permitted by and in accordance with Section 17(a)) or publicly propose to accept or enter into any agreement, understanding or arrangement in respect of an Acquisition Proposal.

(b)	Except as otherwise provided in this Section 16, Vitran shall, and shall cause the Vitran Subsidiaries and its Representatives to, immediately cease and terminate, and cause to be terminated, any solicitation, encouragement, discussion, negotiation, or other activities commenced prior to the date of this Agreement with any Person (other than Purchaser and its Affiliates) with respect to any inquiry, proposal or offer that constitutes, or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and in connection therewith, Vitran will:

(i)	immediately discontinue access to any data room to any such Person; and

(ii)	within two Business Days, request, and exercise all rights it has to require (i) the return or destruction of all copies of any confidential information regarding Vitran or any Vitran Subsidiary provided to any Person, and (ii) the destruction of all material including or incorporating or otherwise reflecting such confidential information regarding Vitran or any Subsidiary, in each case provided to such Person in connection with a potential Acquisition Proposal and using its commercially reasonable efforts to ensure that such requests are fully complied with in accordance with the terms of such rights or entitlements.

(c)	Vitran represents and warrants that Vitran has not waived any confidentiality, standstill or similar agreement or restriction to which Vitran or any Vitran Subsidiary is a Party and entered into in connection with any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and further covenants and agrees (i) that Vitran shall take all necessary action to enforce each confidentiality, standstill, or similar agreement to which Vitran or any Vitran Subsidiary is a party in connection with any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal, and (ii) that neither Vitran, nor any Vitran Subsidiary or any of their respective Representatives have or will, without the prior written consent of Purchaser, release any Person from, or waive, amend, suspend or otherwise modify such Person’s obligations respecting Vitran, or any of the Vitran Subsidiaries, under any confidentiality, standstill or similar agreement, to which Vitran or any Vitran Subsidiary is a party and entered into in connection with any inquiry, proposal or offer that constitutes or may reasonably be expected to constitute or lead to, an Acquisition Proposal.

17.	Responding to an Acquisition Proposal

(a)

Notwithstanding Section 16 and any other provision of this Agreement, if at any time following the date of this Agreement and prior to obtaining the Vitran Required Vote, Vitran receives an unsolicited written Acquisition Proposal that is not in breach of any confidentiality or standstill agreement between Vitran or any of the Vitran Subsidiaries and the Person making such Acquisition Proposal, Vitran may contact the Person making such Acquisition Proposal and its representatives to clarify the terms and conditions of such Acquisition Proposal and the likelihood of consummation so as to determine whether such proposal is, or could reasonably be expected to lead to, a Superior Proposal. If the directors of Vitran thereafter determine in good faith, after consultation with Vitran’s financial advisors and outside legal counsel, (disregarding, for the purposes of any such determination, any term of such Acquisition Proposal that provides for a due diligence investigation and/or a financing condition) constitutes or could reasonably be expected to constitute a Superior Proposal, then, following compliance with Section 17(b), Vitran may:

(i)	furnish information with respect to Vitran and the Vitran Subsidiaries to the Person making such Acquisition Proposal; and

(ii)	enter into, participate, facilitate and maintain discussions or negotiations with, and otherwise cooperate with or assist, the Person making such Acquisition Proposal, provided that, (i) Vitran has been, and continues to be, in compliance with its obligations under Sections 17 and 18 and (ii) Vitran will not, and will not allow its Representatives to, disclose any non- public information to such Person without first entering into a confidentiality and standstill agreement with such Person on terms and conditions no less onerous or more beneficial to such Person than those in the Confidentiality Agreement and otherwise containing terms and conditions that are customary for such agreements, Vitran promptly provides Purchaser with a copy of such confidentiality and standstill agreement and Vitran promptly provides to Purchaser any material non- public information concerning Vitran or the Vitran Subsidiaries provided to such other Person which was not previously provided to Purchaser. Any such confidentiality and standstill agreement may not include a provision calling for an exclusive right to negotiate with Vitran and may not restrict Vitran from complying with Sections 17 and 18.

(b)	Vitran will, as soon as practicable and in any event within 24 hours of receipt by Vitran, notify Purchaser, first orally and then in writing, of any Acquisition Proposal which any director, senior officer or agent thereof is or becomes aware of, after the date hereof, any amendment to any such proposal or any request for non-public information relating to Vitran or the Vitran Subsidiaries (such notice to include a copy of any written Acquisition Proposal and the name of the Person submitting such Acquisition Proposal or making such inquiry, request or contact) and will keep Purchaser reasonably informed as to the status, including any changes to the material terms and conditions of such Acquisition Proposal and the negotiations relating thereto.

(c)	Nothing in this Agreement shall prevent the directors of Vitran from responding in a manner that is consistent with and in accordance with the provisions of Section 16, or from making such disclosure as is necessary for the directors of Vitran to act in a manner consistent with their fiduciary duties (including through a directors’ circular or otherwise as required by applicable Laws to an Acquisition Proposal that they determine is not a Superior Proposal). In addition, nothing in this Agreement shall be deemed to prohibit Vitran or the directors of Vitran from taking and disclosing to the Vitran Shareholders a position contemplated by Rule 14d-9 or Rule 14e-2 under the U.S. Exchange Act or (ii) making any “stop- look-and-listen” communication to the Vitran Shareholders pursuant to Rule 14d- 9(f) under the U.S. Exchange Act; provided that, in the case of a disclosure pursuant to clause (i) that is not a “stop-look-and-listen” or other similar communication contemplated by Rule 14d-9(f) under the U.S. Exchange Act, the directors of Vitran shall expressly reaffirm its recommendation of the Arrangement in such disclosure unless its approval or recommendation has been withdrawn, modified or qualified in accordance with Section 20.

18.	Right to Match

(a)	Vitran may take any action that is prohibited by Sections 16(a)(iii) or (iv) in respect of any Acquisition Proposal if and only if:

(i)	such Acquisition Proposal constitutes a Superior Proposal;

(ii)	Vitran has been, and continues to be, in compliance with its obligations under Sections 16, 17 and 18;

(iii)	such Acquisition Proposal is in writing and Purchaser has been provided with a copy of the letter of intent or agreement relating to such Superior Proposal;

(iv)	Vitran has delivered to the Purchaser a written notice of the determination of the directors of Vitran that such Acquisition Proposal constitutes a Superior Proposal and of the intention of the directors of Vitran to make a Change in Recommendation and to accept, approve, endorse, recommend or enter into a definitive agreement with respect to such Superior Proposal, which notice will include the director’s determination regarding the value or range of value in financial terms that the directors of Vitran have, in consultation with Vitran’s financial advisors, determined should be ascribed to any non-cash consideration, if any, offered under the Superior Proposal (the “Superior Proposal Notice”);

(v)	at least five Business Days (the “Matching Period”) have elapsed from the date that is the later of the date on which Purchaser received the Superior Proposal Notice and the date on which Purchaser received a copy of the letter of intent or agreement relating to such Superior Proposal;

(vi)	if Purchaser has offered to amend this Agreement and the Arrangement pursuant to Section 18(b), the directors of Vitran (i) have determined in good faith, after consultation with Vitran’s outside legal counsel and financial advisors, that such Acquisition Proposal continues to constitute a Superior Proposal (compared to the terms of the Arrangement as proposed to be amended by Purchaser under Section 18(b)); and

(vii)	Vitran has terminated this Agreement pursuant to Section 20(a)(iii)2) and paid any applicable Termination Fee pursuant to Section 19(b).

(b)	During the Matching Period: (i) Purchaser will have the opportunity (but not the obligation) to offer to amend the Arrangement and this Agreement in order for such Acquisition Proposal to cease to be a Superior Proposal, (ii) the directors of Vitran shall review any offer made by Purchaser to amend the terms of this Agreement and the Arrangement in good faith after consultation with Vitran’s outside legal and financial advisors, in order to determine whether such offer would, upon acceptance, result in the Acquisition Proposal previously constituting a Superior Proposal ceasing to be a Superior Proposal; and (iii) Vitran shall negotiate in good faith with Purchaser to make such amendments to the terms of this Agreement and the Arrangement as would enable Purchaser to proceed with the Transactions contemplated by this Agreement on such amended terms. If the directors of Vitran determine that such Acquisition Proposal would cease to be a Superior Proposal, Vitran shall promptly so advise Purchaser and the Parties shall amend this Agreement to reflect such offer made by Purchaser, and shall take and cause to be taken all such actions as are necessary to give effect to the foregoing.

(c)	The right of Purchaser under this Section 18 to amend the Arrangement shall apply to a maximum of two amendments or modifications to any Acquisition Proposal that results in an increase in, or modification of, the consideration (or value of such consideration) to be received by the Vitran Shareholders or other material terms or conditions thereof and Purchaser shall not have the right to further amend the Arrangement in respect of a third such amendment or modification to any Acquisition Proposal.

(d)	If Vitran provides a Superior Proposal Notice to Purchaser after a date that is less than seven Business Days before the Vitran Meeting, Vitran shall either proceed with or shall postpone the Vitran Meeting to a date that is not more than seven Business Days after the scheduled date of the Vitran Meeting, as directed by Purchaser.

(e)	Vitran shall advise the Vitran Subsidiaries and their respective Representatives of the prohibitions set out in Sections 16, 17 and 18 and any violation of the restrictions set forth in these sections by Vitran, the Vitran Subsidiaries or the respective Representatives is deemed to be a breach of these sections by Vitran.

19.	Termination Fee

(a)	Despite any other provision in this Agreement relating to the payment of fees and expenses, if a Termination Fee Event occurs, Vitran shall pay Purchaser the Termination Fee in accordance with Section 19(c).

(b)	For the purposes of this Agreement, “Termination Fee” means an amount equal to USD$4,000,000 and “Termination Fee Event” means the termination of this Agreement:

(i)	by Purchaser, pursuant to Sections 20(a)(iv)2)(A) or 20(a)(iv)2)(B) (Change in Recommendation);

(ii)	by Vitran pursuant to Section 20(a)(iii)2) (Superior Proposal); or

(iii)	by Vitran or Purchaser pursuant to Section 20(a)(ii)1) (Shareholders Vote Against) or Section 20(a)(ii)2) (Lapse of the Completion Deadline), if:

(1)	prior to such termination, an Acquisition Proposal is made or publicly announced or otherwise publicly disclosed by any Person (other than Purchaser or any of its Affiliates) or any Person (other than Purchaser or any of its Affiliates) shall have publicly announced an intention to do so and such Acquisition Proposal has not been withdrawn; and

(2)	within twelve months following the date of such termination (A) an Acquisition Proposal (that is the same Acquisition Proposal referred to in Section 19(b)(iii)1)) above) is consummated or effected, or (B) Vitran or one or more of the Vitran Subsidiaries, directly or indirectly, in one or more transactions, enters into a contract in respect of the same Acquisition Proposal referred to in Section 19(b)(iii)1) above and such Acquisition Proposal is later consummated or effected, provided however that for the purposes of this Section 19 all references to 20% in the definition of Acquisition Proposal shall be deemed to be references to 50%.

(c)	If a Termination Fee Event occurs in the circumstances set out in Section 19(b)(i), the Termination Fee shall be paid within five Business Days following such Termination Fee Event. If a Termination Fee Event occurs in the circumstances set out in Section 19(b)(ii), the Termination Fee shall be paid concurrently with such termination (and shall be a condition to the effectiveness of such termination by Vitran). If a Termination Fee Event occurs in the circumstances set out in Section 19(b)(iii), the Termination Fee shall be paid on the consummation/closing of the Acquisition Proposal. Any Termination Fee shall be paid by Vitran to Purchaser (or as Purchaser may direct by notice in writing), by wire transfer in immediately available funds to an account designated by Purchaser.

(d)	The obligation to make any payment required by this Section 19 shall survive any termination of this Agreement. Vitran acknowledges that the agreements contained in this Section 19 are an integral part of the Transactions contemplated by this Agreement, and that without these agreements Purchaser would not enter into this Agreement, and that the amounts set out in this Section 19 represent liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, which Purchaser will suffer or incur as a result of the event giving rise to such damages and resultant termination of this Agreement, and are not penalties. Vitran irrevocably waives any right it may have to raise as a defence that any such liquidated damages are excessive or punitive. Purchaser agrees that the payment of the Termination Fee in the manner provided in this Section 19 is the sole remedy of Purchaser as against Vitran and the Vitran Subsidiaries, shareholders, advisors, directors and officers in respect of the event giving rise to such payment. Nothing herein will affect the right to seek injunctive and other equitable relief in accordance with Section 21(e) to prevent breaches or threatened breaches of this Agreement and to enforce compliance with the terms of this Agreement.

(e)	Any Termination Fee payable by Vitran hereunder will be reduced by and without duplication of any of the costs to be reimbursed to Purchaser by Vitran pursuant to Section 21(b).

20.	Termination

(a)	This Agreement may be terminated by:

(i)	the mutual written agreement of the Parties; or

(ii)	either Vitran or Purchaser if:

(1)	the Vitran Required Vote is not obtained at the Vitran Meeting in accordance with the Interim Order provided that neither Party may terminate this Agreement pursuant to this Section 20(a)(ii)1) if the failure to obtain the Vitran Required Vote has been caused by, or is a result of, a breach by such Party of any of its representations or warranties or the failure of such Party to perform any of its covenants or agreements under this Agreement; or

(2)	the Effective Time does not occur on or prior to the Completion Deadline except that the right to terminate this Agreement pursuant to this Section 20(a)(ii)2) will not be available to a Party whose failure to fulfill any of its obligations or breach of any of its representations and warranties under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur by the Completion Deadline.

(iii)	Vitran if:

(1)	subject to Section 15, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Purchaser set forth in this Agreement (including if Purchaser does not deposit or cause to be deposited with the depositary sufficient funds to complete the Transactions contemplated by this Agreement as required pursuant to Section 9(k)) occurs that would cause the conditions set forth in Sections 11 or 13 not to be satisfied, and such condition is incapable of being satisfied on or prior to the Completion Deadline; provided that any intentional breach shall be deemed to be incurable and provided further that Vitran is not then in breach of this Agreement so as to cause the conditions set forth in Sections 11 or 12 not to be satisfied; or

(2)	prior to obtaining the Vitran Required Vote, the directors of Vitran approve and authorize Vitran to enter into a written definitive agreement providing for the implementation of a Superior Proposal in compliance with this Agreement.

(iv)	Purchaser if:

(1)	subject to Section 15, a breach of any representation or warranty or failure to perform any covenant or agreement on the part of Vitran set forth in this Agreement occurs that would cause the conditions set forth in Sections 11 or 12 not to be satisfied, and such condition is incapable of being satisfied on or prior to the Completion Deadline; provided that any intentional breach shall be deemed to be incurable and provided further that Purchaser is not then in breach of this Agreement so as to cause the conditions set forth in Section 11 or 13 not to be satisfied;

(2)	(A) the directors of Vitran shall have made a Change in Recommendation, (B) the directors of Vitran fail to publicly recommend or reaffirm the Board Recommendation within five Business Days after having been requested in writing by Purchaser to do so (or in the event that the Vitran Meeting is scheduled to occur within such five Business Day period, prior to the Business Day immediately prior to the date of the Vitran Meeting), or (C) Vitran breaches Sections 17, 18 or 19 in any material respect; or

(3)	there has occurred a Material Adverse Change.

(b)	The Party desiring to terminate this Agreement pursuant to this Section 20 (other than pursuant to Section 20(a)(i)) shall give notice of such termination to the other Party, specifying in reasonable detail the basis for such Party’s exercise of its termination right and if applicable shall comply with Section 15.

21.	Miscellaneous

(a)

Notices. Any notice, consent, waiver, direction or other communication required or permitted to be given under this Agreement by a Party hereto shall be in writing and shall be delivered by hand to the

Party hereto to which the notice is to be given at the following address or sent by facsimile to the following numbers or to such other address or facsimile number as shall be specified by a Party hereto by like notice. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a Business Day or, if not, then the next succeeding Business Day) and if sent by facsimile be deemed to have been given and received at the time of receipt (if a Business Day or, if not, then the next succeeding Business Day) unless actually received after 5:00 p.m. (Toronto time) at the point of delivery in which case it shall be deemed to have been given and received on the next Business Day.

The address for service of each of the Parties hereto shall be as follows:

(i)	if to Vitran:

Vitran Corporation Inc.

185 The West Mall, Suite 701

Toronto ON M9C 5L5

Attention: Chief Executive Officer

Facsimile: (416) 596-8039

with a copy (which shall not constitute notice) to:

McMillan LLP

181 Bay Street, Suite 4400

Toronto ON M5J 2T3

Attention: Carl De Vuono

Facsimile: (416) 865-7048

(ii)	if to Purchaser and Parent:

TransForce Inc.

8801 Trans-Canada Hwy, Suite 500

Saint-Laurent, QC H4S 1Z6

Attention: Alain Bédard, Chairman, President and Chief Executive Officer

Facsimile: (514) 331-4113

with a copy (which shall not constitute notice) to:

Heenan Blaikie LLP

1250 René-Lévesque Blvd. West, Suite 2500

Montreal, QC H3B 4Y1

Attention: Neil Wiener

Facsimile: (514) 921-1208

(b)	Costs. Except as otherwise provided herein, each of Purchaser and Vitran shall pay its own costs and expenses (including all legal, accounting and financial advisory fees and expenses) in connection with the Arrangement and the other Transactions contemplated herein including expenses related to the preparation, execution and delivery of this Agreement and the other documents required to be prepared and/or entered into hereunder or thereunder. In the event that this Agreement is terminated pursuant to Section 20(a)(ii)1), then Vitran shall pay to Purchaser its actual documented third party expenses incurred by Purchaser in connection with this Agreement and the Arrangement up to a maximum amount of CDN$1,500,000, such payment to be made to Purchaser, by wire transfer of immediately available funds within two Business Days following the later of: (i) receipt by Vitran of receipts or invoices documenting such actual third party expenses; and (ii) such termination.

(c)	Public Announcements. Purchaser and Vitran agree to make a press release with respect to the Arrangement and the other Transactions contemplated herein as soon as practicable after the execution by them of this Agreement and to otherwise coordinate the public disclosure and presentations made by them with respect to the Arrangement and the other Transactions contemplated herein. Purchaser and Vitran further agree that there will be no public announcement or other disclosure of the Arrangement and the other Transactions contemplated herein unless they have mutually agreed thereto or unless otherwise required by applicable Laws or by regulatory instrument, rule or policy based on the advice of counsel, which shall include the filing of the press release and a copy of the Arrangement Agreement with the SEC on Form 8-K in a timely manner in accordance with Vitran’s SEC reporting obligations. If either Purchaser or Vitran is required by applicable Laws or regulatory instrument, rule or policy to make a public announcement with respect to the Arrangement and the other Transactions contemplated herein, such Party hereto will provide as much notice to the other of them as reasonably possible, including the proposed text of the announcement.

(d)	Law. This Agreement shall be governed by and be construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the Parties hereby irrevocably attorns to the exclusive jurisdiction of the courts of the Province of Ontario in respect of all matters arising under and in relation to this Agreement and waives any defences to the maintenance of an action in the courts of the Province of Ontario.

(e)	Remedies. The Parties hereto acknowledge and agree that an award of money damages may be inadequate for any breach of this Agreement by any Party hereto or its representatives and advisors and that such breach may cause the non- breaching Party hereto irreparable harm. Accordingly, the Parties hereto agree that, in the event of any such breach or threatened breach of this Agreement by one of the Parties hereto, Vitran (if Purchaser is the breaching Party) or Purchaser (if Vitran is the breaching Party) will be entitled, without the requirement of posting a bond or other security, to seek equitable relief, including injunctive relief and specific performance. Subject to any other provision hereof including, without limitation, Section 19 hereof, such remedies will not be the exclusive remedies for any breach of this Agreement but will be in addition to all other remedies available hereunder or at law or in equity to each of the Parties hereto.

(f)	Amendment. This Agreement and the Plan of Arrangement may, at any time and from time to time before or after the holding of the Vitran Meeting but not later than the Effective Time, be amended by mutual written agreement of the Parties, without further notice to or authorization on the part of the Vitran Shareholders, and any such amendment may, subject to the Interim Order and Final Order and Laws, without limitation: (i) change the time for performance of any of the obligations or acts of the Parties; (ii) modify any representation or warranty contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) modify any of the covenants contained in this Agreement and waive or modify performance of any of the obligations of the Parties; and/or (iv) waive or modify compliance with any conditions contained in this Agreement.

(g)	Assignment. Neither Party hereto may assign its rights or obligations under this Agreement without the prior written consent of the other Party hereto; provided that Purchaser may, without the consent of Vitran, assign all or any part of its rights and/or obligations under this Agreement to an Affiliate, but, if such assignment takes place, Purchaser shall continue to be bound by this Agreement notwithstanding such assignment.

(h)	Time of the Essence. Time shall be of the essence in this Agreement.

(i)	Binding Effect. This Agreement shall be binding upon and shall enure to the benefit of the Parties hereto and their respective successors and permitted assigns.

(j)	Waiver. Any waiver or release of any of the provisions of this Agreement, to be effective, must be in writing and executed by the Party hereto granting such waiver or right.

(k)	Currency. Except as expressly indicated otherwise, all sums of money referred to in this Agreement are expressed and shall be payable in United States dollars funds.

(l)	Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

(m)	Confidentiality Agreement. The Parties acknowledge that the Arrangement and the other Transactions contemplated by this Agreement are subject to the Confidentiality Agreement, which agreement shall continue in full force and effect. For greater certainty, any discussions in connection with this Agreement shall be treated by the Parties hereto as strictly confidential and shall not (without the prior consent of the other Party hereto or as contemplated or provided herein) be disclosed by either Party hereto to any Person other than a director, officer, employee, agent, shareholder or professional advisor of or to that Party hereto with a need to know for purposes connected with the Transactions contemplated by this Agreement and then only on a confidential basis and also on the basis that the Party concerned will be liable for any breach of confidentiality by a Person to whom it makes disclosure. In the event of a conflict between the provisions hereof and any provision of the Confidentiality Agreement, the provisions hereof shall prevail.

(n)	Entire Agreement. This Agreement, together with the Confidentiality Agreement, contains the entire agreement between the Parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings with respect thereto.

(o)	Date for Any Action. If the date on or by which any action is required or permitted to be taken hereunder by a Party is not a Business Day, such action shall be required or permitted to be taken on the next succeeding day which is a Business Day.

(p)	Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall conclusively be deemed to be an original and all such counterparts collectively shall be conclusively deemed to be one and the same document.

[Signatures on Next Page]

2400520 ONTARIO INC.

per:	/s/ Alain Bédard
Name: Alain Bédard Title: President

TRANSFORCE INC.

per:	/s/ Alain Bédard
Name: Alain Bédard Title: Chairman, President and Chief Executive Officer

VITRAN CORPORATION INC.

per:	/s/ William Deluce
Name: William Deluce Title: Interim President and Chief Executive Officer

EXHIBIT I

PLAN OF ARRANGEMENT

PLAN OF ARRANGEMENT UNDER SECTION 182

OF THE BUSINESS CORPORATIONS ACT (ONTARIO)

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions

In this Plan of Arrangement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings. All other terms that are capitalized herein, and not otherwise defined in this Plan of Arrangement, shall have the meaning attributed to them in the Arrangement Agreement.

“Amalco” means the continuing corporation resulting from the amalgamation of Vitran and the Purchaser pursuant to subsection 2.2(i) of this Plan of Arrangement.

“Arrangement” means the arrangement under the provisions of Section 182 of the OBCA on the terms set out in the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with this Agreement and the Plan of Arrangement or made at the direction of the Court in the Final Order (with the consent of Vitran and Purchaser, each acting reasonably).

“Arrangement Agreement” means the arrangement agreement dated December 30, 2013, among Purchaser, Parent and Vitran, as amended, supplemented and/or restated in accordance therewith prior to the Effective Date, providing for, among other things, the Arrangement.

“Arrangement Resolution” means the resolution of the Vitran Shareholders to be considered at the Vitran Meeting, approving the Arrangement.

“Articles of Arrangement” means the articles of arrangement of Vitran in respect of the Arrangement, to be filed with the Director after the Final Order is made.

“Business Day” means any day, other than a Saturday, a Sunday or a statutory holiday in Toronto, Ontario.

“Certificate” means the certificate of arrangement giving effect to the Arrangement, issued pursuant to Section 183 of the OBCA after the Articles of Arrangement have been filed.

“Common Shares” means the issued and outstanding Common Shares in the capital of Vitran.

“Consideration” has the meaning set out in Section 2.2(d).

“Court” means the Superior Court of Justice (Ontario).

“Depositary” means such trust company or other Person as may be appointed by Purchaser, from time to time, to act as depositary for the purpose of the Arrangement.

“Director” means the Director appointed pursuant to Section 278 of the OBCA.

“Dissent Rights” has the meaning ascribed thereto in Section 3.1.

“Dissenting Shareholders” means a Vitran Shareholder who exercises Dissent Rights.

“Effective Date” means the date shown on the Certificate.

“Effective Time” means 12:01 a.m. (Toronto time) on the Effective Date.

“Final Order” means the final order of the Court approving the Arrangement as such order may be amended by the Court at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

“Interim Order” means the interim order of the Court, as the same may be amended, in respect of the Arrangement, as contemplated by Section 7 of the Arrangement Agreement.

“Laws” means all laws, by-laws, rules, regulations, orders, ordinances, protocols, codes, guidelines, instruments, policies, notices, directions and judgments or other requirements of any governmental authority.

“Letter of Transmittal” means the letter(s) of transmittal for use by the Vitran Shareholders, in the form(s) accompanying the Vitran Proxy Circular.

“Liens” means all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, claims or rights of third parties of any kind, including, without limitation, any option, agreement, right of first refusal or right of first offer or limitation on voting rights.

“OBCA” means the Business Corporations Act (Ontario) and the regulations thereunder, as in effect as of the date hereof and as may be amended from time to time prior to the Effective Time.

“Parent” means TransForce Inc., a corporation existing under the federal laws of Canada.

“Person” shall be broadly interpreted and includes any natural person, legal person, partnership, limited partnership, joint venture, unincorporated association or other organization, trust, trustee, executor, administrator or liquidator, regulatory body or agency, government or governmental agency, authority or entity, however designated or constituted and whether or not a legal entity.

“Purchaser” means 2400520 Ontario Inc., a corporation existing under the laws of the Province of Ontario.

“Vitran” means Vitran Corporation Inc., a corporation existing under the laws of the Province of Ontario (Ontario Corporation Number: 478197).

“Vitran DSU Plan” means collectively, the Vitran DSU Plan for Directors and the Vitran DSU Plan for Senior Executives, adopted with effect from September 14, 2005 and January 1, 2006, respectively, each, as amended.

“Vitran DSUs” means the outstanding Deferred Stock Units (DSUs) issued pursuant to the Vitran DSU Plan.

“Vitran Incentive Plans” means collectively, the Vitran Stock Option Plan and the Vitran DSU Plan.

“Vitran Meeting” means the special meeting, including any adjournments or postponements thereof, of the Vitran Shareholders to be held, among other things, to consider and, if deemed advisable, to approve the Arrangement.

“Vitran Options” means the outstanding options to purchase Common Shares issued pursuant to the Vitran Stock Option Plan.

“Vitran Optionholders” means, at any time, the holders of Vitran Options, at such time.

“Vitran Proxy Circular” means the management information circular to be prepared by Vitran in respect of the Vitran Meeting.

“Vitran Securities” means collectively, Common Shares, Vitran Options, Vitran DSUs and any other shares or securities of any nature heretofore issued by Vitran from time to time.

“Vitran Securityholders” means collectively, at any time, the Vitran Shareholders, the Vitran Optionholders and the holders of Vitran DSUs at such time.

“Vitran Shareholder Rights Plan” means Vitran’s shareholder rights plan agreement dated November 4, 2013 between Vitran and Computershare Trust Company of Canada, as amended, supplemented and/or restated from time to time.

“Vitran Shareholders” means, at any time, the holders of Common Shares at such time.

“Vitran Stock Option Plan” means the Amended and Restated Vitran Stock Option Plan dated March 18, 2013, as amended.

Section 1.2 Sections and Headings

The division of this Plan of Arrangement into sections and the insertion of headings are for reference purposes only and shall not affect the interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to a section or an exhibit refers to the specified section of or exhibit to this Plan of Arrangement.

Section 1.3 Number, Gender and Persons

In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number include the plural and vice versa and words importing any gender include all genders.

Section 1.4 Currency

Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in United States Dollars.

Section 1.5 Time

Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time in Toronto, Ontario.

Section 1.6 Date for any Action

If the date on which any action is required to be taken hereunder is not a Business Day in the place where the action is required to be taken, such action shall be required to be taken on the next succeeding day which is a Business Day in such place.

ARTICLE 2

ARRANGEMENT

Section 2.1 Binding Effect

This Plan of Arrangement will become effective at, and be binding at and after, the Effective Time on (i) Vitran, (ii) Purchaser, and (iii) all Vitran Securityholders.

Section 2.2 Arrangement

Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order without any further act or formality:

(a)	Vitran Shareholder Rights Plan. The Vitran Shareholder Rights Plan shall be terminated (and all rights issued thereunder shall expire) and shall be of no further force or effect.

(b)	Dissenting Shareholders. Each Common Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof to Purchaser, without any further act or formality on its part, free and clear of all Liens, in consideration for the fair value for each such Common Share held by such holder as determined and payable in accordance with Article 3 of this Plan of Arrangement. The holders of such Common Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such Common Shares in accordance with this Section 2.2(b) and the name of such holders will be removed from the register of holders of Common Shares. Purchaser will be deemed to be the legal and beneficial owner of such Common Shares free and clear of all Liens, at the Effective Time and will be recorded as the registered holder of the Common Shares so transferred.

(c)	Vitran Options. Holders of Vitran Options which are outstanding and have an exercise price less than the amount of the Consideration immediately prior to the Effective Time will be entitled to receive an amount per Vitran Option equal to the difference between the Consideration and the exercise price in respect of such Vitran Options (less applicable withholdings) and such Vitran Options will be cancelled at the Effective Time. All other Vitran Options will be cancelled at the Effective Time, without any payment in respect thereof.

(d)	Common Shares. Each Common Share outstanding immediately prior to the Effective Time held by a Vitran Shareholder (other than those held by Dissenting Shareholders who are entitled to receive fair value for the Common Shares held by them and other than those held by Purchaser and any Affiliate of Purchaser), shall be transferred by the holder thereof to Purchaser in exchange for the amount of USD$6.50 for each one Common Share held (the “Consideration”). The holders of such Common Shares shall be deemed to have executed and delivered all consents, releases, assignments and waivers, statutory or otherwise, required to acquire or transfer such Common Shares in accordance with this Section 2.2(d) and the name of such holders will be removed from the register of holders of Common Shares of Vitran. Purchaser will be deemed to be the legal and beneficial owner of such Common Shares free and clear of all Liens, at the Effective Time and will be recorded as the registered holder of the Common Shares so transferred.

(e)	Vitran DSUs. Holders of Vitran DSUs which are outstanding immediately prior to the Effective Time will be entitled to receive an amount per Vitran DSU equal to the Consideration (less applicable withholdings) and such Vitran DSUs will be cancelled at the Effective Time.

(f)	Other Vitran Securities. Any and all other Vitran Securities that represent or that may be exercised for, or converted into, shares or other securities of Vitran shall be fully and finally cancelled and terminated at the Effective Time, and the holders thereof shall have no further rights or entitlements thereunder.

(g)	Vitran Incentive Plans. The Vitran Incentive Plans shall be terminated (and all rights issued thereunder shall expire) at the Effective Time and shall be of no further force or effect.

(h)	Tax Election. Vitran shall make an election to cease to be a “public corporation” under s. 89(1) of the Income Tax Act (Canada). For greater certainty, such election shall be deemed to have been made prior to the amalgamation of Vitran and Purchaser described in Section 2.2(i).

(i)	Amalgamation. Vitran and Purchaser shall be amalgamated and continued as one corporation under the OBCA to form Amalco in accordance with the following:

(i)	Name. The name of Amalco shall be “Vitran Corporation Inc.”;

(ii)	Registered Office. The registered office of Amalco shall be located at Bay Adelaide Centre, 333 Bay Street, Suite 2900, Toronto, Ontario M5H 2T4;

(iii)	Share Provisions. Amalco shall be authorized to issue an unlimited number of common shares without nominal or par value to which shares shall be attached the following rights (i) to vote at any meeting of shareholders of Amalco; (ii) to receive any dividend declared by Amalco; and (iii) to receive the remaining property of Amalco upon dissolution;

(iv)	Restrictions on Share Transfers. None;

(v)	Other Provisions. The other provisions forming part of the Articles of Amalco shall be those of Purchaser, mutatis mutandis;

(vi)	Directors. (A) directors of Amalco shall, until otherwise changed in accordance with the OBCA, consist of a minimum number of one director and a maximum number of ten directors; (B) the number of directors on the board of directors of Amalco shall initially be set at two; and (C) the initial directors of Amalco immediately following the amalgamation shall be;

Name	Address for Service	Resident Canadian?
Josiane Langlois	Bay Adelaide Centre	Yes
333 Bay Street, Suite 2900
Toronto, Ontario M5H 2T4
Chantal Martel	Bay Adelaide Centre	Yes
333 Bay Street, Suite 2900
Toronto, Ontario M5H 2T4

(vii)	Business and Powers. There shall be no restrictions on the business Amalco may carry on or on the powers it may exercise;

(viii)	Stated Capital. The aggregate stated capital of Amalco will be an amount equal to the paid up capital for the purposes of the Tax Act of the common shares in the capital of Purchaser immediately before the amalgamation;

(ix)	By-laws. The by-laws of Amalco shall be the by-laws of the Purchaser, mutatis mutandis;

(x)	Effect of Amalgamation. The provisions of Section 179 of the OBCA shall apply to the amalgamation;

(xi)	Articles. The Articles of Arrangement filed to give effect to the Arrangement shall be deemed to be the articles of amalgamation of Amalco and the Certificate issued in respect of such Articles of Arrangement by the Director under the OBCA shall be deemed to be the certificate of amalgamation of Amalco; and

(xii)	Effect of Amalgamation on Vitran Securities. On the amalgamation:

(A)	each issued and outstanding Common Share shall be cancelled without any repayment of capital; and

(B)	each issued and outstanding common share in the capital of Purchaser shall survive and continue as one (1) common share in the capital of Amalco.

ARTICLE 3

RIGHTS OF DISSENT

Section 3.1 Rights of Dissent

Holders of Common Shares may exercise rights of dissent with respect to such Common Shares pursuant to and in the manner set forth in Section 185 of the OBCA and this Section 3.1 (the “Dissent Rights”) in connection with the Arrangement; provided that, notwithstanding subsection 185(6) of the OBCA, the written objection to the Arrangement Resolution referred to in subsection 185(6) of the OBCA must be received by Vitran not later than 5:00 p.m. (Toronto time) on the second Business Day preceding the Vitran Meeting. Holders of the Common Shares who duly exercise such rights of dissent and who:

(a)	are ultimately determined to be entitled to be paid fair value for their Common Shares shall be deemed to have transferred such Common Shares to Purchaser in accordance with Section 2.2(b) hereof to the extent the fair value therefor is paid by Vitran and will not be entitled to any other payment or consideration; or

(b)	are ultimately determined not to be entitled, for any reason, to be paid fair value for their Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares and shall receive the Consideration from Purchaser on the basis determined in accordance with Section 2.2(d) hereof, but in no case shall Vitran, Purchaser or any other Person be required to recognize such holders as holders of Common Shares after the Effective Time, and the names of such holders of Common Shares shall be deleted from the registers of holders of Common Shares at the Effective Time.

ARTICLE 4

CERTIFICATES

Section 4.1 Common Shares, Vitran Options and Vitran DSUs

(a)	Prior to the Effective Date, Purchaser will deposit with the Depositary cash in an amount equal to the aggregate Consideration to be received by Vitran Shareholders pursuant to Section 2.2 hereof payable in accordance with the provisions of Article 2 hereof.

(b)	As soon as practicable after the Effective Date, upon a Vitran Shareholder depositing with the Depositary certificates representing Common Shares accompanied by a duly-completed and executed Letter of Transmittal and such other documents and instruments as the Depositary may reasonably require, Purchaser shall cause the Depositary to deliver, to the applicable Vitran Shareholder in accordance with the Letter of Transmittal, a cheque representing the amount of Consideration such Vitran Shareholder is entitled to receive as specified in Section 2.2 in accordance with the terms of the Arrangement, less applicable withholdings.

(c)	On the Effective Date, Purchaser shall deliver, to the applicable Vitran Optionholder and holder of Vitran DSUs, a cheque representing the amount of Consideration such Vitran Optionholder or holder of Vitran DSUs is entitled to receive as specified in Section 2.2 in accordance with the terms of the Arrangement, less applicable withholdings.

(d)	On and after the Effective Time, certificates formerly representing Common Shares, Vitran Options and Vitran DSUs prior to the Effective Time (other than Common Shares held by Purchaser or any Affiliate thereof) shall cease to represent such securities and shall represent only the right to receive the Consideration therefor specified in Section 2.2 in accordance with the terms of the Arrangement, subject to compliance with the requirements set forth in this Article 4.

Section 4.2 Other Vitran Securities

At the Effective Time, each and every certificate, document, agreement or other instrument, if any, formerly representing any and all other Vitran Securities that represent or may be exercised for, or converted into, shares or other securities of Vitran shall be and shall be deemed to be cancelled, void and of no further force and effect without any further authorization, act or formality.

Section 4.3 Lost Certificates

If any certificate which immediately prior to the Effective Time represented outstanding Common Shares that were exchanged pursuant to Article 2 hereof, has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will, subject to the terms hereof, issue in exchange for such lost, stolen or destroyed certificate, a cheque representing the amount of Consideration such Vitran Shareholder is entitled to in accordance with the terms of the Arrangement, less applicable withholdings. When authorizing such issuance in exchange for any lost, stolen or destroyed certificate, the Person to whom such cheque is to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Depositary and Purchaser in such sum as Purchaser may reasonably direct or otherwise indemnify the Depositary, Vitran and Purchaser in a manner satisfactory to them against any claim that may be made against any of them with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4.4 Unclaimed Certificates

Notwithstanding any of the other provisions hereof, any certificate which immediately prior to the Effective Time represented outstanding Common Shares (other than Common Shares held by Purchaser or any Affiliate thereof) that has not been surrendered with all other documents and instruments required by this Article 4 on or prior to the sixth anniversary of the Effective Date, shall cease to represent a claim or interest of any kind or nature against Vitran or Purchaser and the right of such Vitran Shareholder to receive payment of Consideration therefor, shall, on the sixth anniversary of the Effective Date, be deemed to have been surrendered and forfeited to Purchaser, together with all entitlements to dividends, distributions and any interest thereon held for such former Vitran Shareholder, for no consideration.

Section 4.5 Withholding Rights

Purchaser and the Depositary shall be entitled to deduct and withhold from any consideration payable to any Vitran Securityholder pursuant to Section 2.2 hereof, such amounts as Purchaser or the Depositary is required to deduct and withhold with respect to such payment under applicable Laws. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the Vitran Securityholder in respect of which such deduction and withholding was made.

ARTICLE 5

AMENDMENTS

Section 5.1 Amendments to Plan of Arrangement

(a)	Vitran reserves the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Date, provided that each such amendment, modification and/or supplement must be (i) set out in writing, (ii) approved by Purchaser, (iii) filed with the Court and, if made following the Vitran Meeting, approved by the Court and (iv) communicated to the affected Vitran Shareholders.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Vitran at any time prior to the Vitran Meeting (provided that Purchaser shall have consented thereto) with or without any other prior notice or communication, and if so proposed and accepted by the Vitran Shareholders voting at the Vitran Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement that is approved by the Court following the Vitran Meeting shall be effective only if (i) it is consented to by each of Vitran and Purchaser and (ii) if required by the Court, it is communicated to or consented to by the Vitran Shareholders.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made following the Effective Date by Purchaser and Vitran, provided that it concerns a matter which, in the reasonable opinion of Purchaser, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the economic interest of any former Vitran Securityholder.

(e)	Notwithstanding the foregoing provisions of this Section 5.1, no amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Time except in accordance with the terms of the Arrangement Agreement.

ARTICLE 6

FURTHER ASSURANCES

Section 6.1 Further Assurances

Notwithstanding that the transactions and events set out herein shall occur and be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of the parties to the Arrangement Agreement shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them in order to further document or evidence any of the transactions or events set out herein.

SCHEDULE A

Representations and Warranties of Vitran

Vitran represents and warrants to and in favour of Purchaser as follows:

(a)	Organization. Each of Vitran and the Vitran Subsidiaries has been incorporated and is validly subsisting under the Laws of the jurisdiction in which it was incorporated and has full corporate or legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Each of Vitran and the Vitran Subsidiaries is registered, licensed or otherwise qualified as an extra-provincial corporation in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not have a Material Adverse Effect. All of the outstanding shares of Vitran and the Vitran Subsidiaries are duly authorized, validly issued, fully paid and non-assessable (and, where required, properly registered). All of the outstanding shares of the Vitran Subsidiaries are owned directly or indirectly by Vitran or a Vitran Subsidiary. Except pursuant to restrictions on transfer contained in the articles or by-laws (or their equivalent) of the applicable Vitran Subsidiary, the outstanding securities of the Vitran Subsidiaries are owned free and clear of all Encumbrances other than the Secured Lender Encumbrances and neither Vitran nor any of the Vitran Subsidiaries is liable to any Person in respect thereof. Except as disclosed in the Vitran Disclosure Letter, there are no outstanding options, rights, entitlements, understandings or commitments (contingent or otherwise) regarding the right to acquire any issued or unissued securities of Vitran or any of the Vitran Subsidiaries. Other than the Vitran Subsidiaries, Vitran does not have any investment or proposed investment in any Person which, for the financial year ended December 31, 2012 accounted for, or which, for the financial year ending December 31, 2013 is expected to account for, more than five percent of the consolidated assets or consolidated revenues of Vitran or would otherwise be material to the business and affairs of Vitran on a consolidated basis.

(b)	Capitalization. Vitran is authorized to issue an unlimited number of Common Shares. As at December 27, 2013 there were 16,465,241 Common Shares outstanding and an aggregate of 557,750 Common Shares were set aside for issue under the Vitran Stock Option Plan. Except for the Vitran Options there are no options, warrants, conversion privileges or other securities, rights, agreements, arrangements or commitments (pre-emptive, contingent or otherwise) obligating Vitran or any of the Vitran Subsidiaries to issue or sell any shares of Vitran or any of the Vitran Subsidiaries or any securities or obligations of any kind convertible into or exchangeable for any shares of Vitran or any of the Vitran Subsidiaries. There are no outstanding bonds, debentures or other evidences of indebtedness of Vitran or any of the Vitran Subsidiaries having the right to vote with the Vitran Shareholders on any matter. There are no rights of first refusal or similar rights restricting the transfer of Common Shares contained in any shareholders, partnership, joint venture or similar agreements or pursuant to existing financing agreements and there are no outstanding contractual obligations of Vitran or of any of the Vitran Subsidiaries to repurchase, redeem or otherwise acquire any outstanding Common Shares or with respect to the voting or disposition of any outstanding Common Shares.

(c)	Authority. Vitran has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Vitran as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments. The execution and delivery of this Agreement by Vitran and the completion by Vitran of the Arrangement and the other Transactions contemplated by this Agreement have been authorized by the directors of Vitran and, subject to the approval by the Vitran Shareholders in the manner contemplated herein, no other corporate proceedings on the part of Vitran are necessary to authorize this Agreement or to complete the Arrangement and the other Transactions contemplated herein. This Agreement has been executed and delivered by Vitran and constitutes a legal, valid and binding obligation of Vitran, enforceable against Vitran in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity. The execution and delivery by Vitran of this Agreement and the performance by it of its obligations hereunder and the completion of the Arrangement and the other Transactions contemplated hereby, do not and will not:

(i)	result in a violation, contravention or breach of, require any consent to be obtained or notice under, constitute a default or give rise to the right to receive any extraordinary or accelerated payment or any termination rights under any provision of,

(A)	the articles or by-laws (or their equivalent) of Vitran or any of the Vitran Subsidiaries,

(B)	except for the consents, waivers, permits, exemptions, orders or approvals of, and any registrations and filings with, any Governmental Entity contemplated in Section 10 and disclosed in the Vitran Disclosure Letter, any applicable Laws, or

(C)	except as disclosed in the Vitran Disclosure Letter, any note, bond, mortgage, indenture, loan agreement, deed of trust agreement, contract, agreement, licence or permit to which Vitran or any of the Vitran Subsidiaries is bound or is subject or of which Vitran or any Vitran Subsidiary is the beneficiary, that would, individually or in the aggregate, have a Material Adverse Effect;

(ii)	except as disclosed in the Vitran Disclosure Letter, give rise to any right of termination or acceleration of any indebtedness, or cause any indebtedness owing by Vitran or any of the Vitran Subsidiaries to come due before its stated maturity or cause any available credit to cease to be available which would, individually or in the aggregate, have a Material Adverse Effect;

(iii)	result in the imposition of any Encumbrance upon any of the property or assets of Vitran or any of the Vitran Subsidiaries, or restrict, hinder, impair or limit the ability of Vitran or any of the Vitran Subsidiaries to conduct the business of Vitran or any of the Vitran Subsidiaries as and where it is now being conducted which would, individually or in the aggregate, have a Material Adverse Effect;

(iv)	except as disclosed in the Vitran Disclosure Letter, result in any payment (including termination, severance, unemployment compensation, change of control, “golden parachute”, bonus or otherwise) becoming due to any Employee, director, officer or consultant of Vitran or of any Vitran Subsidiary (whether automatically or solely upon further action on the part of such director, officer, consultant or Employee) or increase any benefits otherwise payable under any Employee Plan or result in the acceleration of the time of payment or vesting of any such benefits;

(v)	violate any judgment, ruling, order, writ, injunction determination, award, decree, statute, ordinance, rule or regulation applicable to Vitran or any of the Vitran Subsidiaries or to any of the their respective properties or assets, except violations which would not, individually or in the aggregate, have a Material Adverse Effect; or

(vi)	cause the suspension or revocation of any authorization, consent, approval, license or permit currently in effect which would, individually or in the aggregate, have a Material Adverse Effect.

(d)	Governmental Authorizations. No consent, approval, order or authorization of, or declaration or filing with, or waiver of any right of, any Governmental Entity or other Person is required to be obtained or made by Vitran or any of the Vitran Subsidiaries in connection with the execution and delivery of this Agreement or the consummation by Vitran of the Arrangement and the other Transactions contemplated herein other than (i) the Competition Act Approval, (ii) the Transportation Act Approval, (iii) any approvals required pursuant to the Interim Order or the Final Order, (iv) filings with the Director under the OBCA and filings with and approvals required by Securities Authorities and the Exchanges, (v) any approvals under the HSR, if applicable, and (vi) any other consent, waiver, permit, order or approval which if not obtained, would not, individually or in the aggregate, have a Material Adverse Effect or a material impact on the ability of Vitran to complete the Arrangement or any other Transaction contemplated herein. Other than as set out in this paragraph, there is no legal impediment to Vitran’s consummation of the Arrangement.

(e)	Other Authorizations. Each of Vitran and the Vitran Subsidiaries hold all permits, licenses, qualifications, authorizations and Environmental Approvals necessary or required to carry on or conduct its business as currently conducted and as contemplated to be conducted, except where the failure to hold such permits, licenses, qualifications, authorizations or Environmental Approvals would not, individually or in the aggregate, have a Material Adverse Effect. All such permits, licenses, qualifications, authorizations and Environmental Approvals are in full force and effect and no event has occurred or circumstance exists that may constitute or result in a violation of such permits, licenses, qualifications, authorizations and Environmental Approvals, except where such violation would not, individually or in the aggregate, have a Material Adverse Effect. No proceedings are pending or, to the knowledge of Vitran, threatened which would result in the revocation or limitation of any such permits, licenses, qualifications, authorizations and Environmental Approvals, and all steps have been taken and filings made on a timely basis with respect thereto (including renewals), except where the failure to take such steps and make such filings would not, individually or in the aggregate, have a Material Adverse Effect.

(f)	Directors’ Approvals. The directors of Vitran, present at a meeting have received an oral opinion from Stephens, Inc., the financial advisor to the directors of Vitran, that the Consideration is fair, from a financial point of view, to the Vitran Shareholders and the directors of Vitran have, after consultations with Vitran’s financial and legal advisors, unanimously:

(i)	determined that the Consideration is fair to the Vitran Shareholders and that the Arrangement is in the best interests of Vitran and the Vitran Shareholders;

(ii)	recommended that the Vitran Shareholders vote the Common Shares beneficially owned or controlled by them in favour of the Arrangement Resolution; and

(iii)	approved the Arrangement and the other Transactions contemplated herein and authorized the entering into of this Agreement and the performance by Vitran of its obligations hereunder.

(g)	Vitran Subsidiaries. All of the Subsidiaries of Vitran are set out in the Vitran Disclosure Letter.

(h)	No Defaults. Neither Vitran nor any of the Vitran Subsidiaries is in default under, and there exists no event, condition or occurrence which, after notice or lapse of time or both, would constitute such a default under, any contract, agreement or licence to which any of them is a party or by which any of them is bound which would, individually or in the aggregate, have a Material Adverse Effect.

(i)	Absence of Changes. Since December 31, 2012, except as publicly disclosed in the Vitran Documents filed on SEDAR and EDGAR prior to the date hereof, or disclosed in the Vitran Disclosure Letter:

(i)	Vitran and each of the Vitran Subsidiaries has conducted its business only in the ordinary and regular course of business consistent with past practice;

(ii)	Vitran has not incurred or suffered a Material Adverse Change and there has not been any event, circumstance or occurrence which has had or is reasonably likely to give rise to a Material Adverse Change;

(iii)	there has not been any acquisition or sale by Vitran or any of the Vitran Subsidiaries of any material property or material assets;

(iv)	there has not been any incurrence, assumption or guarantee by Vitran or any of the Vitran Subsidiaries of any debt for borrowed money, any creation or assumption by Vitran or any of the Vitran Subsidiaries of any Encumbrance, any making by Vitran or any of the Vitran Subsidiaries of any loan, advance or capital contribution to, or investment in any other Person or any entering into, amendment of, relinquishment, termination or non-renewal by Vitran or any of the Vitran Subsidiaries of any contract, agreement, licence, lease transaction, commitment or other right or obligation other than in the Ordinary Course or which would, individually or in the aggregate, have a Material Adverse Effect;

(v)	Vitran has not declared or paid any dividends or made any other distribution on any of the Common Shares or redeemed, repurchased or otherwise acquired any Common Shares;

(vi)	Vitran has not effected or passed any resolution to approve a split, consolidation or reclassification of any of the outstanding Common Shares;

(vii)	other than in the ordinary and regular course of business consistent with past practice, there has not been any material increase in or modification of the compensation payable to or to become payable by Vitran or any of the Vitran Subsidiaries to any Employee or to any of their respective directors, officers or consultants, or any grant to any Employee or any such director, officer or consultant of any material increase in severance or termination pay or any material increase or modification of any Employee Plan (including, without limitation, the granting of Vitran Options or Vitran DSUs pursuant to the Vitran Incentive Plans) made to, for or with any of such Employees, directors, officers or consultants;

(viii)	Vitran has not effected any material change in its accounting methods, principles or practices or its interpretations thereof;

(ix)	there has not occurred any amendment or proposed amendment to the articles or by-laws of Vitran;

(x)	there has not occurred any material damage, destruction or loss in respect of Vitran or any Vitran Subsidiary or any of their respective properties and assets that is not fully covered by insurance (subject to normal deductibles);

(xi)	Vitran has not waived in favour of any Person any provisions of, or released or terminated, any confidentiality or standstill agreement to which it is a party; and

(xii)	neither Vitran nor any Vitran Subsidiary has agreed to do any of the foregoing.

(j)	No Insolvency. Neither Vitran nor any Vitran Subsidiary is insolvent within the meaning of applicable bankruptcy, insolvency or fraudulent conveyance laws. Except as disclosed in the Vitran Disclosure Letter, no act or proceeding has been taken or, to the knowledge of Vitran, is threatened by or against Vitran or any Vitran Subsidiary in connection with the dissolution, liquidation, winding up, bankruptcy or reorganization of Vitran or any Vitran Subsidiary or the appointment of a trustee, receiver, manager or other administrator of Vitran or any Vitran Subsidiary or any of their respective properties or assets. Neither Vitran nor any Vitran Subsidiary has sought protection under the Bankruptcy and Insolvency Act (Canada) or the Companies’ Creditors Arrangement Act (Canada) or similar Laws in any other jurisdiction.

(k)	Employment Matters. Except as disclosed in the Vitran Disclosure Letter:

(i)	neither Vitran nor any of the Vitran Subsidiaries is a party to or bound by any contracts in respect of any Employee, former Employee or consultant including:

(A)	any contracts providing for the re-employment of any Employee;

(B)	any bonus, pension, profit sharing, executive compensation, current or deferred compensation, incentive compensation, tax equalization, stock compensation, stock purchase, stock option, stock appreciation, phantom stock option, savings, severance or termination pay, retirement, supplementary retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance plan, program, agreement or arrangement or other plans or arrangements providing employee benefits, except for the plans providing employee benefits described in the Vitran Disclosure Letter;

(C)	any written or oral policy, agreement, obligation or understanding providing for severance or termination payments to any Employee, consultant, director or officer of Vitran or any Vitran Subsidiary or any employment, service, consulting or other agreement with any Employee, consultant, director or officer of Vitran or any of the Vitran Subsidiaries which provides for termination of employment or of the contract, as the case may be, on more than 6 months’ notice (excluding such as results by Law from the employment of an employee without an agreement as to notice or severance);

(D)	any contract or understanding with an Employee that cannot be terminated other than in accordance with the terms of such contract or understanding or under applicable Laws; and

(ii)	there are no material overdue payments to Employees (including any amounts related to unused or accrued vacation days);

(iii)	all current assessments under workers’ compensation legislation in relation to Vitran or any Vitran Subsidiary and all of their respective contractors and subcontractors have, in all material respects, been paid or accrued in accordance with GAAP. Except as disclosed in the Vitran Disclosure Letter, neither Vitran nor any Vitran Subsidiary has been or is subject to any additional or penalty assessment under such legislation which has not been paid or has been given notice of any audit; and

(iv)	there are no outstanding inspection orders or written equivalent made under any occupational, health and safety legislation which relate to Vitran or any of the Vitran Subsidiaries. Vitran and the Vitran Subsidiaries have complied with any orders issued under any occupational, health and safety legislation, except with the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect, and there are no appeals of any orders under occupational, health and safety legislation against Vitran or any of the Vitran Subsidiaries which are currently outstanding.

(l)	Collective Agreements. Except as disclosed in the Vitran Disclosure Letter:

(i)	neither Vitran nor any of the Vitran Subsidiaries is a party to any collective bargaining agreement, contract or legally binding commitment with any trade union or employee organization or group in respect of or affecting any Employees;

(ii)	neither Vitran nor any of the Vitran Subsidiaries are currently engaged in any labour negotiation;

(iii)	neither Vitran nor any of the Vitran Subsidiaries are a party to any material application, claim, complaint, grievance, arbitration or other proceeding by or respecting any Employees or former Employees under any Laws or before any Governmental Entity, including without limitation, any application for certification or which otherwise involves the recognition of any trade union or similar employee organization as the bargaining agent of any of the Employees, or any unfair labour practice complaint;

(iv)	neither Vitran nor any of the Vitran Subsidiaries are currently engaged in any unfair labour practice nor is Vitran aware of any pending or threatened complaint regarding any alleged unfair labour practices;

(v)	there is no strike, labour dispute, work slowdown or stoppage against or involving Vitran or any of the Vitran Subsidiaries nor, to the knowledge of Vitran, are any strikes, labour disputes, work slowdowns or stoppages pending or threatened against Vitran or any of the Vitran Subsidiaries;

(vi)	neither Vitran nor any of the Vitran Subsidiaries have experienced any material work stoppage in the 24 month period immediately preceding the date of this Agreement; and

(vii)	to the knowledge of Vitran, neither Vitran nor any of the Vitran Subsidiaries are, nor have they been in the 24 month period preceding the date of this Agreement, the subject of any union organization effort or campaign or similar organization effort by any employee organization or group in respect of or affecting any Employees.

(m)	Intellectual Property.

(i)	The Vitran Disclosure Letter sets forth a true, accurate and complete list of all registered Intellectual Property Rights owned or used by Vitran or any of the Vitran Subsidiaries as of the date hereof. All of the Intellectual Property Rights owned or used by Vitran or any of the Vitran Subsidiaries as of the date hereof, are valid, enforceable and subsisting. The Intellectual Property Rights owned by or licensed to Vitran or the Vitran Subsidiaries include all of the intellectual property rights necessary to conduct the business of Vitran and the Vitran Subsidiaries in the manner in which such business is currently being conducted.

(ii)	Except as disclosed in the Vitran Disclosure letter, to the knowledge of Vitran, as of the date hereof, neither Vitran nor any Vitran Subsidiary is currently being sued or charged in writing with or is a defendant in any claim, suit, action or proceeding that involves a claim of infringement of any Intellectual Property Right, and Vitran has no knowledge of any other claim of infringement by Vitran or any Vitran Subsidiary, and no knowledge of any continuing infringement by any other Person of any Intellectual Property Right.

(iii)	To the knowledge of Vitran, the current use by Vitran and the Vitran Subsidiaries of the Intellectual Property Rights does not infringe the rights of any other Person.

(iv)	Vitran warrants that Vitran or one or more of the Vitran Subsidiaries have good and valid title to all Intellectual Property Rights they own and that any licenses by which Intellectual Property Rights are licensed to or from Vitran or the Vitran Subsidiaries are, in all material respects, in full force and effect, are unamended and there are no outstanding defaults or breaches under any of them, except where such default or breach would not, individually or in the aggregate, have a Material Adverse Effect.

(n)	Computer Systems and Software. The computer systems, Hardware and Software of Vitran and the Vitran Subsidiaries including personal computers and special purpose systems (including billing systems, operational support systems and business support systems) are fully operational in all material respects. For the purposes hereof, “Hardware” means the computer hardware, mainframes, personal computers, servers, client/server stations, network equipment, routers, semi-conductor chips, embedded Software, communication lines and other equipment “Software” means computer programs, operating systems, applications, interfaces, applets, software scripts, macros, firmware, development tools, and other instructions or sets of instructions for Hardware or Software to follow, including SQL and other query languages, hypertext markup language (“html”), wireless markup language, xml and other computer markup languages, in object, source or other code.

(o)	Financial Matters.

(i)

The audited consolidated financial statements of Vitran as at and for the fiscal years ended December 31, 2012, 2011 and 2010 (including the notes thereto and related management’s discussion and analysis) and Vitran’s unaudited financial statements as at and for the nine months ended September 30, 2013 (including the notes thereto and related management’s discussion and analysis) were prepared in accordance with GAAP, consistently applied, and fairly present in all material respects the consolidated financial condition of Vitran at the respective dates indicated and the results of operations of Vitran for the periods covered on a consolidated basis (subject, in the case of any unaudited interim consolidated financial statements, to normal period-end adjustments) and reflect adequate provision for the material liabilities of Vitran on a consolidated basis in accordance with GAAP. Neither Vitran nor any of the Vitran Subsidiaries has any liability or obligation (including, without limitation, liabilities or obligations to fund any operations or work, to give any guarantees or for Taxes), whether accrued, absolute, contingent or otherwise, not reflected in the consolidated financial statements of Vitran for the nine months ended September 30, 2013, except liabilities and obligations incurred in the ordinary and regular course of business since December 31, 2012. Vitran is able to pay its liabilities as they become due; the realizable value of the assets of Vitran is not less than the aggregate of the liabilities thereof and the stated capital of all classes of shares thereof.

(ii)	The management of Vitran has established and maintained a system of disclosure controls and procedures designed to provide reasonable assurance that information required to be disclosed by Vitran in its annual filings, interim filings or other reports filed, furnished or submitted by it under applicable securities Laws or the rules of the Exchanges is reported within the time periods specified in such Laws and rules.

(iii)	As of the date hereof, neither Vitran nor any of the Vitran Subsidiaries nor, to Vitran’s knowledge, any director, officer, employee, auditor, accountant or representative of Vitran or any of the Vitran Subsidiaries has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Vitran or any of the Vitran Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that Vitran or any of the Vitran Subsidiaries has engaged in questionable accounting or auditing practices, which has not been resolved to the satisfaction of the Audit Committee of the directors of Vitran.

(p)	No Prohibited Payments. Neither Vitran, nor any Vitran Subsidiary, nor, to the knowledge of Vitran, any officer, director, Employee, shareholder, agent or other Person acting on behalf of Vitran or any Vitran Subsidiary, (i) has made any Prohibited Payments, (ii) has received any payments, services or gratuities that were not legal to receive or that were not legal for the Person making them to provide, (iii) has engaged in any transactions or made or received payments that were not properly recorded on the accounting books and records of Vitran or any Vitran Subsidiary or properly disclosed on their respective financial statements, or (iv) has maintained any off-book bank or cash account or “slush funds”.

(q)	Books and Records. The corporate records and minute books of Vitran and, since the date each Vitran Subsidiary was acquired or incorporated by Vitran, the corporate records and minute books of the Vitran Subsidiaries have been maintained in accordance with all applicable Laws and are complete and accurate in all material respects. The minute books of Vitran and the Vitran Subsidiaries provided to Purchaser for review are true and complete in all material respects and the minutes and documents contained therein have not been amended or supplemented since the time of such review. Financial books and records and accounts of Vitran and the Vitran Subsidiaries in all material respects (i) have been maintained in accordance with good business practices on a basis consistent with prior years, (ii) are stated in reasonable detail and accurately and fairly reflect the transactions and acquisitions and dispositions of assets of Vitran and the Vitran Subsidiaries, and (iii) accurately and fairly reflect the basis for the consolidated financial statements of Vitran.

(r)

Litigation. As of the date hereof and except as set out in the Vitran Disclosure Letter, there is no complaint, claim, action, suits, audits, grievances, assessments, proceeding or investigation pending or in progress or, to the knowledge of Vitran, threatened against or relating to Vitran or any of the Vitran Subsidiaries or affecting any of their respective properties, permits, licences or assets at law or equity or before any Governmental Entity or before any other Person which, individually or in the aggregate, would prevent or hinder the consummation of the Arrangement and the Transactions contemplated herein or which, individually or in the aggregate, involve the possibility of any judgment or liability which would have a Material Adverse Effect. Except as set out in the Vitran Disclosure Letter, there is no bankruptcy, liquidation, winding-up or other similar proceeding pending or in progress, or, to the knowledge of Vitran, threatened against or relating to Vitran or any of the Vitran Subsidiaries, before any Governmental Entity. Neither Vitran nor any of the Vitran Subsidiaries, nor any of their respective properties or assets is subject to any outstanding judgment, fine, penalty, order, writ, injunction or decree that involves or may involve, or restricts or may restrict, or requires or may require, the expenditure of an amount of money in the aggregate in excess of USD$1,000,000 as a condition to or a necessity for the right or ability of Vitran or any Vitran Subsidiary, to conduct its business in all material respects as it has been carried on prior to the date hereof, or that would materially impede the consummation of the Arrangement and the other Transactions contemplated by this Agreement.

(s)	Insurance. Vitran and the Vitran Subsidiaries maintain policies of insurance in amounts and in respect of such risks as Vitran reasonably has determined to be commercially reasonable having regard to the industries in which Vitran and the Vitran Subsidiaries operate and as required in accordance with their respective licences and permits, and such policies are in full force and effect as of the date hereof and will not be cancelled, revoked or otherwise terminated as a result of the completion of the Arrangement.

(t)	Real Property. Except as disclosed in the Vitran Disclosure Letter, neither Vitran nor any of the Vitran Subsidiaries owns or has agreed to acquire any real property or interest in real property (the real property described therein being referred to as the “Real Property”). Vitran or one or more of the Vitran Subsidiaries is the legal and beneficial owner of all Real Property, have the exclusive right to possess, use and occupy, and have good and marketable title in fee simple to, all the Real Property free and clear of all Encumbrances, other than for the Real Property Encumbrances and for such defects in title or Encumbrances that, individually or in the aggregate, do not have a Material Adverse Effect and, together with the rights of Vitran and the Vitran Subsidiaries in respect of the Leased Real Properties, no other real property rights are necessary for the conduct of the business of Vitran and the Vitran Subsidiaries as currently conducted or contemplated to be conducted. There are no matters affecting the right, title and interest of Vitran or any Vitran Subsidiary in and to any Real Property which, individually or in the aggregate, would materially and adversely affect the ability of Vitran and the Vitran Subsidiaries to carry on business upon the Real Property as it has been carried on in the Ordinary Course and no part of any Real Property is subject to any building or use restriction that restricts or would restrict or prevent the use and operation of the Real Property as it has been used or operated in the Ordinary Course in the past by Vitran and the Vitran Subsidiaries. All buildings, structures, improvements and appurtenances situated on the Real Property are in good operating condition and in a state of good maintenance and repair and are adequate and suitable for the purposes for which they are currently being used, with such exceptions as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Neither Vitran nor any Vitran Subsidiary has: (i) entered into any agreement to sell, transfer, encumber or otherwise dispose of or impair the right, title and interest of Vitran or any Vitran Subsidiary in and to any Real Property; or (ii) received any notification of, and Vitran has no knowledge of, any outstanding or incomplete work orders, deficiency notices or other current non-compliance with applicable Laws relating to any of the Real Property or any portion thereof. The current uses of all Real Property are permitted, in all material respects, under current zoning and land use regulations and applicable Laws and Vitran has no knowledge of any proposed or pending changes to any zoning regulation or official plan affecting any Real Property or of any expropriation or condemnation or similar proceeding pending or threatened against any Real Property. Vitran is not aware of any claim or the basis for any claim that could adversely affect its or any Vitran Subsidiaries’ right to use, transfer or otherwise exploit any Real Property and neither Vitran nor any Vitran Subsidiary has any obligation to pay any material commission, royalty, license fee or similar payment to any Person with respect to the property rights in respect thereof.

(u)

Leased Property. The real property leases entered into by Vitran and the Vitran Subsidiaries listed in the Vitran Disclosure Letter are all of the leases relating to all lands and premises leased by Vitran and the Vitran Subsidiaries (collectively, “Leased Real Properties”) in conducting their respective activities, and are in full force and effect, and Vitran and such Subsidiaries are entitled to all rights and benefits thereunder in accordance with the terms thereof, with such exceptions as would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect. Except as disclosed in the Vitran Disclosure letter, there are no written or oral agreements, leases, undertakings, subleases, licenses, concessions, occupancy agreements or other contracts granting to any other Person the right of use or occupancy of any of the Leased Real Properties (or any portion thereof), and there is no other Person in possession of all or any portion of the Leased Real Properties. Vitran has made available to Purchaser copies of all such leases. Neither Vitran nor any of the Vitran Subsidiaries has received written notice that any party to any such lease intends to cancel, terminate or otherwise modify or not renew such lease, and to the knowledge of Vitran, no such action has been threatened. Neither Vitran nor any of the Vitran Subsidiaries is in default of any of the provisions of any such leases nor has such default been alleged, other than such defaults or alleged defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(v)	Personal Property. Each of Vitran and the Vitran Subsidiaries own all personal property owned by it and used in their respective business as currently conducted and contemplated to be conducted, in each case free and clear of all Encumbrances, other than for the Secured Lender Encumbrances or as would not materially affect the value of such property or interfere with the use made and proposed to be made of such property by Vitran and the Vitran Subsidiaries; and all personal property held under lease by Vitran and the Vitran Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such property by Vitran and the Vitran Subsidiaries and neither Vitran nor any of the Vitran Subsidiaries has received written notice that any party to any such lease intends to cancel, terminate or otherwise modify or not renew such lease, and to the knowledge of Vitran, no such action has been threatened. Neither Vitran nor any of the Vitran Subsidiaries is in default of any of the provisions of any such leases nor has such default been alleged, other than such defaults or alleged defaults that would not, individually or in the aggregate, result in a Material Adverse Effect.

(w)	Condition of Tangible Property. All tangible personal property of Vitran and each Vitran Subsidiary is in generally good repair and is operational and usable in the manner in which it is currently being utilized, subject to normal wear and tear and technical obsolescence, repair or replacement, except for such property whose failure to be in such condition does not have a Material Adverse Effect.

(x)	Environmental. Except as would not individually or in the aggregate have a Material Adverse Effect:

(i)	Neither Vitran nor any of the Vitran Subsidiaries is in violation of, or has violated or has any liability under, any Environmental Law and there are no facts, circumstances or conditions existing, initiated or occurring prior to the Effective Date which could result in liability under any Environmental Laws. Without limiting the generality of the foregoing: (i) there has been no Environmental Condition at, on, under or from any of the properties currently owned, leased or operated by Vitran or any Vitran Subsidiary (including, without limitation, soils and surface and ground waters) during the period of Vitran’s or the applicable Vitran Subsidiary’s ownership, tenancy or operation of such property; (ii) there has been no Environmental Condition at, on, under or from any of the properties formerly owned, leased or operated by Vitran or any Vitran Subsidiary (including, without limitation, soils and surface and ground waters) during the period of Vitran’s or any Vitran Subsidiary’s ownership, tenancy or operation of such property; (iii) none of the real property currently leased or operated by Vitran or any Vitran Subsidiary contains underground improvements, including but not limited to treatment or storage tanks, or underground piping associated with such tanks, used currently or in the past for the management of Contaminants, and no portion of such real property is or has been used as a dump or landfill or consists of or contains filled-in land or wetlands; and (iv) neither PCBs, “toxic mold,” asbestos- containing materials, nor any contamination are present on or in the real property currently owned, operated or leased by Vitran or the Vitran Subsidiaries or the improvements thereon.

(ii)	Neither Vitran nor any Vitran Subsidiary has received any notice, demand, claim or request for information or other written communication alleging that Vitran or any Vitran Subsidiary (i) is actually, potentially or allegedly liable under any Environmental Law for an Environmental Condition, or (ii) may be in violation of or have any liability under any Environmental Law.

(iii)	Vitran and each Vitran Subsidiary are in compliance with the Environmental Approvals held or maintained by Vitran and such Subsidiaries.

(iv)	Neither Vitran nor any of the Vitran Subsidiaries has arranged, by contract, agreement or otherwise, for the transportation, disposal or treatment of Contaminants at any location such that it is or could be liable for Remediation of such location pursuant to Environmental Laws, and no such location, nor any of the real property currently owned, operated, or leased by Vitran or any of the Vitran Subsidiaries is listed on any governmental list or database of properties that may require Remediation.

(y)	Tax Matters. Except as disclosed in the Vitran Disclosure Letter,

(i)	Vitran and the Vitran Subsidiaries have filed or caused to be filed, and will continue to file and cause to be filed, in a timely manner all Tax Returns required to be filed by them (all of which Tax Returns were correct and complete in all material respects and no material fact has been omitted therefrom) and have, in all material respects, paid, collected, withheld or remitted, or caused to be paid, collected, withheld or remitted, all Taxes, including any instalments and prepayments, that are due and payable, collectible and remittable. No extension of time in which to file any Tax Returns is in effect. Vitran has provided adequate accruals in accordance with GAAP in its published consolidated financial statements for any Taxes for the period covered by such financial statements which have not been paid, whether or not shown as being due on any Tax Returns. Since such publication date, no material liability for Taxes not reflected in such consolidated financial statements has been incurred or accrued by Vitran or the Vitran Subsidiaries other than in the ordinary course of business. Vitran and the Vitran Subsidiaries have, in all material respects, made adequate provision or disclosure in its books and records for any Taxes accruing in respect of any period subsequent to the period covered by such financial statements, whether or not shown as being due on any Tax Return. No lien for Taxes has been filed or exists other than for Taxes not yet due and payable.

(ii)	There are no reassessments of Taxes in respect of Vitran or any of the Vitran Subsidiaries that have been issued and are outstanding and there are no outstanding issues which have been raised and communicated to Vitran or any Vitran Subsidiary by any Governmental Entity for any taxation year in respect of which a Tax Return of Vitran or any Vitran Subsidiary has been audited. As of the date hereof, no Governmental Entity has challenged, disputed or questioned Vitran or any Vitran Subsidiary in respect of Taxes or Tax Returns. None of Vitran or any Vitran Subsidiary is negotiating any draft assessment or reassessment with any Governmental Entity. Neither Vitran nor any Vitran Subsidiary has executed or filed with any Governmental Entity any agreement or waiver extending the period for assessment, reassessment or collection of any Taxes. No audit of Vitran or any Vitran Subsidiary by any Governmental Entity is in process or, to the knowledge of Vitran, pending.

(iii)	Vitran and each Vitran Subsidiary has withheld from each payment made to any of its present or former Employees, officers and directors, and to all other Persons all material amounts required by law to be withheld, and furthermore, has remitted such withheld amounts within the prescribed periods to the appropriate Governmental Entity. Vitran and each Vitran Subsidiary has remitted all applicable pension plan contributions, employment insurance premiums, employer health taxes and other Taxes payable by it in respect of its Employees and has remitted such amounts to the proper Governmental Entity within the time required under applicable Law. Vitran and each Vitran Subsidiary has, in all material respects, charged, collected and remitted on a timely basis all Taxes as required under applicable Law on any sale, supply or delivery whatsoever, made by them.

(iv)	All Taxes, local improvements, utilities and any and all other payments to or assessments of any Governmental Entity having jurisdiction in respect of any Real Property have been paid or made, or accrued for.

(v)	Neither Vitran nor any Vitran Subsidiary is party to any tax sharing, tax indemnity or tax allocation agreement or arrangement.

(vi)	Neither Vitran nor any Vitran Subsidiary has acquired property from a non-arm’s length Person which could subject it to a liability under section 160 of the Tax Act or comparable provisions of any applicable tax Laws.

(vii)	No claim has ever been made by any Governmental Entity in a jurisdiction where either Vitran or any Vitran Subsidiary do not file Tax Returns that Vitran or any Vitran Subsidiary is or may be subject to Taxes or is required to file Tax Returns in that jurisdiction.

(viii)	To the knowledge of Vitran, there are no circumstances existing which could reasonably be expected to result in an assessment of Vitran or any Vitran Subsidiary on the basis of sections 78 or 80 to 80.04 of the Tax Act or comparable provisions of any applicable tax Laws.

(ix)	Vitran has provided to Purchaser true, correct and complete copies of (a) all Tax Returns relating to Taxes for any taxable period beginning within five years prior to the date hereof; and (b) material portions of any income tax audit reports, statement of deficiencies, closing or other agreements received by Vitran or any Vitran Subsidiary relating to Taxes for any taxable period beginning within five years prior to the date hereof.

(x)	Neither Vitran nor any Vitran Subsidiary has made an “excessive eligible dividend designation” as defined in subsection 89(1) of the Tax Act in respect of any dividend paid, or deemed by any provision of the Tax Act to have been paid on any class of shares of its capital.

(xi)	Vitran and each Vitran Subsidiary has prepared all transfer pricing documentation required under subsection 247(4) of the Tax Act and has otherwise complied with the transfer pricing rules contained in section 247 of the Tax Act.

(z)	Employee Plans.

(i)	Disclosed in the Vitran Disclosure Letter are all material written employee benefit, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, tax equalization, executive compensation, current or deferred compensation, incentive compensation, stock compensation, stock purchase, stock option, stock appreciation, phantom stock option, savings, severance or termination pay, retirement, supplementary retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance (whether insured or self-insured) plan, program, agreement or arrangement, including any such plans which are sponsored or maintained by any Governmental Entity sponsored, maintained or contributed to or required to be contributed to by Vitran or any of the Vitran Subsidiaries for the benefit of its Employees or former Employees and their dependents or beneficiaries to which Vitran or any of the Vitran Subsidiaries participates or has any actual or potential liability or obligations, other than plans established pursuant to statute (collectively the “Employee Plans”).

(ii)	Vitran has made available to Purchaser copies of all Employee Plans and all booklets and manuals prepared for, and circulated to, the Employees and their beneficiaries concerning each Employee Plan, together with copies of all written communications of a general nature provided to such Employees and their beneficiaries, describing the benefits provided under each such Employee Plan referred to therein.

(iii)	All of the Employee Plans have, in all material respects, been established, registered, qualified, funded, invested and administered in accordance with, and are in good standing under, all Laws, the terms of such Employee Plans and with all understandings, written or oral, between Vitran, the Vitran Subsidiaries and the Employees or former Employees.

(iv)	No material amendments have been made to any Employee Plan and no improvements to any Employee Plan have been promised and no amendments or improvements to any Employee Plan will be made or promised by Vitran or any of the Vitran Subsidiaries prior to the Effective Date.

(v)	No changes have occurred to the Employee Plans or are expected to occur which would materially affect the actuarial reports or any of the financial information relevant to Vitran or the Vitran Subsidiaries.

(vi)	None of the Employee Plans provides post-retirement benefits to or in respect of the Employees or any former Employees or to or in respect of the beneficiaries of such Employees and former Employees.

(vii)	All data necessary to administer each Employee Plan is in the possession of Vitran and is in a form sufficient for the proper administration, in all material respects, of each Employee Plan.

(viii)	Vitran and/or the Vitran Subsidiaries may unilaterally amend, modify, vary, revise, revoke, or terminate, in whole or in part, each Employee Plan, subject only to approvals required by Laws.

(ix)	All contributions or premiums required to be made by Vitran or any Vitran Subsidiary under the terms of each Employee Plan or by Laws have been made, in all material respects, in a timely fashion in accordance with Laws and the terms of the Employee Plans, and neither Vitran nor any Vitran Subsidiary has, and as of the Effective Date will not have, any actual or potential material unfunded liabilities (other than liabilities accruing after the Effective Date) with respect to any of the Employee Plans. All liabilities of Vitran or any Vitran Subsidiary (whether accrued, absolute, contingent or otherwise) related to all Employee Plans have, in all material respects, been disclosed in accordance with GAAP in the financial statements of Vitran.

(x)	As of the date hereof, no Employee Plan, nor any related trust or other funding medium thereunder, is subject to any pending, threatened or anticipated investigation, examination or other legal proceeding, initiated by any Governmental Entity or by any other Person (other than routine claims for benefits) which would, if not decided in Vitran’s favour, individually or in the aggregate, have Material Adverse Effect.

(xi)	There have been no withdrawals, applications or transfers of assets from any Employee Plan or the trusts or other funding media relating thereto except in accordance with the terms of such Employee Plan, Laws and all applicable agreements.

(xii)	Except as disclosed in the Vitran Disclosure Letter, the execution of this Agreement and the completion of the Arrangement and the other Transactions contemplated hereby will not (either alone or in conjunction with any additional or subsequent events) constitute an event under any Employee Plan that will or may result in any material payment (whether of severance pay or otherwise), acceleration of payment or vesting of benefits, forgiveness of indebtedness, vesting, distribution, restriction on funds, increase in benefits or obligation to fund benefits with respect to any Employee.

(xiii)	There exists no liability in connection with any former benefit plan relating to the Employees or former Employees of Vitran or any Vitran Subsidiary or their beneficiaries that has terminated, and all procedures for termination of each such former benefit plan have been, in all material respects, properly followed in accordance with the terms of such former benefit plans and Laws.

(aa)	Reporting and Other Status. Vitran has a class of securities registered pursuant to Section 12(b) of the Exchange Act and is a reporting issuer or its equivalent in each of the provinces of Canada and is not a reporting issuer in any other jurisdiction of Canada or the equivalent of a reporting issuer in any other foreign jurisdiction. The Common Shares are listed on each of the Exchanges and no other securities of Vitran are listed on either of the Exchanges. No securities of Vitran are listed or quoted for trading on any stock exchange or quotation system other than the Exchanges. To the knowledge of Vitran and as at the date hereof, the level of ownership by registered holders of Common Shares resident in the United States is at least 50% of the outstanding Common Shares.

(bb)	Reports. Vitran has filed (including, as applicable, on SEDAR or EDGAR) or furnished, as applicable, with the Securities Authorities, stock exchanges and all applicable self-regulatory authorities all forms, reports, schedules, statements, certifications, material change reports and other documents required to be filed or furnished by it (such forms, reports, schedules, statements, certifications and other documents, including any financial statements or other documents, including any schedules included therein, are referred to as the “Vitran Documents”). The Vitran Documents, at the time filed or furnished, (a) did not contain any misrepresentation (as defined in the Securities Act (Ontario)) and (b) complied with the requirements of applicable securities Laws and the rules, policies and instruments of all Securities Authorities and stock exchanges having jurisdiction over Vitran, except where such non-compliance would not, individually or in the aggregate, have a Material Adverse Effect. As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment) the Vitran Documents filed or furnished did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Vitran has not filed any confidential material change or other report or other document with any Securities Authorities or stock exchange or other self-regulatory authority which at the date hereof remains confidential.

(cc)	Compliance with Laws and Exchange Requirements. Vitran and the Vitran Subsidiaries (A) have complied with and are not in violation of any applicable Laws other than non-compliance or violation which would not, individually or in the aggregate, have a Material Adverse Effect; and (B) have complied and are in compliance with any applicable listing and corporate governance rules and regulations of each of the Exchanges other than non-compliance which would not, individually or in the aggregate, have a Material Adverse Effect. Neither Vitran nor any Vitran Subsidiary has received any notice of any alleged violation of applicable Laws or the listing and corporate governance rules and regulations of either of the Exchanges other than which such violation would not, individually or in the aggregate, result in a Material Adverse Effect.

(dd)	No Cease Trade. No securities of Vitran are subject to any cease trade or other order, ruling or determination of any applicable stock exchange or Securities Authority and, to the knowledge of Vitran, no investigation or other proceedings involving Vitran which may operate to prevent or restrict trading of any securities of Vitran are currently in progress or pending before any applicable stock exchange or Securities Authority.

(ee)	No Option on Assets. No Person has any agreement or option or any right or privilege capable of becoming an agreement or option for the purchase from Vitran or any Vitran Subsidiary of any of the assets owned by Vitran or any Vitran Subsidiary and none of the properties or assets owned by Vitran or any Vitran Subsidiary are subject to any right of first refusal, or purchase or other similar acquisition rights.

(ff)

Material Contracts. Vitran has provided to or made available to Purchaser copies of all contracts, leases, instruments, notes, bonds, debentures, agreements, arrangements or understandings to which Vitran or any Vitran Subsidiary is a party or under which Vitran or any Vitran Subsidiary is bound which is material to the conduct of the business and affairs of Vitran and the Vitran Subsidiaries (collectively, the “Vitran Material Contracts”). Other than the Vitran Material Contracts, there are no other contracts, leases, instruments, notes, bonds, debentures, agreements, arrangements or understandings material to the conduct of the business of Vitran and the Vitran Subsidiaries that if breached or in default would, either individually or in the aggregate, have a Material Adverse Effect, and, except as disclosed in the Vitran Disclosure Letter, there are no current or pending negotiations with respect to the renewal, termination or amendment of any of the Vitran Material Contracts. Each of Vitran and the Vitran Subsidiaries have performed all respective obligations required to be performed by them to date under the Vitran Material Contracts, except where such non-performance, individually or in the aggregate, would have a Material Adverse Effect. Neither Vitran nor any Vitran Subsidiary is in breach or default under any Vitran Material Contract to which it is a party or bound, nor does Vitran have knowledge of any condition that with the passage of time or the giving of notice or both would result in such a breach or default, except in each case where any such breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect. Neither Vitran nor any Vitran Subsidiary knows of, or has received written notice of, any breach or default under (nor, to the knowledge of Vitran, does there exist any condition which with the passage of time or the giving of notice or both would result in such a breach or default under) any such Vitran Material Contract by any other party thereto except where any such violation or default would not, individually or in the aggregate, have a Material Adverse Effect. All of the Vitran Material Contracts are legal, valid, binding and in full force and effect and are enforceable by Vitran or the applicable Vitran Subsidiary, as the case may be, in accordance with their respective terms (subject to bankruptcy, insolvency and other Laws affecting creditors’ rights generally, and to general principles of equity).

(gg)	Certain Contracts. Except as disclosed in the Vitran Disclosure Letter, neither Vitran nor any of the Vitran Subsidiaries is a party to or bound by any non- competition agreement or any other agreement, obligation, judgment, injunction, order or decree which purports to (i) limit the manner or the localities in which the business of Vitran or the Vitran Subsidiaries are conducted, (ii) limit any business practice of Vitran or any Vitran Subsidiary in any material respect, or (iii) restrict any acquisition or disposition of any property by Vitran or any Vitran Subsidiary.

(hh)	Financial Advisors. Except as disclosed in the Vitran Disclosure Letter, Vitran has not agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or the Arrangement or any other Transaction contemplated hereby. Vitran has delivered to Purchaser a true, correct and complete copy of all of its agreements with any financial advisor, broker, agent or finder disclosed in the Vitran Disclosure Letter.

(ii)	MI 61-101. The Arrangement and the other Transactions contemplated in this Agreement do not require Vitran to obtain a formal valuation pursuant to the MI 61-101. There is no “related party” (as defined in the MI 61-101) of Vitran entitled to receive directly or indirectly a “collateral benefit” (as defined in the MI 61-101) as a consequence of the Arrangement or the other Transactions contemplated in this Agreement.

SCHEDULE B

Representations and Warranties of Purchaser and Parent

Purchaser represents and warrants to and in favour of Vitran as follows:

(a)	Organization. Each of Purchaser and Parent has been incorporated and is validly subsisting under the Laws of the jurisdiction in which it was incorporated and each has full corporate and legal power and authority to own its property and assets and to conduct its business as currently owned and conducted. Each of Purchaser and Parent is registered, licensed or otherwise qualified as an extra-provincial corporation or a foreign corporation in each jurisdiction where the nature of the business or the location or character of the property and assets owned or leased by it requires it to be so registered, licensed or otherwise qualified, other than those jurisdictions where the failure to be so registered, licensed or otherwise qualified would not be material to Purchaser or Parent, as applicable.

(b)	Authority. Each of Purchaser and Parent has all necessary power, authority and capacity to enter into this Agreement and all other agreements and instruments to be executed by Purchaser and Parent, as contemplated by this Agreement, and to perform its obligations hereunder and under such other agreements and instruments, as applicable. The execution and delivery of this Agreement by each of Purchaser and Parent and the completion by Purchaser and Parent of the Arrangement and the other Transactions contemplated by this Agreement have been authorized by the respective directors of Purchaser and Parent, and no other corporate proceedings (including shareholders meetings) on the part of Purchaser or Parent are necessary to authorize this Agreement or to complete the Arrangement and the other Transactions contemplated hereby. This Agreement has been executed and delivered by each of Purchaser and Parent and constitutes, a legal, valid and binding obligation of each of Purchaser and Parent, enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other applicable Laws relating to or affecting creditors’ rights generally, and to general principles of equity. The execution and delivery by each of Purchaser and Parent of this Agreement and the performance by each of them of their respective obligations hereunder and the completion of the Arrangement and the other Transactions contemplated hereby, do not and will not:

(i)	result in a violation, contravention or breach of, require any consent to be obtained or notice under, constitute a default or give rise to any termination rights under any provision of,

(A)	the articles or by-laws of Purchaser or Parent,

(B)	except for the consents, waivers, permits, exemptions, orders or approvals of, and any registrations and filings with, any Governmental Entity contemplated in Section 9(d), any applicable Laws, or

(C)	any note, bond, mortgage, indenture, loan agreement, deed of trust agreement, contract, agreement, licence or permit to which Purchaser or Parent is bound or is subject to or of which Purchaser or Parent is the beneficiary, except where such violation, contravention or breach, or failure to obtain consent or provide notice would not have a material impact on the ability of Purchaser or Parent to complete the Arrangement and the other Transactions contemplated herein.

(c)

Governmental Authorizations. No consent, approval, order or authorization of, or declaration or filing with, or waiver of any right of, any Governmental Entity or other Person is required to be obtained or made by Purchaser or Parent in connection with the execution and delivery of this Agreement or the consummation by each of Purchaser and Parent, as applicable, of the Arrangement and the other Transactions contemplated hereby other than (i) any approvals required pursuant to the Interim Order or the Final Order, (ii) the Competition Act Approval, (iii) the Transportation Act Approval, (iv) approvals under the HSR, as applicable; (v) approvals that may be required under applicable securities Laws; and (vi) any other consent, waiver, permit, order or approval which if not obtained, would not have a material impact on the ability of Purchaser or Parent, as applicable, to complete the Arrangement or any other Transaction contemplated herein.

(d)	Directors’ Approvals. The respective directors of Purchaser and Parent have unanimously authorized the entering into of this Agreement and the performance by each of Purchaser and Parent of its obligations hereunder.

(e)	Investment Canada. Purchaser is not a “non-Canadian” within the meaning of the Investment Canada Act (Canada).

(f)	Residency. Purchaser is not a “non-resident” within the meaning of the Tax Act.

(g)	Funds Available. Purchaser has sufficient funds, or adequate arrangements for financing are in place to ensure that it will have sufficient funds, to pay the aggregate Consideration under the Arrangement as provided for in this Agreement.

(h)	Ownership of Vitran Shares. Other than 3,278,232 Common Shares, none of Purchaser, Parent or their Affiliates beneficially owns any Common Shares or securities convertible or exchangeable for Common Shares.

(i)	US Securities Law Compliance.

(i)	Purchaser does not have, nor is it required to have, any class of securities registered under the U.S. Exchange Act, nor is Purchaser subject to any reporting obligation (whether active or suspended) pursuant to the Exchange Act.

(ii)	Purchaser is not, and has never been, an investment company registered or required to be registered under the Investment Company Act of 1940 of the United States of America, as amended.

APPENDIX “C”

FAIRNESS OPINION OF STEPHENS INC.

December 30, 2013

Board of Directors

Vitran Corporation Inc.

185 The West Mall, Suite 701

Toronto, Ontario, M9C 5L5

Gentlemen:

We have acted as your financial advisor in connection with the acquisition (the “Transaction”) of Vitran Corporation Inc., a corporation incorporated under the laws of Ontario (the “Company”), by TransForce Inc., a corporation incorporated under the federal laws of Canada, and/or one or more of its affiliates (collectively, the “Purchaser”). The terms and conditions of the Transaction are set forth in the Arrangement Agreement, dated as of December 30, 2013 (the “Agreement”) by and between the Company and the Purchaser. We understand that under the Agreement each outstanding common share of the Company, except for canceled and dissenting shares (the “Common Shares”), will be converted into the right to receive $6.50 USD per share in cash, without interest.

You have requested our opinion as to whether the Transaction is fair to the Company’s shareholders from a financial point of view. For purposes of this letter, the ‘shareholders’ of the Company means the holders of Common Shares, other than the Purchaser and the directors, officers, managers and affiliates of the Purchaser.

In connection with rendering our opinion we have:

(i)	reviewed and analyzed certain publicly available financial statements and reports regarding the Company;

(ii)	reviewed and analyzed certain internal financial statements and other financial and operating data (including financial forecasts for fiscal years 2013-2018) concerning the Company prepared by the management of the Company;

(iii)	reviewed the reported prices and trading activity for the Common Shares;

(iv)	compared the financial performance of the Company and the prices and trading activity of the Common Shares with that of certain other publicly-traded companies that we deemed relevant and their securities;

(v)	reviewed the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vi)	reviewed the forecasted potential future cash flows of the Company;

(vii)	reviewed the most recent draft provided to us of the Agreement and related documents;

(viii)	discussed with management of the Company the operations of and future business prospects for the Company;

(ix)	assisted in your deliberations regarding the material terms of the Transaction and your negotiations with the Purchaser; and

(x)	performed such other analyses and provided such other services as we have deemed appropriate.

We have relied on the accuracy and completeness of the information and financial data provided to us by the Company and of the other information reviewed by us in connection with the preparation of our opinion, and our opinion is based upon such information. We have not assumed any responsibility for independent verification of the accuracy or completeness of any of such information or financial data. The management of the Company has assured us that they are not aware of any relevant information that has been omitted or remains undisclosed to us. We have not assumed any responsibility for making or undertaking an independent evaluation or appraisal of any of the assets or liabilities of the Company, and we have not been furnished with any such evaluations or appraisals; nor have we evaluated the solvency or fair value of the Company or any other participant in the Transaction under any laws relating to bankruptcy, insolvency or similar matters. We have not assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. With respect to the financial forecasts prepared by the management of the Company, we have assumed that such financial forecasts have been reasonably prepared and reflect the best currently available estimates and judgments of the management of the Company as to the future financial performance of the Company and that the financial results reflected by such projections will be realized as predicted. We have also assumed that the representations and warranties contained in the Agreement and all related documents are true, correct and complete in all material respects.

As part of our investment banking business, we regularly issue fairness opinions and are continually engaged in the valuation of companies and their securities in connection with business reorganizations, private placements, negotiated underwritings, mergers and acquisitions and valuations for estate, corporate and other purposes. We are familiar with the Company and have provided investment banking services to the Company in the past, and our firm issues periodic research reports regarding the Company’s business activities and prospects. During the two years preceding the date of this letter, we have received fees for providing investment banking services to the Company in connection with its disposition of its U.S. LTL business entities earlier this year. We serve as financial adviser to the Board of Directors of the Company in connection with the Transaction, and we are entitled to receive from the Company reimbursement of our expenses and a fee for our services as financial adviser to the Company, a significant portion of which is contingent upon the consummation of the Transaction. We are also entitled to receive a fee from the Company for providing our fairness opinion to the Company, which fee is not contingent upon consummation of the Transaction. The Company has also agreed to indemnify us for certain liabilities arising out of our engagement, including certain liabilities that could arise out of our providing this opinion letter. Stephens expects to pursue future investment banking services assignments from participants in this Transaction. In the ordinary course of business, Stephens Inc. and its affiliates at any time may hold long or short positions, and may trade or otherwise effect transactions as principal or for the accounts of customers, in debt or equity securities or options on securities of the Company or of any other participant in the Transaction.

We are not legal, accounting, regulatory or tax experts and have relied solely, and without independent verification, on the assessments of the Company and its other advisors with respect to such matters. We have assumed, with your consent, that the Transaction will not result in any materially adverse legal, regulatory, accounting or tax consequences for the shareholders of the Company.

Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on, and on the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion. We have assumed that the Transaction will be consummated on the terms of the latest draft of the Agreement provided to us, without material waiver or modification. We have assumed that in the course of obtaining the necessary regulatory, lending or other consents or approvals (contractual or otherwise) for the Transaction, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that would have a material adverse effect on the contemplated benefits of the Transaction to the shareholders of the Company. We are not expressing any opinion herein as to the price at which the Common Shares or any other securities of the Company will trade following the announcement of the Transaction.

This opinion is for the use and benefit of the Board of Directors of the Company for the purposes of its evaluation of the Transaction. This opinion is not intended to confer any rights or remedies upon any other person. Our opinion does not address the merits of the underlying decision by the Company to engage in the Transaction, the merits of the Transaction as compared to other alternatives potentially available to the Company or the relative effects of any alternative transaction in which the Company might engage, nor is it intended to be a recommendation to any person as to how to vote in connection with the Transaction. In addition, except as explicitly set forth in this letter, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company other than the shareholders of the Common Shares. We have not been asked to express any opinion, and do not express any opinion, as to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or to any group of such officers, directors or employees, relative to the compensation to other shareholders of the Company. Our fairness opinion committee has approved the opinion set forth in this letter. Neither this opinion nor its substance may be disclosed by you to anyone other than your advisors without our written permission, except that this opinion and a summary discussion of our underlying analyses and role as financial adviser to the Company may be included in communications to shareholders of the Company and in any materials required to be filed by the Company with the U.S. Securities and Exchange Commission or with the Ontario Securities Commission or other securities regulatory authority, provided that this opinion letter is attached thereto in its entirety and that we approve of the content of such disclosures prior to any filing, distribution or publication of such shareholder communications or other materials.

Based on the foregoing and our general experience as investment bankers, and subject to the assumptions and qualifications stated herein, we are of the opinion on the date hereof that the consideration to be received by the shareholders of the Company in the Transaction is fair to them from a financial point of view.

Very truly yours,

(Signed) “Stephens Inc.”

(STEPHENS INC.)

APPENDIX “D”

COURT MATERIALS

Court File No. CV-14-10423-00CL

ONTARIO

SUPERIOR COURT OF JUSTICE

COMMERCIAL LIST

B E T W E E N :

VITRAN CORPORATION INC.

Applicant

IN THE MATTER OF AN APPLICATION BY VITRAN CORPORATION INC. UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, Ch. B.16, AS AMENDED

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF VITRAN CORPORATION INC. INVOLVING ITS SHAREHOLDERS AND 2400520 ONTARIO INC.

NOTICE OF APPLICATION

TO THE RESPONDENT:

A LEGAL PROCEEDING HAS BEEN COMMENCED by the applicant. The claim made by the applicant appears on the following page.

THIS APPLICATION will come on for a hearing on March 6, 2014 at 10:00 a. m. or as soon after that time as the Application can be heard, at 330 University Ave., Toronto, Ontario.

IF YOU WISH TO OPPOSE THIS APPLICATION, to receive notice of any step in the application or to be served with any documents in the application, you or an Ontario lawyer acting for you must forthwith prepare a notice of appearance in Form 38A prescribed by the Rules of Civil Procedure, serve it on the applicant’s lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in this court office, and you or your lawyer must appear at the hearing.

IF YOU WISH TO PRESENT AFFIDAVIT OR OTHER DOCUMENTARY EVIDENCE TO THE COURT OR TO EXAMINE OR CROSS-EXAMINE WITNESSES ON THE APPLICATION, you or your lawyer must, in addition to serving your notice of appearance, serve a copy of the evidence on the applicant’s lawyer or, where the applicant does not have a lawyer, serve it on the applicant, and file it, with proof of service, in the court office where the application is to be heard as soon as possible, but at least four days before the hearing.

IF YOU FAIL TO APPEAR AT THE HEARING, JUDGMENT MAY BE GIVEN IN YOUR ABSENCE AND WITHOUT FURTHER NOTICE TO YOU. IF YOU WISH TO OPPOSE THIS APPLICATION BUT ARE UNABLE TO PAY LEGAL FEES, LEGAL AID MAY BE AVAILABLE TO YOU BY CONTACTING A LOCAL LEGAL AID OFFICE.

Date January 27th, 2014	Issued by	/s/ Natasha Brown
Local registrar Natasha Brown Local Registrar

	Address of court office	330 University Ave. Toronto, ON M5J 1R7

TO:	ALL HOLDERS OF COMMON SHARES, OPTIONS AND DEFERRED STOCK UNITS OF VITRAN CORPORATION INC. AS AT JANUARY 29, 2014

AND TO:	THE DIRECTORS OF THE APPLICANT

AND TO:	KPMG LLP

Bay Adelaide Centre

333 Bay Street, Suite 4600

Toronto, Ontario M5H 2S5

AND TO:	HEENAN BLAIKIE LLP

Bay Adelaide Centre

P.O. Box 2900

333 Bay Street, Suite 2900

Toronto, Ontario M5H 2T4

George Karayannides LSUC#: 25845O

Mark Hines LSUC#:58927Q

Tel:(416) 360-3521 / (416) 643-6967

Fax: (416) 360-8425

Lawyers for 2400520 Ontario Inc.

APPLICATION

1.	The applicant, Vitran Corporation Inc. (“Vitran”), makes an application for:

(a)

An interim order (the “Interim Order”) for advice and directions under section 182(5) of the Business Corporations Act (Ontario), R.S.O. 1990, Ch. B.16, as amended (the “OBCA”) with respect to calling, holding and conducting a special meeting (the “Meeting”) of the holders of common shares (“Common Shares”) of Vitran to consider, among other things, a plan of arrangement involving Vitran;

(b)	An order pursuant to section 182 of the OBCA approving the Arrangement; and

(c)	Such further and other relief as counsel may advise and this Court may permit.

2.	The grounds for the application are:

(a)	Vitran is a corporation existing under the OBCA;

(b)	Vitran, through its wholly-owned subsidiaries, is a group of transportation companies offering national, regional, expedited and transborder less-than-truckload services throughout Canada;

(c)

The Vitran Board of Directors has unanimously determined that the arrangement (the “Arrangement”) contemplated in the arrangement agreement (the “Agreement”) with TransForce Inc. (“TransForce” or the “Parent”) and 2400520 Ontario Inc. (the “Purchaser”), the purchaser under the Agreement and an indirect wholly-owned subsidiary of TransForce, which is the subject of the within application, is in the best interests of Vitran, that the consideration to be paid to Shareholders (other than the Purchaser and its affiliates) pursuant to the Arrangement is fair, from a financial point of view, to such Shareholders, and has resolved unanimously to recommend that the Shareholders vote in favour of the Arrangement;

(d)

If the Arrangement is approved by resolution of the requisite majority of Shareholders and all of the other conditions to closing of the Arrangement are satisfied or waived, the Purchaser will acquire all of the outstanding Common Shares, other than those held by the Purchaser and any affiliate of the Purchaser, at a cash price per common share of USD$6.50 (the “Consideration”), with holders of outstanding Vitran options (“Vitran Options”) that have an exercise price less than the amount of the Consideration receiving an amount per Vitran Option equal to the difference between the Consideration and the exercise price in respect of such Vitran Options (less applicable withholdings) and holders of Vitran deferred share units (“Vitran DSUs”) receiving an amount per Vitran DSU equal to the Consideration (less applicable withholdings).

(e)	Implementation of the Arrangement requires this Court to approve the Arrangement pursuant to section 182(5) of the OBCA;

(f)	Under Article 3 of the Arrangement, Shareholders may exercise rights of dissent in accordance with section 185 of the OBCA, as varied by the Interim Order and the Arrangement;

(g)	All preconditions to the approval of the Arrangement by the Court will have been satisfied;

(h)	All statutory requirements under the OBCA and any interim Order have been or will be satisfied by the return date of this Application;

(i)	Section 182 of the OBCA;

(j)	Rules 14.05(2), 14.05(3), 17 and 38 of the Rules of Civil Procedure; and

(k)	Such further and other grounds as counsel may advise and this Court may permit.

3.          The following documentary evidence will be used at the hearing of the application:

(a)	Such Interim Order as may be granted by this Court;

(b)	The Affidavit of William S. Deluce sworn January 28, 2014;

(c)	A further or supplementary Affidavit to be sworn, on behalf of Vitran, reporting as to compliance with any Interim Order and the results of the meeting; and

(d)	Such further and other materials as this Court may permit.

January 27th, 2014	MCMILLAN LLP Brookfield Place 181 Bay Street, Suite 4400 Toronto, ON, M5J 2T3 Brett Harrison LSUC#: 44336A Tel: 416-865-7932 Fax: 416-865-7048 Lawyers for Vitran Corporation Inc.

IN THE MATTER OF AN APPLICATION BY VITRAN CORPORATION INC. UNDER SECTION 182 OF

THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, Ch. B.16, AS AMENDED

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF VITRAN CORPORATION INC.

INVOLVING ITS SHAREHOLDERS AND 2400520 ONTARIO INC.

Court File No: CV-14-10423-00CL

ONTARIO SUPERIOR COURT OF JUSTICE Proceeding commenced at Toronto

NOTICE OF APPLICATION

MCMILLAN LLP Brookfield Place 181 Bay Street, Suite 4400 Toronto, ON, M5J 2T3 Brett Harrison LSUC#: 44336A Tel: 416-865-7932 Fax: 416-865-7048 Lawyers for Vitran Corporation Inc.

Court File No. CV-14-10423-00CL

ONTARIO SUPERIOR COURT OF JUSTICE COMMERCIAL LIST

THE HONOURABLE	) ) )	MONDAY, THE 3RD DAY OF FEBRUARY, 2014

VITRAN CORPORATION INC.

Applicant

IN THE MATTER OF AN APPLICATION BY VITRAN CORPORATION INC. UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, Ch. B.16, AS AMENDED

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF VITRAN CORPORATION INC. INVOLVING ITS SHAREHOLDERS AND 2400520 ONTARIO INC.

INTERIM ORDER

THIS MOTION made by the Applicant, Vitran Corporation Inc. (“Vitran”), for an interim order for advice and directions pursuant to section 182 of the Business Corporations Act (Ontario), R.S.O. 1990, Ch. B.16 (the “OBCA”), was heard this day at 330 University Avenue, Toronto, Ontario.

ON READING the Notice of Motion, the Notice of Application issued on January 27, 2014 and the Affidavit of William S. Deluce sworn January 28, 2014 (the “Deluce Affidavit”), including the Plan of Arrangement, which is attached as Exhibit I to Exhibit “A” to the Deluce Affidavit, and the draft management information circular (the “Circular”), which is attached as Exhibit “B” to the Deluce Affidavit, and on hearing the submissions of counsel for Vitran and counsel for 2400520 Ontario Inc. (the “Purchaser”), an indirect wholly-owned subsidiary of TransForce Inc. (“TransForce” or the “Parent”).

Definitions

1.          THIS COURT ORDERS that all definitions used in this Interim Order shall have the meaning ascribed thereto in the Circular or otherwise as specifically defined herein.

The Meeting

2.          THIS COURT ORDERS that Vitran is permitted to call, hold and conduct a special meeting (the “Meeting”) of the holders of voting common shares (the “Shareholders”) in the capital of Vitran to be held at the offices of McMillan LLP, Brookfield Place, 181 Bay Street, Suite 4400, Toronto, Ontario M5J 2T3 on Wednesday, March 5, 2014, 10:00 a.m. (Toronto time) in order for the Shareholders to consider and, if determined advisable, pass a special resolution authorizing, adopting and approving, with or without variation, the Arrangement (the “Arrangement Resolution”).

3.          THIS COURT ORDERS that the Meeting shall be called, held and conducted in accordance with the OBCA, the notice of meeting of Shareholders, which accompanies the Circular (the “Notice of Meeting”) and the articles and by-laws of Vitran, subject to what may be provided hereafter and subject to further order of this Court.

4.          THIS COURT ORDERS that the record date (the “Record Date”) for determination of the shareholders entitled to notice of, and to vote at, the Meeting shall be January 29, 2014 and that the Record Date shall not change in respect of any adjournment(s) or postponement(s) of the Meeting.

5.          THIS COURT ORDERS that the only persons entitled to attend or speak at the Meeting shall be:

a)	the Shareholders or their respective proxyholders;

b)	the officers, directors, auditors and advisors of Vitran;

c)	the holders of Vitran Incentive Units;

d)	representatives and advisors of the Purchaser and TransForce; and

e)	other persons who may receive the permission of the Chair of the Meeting.

6.          THIS COURT ORDERS that Vitran may transact such other business at the Meeting as is contemplated in the Circular, or as may otherwise be properly before the Meeting.

Quorum

7.          THIS COURT ORDERS that the Chair of the Meeting shall be determined by Vitran and that the quorum at the Meeting shall be a minimum of two persons present in person at the opening of the Meeting, each being a Shareholder entitled to vote at the Meeting or a duly appointed proxy holder or representative for a Shareholder so entitled, holding or representing by proxy at least one-third of the Common Shares entitled to be voted at the Meeting.

Amendments to the Arrangement and Plan of Arrangement

8.          THIS COURT ORDERS that Vitran is authorized to make, subject to the terms of the Arrangement Agreement, and paragraph 9, below, such amendments, modifications or supplements to the Arrangement and the Plan of Arrangement as it may determine without any additional notice to the Shareholders, or others entitled to receive notice under paragraphs 12 and 13 hereof and the Arrangement and Plan of Arrangement, as so amended, modified or supplemented shall be the Arrangement and Plan of Arrangement to be submitted to the Shareholders at the Meeting and shall be the subject of the Arrangement Resolution. Amendments, modifications or supplements may be made following the Meeting, but shall be subject to review and, if appropriate, further direction by this Court at the hearing for the final approval of the Arrangement.

9.        THIS COURT ORDERS that, if any amendments, modifications or supplements to the Arrangement or Plan of Arrangement as referred to in paragraph 8, above, would, if disclosed, reasonably be expected to affect a Shareholder’s decision to vote for or against the Arrangement Resolution, notice of such amendment, modification or supplement shall be distributed, subject to further order of this Court, by press release, newspaper advertisement, prepaid ordinary mail, or by the method most reasonably practicable in the circumstances, as Vitran may determine.

Amendments to the Circular

10.        THIS COURT ORDERS that Vitran is authorized to make such amendments, revisions and/or supplements to the draft Circular as it may determine and the Circular, as so amended, revised and/or supplemental, shall be the Circular to be distributed in accordance with paragraphs 12 and 13.

Adjournments and Postponements

11.        THIS COURT ORDERS that Vitran, if it deems advisable and subject to the terms of the Arrangement Agreement, is specifically authorized to adjourn or postpone the Meeting on one or more occasions, without the necessity of first convening the Meeting or first obtaining any vote of the Shareholders respecting the adjournment or postponement, and notice of any such adjournment or postponement shall be given by such method as Vitran may determine is appropriate in the circumstances. This provision shall not limit the authority of the Chair of the Meeting in respect of adjournments and postponements.

Notice of Meeting

12.          THIS COURT ORDERS that, in order to effect notice of the Meeting, Vitran shall send the Circular (including the Notice of Application, and this Interim Order), the Notice of Meeting, the form of proxy and the letter of transmittal, along with such amendments or additional documents as Vitran may determine are necessary or desirable and are not inconsistent with the terms of this Interim Order (collectively, the “Meeting Materials”), to the following:

a)

the registered Shareholders at the close of business on the Record Date, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting, by one or more of the following methods:

i)

by pre-paid ordinary or first class mail at the addresses of the Shareholders as they appear on the books and records of Vitran, or its registrar and transfer agent, at the close of business on the Record Date and if no address is shown therein, then the last address of the person known to the Corporate Secretary of Vitran;

ii)	by delivery, in person or by recognized courier service or inter-office mail, to the address specified in (i) above; or

iii)

by facsimile or electronic transmission to any Shareholder, who is identified to the satisfaction of Vitran, who requests such transmission in writing and, if required by Vitran, who is prepared to pay the charges for such transmission;

b)

non-registered Shareholders by providing sufficient copies of the Meeting Materials to intermediaries and registered nominees in a timely manner, in accordance with National Instrument 54-101 of the Canadian Securities Administrators; and

c)

the respective directors and auditors of Vitran, by delivery in person, by recognized courier service, by pre-paid ordinary or first class mail or, with the consent of the person, by facsimile or electronic transmission, at least twenty-one (21) days prior to the date of the Meeting, excluding the date of sending and the date of the Meeting;

and that compliance with this paragraph shall constitute sufficient notice of the Meeting.

13.        THIS COURT ORDERS that, in the event that Vitran elects to distribute the Meeting Materials, Vitran is hereby directed to distribute the Circular (including the Notice of Application, and this Interim Order), and any other communications or documents determined by Vitran to be necessary or desirable (collectively, the “Court Materials”) to the holders of Vitran Options and Vitran DSUs by any method permitted for notice to Shareholders as set forth in paragraphs 12(a) or 12(b), above, concurrently with the distribution described in paragraph 12 of this Interim Order. Distribution to such persons shall be to their addresses as they appear on the books and records of Vitran or its registrar and transfer agent at the close of business on the Record Date.

14.        THIS COURT ORDERS that accidental failure or omission by Vitran to give notice of the Meeting or to distribute the Meeting Materials or Court Materials to any person entitled by this Interim Order to receive notice, or any failure or omission to give such notice as a result of events beyond the reasonable control of Vitran, or the non-receipt of such notice shall, subject to further order of this Court, not constitute a breach of this Interim Order nor shall it invalidate any resolution passed or proceedings taken at the Meeting. If any such failure or omission is brought to the attention of Vitran, it shall use its best efforts to rectify it by the method and in the time most reasonably practicable in the circumstances.

15.        THIS COURT ORDERS that Vitran is hereby authorized to make such amendments, revisions or supplements to the Meeting Materials and Court Materials, as Vitran may determine in accordance with the terms of the Arrangement Agreement (“Additional Information”), and that notice of such Additional Information may, subject to paragraph 9, above, be distributed by press release, newspaper advertisement, pre-paid ordinary mail, or by the method most reasonably practicable in the circumstances, as Vitran may determine.

16.        THIS COURT ORDERS that distribution of the Meeting Materials and Court Materials pursuant to paragraphs 12 and 13 of this Interim Order shall constitute notice of the Meeting and good and sufficient service of the within Application upon the persons described in paragraphs 12 and 13 and that those persons are bound by any orders made on the within Application. Further, no other form of service of the Meeting Materials or the Court Materials or any portion thereof need be made, or notice given or other material served in respect of these proceedings and/or the Meeting to such persons or to any other persons, except to the extent required by paragraph 9, above.

Solicitation and Revocation of Proxies

17.          THIS COURT ORDERS that Vitran is authorized to use the letter of transmittal and proxies substantially in the form of the drafts accompanying the Circular, with such amendments and additional information as Vitran may determine are necessary or desirable, subject to the terms of the Arrangement Agreement. Vitran is authorized, at its expense, to solicit proxies, directly or through its officers, directors or employees, and through such agents or representatives as they may retain for that purpose, and by mail or such other forms of personal or electronic communication as it may determine. Vitran may waive generally, in its discretion, the time limits set out in the Circular for the deposit or revocation of proxies by Shareholders, if Vitran deems it advisable to do so.

18.          THIS COURT ORDERS that Shareholders shall be entitled to revoke their proxies by completing and signing a proxy bearing a later date and depositing it with Computershare as described in the Circular, or in accordance with section 110(4) of the OBCA (except as the procedures of that section are varied by this paragraph) provided that any instruments in writing delivered pursuant to subsection 110(4)(a) or (b) of the OBCA must be deposited at the registered office of Vitran at any time up to and including the date that is two (2) business days preceding the day of the Meeting, or any adjournment or postponement of the Meeting, at which the proxy is to be used.

Voting

19.          THIS COURT ORDERS that the only persons entitled to vote in person or by proxy on the Arrangement Resolution, or such other business as may be properly brought before the Meeting, shall be those Shareholders who hold Common Shares as of the close of business on the Record Date. Illegible votes, spoiled votes, defective votes and abstentions shall be deemed to be votes not cast. Proxies that are properly signed and dated but which do not contain voting instructions shall be voted in favour of the Arrangement Resolution.

20.        THIS COURT ORDERS that votes shall be taken at the Meeting on the basis of one vote per Common Share and that in order for the Plan of Arrangement to be implemented, subject to further Order of this Court, the Arrangement Resolution must be passed, with or without variation, at the Meeting by:

a)	not less than 66-2/3% of the votes cast on the Arrangement Resolution by Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting; and

b)	not less than a simple majority of the votes cast by Disinterested Shareholders present in person or represented by proxy and entitled to vote on such resolution at the Meeting.

Such votes shall be sufficient to authorize Vitran to do all such acts and things as may be necessary or desirable to give effect to the Arrangement and the Plan of Arrangement on a basis consistent with what is provided for in the Circular without the necessity of any further approval by the Shareholders, subject only to final approval of the Arrangement by this Court.

21.          THIS COURT ORDERS that in respect of matters properly brought before the Meeting pertaining to items of business affecting Vitran (other than in respect of the Arrangement Resolution), each Shareholder is entitled to one vote for each Common Share held.

Dissent Rights

22.          THIS COURT ORDERS that each registered Shareholder shall be entitled to exercise Dissent Rights in connection with the Arrangement Resolution in accordance with section 185 of the OBCA (except as the procedures of that section are varied by this Interim Order and the Plan of Arrangement) provided that, notwithstanding subsection 185(6) of the OBCA, any Shareholder who wishes to dissent must, as a condition precedent thereto, provide written objection to the Arrangement Resolution to Vitran in the form required by section 185 of the OBCA and the Arrangement Agreement, which written objection must be received by Vitran not later than 5:00 p.m. (Toronto time) on the second Business Day preceding the Meeting (or any adjournment or postponement thereof), and must otherwise strictly comply with the requirements of the OBCA. For purposes of these proceedings, the “court” referred to in section 185 of the OBCA means this Court.

23.          THIS COURT ORDERS that any Shareholder who duly exercises such Dissent Rights set out in paragraph 22 above and who:

i)

is ultimately determined to be entitled to be paid fair value for his, her or its Common Shares shall be deemed to have transferred such Common Shares to the Purchaser in accordance with Section 2.2(b) of the Plan of Arrangement to the extent the fair value therefor is paid by Vitran and will not be entitled to any other payment or consideration; or

ii)

is ultimately determined not to be entitled, for any reason, to be paid fair value for his, her or its Common Shares shall be deemed to have participated in the Arrangement on the same basis as a non-dissenting holder of Common Shares and shall receive the Consideration from the Purchaser on the basis determined in accordance with Section 2.2(d) of the Plan of Arrangement, but in no case shall Vitran, the Purchaser or any other person be required to recognize such holders as holders of Common Shares after the Effective Time, and the names of such holders of Common Shares shall be deleted from the registers of holders of Common Shares at the Effective Time.

Hearing of Application for Approval of the Arrangement

24.          THIS COURT ORDERS that upon approval by the Shareholders of the Plan of Arrangement in the manner set forth in this Interim Order, Vitran may apply to this Court for final approval of the Arrangement.

25.          THIS COURT ORDERS that distribution of the Notice of Application, and Interim Order in the Circular, when sent in accordance with paragraphs 12 and 13 shall constitute good and sufficient service of the Notice of Application and this Interim Order and no other form of service need be effected and no other material need be served unless a Notice of Appearance is served in accordance with paragraph 26.

26.          THIS COURT ORDERS that any Notice of Appearance served in response to the Notice of Application shall be served on the solicitors for Vitran, with a copy to counsel for the

Purchaser, as soon as reasonably practicable, and, in any event, no less than five (5) days before the hearing of this Application at the following addresses:

McMillan LLP

Attn: Brett Harrison

Brookfield Place, Suite 4400

Bay Wellington Tower

181 Bay Street

Toronto, ON M5J 2T3

Lawyers for Vitran Corporation Inc.

Heenan Blaikie LLP

Attn: George Karayannides and Mark Hines

Bay Adelaide Centre

P.O. Box 2900

333 Bay Street, Suite 2900

Toronto, Ontario M5H 2T4

Lawyers for the Purchaser

27.          THIS COURT ORDERS that, subject to further order of this Court, the only persons entitled to appear and be heard at the hearing of the within application shall be:

i)	Vitran;

ii)	the Purchaser and TransForce; and

iii)	any person who has filed a Notice of Appearance herein in accordance with this Interim Order and the Rules of Civil Procedure.

28.          THIS COURT ORDERS that any materials to be filed in support of the within Application for final approval of the Arrangement may be filed up to one (1) day prior to the hearing of the Application without further order of this Court.

29.          THIS COURT ORDERS that in the event the within Application for final approval does not proceed on the date set forth in the Notice of Application, and is adjourned, only those persons who served and filed a Notice of Appearance in accordance with paragraph 26 shall be entitled to be given notice of the adjourned date.

Precedence

30.      THIS COURT ORDERS that, to the extent of any inconsistency or discrepancy between this Interim Order and the terms of any instrument creating, governing or collateral to the Common Shares, Vitran Options or Vitran DSUs or the articles or by-laws of Vitran, this Interim Order shall govern.

Extra-Territorial Assistance

31.      THIS COURT seeks and requests the aid and recognition of any court or any judicial, regulatory or administrative body in any province of Canada and any judicial, regulatory or administrative tribunal or other court constituted pursuant to the Parliament of Canada or the legislature of any province and any court or any judicial, regulatory or administrative body of the United States of America or other country to act in aid of and to assist this Court in carrying out the terms of this Interim Order.

Variance

32.      THIS COURT ORDERS that Vitran shall be entitled to seek leave to vary this Interim Order upon such terms and upon the giving of such notice as this Court may direct.

IN THE MATTER OF AN APPLICATION BY VITRAN CORPORATION INC. UNDER SECTION 182 OF THE BUSINESS CORPORATIONS ACT (ONTARIO), R.S.O. 1990, Ch. B.16, AS AMENDED

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF VITRAN CORPORATION INC.

INVOLVING ITS SHAREHOLDERS AND 2400520 ONTARIO INC.

Court File No. CV-14-10423-00CL

ONTARIO SUPERIOR COURT OF JUSTICE Proceeding commenced at Toronto

INTERIM ORDER

MCMILLAN LLP Brookfield Place 181 Bay Street, Suite 4400 Toronto, ON, M5J 2T3 Brett Harrison LSUC#: 44336A Tel: 416-865-7932 Fax: 416-865-7048 Lawyers for Vitran Corporation Inc.

APPENDIX “E”

SECTION 185 OF THE OBCA

Rights of dissenting shareholders

185.(1) Subject to subsection (3) and to sections 186 and 248, if a corporation resolves to,

(a)	amend its articles under section 168 to add, remove or change restrictions on the issue, transfer or ownership of shares of a class or series of the shares of the corporation;

(b)	amend its articles under section 168 to add, remove or change any restriction upon the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;

(c)	amalgamate with another corporation under sections 175 and 176;

(d)	be continued under the laws of another jurisdiction under section 181; or

(e)	sell, lease or exchange all or substantially all its property under subsection 184 (3),

a holder of shares of any class or series entitled to vote on the resolution may dissent.

Idem

(2) If a corporation resolves to amend its articles in a manner referred to in subsection 170 (1), a holder of shares of any class or series entitled to vote on the amendment under section 168 or 170 may dissent, except in respect of an amendment referred to in,

(a)	clause 170 (1) (a), (b) or (e) where the articles provide that the holders of shares of such class or series are not entitled to dissent; or

(b)	subsection 170 (5) or (6).

One class of shares

(2.1) The right to dissent described in subsection (2) applies even if there is only one class of shares.

Exception

(3) A shareholder of a corporation incorporated before the 29th day of July, 1983 is not entitled to dissent under this section in respect of an amendment of the articles of the corporation to the extent that the amendment,

(a)	amends the express terms of any provision of the articles of the corporation to conform to the terms of the provision as deemed to be amended by section 277; or

(b)	deletes from the articles of the corporation all of the objects of the corporation set out in its articles, provided that the deletion is made by the 29th day of July, 1986.

Shareholder’s right to be paid fair value

(4) In addition to any other right the shareholder may have, but subject to subsection (30), a shareholder who complies with this section is entitled, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares held by the shareholder in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted.

No partial dissent

(5) A dissenting shareholder may only claim under this section with respect to all the shares of a class held by the dissenting shareholder on behalf of any one beneficial owner and registered in the name of the dissenting shareholder.

Objection

(6) A dissenting shareholder shall send to the corporation, at or before any meeting of shareholders at which a resolution referred to in subsection (1) or (2) is to be voted on, a written objection to the resolution, unless the corporation did not give notice to the shareholder of the purpose of the meeting or of the shareholder’s right to dissent.

Idem

(7) The execution or exercise of a proxy does not constitute a written objection for purposes of subsection (6).

Notice of adoption of resolution

(8) The corporation shall, within ten days after the shareholders adopt the resolution, send to each shareholder who has filed the objection referred to in subsection (6) notice that the resolution has been adopted, but such notice is not required to be sent to any shareholder who voted for the resolution or who has withdrawn the objection.

Idem

(9) A notice sent under subsection (8) shall set out the rights of the dissenting shareholder and the procedures to be followed to exercise those rights.

Demand for payment of fair value

(10) A dissenting shareholder entitled to receive notice under subsection (8) shall, within twenty days after receiving such notice, or, if the shareholder does not receive such notice, within twenty days after learning that the resolution has been adopted, send to the corporation a written notice containing,

(a)	the shareholder’s name and address;

(b)	the number and class of shares in respect of which the shareholder dissents; and

(c)	a demand for payment of the fair value of such shares.

Certificates to be sent in

(11) Not later than the thirtieth day after the sending of a notice under subsection (10), a dissenting shareholder shall send the certificates representing the shares in respect of which the shareholder dissents to the corporation or its transfer agent.

Idem

(12) A dissenting shareholder who fails to comply with subsections (6), (10) and (11) has no right to make a claim under this section.

Endorsement on certificate

(13) A corporation or its transfer agent shall endorse on any share certificate received under subsection (11) a notice that the holder is a dissenting shareholder under this section and shall return forthwith the share certificates to the dissenting shareholder.

Rights of dissenting shareholder

(14) On sending a notice under subsection (10), a dissenting shareholder ceases to have any rights as a shareholder other than the right to be paid the fair value of the shares as determined under this section except where,

(a)	the dissenting shareholder withdraws notice before the corporation makes an offer under subsection (15);

(b)	the corporation fails to make an offer in accordance with subsection (15) and the dissenting shareholder withdraws notice; or

(c)	the directors revoke a resolution to amend the articles under subsection 168 (3), terminate an amalgamation agreement under subsection 176 (5) or an application for continuance under subsection 181 (5), or abandon a sale, lease or exchange under subsection 184 (8), in which case the dissenting shareholder’s rights are reinstated as of the date the dissenting shareholder sent the notice referred to in subsection (10), and the dissenting shareholder is entitled, upon presentation and surrender to the corporation or its transfer agent of any certificate representing the shares that has been endorsed in accordance with subsection (13), to be issued a new certificate representing the same number of shares as the certificate so presented, without payment of any fee.

Offer to pay

(15) A corporation shall, not later than seven days after the later of the day on which the action approved by the resolution is effective or the day the corporation received the notice referred to in subsection (10), send to each dissenting shareholder who has sent such notice,

(a)	a written offer to pay for the dissenting shareholder’s shares in an amount considered by the directors of the corporation to be the fair value thereof, accompanied by a statement showing how the fair value was determined; or

(b)	if subsection (30) applies, a notification that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(16) Every offer made under subsection (15) for shares of the same class or series shall be on the same terms.

Idem

(17) Subject to subsection (30), a corporation shall pay for the shares of a dissenting shareholder within ten days after an offer made under subsection (15) has been accepted, but any such offer lapses if the corporation does not receive an acceptance thereof within thirty days after the offer has been made.

Application to court to fix fair value

(18) Where a corporation fails to make an offer under subsection (15) or if a dissenting shareholder fails to accept an offer, the corporation may, within fifty days after the action approved by the resolution is effective or within such further period as the court may allow, apply to the court to fix a fair value for the shares of any dissenting shareholder.

Idem

(19) If a corporation fails to apply to the court under subsection (18), a dissenting shareholder may apply to the court for the same purpose within a further period of twenty days or within such further period as the court may allow.

Idem

(20) A dissenting shareholder is not required to give security for costs in an application made under subsection (18) or (19).

Costs

(21) If a corporation fails to comply with subsection (15), then the costs of a shareholder application under subsection (19) are to be borne by the corporation unless the court otherwise orders.

Notice to shareholders

(22) Before making application to the court under subsection (18) or not later than seven days after receiving notice of an application to the court under subsection (19), as the case may be, a corporation shall give notice to each dissenting shareholder who, at the date upon which the notice is given,

(a)	has sent to the corporation the notice referred to in subsection (10); and

(b)	has not accepted an offer made by the corporation under subsection (15), if such an offer was made,

of the date, place and consequences of the application and of the dissenting shareholder’s right to appear and be heard in person or by counsel, and a similar notice shall be given to each dissenting shareholder who, after the date of such first mentioned notice and before termination of the proceedings commenced by the application, satisfies the conditions set out in clauses (a) and (b) within three days after the dissenting shareholder satisfies such conditions.

Parties joined

(23) All dissenting shareholders who satisfy the conditions set out in clauses (22)(a) and (b) shall be deemed to be joined as parties to an application under subsection (18) or (19) on the later of the date upon which the application is brought and the date upon which they satisfy the conditions, and shall be bound by the decision rendered by the court in the proceedings commenced by the application.

Idem

(24) Upon an application to the court under subsection (18) or (19), the court may determine whether any other person is a dissenting shareholder who should be joined as a party, and the court shall fix a fair value for the shares of all dissenting shareholders.

Appraisers

(25) The court may in its discretion appoint one or more appraisers to assist the court to fix a fair value for the shares of the dissenting shareholders.

Final order

(26) The final order of the court in the proceedings commenced by an application under subsection (18) or (19) shall be rendered against the corporation and in favour of each dissenting shareholder who, whether before or after the date of the order, complies with the conditions set out in clauses (22) (a) and (b).

Interest

(27) The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Where corporation unable to pay

(28) Where subsection (30) applies, the corporation shall, within ten days after the pronouncement of an order under subsection (26), notify each dissenting shareholder that it is unable lawfully to pay dissenting shareholders for their shares.

Idem

(29) Where subsection (30) applies, a dissenting shareholder, by written notice sent to the corporation within thirty days after receiving a notice under subsection (28), may,

(a)	withdraw a notice of dissent, in which case the corporation is deemed to consent to the withdrawal and the shareholder’s full rights are reinstated; or

(b)	retain a status as a claimant against the corporation, to be paid as soon as the corporation is lawfully able to do so or, in a liquidation, to be ranked subordinate to the rights of creditors of the corporation but in priority to its shareholders.

Idem

(30) A corporation shall not make a payment to a dissenting shareholder under this section if there are reasonable grounds for believing that,

(a)	the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or

(b)	the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Court order

(31) Upon application by a corporation that proposes to take any of the actions referred to in subsection (1) or (2), the court may, if satisfied that the proposed action is not in all the circumstances one that should give rise to the rights arising under subsection (4), by order declare that those rights will not arise upon the taking of the proposed action, and the order may be subject to compliance upon such terms and conditions as the court thinks fit and, if the corporation is an offering corporation, notice of any such application and a copy of any order made by the court upon such application shall be served upon the Commission.

Commission may appear

(32) The Commission may appoint counsel to assist the court upon the hearing of an application under subsection (31), if the corporation is an offering corporation.

The Instructions accompanying the Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

LETTER OF TRANSMITTAL

FOR COMMON SHARES OF

VITRAN CORPORATION INC.

This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany certificates for common shares (the “Common Shares”) of Vitran Corporation Inc. (the “Company”) deposited in connection with the proposed arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) (“OBCA”) involving the Company and 2400520 Ontario Inc. (the “Purchaser”), an indirect wholly-owned subsidiary of TransForce Inc., that is being submitted for approval at the special meeting of the holders of the common shares (“Shareholders”) to be held on March 5, 2014 or any adjournment(s) or postponement(s) thereof (the “Meeting”) as described in a management information circular dated February 3, 2014 (the “Circular”). Shareholders are referred to the notice of meeting of Shareholders and the Circular accompanying this Letter of Transmittal. The terms and conditions of the Arrangement are incorporated by reference in this Letter of Transmittal and capitalized terms used but not defined herein have the meaning set out in the Circular. You are encouraged to carefully review the Circular in its entirety.

Pursuant to the terms of the Arrangement, among other steps, the Purchaser will acquire all of the issued and outstanding Common Shares, other than Common Shares held by the Purchaser or any Affiliate of the Purchaser, for consideration of US$6.50 in cash (the “Consideration’’) for each Common Share.

Registered Shareholders who do not forward to the Depositary a duly completed Letter of Transmittal, together with the certificate(s) representing their Common Shares and the other relevant documents, will not receive the Consideration to which they are otherwise entitled until deposit thereof is made. Whether or not Shareholders forward their certificate(s) upon the completion of the Plan of Arrangement on the Effective Date, Shareholders will cease to be holders of Common Shares as of the Effective Date and will only be entitled to receive the Consideration to which they are entitled under the Arrangement or, in the case of Registered Shareholders who properly exercise Dissent Rights, the right to receive fair value for their Common Shares in accordance with section 185 of the OBCA, as modified by the Plan of Arrangement and the Interim Order. See the section entitled “The Arrangement – Dissent Rights” in the Circular.

If you are a Non-Registered Shareholder holding your Common Shares through an intermediary, you should carefully follow the instructions provided to you by such intermediary or contact your intermediary for assistance.

Any certificate formerly representing Common Shares not duly surrendered on or before the sixth anniversary of the Effective Date shall cease to represent a claim by, or interest of, any former holder of Common Shares of any kind or nature against, or in, the Company or the Purchaser. On such date, all cash to which such former holder was entitled shall be deemed to have been surrendered to the Purchaser, and shall be paid over by the relevant Depositary to the Purchaser or as directed by the Purchaser.

TO:	VITRAN CORPORATION INC.
AND TO:	2400520 ONTARIO INC.
AND TO:	COMPUTERSHARE INVESTOR SERVICES INC., at its offices set out herein.

In connection with the Arrangement being considered for approval at the Meeting, the undersigned delivers to you the enclosed certificate(s) for Common Shares to be sold for the Consideration pursuant to and in accordance with the Arrangement. The following are the details of the enclosed certificate(s):

Certificate Number(s)	Name and Address in which Common Shares are Registered	Number of Common Shares Deposited

The undersigned transmits herewith the certificate(s) described above for cancellation upon the Arrangement becoming effective. The undersigned acknowledges receipt of the Circular and represents and warrants that the undersigned has good and sufficient authority to deposit, sell and transfer the Common Shares represented by the enclosed certificate(s) (the “Deposited Shares”). The undersigned further acknowledges that at the Effective Time, the Purchaser will acquire good title to the Deposited Shares, free from all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges, claims or rights of third parties of any kind, including, without limitation, any option, agreement, right of first refusal or right of first offer or limitation on voting rights. The undersigned further acknowledges that at the Effective Time, all of the right, title and interest of the undersigned in and to the Deposited Shares and in and to any and all dividends, distributions, payments, securities, rights, warrants, assets or other interests (collectively, “Distributions”) which may be declared, paid, accrued, issued, distributed, made or transferred on or in respect of the Deposited Shares or any of them as and from the Effective Date, shall have been assigned to the Purchaser. If, notwithstanding such assignment, any Distributions are received by or made payable to or to the order of the undersigned, then (i) in the case of any such cash Distribution that does not exceed the cash purchase price per Common Share, the consideration payable per Common Share pursuant to the Arrangement will be reduced by the amount of any such dividend or Distribution received in respect of that Common Share, and (ii) in the case of any such cash Distribution in an amount that exceeds the cash purchase price per Common Share in respect of which the Distribution is made, or in the case of any other Distribution, the undersigned shall promptly pay or deliver the whole of any such Distribution to the Depositary for the account of the Purchaser, together with appropriate documentation of transfer.

The undersigned irrevocably constitutes and appoints the Purchaser and any other person designated by the Purchaser in writing, the true and lawful agent, attorney and attorney-in-fact of the undersigned with respect to the Deposited Shares purchased in connection with the Arrangement with full power of substitution (such power of attorney, being coupled with an interest, being irrevocable) to, in the name of and on behalf of the undersigned, (a) register or record the transfer of such Deposited Shares consisting of securities on the registers of Company; and (b) execute and negotiate any cheques or other instruments representing any such distribution payable to or to the order of the undersigned, in each case conditional on and contemporaneously with the completion of the Arrangement.

The undersigned revokes any and all other authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the Deposited Shares or any distributions other than as set out in this Letter of Transmittal and in any proxy granted for use at the Meeting. Other than in connection with the Meeting, no subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the Deposited Shares or any Distributions by or on behalf of the undersigned, unless the Deposited Shares are not taken up and paid for in connection with the Arrangement.

The undersigned covenants and agrees to execute all such documents, transfers and other assurances as may be necessary or desirable to convey the Deposited Shares and distributions effectively to the Purchaser.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal may be exercised during any subsequent legal incapacity of the undersigned and all obligations of the undersigned in this Letter of Transmittal shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned instructs the Purchaser and the Depositary, upon the Arrangement becoming effective, to mail the cheque representing the Consideration the undersigned is entitled to pursuant to the Arrangement by first class mail, postage prepaid, or to hold such cheques for pick-up, in accordance with the instructions given below. Should the Arrangement not proceed for any reason, the deposited certificates and other relevant documents shall be returned in accordance with the instructions in the preceding sentence.

By reason of the use by the undersigned of an English language form of Letter of Transmittal, the undersigned shall be deemed to have required that any contract evidenced by the Arrangement as accepted through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’usage d ‘une lettre d ‘envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont presumes d’avoir requis que tout contrat attesté par /l’arrangement et son acceptation par cette lettre d’envoi, de méme que tous les documents qui s’y rapportent, soient redigés exclusivement en langue anglaise.

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BOX A ISSUE CHEQUE IN NAME OF: (please print):
(Name)
(Street Address and Number)

(City and Province or State)
(Country and Postal (Zip) Code)
(Telephone – Business Hours)
(Tax Identification, Social Insurance Number or Social Security No.)
(Country of Residence)

BOX B SEND CHEQUE (Unless Block “D” is checked) TO: ☐ Same address as in Box “A” (check box) or to:
(Name)

(Street Address and Number)

(City and Province or State)
(Country and Postal (Zip) Code)

BOX C

STATUS AS UNITED STATES HOLDER

Indicate whether you are a United States (“U.S.”) Shareholder (as defined below) or are acting on behalf of a U.S. Shareholder:

☐     The owner signing on page 3 represents that it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

☐     The owner signing on page 3 is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

U.S. Shareholders must provide their Taxpayer Identification number (“TIN”)

A “U.S. Shareholder” is any Shareholder that is either (A) providing an address in Box “A” or Box “B” that is located within the United States or any territory or possession thereof, or (B) a U.S. person for United States federal income tax purposes (as defined in Instruction 7, below)

If you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder then in order to avoid backup withholding you must complete and submit to the Depositary the Form W-9 included below or Form W-8, depending on whether you are a U.S. person (as defined in Instruction 7), or otherwise provide evidence that you are exempt from backup withholding (See “Instructions – Form W-9 – U.S. Shareholders” below). If you require a Form W-8, please contact the Depositary or obtain the applicable Form W-8 at www.irs.gov.

BOX D ☐ HOLD CHEQUE FOR PICK-UP AT THE OFFICE OF THE DEPOSITARY WHERE THIS LETTER OF TRANSMITTAL IS DEPOSITED (check box)

BOX E Signature guaranteed by (If required under Instruction 3):
Authorized Signature
Name of Guarantor (please print or type)
Address (please print or type)

BOX F (to be completed by all holders)
Dated:

Signature of Shareholder or Authorized Representative (see Instruction 4)
Name of Shareholder (please print or type)
Name of Authorized Representative (please print or type, if applicable) (please print or type)

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INSTRUCTIONS

1.	Use of Letter of Transmittal

The method used to deliver this Letter of Transmittal and any accompanying certificates representing Common Shares is at the option and risk of the holder, and delivery will be deemed effective only when such documents are actually received. The Purchaser recommends that the necessary documentation be hand delivered to the Depositary at any of its offices specified below, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose Common Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those Common Shares.

2.	Signatures

This Letter of Transmittal must be filled in and signed by the holder of Common Shares described above or by such holder’s duly authorized representative (in accordance with Instruction 4).

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the names(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign the Letter of Transmittal.

(b)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in Instruction 3 below.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the Deposited Shares, or if Deposited Shares not purchased are to be returned to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the registers of the Company, or if the payment is to be issued in the name of a person other than the registered owner of the Deposited Shares, such signature must be guaranteed by an Eligible Institution (as defined below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada and the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. Either the Purchaser or the Depositary, at its discretion, may require additional evidence of authority or additional documentation.

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5.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for Deposited Shares, additional certificate numbers and number of Deposited Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If Deposited Shares are registered in different forms (e.g. “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits will be accepted.

(d)	The Arrangement and any agreement in connection with the Arrangement will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(e)	Additional copies of the Circular and this Letter of Transmittal may be obtained from the Depositary at any of its respective offices at the addresses listed below.

6.	Lost Certificates

If a share certificate has been lost, stolen or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded together with a letter describing the loss to the Depositary. The Depositary will respond with the replacement requirements. Address such a letter to the Depositary at the address set out on the last page hereof.

7.	Form W-9 – U.S. Shareholders

Circular 230 Disclosure. Any discussion of tax matters set forth in this Letter of Transmittal was written to support the promotion or marketing of the Arrangement and other matters addressed herein and is not intended or written to be used, and cannot be used by any taxpayer, for the purpose of avoiding tax-related penalties under the Code. Each taxpayer should seek advice based on its particular circumstances from an independent tax advisor.

The summary of United States federal income tax issues contained in this Letter of Transmittal is limited to the United States federal income tax issues addressed herein. Additional issues may exist that are not addressed in this summary and that could affect the U.S. federal income tax treatment of the matters addressed herein.

Under current U.S. federal income tax law, a U.S. Shareholder (as defined in Box C) who receives Consideration in exchange for Common Shares may be subject to backup withholding on all reportable payments received pursuant to the exchange at the rate of 28%. To prevent backup withholding, each U.S. Shareholder that is a U.S. person, as defined below, must provide the Depositary with its correct taxpayer identification number or “TIN” (an employer identification number or, for an individual, a social security number) by completing the enclosed Form W-9 in accordance with the instructions attached thereto, or otherwise establish an exemption from backup withholding. The Form W-9 requires each U.S. Shareholder that is a U.S. person to certify under penalties of perjury: (1) that the TIN provided is correct (or that such U.S. Shareholder is awaiting a TIN); (2) that (i) the U.S. Shareholder is exempt from backup withholding; (ii) the U.S. Shareholder has not been notified by the U.S. Internal Revenue Service (“IRS”) that it is subject to backup withholding as a result of a failure to report all interest or dividends; or (iii) the IRS has notified the U.S. Shareholder that it is no longer subject to backup withholding; and (3) that the U.S. Shareholder is a U.S. citizen or other U.S. person. A U.S. person is: (1) an individual who is a U.S. citizen or U.S. resident; (2) a partnership or corporation (or entity classified as a corporation or partnership for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States, any state in the United States or the District of Columbia; (3) an estate if the income of such estate is subject to U.S. federal income tax regardless of the source of such income or (4) a trust if (i) such trust was in existence on August 20, 1996, and has validly elected to be treated as a U.S. person for United States federal income tax purposes or (ii) a United States court is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of such trust. Alternatively, a U.S. Shareholder can prevent backup withholding by otherwise providing a basis for an exemption from backup withholding.

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A U.S. person who does not provide the Depositary with the U.S. person’s correct TIN, may be subject to penalties imposed by the IRS. Backup withholding is not an additional U.S. federal income tax. Rather, if the required information is furnished to the IRS in a timely manner, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained by the U.S. Shareholder from the IRS.

Certain exempt U.S. Shareholders are not subject to these backup withholding requirements. To prevent possible erroneous backup withholding, an exempt U.S. Shareholder must enter its name and tax classification on Form W-9 and check the appropriate box for “Exempt Payee” and sign and date the form.

A U.S. Shareholder that is not a U.S. person may qualify for exemption from backup withholding by submitting a properly completed applicable Form W-8, signed under penalties of perjury, certifying such person’s status as a non-U.S. person. The applicable Form W-8 can be obtained from the IRS electronically through its website at www.irs.gov or from the Depositary. Non-U.S. persons are urged to consult their tax advisors about their qualification for exemption from backup withholding and the procedure for obtaining such exemption.

If a U.S. Shareholder does not have a TIN, such U.S. Shareholder should: (i) write “Applied For” in the space for the TIN in Part 1 of the Form W-9 and (ii) sign and date the enclosed Form W-9. The Depositary will withhold on all payments made prior to the time a properly certified TIN is provided to it. A U.S. Shareholder who writes “Applied For” in Part 1 of the Form W-9 should furnish the Depositary with such U.S. Shareholder’s TIN as soon as it is received.

A U.S. SHAREHOLDER WHO FAILS TO PROPERLY COMPLETE THE FORM W-9 OR THE APPLICABLE FORM W-8 AS SET OUT IN THIS LETTER OF TRANSMITTAL MAY BE SUBJECT TO BACKUP WITHHOLDING AT THE RATE OF 28% AND MAY BE SUBJECT TO PENALTIES.

SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO (A) THE APPLICABILITY OF THE BACKUP WITHHOLDING REQUIREMENTS TO THEM AND (B) THE PROPER COMPLETION OF THE FORM W-9, OR THE APPLICABLE FORM W-8.

8.	Privacy Notice

Computershare Investor Services Inc. (“Computershare”) is committed to protecting your personal information. In the course of providing services to you and Computershare’s corporate clients, Computershare receives non-public personal information about you – from transactions Computershare performs for you, forms you send Computershare, other communications Computershare has with you or your representatives, etc. This information could include your name, address, social insurance number, securities holdings and other financial information. Computershare uses this to administer your account, to better serve your and Computershare’s clients’ needs and for other lawful purposes relating to Computershare’s services. Computershare has prepared a Privacy Code to tell you more about Computershare’s information practices and how your privacy is protected. It is available at Computershare’s website, computershare.com, or by writing Computershare at 100 University Avenue, Toronto, Ontario, M5J 2Y1. Computershare will use the information you are providing on this form in order to process your request and will treat your signature(s) on this form as your consent to the above.

9.	Representations

The representations made by the Shareholder in this Letter of Transmittal will survive the Effective Time.

6

Form W-9 (Rev. August 2013) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give Form to the requester. Do not send to the IRS.

Print or type See Specific Instructions on page 2.	Name (as shown on your income tax return)
Business name/disregarded entity name, if different from above
	Check appropriate box for federal tax classification:									Exemptions (see instructions): Exempt payee code (if any) Exemption from FATCA reporting code (if any)
	☐Individual/sole proprietor	☐	C Corporation	☐	S Corporation	☐	Partnership	☐	Trust/estate
☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership) ▶
☐ Other (see instructions) ▶
	Address (number, street, and apt. or suite no.)						Requester’s name and address (optional)
City, state, and ZIP code
List account number(s) here (optional)

Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.

Social security number
	–	–

Employer identification number
–

Part II	Certification

Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.	I am a U.S. citizen or other U.S. person (defined below), and

4.	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 3.

Sign Here	Signature of U.S. person ▶	Date ▶

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. The IRS has created a page on IRS.gov for information about Form W-9, at www.irs.gov/w9. Information about any future developments affecting Form W-9 (such as legislation enacted after we release it) will be posted on that page.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, payments made to you in settlement of payment card and third party network transactions, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a

U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income, and

4. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting, is correct.

Note. If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

— An individual who is a U.S. citizen or U.S. resident alien,

— A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

— An estate (other than a foreign estate), or

— A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax under section 1446 on any foreign partners’ share of effectively connected taxable income from such business. Further, in certain cases where a Form W-9 has not been received, the rules under section 1446 require a partnership to presume that a partner is a foreign person, and pay the section 1446 withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid section 1446 withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 8-2013)

Form W-9 (Rev. 8-2013)	Page 2

In the cases below, the following person trust give Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States:

— In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the entity,

— In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the trust, and

— In the case of a U.S. trust (other than a grantor trust), the U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person, do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. low, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying an this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See Exempt payee code on page 3 and the separate Instructions for the Requester of Form W-9 for more information.

Also see Special rules for partnerships on page 1.

What is FATCA reporting? The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all United States account holders that are specified United States persons. Certain payees are exempt from FATCA reporting. See Exemption from FATCA reporting code on page 3 and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TlN changes for the account, for example if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you rail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TlNs. If the requester discloses or uses TlNs in violation of federal law, the requester may be subject to civil and criminal penalties.

Form W-9 (Rev. 8-2013)	Page 3

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. For U.S. federal tax purposes, an entity that is disregarded as an entity separate from its owner is treated as a “disregarded entity.” See Regulation section 301.7701-2(c)(2)(iii). Enter the owner’s name on the “Name” line. The name of entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Note. Check the appropriate box for the U.S. federal tax classification of the person whose name is entered on the “Name” line (individual /sold proprietor, Partnership, C Corporation, S Corporation, Trust /estate).

Limited liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the U.S. federal tax classification in the space provided. If you are an LLC that is treated as a partnership for U.S. federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation, as appropriate. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for U.S. federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Other entities. Enter your business name as shown on required U.S. federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity . You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the Exemptions box, any code(s) that may apply to you. See Exempt payee code and Exemption from FATCA reporting code on page 3.

Exempt payee code. Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends. Corporations are not exempt from backup withholding for payments made in settlement of payment card or third party network transactions.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following codes identify payees that are exempt from backup withholding:

1–An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2)

2–The United States or any of its agencies or instrumentalities

3–A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

4–A foreign government or any of its political subdivisions, agencies, or instrumentalities

5–A corporation

6–A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States

7–A futures commission merchant registered with the Commodity Futures Trading Commission

8–A real estate investment trust

9–An entity registered at all times during the tax year under the Investment Company Act of 1940

10–A common trust fund operated by a bank under section 584(a)

11–A financial institution

12–A middleman known in the investment community as a nominee or custodian

13–A trust exempt from tax under section 664 or described in section 4947

Form W-9 (Rev. 8-2013)	Page 4

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
Interest and dividend payments	All exempt payees except for 7
Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 4
Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5[2]
Payments made in settlement of payment card or third party network transactions	Exempt payees 1 through 4

[1]	See Form 1099-MISC, Miscellaneous Income, and its instructions.

[2]	However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys[1] fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements.

A–An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37)

B–The United States or any of its agencies or instrumentalities

C–A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities

D–A corporation the stock of which is regularly traded on one or more established securities markets, as described in Reg. section 1.1472-1(c)(1)(i)

E–A corporation that is a member of the same expanded affiliated group as a corporation described in Reg. section 1.1472-1(c)(1)(i)

F–A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state

G–A real estate investment trust

H–A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940

I–A common trust fund as defined in section 584(a)

J–A bank as defined in section 581

K–A broker

L–A trust exempt from tax under section 664 or described in section 4947(a)(1)

M–A tax exempt trust under a section 403(b) plan or section 457(g) plan

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM

(1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution. A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 8-2013)	Page 5

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1, 4, or 5 below indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt payee code earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

	For this type of account:	Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account [1]
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor [2]
4.	a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee [1]
	b. So-called trust account that is not a legal or valid trust under state law	The actual owner [1]
5.	Sole proprietorship or disregarded entity owned by an individual	The owner [3]
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor*
	For this type of account:	Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity [4]
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

[1]	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

[2]	Circle the minor’s name and furnish the minor’s SSN.

[3]	You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4]	List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*Note.	Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identify theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

—	Protect your SSN,

—	Ensure your employer is protecting your SSN, and

Form W-9 (Rev. 8-2013)	Page 6

—	Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS dose not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.govlidtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identify theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the Information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

The Depository for the Arrangement is:

COMPUTERSHARE INVESTOR SERVICES INC.

By Mail

P.O. Box 7021

31 Adelaide St E

Toronto, ON

M5C 3H2

Attention: Corporate Actions

By Registered Mail, Hand or Courier

100 University Avenue

8th Floor

Toronto, ON

M5J 2Y1

Attention: Corporate Actions

Toll Free (North America): 1-800-564-6253

Overseas: 1-514-982-7555

E-Mail: corporateactions@computershare.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at the telephone number and locations set out above. Shareholders may also contact their broker, investment dealer, bank, trust company or other nominee for assistance concerning tile Arrangement.

– . –

Fold

Form of Proxy - Special Meeting to be held on March 5, 2014

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.     Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.     If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you must sign this proxy with signing capacity stated, and you may be required to provide documentation evidencing your power to sign this proxy.

3.     This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.     If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.     The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted “FOR” each matter.

6.     The securities represented by this proxy will be voted in favour or withheld from voting or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.     This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting or other matters that may properly come before the meeting or any adjournment or postponement thereof.

8.     This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 am, Eastern Time, on March 3, 2014.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER    123456789012345

010J8A	CPUQC01.E.INT/000001/i1234

Appointment of Proxyholder

I/We, being holder(s) of common shares of Vitran Corporation Inc.

(the “Company”) hereby appoint: William S. Deluce, the Interim

President and Chief Executive Officer of the Company, or failing this person, Richard D. McGraw, a director of the Company

OR	Print the name of the person you are
appointing if this person is someone
other than the Management Nominees
listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of VITRAN CORPORATION INC. to be held at McMillan LLP, 181 Bay Street, Suite 4400, Toronto, Ontario on March 5, 2014 at 10:00 a.m., Eastern Time, and at any adjournment or postponement thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

	For	Against	Abstain
1. Plan of Arrangement
Special resolution, the full text of which is set forth in Appendix “A” to the accompanying management information circular of the Company dated February 3, 2014 (the “Information Circular”), to approve an arrangement (the “Arrangement”) under section 182 of the Business Corporations Act (Ontario) whereby, among other things, 2400520 Ontario Inc. (the “Purchaser”), an indirect wholly-owned subsidiary of TransForce Inc., will acquire all of the issued and outstanding common shares of the Company, other than common shares of the Company held by the Purchaser and any affiliate of the Purchaser, for consideration of USD$6.50 in cash for each common share of the Company, all as more particularly described in the Information Circular.	☐	☐	☐	– . – Fold
	For	Against	Abstain
2. Advisory Vote on Compensation of Named Executive Officers
Advisory resolution to approve the compensation that may become payable to the Company’s named executive officers in connection with the completion of the Arrangement as disclosed in the Information Circular.	☐	☐	☐

– . –

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Signature(s)	Date

Authorized Signature(s) – This section must be completed for your instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

DD / MM/ YY